UNITED STATES
SECURITIES EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to §240.14a-12
GENERAL FINANCE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐     No fee required.
☑     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of Mobile Office Acquisition Corp.

2)	Aggregate number of securities to which transaction applies:

Acquisition of all outstanding common stock of Mobile Office Acquisition Corp.

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$48 million (Holders of Mobile Office Acquisition Corp. common stock will receive an aggregate of (1) up to $21.5 million in cash, (2) 4,000,000 shares of common stock of General Finance Corporation valued at an aggregate of $25 million as of July 31, 2008 and (3) a subordinated promissory note in the amount of $1.5 million)

4)	Proposed maximum aggregate value of transaction:

$48 million

5)	Total fee paid:

$1,866.40

☐     Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1)	Amount Previously Paid: $5,189.66

2)	Form, Schedule or Registration Statement No.: Preliminary Proxy Statement (PREM 14A)

3)	Filing Party: General Finance Corporation

4)	Date Filed: October 20, 2006

39 East Union Street
Pasadena, California 91103

To the Stockholders of General Finance Corporation:

You are cordially invited to attend a special meeting of our stockholders to be held at 9:00 a.m., local time, on September 30, 2008, at the offices of General Finance Corporation, or General Finance, located at 39 East Union Street, Pasadena, California 91103.

At the special meeting, you will be asked to consider and vote upon our proposed acquisition of Mobile Office Acquisition Corp., or MOAC, and its wholly-owned subsidiary Pac-Van, Inc. and the issuance of 4,000,000 shares of restricted General Finance common stock, or the Shares, in connection with the acquisition. Pac-Van, Inc. leases and sells modular buildings, mobile offices and storage containers in 31 states across the United States. MOAC and Pac-Van, Inc. are referred to collectively in this proxy as Pac-Van.

At the closing of the acquisition, we will acquire MOAC through a merger, or Merger, of MOAC into our wholly-owned subsidiary, GFN North America Corp., or GFNA. The purchase price for the MOAC shares will be approximately $158.8 million, which will consist of up to $21.5 million in cash, a $1.5 million senior subordinated note of GFNA, or the Note, $30 million in Shares, which are valued at $7.50 per share for the purposes of the acquisition, and the assumption of indebtedness. The amount of cash paid for the MOAC shares will depend on the amount of indebtedness assumed, but will not exceed $21.5 million in any event. The indebtedness to be assumed consists of outstanding principal as of June 30, 2008 under Pac-Van’s existing senior secured credit facility of approximately $80.4 million and a senior subordinated secured note, or the Subordinated Debt, of approximately $25 million. The actual amount of indebtedness outstanding as of the closing of the Merger will be different, but will in no event exceed $86 million of principal under the senior secured credit facility and $25 million of original principal under the Subordinated Debt. For more information about the Merger consideration, see the “Agreement and Plan of Merger — Merger Consideration” beginning on page 45. As a result of the Merger, Pac-Van, Inc. will become a direct, wholly owned subsidiary of GFNA.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisition. Whether or not you plan to attend the meeting, we urge you to read these materials carefully.

A special committee of independent members of the board of directors of General Finance was formed to determine whether to acquire Pac-Van because Ronald F. Valenta, our President, Chief Executive Officer and director, is a stockholder of General Finance and a stockholder and director of MOAC. The special committee comprised only of independent directors, which did not include Mr. Valenta, was therefore created to formulate an independent determination as to whether the acquisition of Pac-Van would achieve our strategic goals and enhance stockholder value. The special committee has determined that the acquisition of Pac-Van is in the best interests of General Finance and our stockholders. The factors considered by the special committee in arriving at its determinations are described in the enclosed proxy statement. The special committee believes that the acquisition is fair to General Finance and its stockholders. The special committee of our board of directors has unanimously approved the acquisition of Pac-Van. The special committee of our board of directors unanimously recommends that you vote or give instruction to vote “FOR” approval of the acquisition and the issuance of restricted General Finance common stock pursuant to the merger agreement.

We can complete the acquisition only if it is approved by the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote at the special meeting. Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

I look forward to seeing you at the meeting.

Sincerely,
John O. Johnson
Chief Operating Officer

GENERAL FINANCE CORPORATION
39 East Union Street
Pasadena, California 91103

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 30, 2008

To the Stockholders of General Finance Corporation:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of General Finance Corporation, a Delaware corporation, or General Finance, will be held at 9:00 a.m., local time, on September 30, 2008 at the offices of General Finance, located at 39 East Union Street, Pasadena, California, for the following purposes:

(1) to consider and vote upon a proposal to approve our acquisition of Mobile Office Acquisition Corp., or MOAC, and its wholly-owned subsidiary, Pac-Van, Inc., via a merger, or the Merger, into our subsidiary GFN North America Corp. pursuant to an agreement and plan of merger;

(2) to approve the issuance of 4,000,000 shares of restricted General Finance common stock pursuant to the Merger; and

(3) in the event that there are insufficient votes present at the meeting for approval of the MOAC acquisition, to consider and act upon a proposal to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the Merger.

These items of business are described in the attached proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of our common stock at the close of business on September 3, 2008 are entitled to notice of and to vote at the meeting and any adjournment or postponement of the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. Proxy cards that are returned to us in time for the special meeting will be voted by the proxy holders named therein as instructed on the proxy cards. If no instructions are given, they will be voted “FOR” approval of the MOAC acquisition and the other proposal described above. By returning the enclosed proxy card, you also will be granting the proxy holders discretionary authority to consider and act upon such other matters incident to the conduct of the meeting as may be properly presented at the meeting and any adjournment or postponement of the meeting.

By Order of the Board of Directors

John O. Johnson
Chief Operating Officer

September 2, 2008

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IN ORDER TO ENSURE THAT YOUR SHARES ARE VOTED, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. IF GIVEN, YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

THIS SPECIAL COMMITTEE OF OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF EACH OF THE PROPOSALS DESCRIBED IN THE ATTACHED PROXY STATEMENT.

GENERAL FINANCE CORPORATION
39 East Union Street
Pasadena, California 91103

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of General Finance Corporation for use at the special meeting of our stockholders to be held at 9:00 a.m., local time, on September 30, 2008, at the offices of General Finance Corporation located at 39 East Union Street, Pasadena, California. The accompanying notice of special meeting describes the purposes of the meeting. The proxies will be used at the meeting and at any postponement or adjournment of the meeting.

This proxy statement and accompanying proxy solicitation materials were first mailed on or about September 5, 2008 to our stockholders entitled to vote at the meeting.

SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Acquisition and the Special Meeting” and “Summary of the Proxy Statement,” summarizes certain material information contained in this proxy statement. You should carefully read this entire proxy statement for a more complete understanding of the matters to be considered at the special meeting of stockholders.

•	General Finance Corporation, or General Finance or we, will acquire Mobile Office Acquisition Corp., or MOAC, and its wholly-owned subsidiary Pac-Van, Inc. pursuant to an agreement and plan of merger, or Merger Agreement. MOAC and Pac-Van, Inc. are referred to collectively in this proxy as Pac-Van. For more information about the acquisition, see the section entitled “The Agreement and Plan of Merger” beginning on page 45 and the Merger Agreement that is attached as Annex A to this proxy statement.

•	At the special meeting of stockholders to be held on September 30, 2008, you will be asked to approve the acquisition and the issuance of 4,000,000 shares of restricted General Finance common stock, or the Shares, pursuant to the Merger Agreement. For more information about the special meeting, see the section entitled “The Special Meeting” beginning on page 27.

•	Pac-Van, Inc. leases and sells modular buildings, mobile offices and storage containers in 31 states across the United States. For more information about Pac-Van, see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pac-Van” and “Information About Pac-Van,” beginning on pages 58, 68 and 79, respectively. Also see Pac-Van’s financial statements beginning on page F-2.

•	At the closing of the acquisition, we will acquire MOAC through a merger of GFN North America Corp., or GFNA, and MOAC in which GFNA is the surviving corporation. GFNA is a wholly owned direct subsidiary of General Finance formed for the purpose of acquiring Pac-Van. As a result of the acquisition, Pac-Van, Inc. will become a direct, wholly owned subsidiary of GFNA. The purchase price for the MOAC shares will be approximately $158.8 million. The purchase price for the MOAC shares will consist of up to $21.5 million in cash, a $1.5 million unsecured senior subordinated note of GFNA, or the Note, $30 million in restricted common stock of General Finance, which is valued at $7.50 per share for the purposes of the acquisition, and the assumption of indebtedness. The amount of cash paid for the MOAC shares will depend on the amount of indebtedness, but will not exceed $21.5 million in any event. The indebtedness assumed will consist of borrowings under Pac-Van’s existing senior secured credit facility, or Credit Facility, with LaSalle Bank National Association, or LaSalle, and other lenders and the senior subordinated secured note, or Subordinated Debt, originally issued to Laminar Direct Capital L.P., which subsequently assigned such Subordinated Debt to its affiliate, SPV Capital Funding, L.L.C., or collectively, Laminar. There was principal as of June 30, 2008 of approximately $80.4 million and $25 million outstanding under the Credit Facility and Subordinated Debt, respectively. The actual amount of indebtedness outstanding as of the closing will be different, but will in no event exceed $86 million of principal under the Credit Facility and $25 million of principal under the Subordinated Debt. For more information about the acquisition consideration, see the “Agreement and Plan of Merger — Merger Consideration” beginning on page 45.

•	Certain MOAC stockholders will pledge $8.5 million of stock received pursuant to the Merger Agreement and the $1.5 million Note to secure the satisfaction of the indemnification obligations of such MOAC stockholders under the Merger Agreement. The Note’s maturity is 20 months after the closing of the Merger. Interest at the rate of 8% per annum will be paid on the Note semi-annually prior to its maturity.

•	Subject to certain exceptions, Mr. Valenta and Mr. Havner will agree not to acquire any additional shares of our common stock (except via the exercise of warrants held as of the closing of the acquisition) until June 30, 2009.

•	The stock acquired by Mr. Valenta, Mr. Havner and D. E. Shaw Laminar Portfolios, L.L.C., or D. E. Shaw, in the Merger, will be valued at $7.50 per share, representing a premium of approximately 23.5% to the $6.07 per share closing price of our common stock as of July 28, 2008. The stock will also be restricted stock which will generally not be eligible for sale or hypothecation until June 30, 2009.

ii

•	Upon the closing of the acquisition of Pac-Van, Ronald L. Havner, Jr. will join the board of directors and Theodore M. Mourouzis will continue as the president of Pac-Van, Inc. Pac-Van will continue to be managed largely by its existing officers. For more information about management, see the section entitled ‘‘The Merger — Management of General Finance After the Merger” on page 42.

•	Our special committee and management considered various factors in determining whether to acquire Pac-Van and to sign the Merger Agreement. For more information about the decision-making process of our special committee and management, see the section entitled “The Merger — Background of the Merger” beginning on page 31.

•	Our acquisition of Pac-Van involves numerous risks. For more information about these risks, see the section entitled “Risk Factors” beginning on page 21.

iii

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION
AND THE SPECIAL MEETING

The following questions and answers address briefly some commonly asked questions regarding our proposed acquisition of Mobile Office Acquisition Corp. or MOAC, and its wholly-owned subsidiary Pac-Van, Inc., and the special meeting of our stockholders. These questions and answers may not address all questions that may be important to you as a stockholder. The answers below are qualified by reference to the more detailed information contained elsewhere in this proxy statement.

References in this proxy statement to “General Finance,” “we,” “us,” “our,” and “ours” mean General Finance Corporation and its subsidiaries, including Pac-Van following the acquisition. References in this proxy statement to “Pac-Van” mean MOAC collectively with Pac-Van, Inc.

The stockholders of MOAC at the closing include Ronald F. Valenta, Ronald L. Havner, Jr., D. E. Shaw Laminar Portfolios, L.L.C., or D. E. Shaw, whose shares will be canceled in the Merger, and six members of the management team of Pac-Van, Inc., which includes Theodore M. Mourouzis and who are referred to collectively in this proxy statement as the management stockholders. Messrs. Valenta and Havner, D. E. Shaw and the management stockholders are sometimes referred to in this proxy statement as the sellers.

On July 28, 2008, General Finance, GFN North America Corp., or GFNA, MOAC and certain stockholders of MOAC entered into an agreement and plan of merger, or Merger Agreement, under which we agreed to acquire MOAC. The terms of the Merger Agreement were determined by arm’s-length negotiations among the special committee of our independent board of directors, MOAC and the stockholders of MOAC.

The Following Questions and Answers are of Interest to All Stockholders

Q.	Why am I receiving this proxy statement?

A.	We have agreed to acquire Pac-Van in a “merger” under Delaware law. The acquisition and the issuance of shares of restricted General Finance common stock pursuant to the Merger Agreement must be approved by our stockholders, which is the purpose of the special meeting. This proxy statement contains important information about the acquisition, the issuance of shares of restricted General Finance common stock and the special meeting of our stockholders.

Q.	What vote is required in order to approve the acquisition?

A.	Under Delaware law, we can complete the Merger and issuance of shares of restricted General Finance common stock only if it is approved by the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote with respect to the acquisition.

Q.	Are we being asked to consider any other matter?

A.	Yes. We are asking our stockholders to approve the issuance of restricted General Finance common stock in connection with the Merger and to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the acquisition in the event that there are insufficient votes for its approval at the special meeting.

Q.	What will happen in the proposed acquisition?

A.	GFNA will acquire all of the capital stock of MOAC, and we will own directly through GFNA, our wholly owned subsidiary, 100% of Pac-Van, Inc. and carry on Pac-Van’s business and operations following the acquisition.

Q.	What is the consideration for the Pac-Van acquisition?

A.	The purchase price for the MOAC shares will be up to $21.5 million in cash, a $1.5 million senior subordinated note of GFNA, or the Note, $30 million of restricted General Finance common stock, which is valued at $7.50 per share for the purposes of the acquisition, or the Shares, and the assumption of Pac-Van indebtedness. The amount of cash paid for the MOAC shares will depend on the amount of indebtedness assumed, but will not exceed $21.5 million in any event. The Pac-Van indebtedness assumed consists of borrowings under Pac-Van’s existing Credit Facility with LaSalle Bank National Association, or LaSalle, and the senior subordinated secured note, or Subordinated Debt, held by Laminar. There was principal as of June 30, 2008 of approximately $80.4 million and $25 million outstanding under the Credit Facility and Subordinated Debt, respectively. The actual amount of indebtedness outstanding as of the closing will be different, but will in no event exceed $86 million of principal under the Credit Facility and $25 million of original principal under the Subordinated Debt. For more information about the acquisition consideration, see the “Agreement and Plan of Merger — Merger Consideration” beginning on page 45. As a result of the acquisition, Pac-Van, Inc. will become a direct, wholly owned subsidiary of GFNA.

Q.	Will financing be used to acquire Pac-Van?

A.	Yes. We will finance a portion of the purchase price of the MOAC shares payable by us at the closing through GNFA’s issuance to the sellers of a $1.5 million senior subordinated unsecured promissory note. As described above, we will acquire Pac-Van subject to the indebtedness under Pac-Van’s Credit Facility and Pac-Van’s Subordinated Debt. The material terms of Pac-Van’s Credit Facility and Subordinated Debt are described under the caption “The Merger — Financing” beginning on page 43 of this proxy statement.

Q.	Is the consideration subject to change?

A.	No.

Q.	Why are you proposing the acquisition?

A.	The acquisition of Pac-Van will meet our strategic goals of acquiring a growing business in the North American portable storage and modular building industries, diversifying our business across multiple continents and improving our access to the capital markets. Pac-Van is a lessor and seller of modular buildings, mobile offices and storage containers in 31 states across the United States. We believe Pac-Van has a strong management team and is well-positioned for growth in North America. The acquisition of Pac-Van will provide the opportunity to expand Pac-Van’s business and enhance stockholder value.

Q.	Are there risks involved in the acquisition?

A.	Yes. There are risks related to the acquisition, including the following:

• Ronald F. Valenta, one of our directors and our President and Chief Executive Officer, owns common stock of MOAC and has interests in the acquisition that are different from yours.

• We will issue to D. E. Shaw a $1.5 million senior unsecured subordinated promissory note of GFNA at the closing of the acquisition and will acquire Pac-Van subject to the indebtedness under Pac-Van’s existing Credit Facility and Subordinated Debt. As of June 30, 2008, there was principal of approximately $80.4 million outstanding under Pac-Van’s existing Credit Facility and approximately $25 million of Subordinated Debt, respectively. The actual amount outstanding under the Credit Facility and under Subordinated Debt as of the closing may differ from those amounts, but will in no event exceed $86 million of principal under the Credit Facility and $25 million of original principal under the Subordinated Debt. Any adverse change in the results of operations of Pac-Van may make it difficult for us to repay or refinance this indebtedness.

• The proposed acquisition of Pac-Van may result in additional costs under the Sarbanes-Oxley Act of 2002, as amended, and as a result of the adoption of additional control procedures of our combined reporting company.

• We may have difficulty establishing adequate management, legal and financial controls over Pac-Van.

Following the acquisition, we will be subject to all of the risks related to ownership of Pac-Van’s business and operations, including the following:

• General or localized economic downturns or weakness may adversely affect Pac-Van’s customers, which may cause the demand for Pac-Van’s products and services to decline and therefore harm our future revenues and results of operations.

• We may need additional debt or equity financing to sustain Pac-Van’s growth, but we have no commitments or arrangements to obtain such financing, other than the already committed $30 million increase in the existing Pac-Van Credit Facility which will increase the Pac-Van Credit Facility up to $120 million.

• Pac-Van faces significant competition. If Pac-Van is unable to compete successfully, it could lose customers and our future revenues and results of operations could be adversely affected.

• Pac-Van depends in part on the sales of its modular buildings, mobile offices and storage containers, which sales may fluctuate significantly in the future.

• Pac-Van’s leasing revenues, which constituted approximately 69.9% of its total revenues for the year ended December 31, 2007, depend upon Pac-Van’s ability to re-lease modular buildings, mobile offices and storage containers. The failure of Pac-Van to effectively and quickly re-lease modular buildings, mobile offices and storage containers could materially and adversely affect our future results of operations.

• Governmental regulations could impose substantial costs or restrictions on Pac-Van’s operations that could harm our future results of operations.

• We may not be able to identify and complete attractive acquisitions which could impair our growth strategy for Pac-Van.

• Our failure to retain key Pac-Van personnel could adversely affect our operations and could impede our ability to execute our business plan and growth strategy.

• Significant increases in Pac-Van’s raw material costs could increase our operating costs and adversely affect our results of operations.

• A failure of Pac-Van’s manufacturers and suppliers to sell and deliver products to Pac-Van in a timely fashion may harm our reputation and our financial condition.

Q.	Does the special committee of the board of directors of General Finance recommend voting for the acquisition?

A.	Yes. After careful consideration of the business and operations of Pac-Van and the terms and provisions of the Merger Agreement, the special committee of our board of directors has determined that the acquisition is in the best interests of General Finance and its stockholders. The special committee of our board of directors has determined that the acquisition is fair to us and our stockholders. The special committee of our board of directors unanimously recommends that our stockholders vote “FOR” approval of the acquisition.

Q.	Why was a special committee of the board of directors of General Finance formed?

A.	A special committee of our board of directors was formed because Ronald F. Valenta, one of our directors and our President and Chief Executive Officer owns common stock of MOAC. The terms of the acquisition were negotiated between the special committee of the General Finance board of directors, MOAC and stockholders of MOAC, with the assistance of their respective legal and financial advisors.

Q.	Do the directors and officers of General Finance have interests in the acquisition that are different from mine?

A.	Yes. Ronald F. Valenta, our Chief Executive Officer and a member of our board of directors, beneficially owns approximately 18.1% of the outstanding common stock of General Finance. Mr. Valenta owns approximately 34.5% of the voting common stock of MOAC. Mr. Valenta is therefore an interested director under Delaware law because he has a financial interest in MOAC, the company General Finance proposes to acquire. A special committee comprised of only independent directors of General Finance was created to formulate an independent determination as to whether the acquisition of Pac-Van would achieve our strategic goals and enhance stockholder value. If the acquisition of Pac-Van is completed, Mr. Valenta would receive approximately $17.5 million upon the consummation of the Merger consisting of approximately $3.7 million in cash and approximately $13.8 million of shares of restricted General Finance common stock, valued at $7.50 per share for purposes of the Merger.

All of our current officers and directors will continue to serve as such following the acquisition. In addition, Theodore M. Mourouzis, the President of Pac-Van, Inc., will continue to serve as the President of Pac-Van, Inc. Mr. Mourouzis receives a base annual salary of $250,000 and, if the Merger is completed, will be eligible to receive an annual performance bonus based upon the achievement of performance indicators as well as receive grants of options to acquire General Finance common stock.

Q.	What is the legal structure of the acquisition?

A.	The acquisition will be accomplished by GFNA’s acquisition of all of the capital stock of MOAC through a Merger between GFNA and MOAC in which GFNA will be the surviving entity. GFNA is a direct, wholly owned subsidiary of General Finance. In connection with the acquisition GFNA will issue a $1.5 million senior unsecured subordinated note, and GFN will issue the Shares valued at $7.50 per share for purposes of the Merger and approximately $30 million in the aggregate.

A copy of the acquisition agreement, which is referred to as the Merger Agreement, is attached to this proxy statement as Annex A. We encourage you to read the Merger Agreement in its entirety, because it, and not this proxy statement, is the legal contract that governs the acquisition.

Q.	Does the acquisition require any change in the certificate of incorporation of General Finance?

A.	No. Our certificate of incorporation need not be amended and will remain in effect, without change, following the acquisition.

Q.	Are there contractual conditions to completion of the acquisition?

A.	Yes. The respective obligations of sellers and us to complete the acquisition are subject to the satisfaction or waiver of a number of conditions. These include, among others, the following:

• The approval of the acquisition by our stockholders;

• The delivery to General Finance of resolutions of the MOAC board of directors and stockholders approving the Merger;

• The parties shall reasonably believe that the Merger shall qualify as a tax-free “reorganization” as described in Section 368 of the Internal Revenue Code of 1986, as amended;

• All representations and warranties of all the parties to the Merger Agreement shall be true and accurate in all material respects as of the closing date;

• No events will occur that would have a material adverse effect on Pac-Van’s financial condition, operating profits, back log, assets, liabilities, operations, business prospects, applicable regulations, employee relations, or customer or supplier relations;

• Pac-Van and LaSalle Bank shall have entered into an amendment to the Credit Facility of Pac-Van under terms and conditions set forth in La Salle’s commitment letter;

• Pac-Van and Laminar shall have entered into an amendment to the Investment Agreement and amendments to certain related documents governing the Subordinated Debt of Pac-Van held by Laminar; and

• Pac-Van will have a working capital deficit not in excess of $4 million.

Q.	Can the Merger Agreement be terminated?

A.	Yes. The Merger Agreement can be terminated prior to completion of the acquisition in some circumstances, including the following:

• By mutual consent of General Finance and MOAC; and

• By any party after November 1, 2008 if any of the other conditions to the closing of the acquisition has not been satisfied and the terminating party has used reasonable efforts to satisfy the conditions.

Q.	Will any finder’s fee be paid in connection with the acquisition?

A.	No.

Q.	Could payment of termination fees be required?

A.	No. There is no termination or breakup fee payable in connection with the termination of the Merger Agreement.

Q.	Is the acquisition subject to any regulatory requirements?

A.	We do not believe the acquisition is subject to regulatory approvals in the United States.

Q.	How do the General Finance insiders intend to vote their shares?

A.	Our officers and directors hold shares of our common stock that represent approximately 30.6% of our outstanding shares. Our officers and directors will vote all of their shares of common stock in favor of the acquisition.

Q.	How will the acquisition affect my securities of General Finance?

A.	Following the acquisition, you will continue to hold the shares of our common stock that you owned prior to the acquisition. If the acquisition is approved by the requisite vote of our stockholders and all the other conditions to closing in the Merger Agreement are satisfied or waived, the number of shares of our common stock outstanding immediately after the acquisition will increase by 4,000,000 shares, representing an increase of approximately 28.9% in the number of issued and outstanding shares of General Finance common stock. Your percentage ownership of our common stock will decrease as additional shares of common stock will be issued pursuant to the Merger.

If the acquisition is completed, our outstanding warrants to purchase common stock will not be exercisable into shares of our common stock until a post-effective amendment to our registration statement on Form S-1 is declared effective by the Securities and Exchange Commission, or SEC. Otherwise, the acquisition will have no affect on any of our warrants that you may own.

Q.	If I object to the proposed acquisition, do I have appraisal rights?

A.	No. You have no appraisal rights in connection with the acquisition under Delaware law or otherwise.

Q.	Who will manage General Finance and Pac-Van after the acquisition?

A.	After the acquisition, all of our current directors and officers will continue to serve in the capacities described under “The Merger — Management of General Finance After the Merger” on page 42 of this proxy statement. In connection with the acquisition, Ronald L. Havner, Jr. will be appointed as a member of the board of directors of General Finance.

Pac-Van also will continue to be managed by its existing management team, including Theodore M. Mourouzis, its President, and six other senior managers. Mr. Mourouzis and his senior management team have served at Pac-Van for an average of ten years. Mr. Mourouzis is party to an employment agreement which is terminable upon advance notice by either party.

Q.	Will our business plan change as a result of the acquisition of Pac-Van?

A.	No. Our business plan and strategy will remain the same. Our strategy is to identify, acquire and consolidate under our holding company specialty finance businesses in North America, Europe and Asia. Ronald F. Valenta, our Chief Executive Officer, successfully executed a similar strategy as the Chief Executive Officer and later the Chairman of the Board of Mobile Storage Group. We believe Pac-Van has a strong management team and is well-positioned for growth in the North America, Europe and Asia-Pacific. If we complete the Pac-Van acquisition, our present strategy is to continue to acquire other specialty finance and portable services businesses in North America, Europe and Asia-Pacific, to grow our operating company subsidiaries, Royal Wolf and Pac-Van, and to acquire modular building and portable storage businesses in selected markets in North America, Europe and Asia-Pacific. There is no assurance that we or Pac-Van will be able to identify, negotiate or complete any future acquisitions, or, if completed, that any such acquisitions will be successful.

Q.	What happens if the acquisition is not completed?

A.	If the acquisition is not completed, we will bear substantial costs incurred in connection with the acquisition.

Q.	When do you expect the acquisition to be completed?

A.	We presently expect the acquisition to close by October 1, 2008, assuming the acquisition is approved at the special meeting of General Finance stockholders on September 30, 2008.

Q.	What do I need to do now?

A.	We urge you to read carefully and consider all of the information contained in this proxy statement, including Annexes A, B and C, to fully understand how the acquisition will affect you as a stockholder of General Finance. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?

A.	If you are a holder of record of our common stock, you may vote in person at the special meeting or by submitting the proxy card included in this statement for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote them by completing the enclosed voting instruction form and returning it in the postage-paid envelope included. “Street Name” holders may also vote via telephone or Internet by following the instructions on your enclosed voting instruction form.

Q.	Is there a deadline for submitting my proxy?

A.	Yes. Proxies must be received prior to the voting at the special meeting. Any proxies or other votes received after this time will not be counted in determining whether the acquisition and issuance of shares of restricted General Finance common stock has been approved.

Q.	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.	No. Your broker, bank or nominee cannot vote your shares unless you provide voting instructions in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q.	What will happen if I abstain from voting or fail to vote?

A.	Under Delaware law, we are allowed to complete the Pac-Van acquisition if it is approved by the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote with respect to the acquisition. Abstentions and broker non-votes will have the same effect as a vote against approval of the acquisition.

Q.	Can I change my vote or revoke my proxy after I have mailed my signed proxy form.

A.	Yes. To change your vote, you may send a later-dated, signed proxy card to our address set forth in this proxy statement so that it is received prior to the voting at the special meeting or, if you are a record holder, attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to us prior to the voting at the special meeting.

Q.	What should I do if I receive more than one set of proxy materials?

A.	You may receive more than one set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to vote all of your shares.

Q.	Who can help answer my questions?

A.	If you have questions about the acquisition, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

John O. Johnson Chief Operating Officer General Finance Corporation 39 East Union Street Pasadena, California 91103 Telephone: (626) 584-9722 extension 1009	OR	MacKenzie Partners, Inc. 105 Madison Avenue New York, New York 10016 Telephone: (800) 322-2885 or (212) 929-5500 (call collect)

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information regarding our proposed acquisition of Pac-Van that is more fully discussed elsewhere in this proxy statement. This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement for a more complete understanding of the acquisition. You also should read the acquisition agreement, which is referred as a Merger Agreement, attached as Annex A to this proxy statement, as well as the opinion of RBC Capital Markets Corporation, or RBC, attached as Annex B, and excerpts from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 attached as Annex C. The Merger Agreement is the legal contract that governs the acquisition.

The Companies

General Finance Corporation

We are a holding company whose strategy and business plan is to acquire and operate specialty finance and portable services businesses in North America, Europe and Asia-Pacific.

To date our only operating subsidiary is Royal Wolf Trading Australia Pty Ltd., or Royal Wolf. Royal Wolf is the leading provider in Australia and New Zealand of portable storage containers, portable container buildings and freight containers, which we refer to collectively as storage container products. Royal Wolf had approximately 24,000 units in its lease fleet and sales inventory as of March 31, 2008. We believe Royal Wolf has the largest lease fleet of storage container products in Australia. Royal Wolf leases and sells storage container products through its 18 customer service centers located in every state in Australia. Royal Wolf acquired Royal Wolf Trading New Zealand, or Royal Wolf New Zealand, on April 30, 2008. Royal Wolf New Zealand has 5,000 units and five customer service centers. Royal Wolf’s storage container products are used by a broad range of industries. Royal Wolf’s storage container products provide secure, accessible temporary storage for a diverse client base of over 12,000 large and small customers who conduct business in industries that include mining, road and rail, construction, moving and storage, manufacturing, transportation and defense. During the nine months ending March 31, 2008, we generated revenues of approximately $62.9 million and net income of approximately $3.6 million.

Our units, warrants and common stock trade on the American Stock Exchange under the symbols GFN.U, GFN.US and GFN respectively. Our principal executive offices are located at 39 East Union Street, Pasadena, California, our telephone number is (626) 584-9722, and our Internet website address is www.generalfinance.com. Information displayed on our website does not constitute part of this proxy statement.

Pac-Van

Pac-Van leases and sells modular buildings, mobile officers, and storage containers in 31 states across the United States. Pac-Van has a lease fleet of approximately 12,000 units and 26 branch locations. Pac-Van’s permanent and temporary modular buildings provide usable space for the construction, government, education, industrial and retail sectors. Pac-Van’s mobile offices provide temporary office space for construction, industrial commercial, government, education, healthcare and retail applications.

Pac-Van’s storage containers provide on-site storage for the construction, retail, education and government sectors. For the twelve months ended June 30, 2008, Pac-Van projected revenues of approximately $70.5 million and adjusted earnings before interest, taxes, depreciation and amortization of $22.7 million.

The Sellers

The stockholders from whom we will purchase the shares of MOAC include Ronald F. Valenta, Ronald F. Havner, Jr., D. E. Shaw and certain officers and members of the senior management team of Pac-Van. Under the Merger Agreement, GFNA will acquire MOAC.

The Acquisition

The Merger (Page 31)

On July 28, 2008, we entered into an agreement and plan of merger, which we refer to as the Merger Agreement, with GFN North America Corp., or GFNA, our wholly-owned subsidiary, MOAC and certain stockholders of MOAC. The stockholders from whom we will acquire MOAC include Ronald F. Valenta, Ronald F. Havner, Jr., D. E. Shaw Laminar Portfolios, L.L.C., or D. E. Shaw, and certain officers and members of the senior management team of Pac-Van. Pursuant to the Merger Agreement, MOAC will merge with and into GFNA, and GFNA will be the surviving corporation. Under the Merger Agreement, in exchange for the acquisition of all the capital stock of MOAC, we will:

•	pay up to $21.5 million in cash;

•	assume approximately $107 million of Pac-Van’s outstanding indebtedness;

•	issue a $1.5 million senior unsecured subordinated note; and

•	issue the Shares.

The amount of cash paid for the MOAC shares will depend on the amount of indebtedness assumed, but will not exceed $21.5 million in any event. The 4,000,000 Shares will represent a fully diluted ownership of General Finance of approximately 22.4% as of June 30, 2008.

The assumed debt as of June 30, 2008 consists of unpaid principal of approximately $80.4 million outstanding under Pac-Van’s Credit Facility and $25 million outstanding under Pac-Van Subordinated Debt.

Why you are receiving this Proxy Statement (page 27)

In order to complete the Merger at the special meeting of General Finance stockholders to be held on September 30, 2008 holders of General Finance common stock must approve the Merger Agreement, the Merger, the issuance by General Finance of restricted common stock in connection the Merger and the other proposals set forth in this proxy statement. A list of the proposals follows:

Proposal 1:  The Merger Agreement and Plan of Merger (page 30)

We are asking holders of General Finance common stock to approve and adopt the Merger Agreement and the Merger.

Proposal 2:  Issuance of common stock in connection with the Merger (page 30)

We are asking holders of General Finance common stock to approve the issuance of 4,000,000 Shares to the former stockholders of MOAC in consideration for the sale of their capital stock to GFNA. If approved by General Finance stockholders, this issuance would increase the number of issued and outstanding shares of common stock from 13,826,052 to 17,826,052.

Proposal 3:  Approval of adjournments or postponements of the Special Meeting (page 30)

We are asking holders of General Finance common stock to approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting in favor of the foregoing proposals.

Recommendation of the Special Committee of the Board of General Finance (page 27); Reasons for the Merger (page 35)

After careful consideration of the business and operations of Pac-Van and the terms and conditions of the Merger Agreement, the special committee of our board of directors has unanimously determined that the acquisition of Pac-Van is in the best interest of General Finance and its stockholders. The special committee has unanimously approved the acquisition of Pac-Van and unanimously recommends a vote “For” each of the proposals described above. Each of proposals 1 and 2 must be approved for any of them to be implemented and the Merger to be consummated.

In considering the acquisition, the special committee of our board of directors, in working with management and the special committee’s outside legal and due diligence advisors:

•	reviewed certain internal financial information relating to the business and financial prospects of Pac-Van, including financial projections provided by Pac-Van’s management that were not publicly available;

•	received a presentation from Theodore M. Mourouzis, the President of Pac-Van, concerning its business and financial prospects;

•	reviewed drafts of the Merger Agreement and certain other agreements related thereto; and

•	considered such other information as our special committee and management deemed appropriate.

During the course of reaching its decision to recommend the acquisition, the special committee considered a number of factors. The factors considered by the special committee of our board of directors included, the factors set out in the section entitled “Reasons for the Merger: Recommendations of the special committee of the board of General Finance” beginning on page 35.

The terms of the acquisition agreement, include:

•	the inclusion of customary representations and warranties of the sellers for our benefit;

•	the maximum amount of indebtedness that General Finance and its subsidiaries would be required to assume under the Merger Agreement;

•	the value of the shares of restricted General Finance common stock that would be issued pursuant to the Merger Agreement; and

•	the amount of working capital of Pac-Van at the closing of the Merger.

In the course of its deliberations, the special committee also considered a variety of risks and other countervailing factors, including the risks relating to Pac-Van’s business set out in this proxy statement in the section entitled “Risk Factors” beginning on page 21.

Opinion of the Special Committee’s Financial Advisor (page 36)

In connection with the evaluation of the proposed merger by the special committee, the special committee’s financial advisor, RBC Capital Markets Corporation, or RBC, rendered to the special committee a written opinion dated July 24, 2008 as to the fairness, from a financial point of view and as of such date, to General Finance of the aggregate merger consideration (which representatives of General Finance directed RBC to assume was $52.6 million) to be paid by General Finance. The full text of RBC’s written opinion, dated July 24, 2008, is attached to this Proxy Statement as Annex B and describes the procedures followed, assumptions made, matters considered and limitations on the review undertaken. RBC’s opinion was addressed to, and provided for the information and assistance of, the special committee in connection with the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger or any other matter in connection with the Merger.

Expected timing of the Merger (page 46)

We anticipate that the closing of the Merger will occur promptly after the date of the special meeting of the stockholders of General Finance to approve the Merger and the other proposals set forth in this proxy, provided that the requisite stockholder vote in favor of the Merger and the other proposals is obtained and the other conditions to closing of the Merger are satisfied or waived.

Conditions to completion of the Merger (page 50)

Completion of the Merger is subject to various conditions, including among others:

•	approval of the Merger by the holders of a majority of the outstanding shares of General Finance common stock;

•	Pac-Van and the lenders whose consents are sufficient to amend Pac-Van’s Credit Facility shall have entered into amendments to the Credit Facility which consent to the Merger, increase the amount of the annual management fee to $1.5 million that may be paid by Pac-Van to General Finance and increase the amount of lender’s commitments by $30 million under the Credit Facility;

•	Pac-Van and Laminar shall have entered into an amendment and a consent which permits the Merger, the revised terms of the Credit Facility and, subject to customary restrictions and subordination provisions, the payment of the $1.5 million annual management fee by Pac-Van to General Finance;

•	the representations and warranties of Pac-Van shall be true and correct in all material respects, subject to certain exceptions for litigation and compliance with law; and

•	since December 31, 2007 there shall not have been any material adverse change in the financial condition, operating, profits, backlog, assets, liabilities, operations, business prospects, applicable regulations, employee relations, or customer or supplier relations of Pac-Van.

Each of the conditions to General Finance’s and Pac-Van’s obligations to complete the Merger may be waived, in whole or in part, to the extent permitted by applicable law, by the agreement of General Finance and Pac-Van if the condition is a condition to both GFN’s and Pac-Van’s obligation to complete the Merger, or by the party for whom such condition is a condition of its obligation to complete the Merger. The boards of directors of General Finance and Pac-Van may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement and re-solicitation of proxies is necessary. However, General Finance and Pac-Van do not expect any such waiver to be significant enough to require an amendment of this proxy statement and re-solicitation of stockholders. In the event that any such waiver is not determined to be significant enough to require re-solicitation of stockholders, we will have the discretion to complete the Merger without seeking further General Finance stockholder approval.

Accordingly, the special committee of our board of directors unanimously recommends that stockholders vote “FOR” approval of the acquisition.

Management (page 42)

After the acquisition, all of our current directors and officers will continue to serve in the capacities described under “Management of General Finance After the Merger.” Our management team will continue to execute our business plan and strategy of identifying, acquiring and consolidating under our holding company other specialty finance and portable service businesses in North America, Europe and Asia-Pacific. Pac-Van, Inc. also will continue to be managed largely by its management team lead by Theodore M. Mourouzis, its President.

Mr. Mourouzis is a party to an employment agreement which is terminable upon advance notice by either party.

In connection with the acquisition, Ronald L. Havner, Jr. will be appointed as a member of the board of directors of General Finance. In connection with the acquisition, Ronald F. Valenta, John O. Johnson, Charles E. Barrantes and Theodore M. Mourouzis will be appointed as directors of GFNA and Pac-Van.

Our Inside Stockholders (page 87)

On July 28, 2008 our officers and directors owned an aggregate of 2,563,522 shares of our common stock, or approximately 18.5% of our outstanding shares

Date, Time and Place of Special Meeting of Our Stockholders (page 27)

The special meeting of our stockholders will be held at 9:00 A.M., local time, on September 30, 2008 at the offices of General Finance Corporation located at 39 East Union Street, Pasadena, California.

Record Date; Voting Power (page 27)

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock at the close of business on September 3, 2008, which is the record date for the special meeting. You will have one vote for each share of our common stock you owned at the close of business on the record date. On the record date, there were 13,826,052 shares of our common stock outstanding.

Approval of the MOAC Stockholders (page 46)

The stockholders of MOAC approved the Merger Agreement immediately following its execution. No further action by the MOAC stockholders is needed for approval of the acquisition.

Quorum and Vote of General Finance Stockholders (page 27)

A quorum of our stockholders is necessary to hold a valid stockholders meeting. A quorum will be present at the special meeting if a majority of the shares of our common stock outstanding as of the record date are presented in person or by proxy. Abstentions and broker non-votes will count as present for the purposes of establishing a quorum. The approval of the acquisition will require the approval of the holders of a majority of the shares of our common stock present and entitled to vote at the meeting with respect to the acquisition.

Abstentions and broker non-votes will have the same effect as a vote against approval of the acquisition.

Appraisal Rights (page 29)

Our stockholders do not have appraisal rights in connection with the acquisition.

Proxies (page 28)

Proxies may be solicited by mail, telephone or in person. We have engaged MacKenzie Partners, Inc. to assist us in the solicitation of proxies.

If you grant a proxy, you may still vote your shares in person if you revoke your proxy at or before the special meeting.

Interest of Our Directors and Officers in the Acquisition (page 89)

You should keep in mind that certain of our officers and directors have interests in the acquisition that are different from, or in addition to, your interests as a stockholder.

In particular:

•	Ronald F. Valenta, our President, Chief Executive Officer, and a member of our board of directors, beneficially owns approximately 18.1% of the outstanding common stock of General Finance. Mr. Valenta owns approximately 34.5% of the voting common stock of MOAC.

•	If the acquisition of Pac-Van is completed, Mr. Valenta would receive approximately $17.5 million upon the consummation of the Merger consisting of approximately $3.7 million in cash and approximately $13.8 million of shares or 1,026,700 shares of restricted General Finance common stock, valued at $7.50 per share for purposes of the Merger.

•	Ronald L. Havner, Jr. will be appointed as a director of General Finance.

•	All of our current officers and directors will continue to serve as such following the acquisition. In addition, Theodore M. Mourouzis, the President of Pac-Van, will continue to serve as the President of Pac-Van, Inc.

Mr. Mourouzis receives a base salary of $250,000 and is eligible to receive an annual bonus based upon the achievement of certain performance indicators.

Indemnification Provisions (page 53)

Certain representations and warranties of Pac-Van under the Merger Agreement for corporate authorization of the Merger, board approval, non-contravention of charter documents, taxes, environmental matters and title to personal property and intellectual property will survive until the third anniversary of the closing of the Merger. Subject to certain exceptions, all other representations and warranties of Pac-Van will survive until 20 months after the closing.

The stockholders of MOAC that signed the Merger Agreement have agreed in the Merger Agreement to indemnify General Finance against claims on a several basis due to breach of the representations and warranties, subject to certain limitations. With limited exceptions, these limitations provide that the MOAC stockholders are not required to indemnify General Finance until the damages from a claim exceed $500,000, the Indemnity Deductible. With certain exceptions, the indemnification obligations of each stockholder shall not exceed such stockholder’s pro-rata share of $10 million. The MOAC stockholders will be therefore have no liability for a claim unless the amount of the claim is at least the Indemnity Deductible, in which event we would be entitled to seek reimbursement for the whole amount of the claim, up to a maximum of $10 million, or the Indemnity Cap.

The Merger Agreement provides that $10 million of the consideration paid to the MOAC stockholders will secure satisfaction of the indemnification obligations of the MOAC stockholders. Of the $10 million securing the indemnity obligations, Messrs. Valenta and Havner (and their affiliates) and D.E. Shaw will pledge the shares of restricted General Finance common stock received pursuant to the Merger Agreement and that are valued at $8.5 million in the aggregate, or $7.50 per share, under the Merger Agreement, and D. E. Shaw will pledge the $1.5 million Note. If either Messrs. Valenta or Havner or D. E. Shaw are required to surrender shares pursuant to their indemnification obligations under the Merger Agreement, they will receive $7.50 of credit per share surrendered against such obligations regardless of the value of the common stock of General Finance in the public markets.

Under the Merger Agreement, General Finance and GFNA have agreed to indemnify the MOAC stockholders for losses arising in connection with the breach of any representation or warranty of General Finance or GFNA made pursuant to Merger Agreement, the breach of any covenant or agreement in the Merger Agreement or arising out of any claim by a General Finance stockholder relating to the Merger. General Finance and GFNA will be responsible for any taxes that result from the Merger not qualifying as a tax-free reorganization. The obligation to pay such taxes and to indemnify for losses arising from lawsuits by General Finance stockholders are not subject to the Indemnity Deductible or the Indemnity Cap.

Stockholders Agreement (page 55)

At the closing under the Merger Agreement, we and the former MOAC stockholders will enter into a stockholders agreement setting forth our rights and obligations with respect to their restricted shares of General Finance. Under the stockholders agreement, the former MOAC stockholders will have the right to require us to register for public trading the General Finance common stock.

Employment Agreements (page 52)

In connection with the acquisition, Theodore M. Mourouzis, the President of Pac-Van, Inc., entered into an amendment to his employment agreement that extended its term to July 31, 2010. A copy of the amendment to Mr. Mourouzis’ employment agreement is attached hereto as part of Annex A to this proxy statement.

Termination, Amendment and Waiver (pages 53 and 54)

The Merger Agreement may be terminated by mutual consent of General Finance and MOAC, and the Merger Agreement may be terminated by either party after November 1, 2008 if any of the conditions to the closing has not been satisfied and the terminating party has used reasonable effects to satisfy the conditions.

There is no termination or breakup fee payable in connection with the termination of the Merger Agreement.

If permitted under applicable law, either we or MOAC may waive any inaccuracies in the representations and warranties made to us or the sellers contained in the Merger Agreement and waive compliance with any agreements or conditions for the benefit of us or MOAC contained in the Merger Agreement. We cannot assure you that any or all of the conditions will be satisfied or waived.

Listing on AMEX

Our outstanding common stock, warrants and units are listed for trading on the American Stock Exchange.

Tax Consequences

There will be no tax consequences to our stockholders directly resulting from the acquisition.

Finder’s Fees (page 47)

No finder’s fees will be paid in connection with the acquisition.

Accounting Treatment (page 43)

The Merger will be accounted for using the purchase method of accounting with us treated as the acquirer. Under this method of accounting, Pac-Van’s assets and liabilities will be recorded by us at their respective fair values as of the closing date of the Merger (including any identifiable intangible assets). Any excess of purchase price over the net fair values of Pac-Van’s assets and liabilities will be recorded as goodwill. Our financial statements after the Merger will reflect these values and the results of operations of Pac-Van will be included in our results of operations beginning upon the completion of the Merger.

Regulatory Matters (page 43)

We do not believe that the acquisition is subject to review by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements of 1976, as amended, or HSR, or is subject to any other regulatory review.

No Appraisal Rights (page 43)

Holders of General Finance common stock are not entitled to appraisal rights in connection with the Merger under Delaware law or General Finance’s certificate of incorporation.

Risk Factors (page 21)

Before you grant your proxy or vote or instruct the vote with respect to the Merger, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on us and Pac-Van.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995, although the safe-harbor provisions of that act do not apply to statements made in this proxy statement. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and Pac-Van that may cause the actual future business and financial results of us and Pac-Van to be materially different from prior results or any results expressed or implied by such forward-looking statements. Factors that might cause or contribute to such a difference include, but are not limited to, those described in the “Risk Factors” section and elsewhere in this proxy statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included in this proxy statement are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

SELECTED FINANCIAL DATA OF GENERAL FINANCE CORPORATION

The summary historical consolidated financial data set forth below are derived from the audited consolidated financial statements of Royal Wolf (as our Predecessor) for the years ended June 30, 2007 and 2006, the six months ended June 30, 2005 and the year ended December 31, 2004; and from our unaudited condensed consolidated financial statements for the nine months ended March 31, 2007 (Predecessor), the period from July 1, to September 13, 2007 (Predecessor) and the nine months ended March 31, 2008 (Successor). The summary historical financial data for the periods ended March 31, 2008 and 2007 are derived from our unaudited consolidated financial statements, have been prepared on the same basis as the audited consolidated financial statements referred to above and, in the opinion of management, include all significant normal, recurring adjustments necessary to state fairly the data included therein in accordance with generally accepted accounting principles in the United States, or GAAP, for interim financial information. Interim results are not necessarily indicative of the results to be expected for any other interim period or any fiscal year.

The selected financial data presented below should be read in conjunction with our consolidated financial statements and the notes to the consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Post-Effective Amendment on Form S-1 declared effective March 31, 2008, Transition Report on Form 10-K for the six months ended June 30, 2007 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, which are all hereby incorporated by reference. The full text of all such filings with the SEC referenced above, as well as the other documents General Finance has filed with the SEC prior to, or will file with the SEC subsequent to, the filing of this proxy statement can be accessed electronically on the SEC’s website at www.sec.gov.

The information as of and for the year ended December 31, 2003 was derived from the audited financial statements of Royal Wolf Trading Australia Pty Limited, or Royal Wolf, the principal operating subsidiary.

Consolidated Statement of Operations Information:

	Predecessor							Successor
			Six			Nine
			Months			Months	Period from	Nine Months
	Year Ended		Ended	Year Ended		Ended	July 1, to	Ended
	December 31,		June 30,			March 31,	September 13,	March 31,
	2003	2004	2005	2006	2007	2007	2007	2008
	(In thousands of dollars)					(Unaudited)

Sale of containers	$16,947	$26,141	$13,563	$34,473	$52,929	$37,441	$10,944	$45,277
Leasing of containers	8,540	12,351	7,224	15,921	21,483	15,995	4,915	17,624

	25,487	38,492	20,787	50,394	74,412	53,436	15,859	62,901

Operating income	1,447	2,926	560	2,412	4,672	1,694	1,530	6,715
Other income (expense), net	1,596	(2,242)	(662)	(2,626)	(3,870)	(2,756)	(1,062)	(971)
Income (loss) before provision for income taxes and minority interest	3,043	684	(102)	(214)	802	(1,062)	468	5,744
Net income (loss)	2,244	284	(177)	(428)	312	(1,923)	288	3,553

Consolidated Balance Sheet Information:

	Predecessor					Successor
	December 31,		June 30,			March 31,
	2003	2004	2005	2006	2007	2008
	(In thousands of dollars)					(Unaudited)

Trade and other receivables, net	$3,901	$5,479	$6,002	$7,451	$13,322	$20,088
Inventories	2,908	1,669	3,066	5,460	5,472	20,660
Container for lease fleet, net	13,080	17,511	19,644	27,773	40,928	71,986
Total assets	24,953	30,728	35,930	47,903	68,788	179,982
Total current liabilities	9,009	11,070	8,997	16,580	20,859	30,159
Long-term debt and obligations, net	11,432	16,081	22,993	27,155	33,811	70,968
Net assets	4,322	3,165	3,586	3,018	13,040	68,855

SELECTED FINANCIAL DATA OF MOBILE OFFICE ACQUISITION CORP. AND PAC-VAN, INC.

The following tables set forth the selected historical financial data of Mobile Office Acquisition Corp. and Pac-Van, Inc. for the periods indicated. Pac-Van, Inc. was acquired by Mobile Office Acquisition Corp., or MOAC, on August 2, 2006. The financial data for periods prior to August 2, 2006 are derived from the financial statements of Pac-Van, Inc. (Predecessor) prior to its acquisition by MOAC (Successor). The selected historical financial data for the years ended December 31, 2007 and 2005, the periods from January 1, 2006 to August 1, 2006, and from August 2, 2006 to December 31, 2006; and the consolidated balance sheet information as of December 31, 2006 and 2007 are derived from the audited financial statements included in this proxy statement. The selected historical consolidated financial data for the six months ended June 30, 2008 and 2007, and the consolidated balance sheet information as of June 30, 2008 are derived from the unaudited consolidated financial statements also included in this proxy statement. The selected historical financial data as of and for the years ended December 31, 2003 and 2004 and the balance sheet information as of December 31, 2005 are derived from the audited consolidated financial statements of Pac-Van not included in this proxy statement. The financial information set forth below should be read in conjunction with the financial statements and the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in this proxy statement.

Statement of Operations Information:

	Predecessor				Successor
				January 1,	August 2,
				2006 to	2006 to	Year Ended	Six Months
	Year Ended December 31,			August 1,	December 31,	December 31,	Ended June 30,
	2003	2004	2005	2006	2006	2007	2007	2008
	(In thousands of dollars)						(Unaudited)

Sales of equipment	$9,498	$14,682	$18,848	$11,053	$11,262	$20,220	$9,040	$9,210
Leasing revenues	25,943	26,769	32,158	22,270	17,605	47,035	22,269	25,667

	35,441	41,451	51,006	33,323	28,867	67,255	31,309	34,877

Operating income	4,632	4,975	7,906	6,705	5,292	15,721	7,030	7,746
Other expense, net	(2,721)	(2,478)	(2,672)	(1,761)	(3,164)	(8,425)	(3,955)	(4,010)
Income before provision for income taxes	1,911	2,497	5,234	4,944	2,128	7,296	3,075	3,736
Net income	1,141	1,499	3,155	2,987	1,297	4,030	1,763	2,257

Balance Sheet Information:

	Predecessor			Successor
	December 31,					June 30,
	2003	2004	2005	2006	2007	2008
	(In thousands of dollars)					(Unaudited)

Accounts receivables, net	$4,809	$6,379	$8,544	$9,409	$11,846	$12,217
Rental inventory and fleet, net	60,491	54,102	59,115	73,668	94,709	112,876
Total assets	58,942	61,816	69,385	128,985	151,061	170,360
Total current liabilities	5,934	7,026	10,016	13,373	14,999	17,524
Long-term debt and
obligations, net	38,922	38,272	37,622	80,071	93,239	106,286
Net assets	9,002	10,728	13,976	23,977	28,006	30,263

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following tables present, as of March 31, 2008, and for the fiscal year ended June 30, 2007 and the nine months ended March 31, 2008, selected unaudited pro forma condensed combined financial data and have been prepared using the purchase method of accounting. The unaudited pro forma condensed combined statements of operations data gives effect to the acquisition of Pac-Van as if it had occurred on the first day of the period and the unaudited pro forma condensed combined balance sheet data gives effect to the acquisition as if it had occurred on the date of such balance sheet.

You should read this information in conjunction with (i) our separate historical consolidated financial statements and accompanying notes incorporated by reference into this proxy statement, (ii) the separate historical consolidated financial statements and accompanying notes of Pac-Van included in this proxy statement and (iii) the unaudited pro forma condensed combined financial statements and accompanying notes included elsewhere in this proxy statement (see “Unaudited Pro Forma Condensed Combined Financial Statements” and “Where You Can Find More Information”).

The selected unaudited pro forma condensed combined financial data is provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the business combination with Pac-Van occurred on the respective date assumed, nor are they necessarily indicative of future consolidated operating results or financial position.

	Year Ended	Nine Months Ended
	June 30, 2007	March 31, 2008
	(In thousands, except per share data)

Pro Forma Statement of Operations Data:
Revenues	$140,268	$130,826
Total operating expenses	127,955	111,110
Operating income	12,313	19,716
Net income (loss)	(2,811)	4,994

Earnings (loss) per share:
Basic	$(0.16)	$0.28
Diluted	(0.16)	0.26

As of
March 31, 2008
(In thousands, except
per share data)

Pro Forma Balance Sheet Data:
Lease fleet, net	$170,224
Total assets	367,628
Total long-term debt and obligations	187,745
Minority interest	8,762
Stockholders’ equity	118,237

Book value per share	$6.63

PRICE RANGE OF GENERAL FINANCE CORPORATION SECURITIES AND
RELATED STOCKHOLDER MATTERS

Our units, common stock and warrants are listed on the American Stock Exchange under the symbols “GFN.U,” “GFN” and “GFN.WS,” respectively. The following table sets forth for the periods indicated the range of high and low sales prices for the units, common stock and warrants:

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low

FY 2009:
First Quarter (through August 1, 2008)	$7.35	$5.90	$6.40	$4.90	$1.05	$0.82
FY 2008:
Fourth Quarter	$9.05	$6.15	$7.54	$5.44	$1.90	$0.91
Third Quarter	$12.15	$8.50	$9.05	$7.00	$3.24	$1.55
Second Quarter	$13.70	$10.00	$9.89	$7.90	$4.05	$2.20
First Quarter	$10.05	$8.80	$8.00	$7.43	$2.20	$1.60
FY 2007:
Fourth Quarter	$9.75	$9.00	$7.95	$7.56	$1.96	$1.45
Third Quarter	$9.60	$8.50	$7.95	$7.46	$1.80	$1.10
Second Quarter	$8.00	$7.81	$7.70	$7.22	$1.15	$0.62
First Quarter	$8.45	$7.75	$7.36	$7.22	$0.85	$0.63

Record Holders

As of August 1, 2008, there were eight stockholders of record of our common stock. We believe that there are hundreds of beneficial owners of our common stock, units and warrants.

Dividend Policy

We have not paid any dividends on our common stock to date. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

CAPITALIZATION

The following table shows our capitalization as of March 31, 2008 on an actual and pro forma basis. The “actual” column reflects our capitalization as of March 31, 2008 on a historical basis, without any adjustments to reflect subsequent or anticipated events. The “pro forma” column reflects our capitalization as of March 31, 2008 with adjustments to reflect:

(a) borrowings under the Pac-Van Credit Facility and the 13.0% Subordinated Debt to be assumed in connection with the Merger;

(b) the issuance by GFNA of an 8.0% Note to D. E. Shaw;

(c) the issuance of 4,000,000 restricted shares of our common stock to certain of the MOAC stockholders at the market price at March 31, 2008 of $7.07 per share;

(d) borrowings under the ANZ senior secured credit facility in connection with the acquisition of Royal Wolf Trading New Zealand Limited on April 30, 2008 and a 13.5% secured subordinated promissory note; and

(e) proceeds received under our warrant exercise program completed on May 30, 2008.

	March 31, 2008
	Actual	Pro Forma
	(Unaudited - in thousands)

Cash and cash equivalents	$1,169	$1,512

Long-term debt and obligations:
ANZ senior secured credit facility(d)	$63,932	$75,030
Pac-Van Credit Facility(a)	—	82,000
Capital lease obligations	478	478
13.5% secured subordinated promissory note(d)	15,637	21,137
13.0% Subordinated Debt(a)	—	25,000
8.0% Note(b)	—	1,500

Total long-term debt and obligations	80,047	205,145
Minority interest	8,762	8,762
Stockholders’ equity(c)(e)	68,855	118,237

Total capitalization	$157,664	$332,144

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you vote or instruct your vote with respect to the approval of the acquisition.

Risks Related to Our Business and Operations Following Our Acquisition of Pac-Van

General or localized economic downturns or weakness may adversely affect Pac-Van’s customers, in particular those in the construction industry, which may reduce demand for Pac-Van’s products and services and negatively impact our future revenues and results of operations.

A significant portion of Pac-Van’s revenues is derived from customers who are in industries and businesses that are cyclical in nature and subject to changes in general economic conditions, including the construction industry, which constituted approximately 50% of Pac-Van’s revenues in the fiscal year ended December 31, 2007. Although the variety of Pac-Van’s products, the breadth of its customer base and its geographic diversity throughout the United States limits its exposure to economic downturns, general economic downturns or localized downturns in markets where its operates could reduce demand for Pac-Van’s products, especially in the construction industry, and negatively impact our future revenues and results of operations.

Pac-Van faces significant competition in the modular buildings and portable storage industries. Pac-Van also faces potentially significant competition from modular buildings companies who have portable storage product offerings, especially from several national competitors in the United States who have greater financial resources and pricing flexibility than Pac-Van does. If Pac-Van is unable to compete successfully, it could lose customers and our future revenues could decline.

Although Pac-Van’s competition varies significantly by market, the modular buildings markets in which Pac-Van competes are dominated by three or four large participants and are highly competitive. In addition, Pac-Van competes with a number of large to mid-sized regional competitors, as well as many smaller, full and part-time operators in many local regions. The modular building industry is highly competitive and almost all of the competitors have portable storage product offerings. The primary modular national competitors with portable storage product offerings are less leveraged than Pac-Van, and have greater financial resources and pricing flexibility than Pac-Van does. If they focus on portable storage, Pac-Van could lose customers and our future revenues could decline. If Pac-Van is unable to compete successfully, it could lose customers and our future revenues could decline.

We will incur indebtedness in connection with the acquisition of Pac-Van, and we may need additional debt or equity financing to sustain our growth. We do not have commitments for any such financing.

In conjunction with our acquisition of Pac-Van, we will incur assume approximately $80.4 million of indebtedness under Pac-Van’s Credit Facility and $25 million of Subordinated Debt. The Subordinated Debt will bear interest at the annual rate of 13%, will be payable quarterly in arrears and will mature in February 2013. We will rely on cash flow from operations of Pac-Van to make payments under this subordinated indebtedness, and there is no assurance that Pac-Van’s cash flow will be sufficient to service Pac-Van’s indebtedness. Payment of interest and other expenses relating to this indebtedness may adversely affect our financial condition and results of operations.

We also may finance Pac-Van’s growth through a combination of borrowings, cash flow from operations and equity financing. The ability of Pac-Van to grow will depend in part on our ability to obtain either additional debt or equity financing to fund the costs of such growth. The availability and terms of any debt and equity financing will vary from time to time, and will be influenced by Pac-Van’s performance and by external factors, such as the economy generally and developments in the market, that are beyond our control. Also, additional debt financing or the sale of additional equity securities may adversely affect the market price of our securities. If we are unable to obtain additional debt or equity financing on acceptable terms, we may have to curtail Pac-Van’s growth by delaying new customer service center openings or the expansion of its lease fleet.

Because Pac-Van has depended to a large extent on the success of its leasing operations, the failure of Pac-Van to effectively and quickly remarket lease units that are returned could materially and adversely affect our results of operations.

Pac-Van’s average monthly lease fleet utilization has averaged between 70% and 85%, with the typical lease being for an average period of over twelve months. The high utilization rate and the length of the average lease have provided Pac-Van with a predictable revenue stream. However, should a significant number of Pac-Van’s lease units be returned during any short period of time, Pac-Van would have to re-lease a large supply of units at similar rates in order to maintain historic revenues from these operations. Pac-Van’s failure to effectively remarket a large influx of units returning from leases could have a material adverse effect on our results of operations.

Pac-Van operates with a high amount of debt, a substantial portion of which is secured by all or substantially all of the company’s assets and is subject to variable interest rates.

As of June 30, 2008, Pac-Van had outstanding approximately $80.4 million of indebtedness under its existing Credit Facility with LaSalle, which bears interest at variable rates equal to LIBOR plus 1.5% to 2.25% (or the prime rate or prime rate plus 0.25%) based upon the ratio of senior debt to EBITDA, and approximately $25 million of Subordinated Debt which bears interest at the rate of 13% per year. Pac-Van’s debt obligations require it to dedicate a significant portion of its cash flow from operations to payments on this indebtedness, which could reduce the availability of cash flow for future working capital, capital expenditures, acquisitions and other general corporate purposes. In addition, Pac-Van’s debt load increases its vulnerability to general adverse economic and industry conditions, limits its flexibility in planning for, or reacting to, changes in its business and its industry, and subjects it to certain restrictive covenants that influence its operations and its ability to borrow additional funds. These periodic interest rate adjustments could expose Pac-Van’s operating results and cash flows to periodic fluctuations. Failing to comply with its debt service obligations and the debt covenants could result in an event of default under its Credit Facility or Subordinated Debt which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In addition, since Pac-Van’s bank loans are secured by a lien on all or substantially all of Pac-Van’s modular buildings, mobile offices and storage container fleet and other assets, a default under Pac-Van’s bank debt could result in the foreclosure of all of these assets, which would materially and adversely affect Pac-Van’s operations and ability to continue its current operations.

Sales of modular buildings, mobile offices and storage units constitute a significant portion of Pac-Van’s revenues. Failure to continue to sell units at historic rates could adversely affect our ability to grow Pac-Van’s lease fleet.

Sales of modular buildings, mobile offices and storage units constituted approximately 30.1% of Pac-Van’s total revenues for the year ended December 31, 2007. Revenues from sales of modular buildings, mobile offices and storage units have been used to fund increases in the size of our lease fleet. As a result, the failure to continue to sell a significant number of units may adversely affect our ability to increase the size of Pac-Van’s lease fleet or to otherwise take advantage of business and growth opportunities available to it.

Governmental regulations could impose substantial costs and restrictions on Pac-Van’s operations that could harm our future results of operations.

Pac-Van is subject to various federal, state and local environmental, transportation, health and safety laws and regulations in connection with its operations. Any failure to comply with these laws or regulations could result in capital or operating expenditures or the imposition of severe penalties or restrictions on its operations. In addition, these laws and regulations could change in a manner that materially and adversely affects Pac-Van’s ability to conduct its business. More burdensome regulatory requirements in these or other areas may increase our general and administrative costs. If Pac-Van is unable to pass these increased costs on to its customers, our future operating results could be negatively impacted.

Pac-Van may not be able to facilitate its growth strategy by identifying or completing transactions with attractive acquisition candidates, which could impair the growth and profitability of its business.

Since August 2006, Pac-Van has completed six small acquisitions. An important element of our growth strategy for Pac-Van is to continue to seek additional acquisitions in order to add new customers within existing geographic markets and branch locations, and to expand Pac-Van’s operations into new markets. Any future growth through acquisitions will be partially dependent upon the continued availability of suitable acquisition candidates at favorable prices, upon advantageous terms and conditions and upon successful integration of the acquired businesses. However, future acquisitions may not be available at advantageous prices or upon favorable terms and conditions. In addition, acquisitions involve risks that the businesses acquired will not perform in accordance with expectations, that business judgments concerning the value, strengths and weaknesses of businesses acquired will prove incorrect, that the acquired businesses may not be integrated successfully and that the acquisitions may strain Pac-Van’s management resources. Future acquisitions and any necessary related financings also may involve significant transaction-related expenses. If Pac-Van is unable to complete additional acquisitions or successfully integrate any businesses that it does acquire, our future growth and operating results would be adversely impacted.

Failure to retain key personnel could adversely affect Pac-Van’s operations and could impede our ability to execute our business plan and growth strategy.

After the completion of the acquisition, Pac-Van will continue to be managed largely by its existing officers, including Theodore M. Mourouzis, the President of Pac-Van, Inc., and six senior managers. The continued success of Pac-Van will depend largely on the efforts and abilities of Mr. Mourouzis and these senior managers who have served at Pac-Van for an average of ten years. These officers and employees have knowledge and an understanding of Pac-Van and its industry that cannot be readily duplicated. Mr. Mourouzis has an employment agreement which is terminable under certain circumstances upon notice to or by him. The loss of any member of Pac-Van’s senior management team could impair our ability to execute our business plan and growth strategy, cause a loss of customers, reduce revenues and adversely affect employee morale.

Any failure of Pac-Van’s management information systems could disrupt our business and result in decreased rental or sale revenues and increased overhead costs, which could negatively impact our results of operations.

Pac-Van depends on its management information systems to actively manage its lease fleet, control new unit capital spending and provide fleet information, including leasing history, condition and availability of our units. These functions enhance Pac-Van’s ability to optimize fleet utilization, rentability and redeployment. The failure of Pac-Van’s management information systems to perform as we anticipate could disrupt its business and could result in, among other things, decreased leases or sales and increased overhead costs, which could negatively impact our results of operations.

Significant increases in raw material costs could increase our operating costs significantly and harm our stockholders’ equity.

Pac-Van purchases raw materials, including metals, lumber, siding and roofing and other products, to construct and modify modular buildings and to modify containers to its customers’ requirements. Pac-Van also maintains a truck fleet to deliver units to and return units from customers. During periods of rising prices for raw materials, especially oil and fuel for delivery vehicles, and in particular when the prices increase rapidly or to levels significantly higher than normal, Pac-Van may incur significant increases in operating costs and may not be able to pass price increases through to customers in a timely manner, which could harm our future results of operations.

Failure by Pac-Van’s manufacturers to sell and deliver products to Pac-Van in timely fashion may harm Pac-Van’s reputation and our financial condition.

Pac-Van currently purchases new modular buildings and components, mobile offices and storage container products directly from manufacturers. Although Pac-Van is not dependent on any one manufacturer and is able to purchase products from a variety of suppliers, the failure of one or more of its suppliers to timely manufacture and deliver storage containers to Pac-Van could adversely affect its operations. Pac-Van purchases new modular buildings and components, mobile offices and storage containers under purchase orders issued to various manufacturers, which the manufacturers may or may not accept or be able to fill. Pac-Van has no contracts with any supplier. If these suppliers do not timely fill Pac-Van’s purchase orders, or do not properly manufacture the ordered products, our reputation and financial condition also could be harmed.

Pac-Van’s planned growth could strain our management resources, which could disrupt our development of new Pac-Van customer service centers.

Our future performance will depend in large part on our ability to manage Pac-Van’s planned growth. Pac-Van’s growth could strain our existing management, human and other resources. To successfully manage this growth, we must continue to add managers and employees and improve Pac-Van’s operating, financial and other internal procedures and controls. We also must effectively motivate, train and manage Pac-Van’s employees. If we do not manage Pac-Van’s growth effectively, some of its new customer service centers and acquisitions may lose money or fail, and we may have to close unprofitable locations. Closing a branch would likely result in additional expenses that would adversely affect our future operating results.

Some zoning laws restrict the use of Pac-Van’s storage units and therefore limit its ability to offer its products in all markets.

Many of Pac-Van’s customers use Pac-Van’s storage units to store goods on their own properties. Local zoning laws in some of Pac-Van’s geographic markets prohibit customers from maintaining mobile offices or storage containers on their properties or require that mobile offices or storage containers be located out of sight from the street. If local zoning laws in one or more of Pac-Van’s geographic markets were to ban or restrict mobile offices or storage containers stored on customers’ sites, Pac-Van’s business in that market will suffer.

Unionization by some or all of Pac-Van’s employees could cause increases in operating costs.

Pac-Van’s employees are not presently covered by collective bargaining agreements. Unions may attempt to organize Pac-Van’s employees in the future. We are unable to predict the outcome of any continuing or future efforts to organize Pac-Van’s employees, the terms of any future labor agreements, or the effect, if any, those agreements might have on our operations or financial performance.

Risks Related to the Acquisition

In its review of Pac-Van, our management relied on projections for Pac-Van provided by Pac-Van’s management. No assurance can be made that these projections will be achieved.

Pac-Van provided projections to our management in connection with our management’s analysis of the acquisition, and the projections were not prepared with intent for public disclosure or prepared in accordance with GAAP, the published guidelines of the SEC or the American Institute of Certified Public Accountants’ guidelines for projections or forecasts. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of our management, including, without limitation, factors related to general economic and industry conditions and competitive activity. Actual results could vary significantly from those set forth in the projections used by our management. For all of these reasons, stockholders should not place undue reliance on these projections as summarized elsewhere in this proxy statement.

A substantial number of our shares will become eligible for future resale in the public market after the acquisition, which could result in dilution and an adverse effect on the market price of our common stock.

If the Merger is completed, we will issue 4,000,000 shares of restricted General Finance common stock, or the Shares. We will enter into a stockholders agreement in connection with the Merger Agreement which will require us to register the Shares for resale in the public markets upon demand at any time after June 30, 2009 from certain holders a majority of the Shares. Consequently, at various times after completion of the acquisition, a substantial number of additional shares of our common stock will be eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market prices of our securities.

There can be no assurance that the Merger will be deemed by governmental authorities to constitute a tax-free “reorganization” or that General Finance will not be required to indemnify the MOAC stockholders if the Merger is not deemed to constitute a tax-free “reorganization.”

The Merger is intended to constitute a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. None of the parties are requesting and will not be requesting a ruling from the IRS in connection with the Merger. None of the tax consequences set forth in this discussion are binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court. A successful IRS challenge to the tax-free reorganization status of the Merger would result in MOAC stockholders recognizing taxable gain or loss with respect to each share of common stock of MOAC surrendered. This gain or loss would be measured by the difference between (i) the sum of the fair market value of the General Finance common stock received by MOAC stockholders, and (ii) the adjusted tax basis in the shares of MOAC common stock surrendered. Under the Merger Agreement, General Finance has agreed to indemnify the MOAC stockholders if the IRS or governmental authorities conclude that the Merger does not constitute a tax-free “reorganization.” Payment by General Finance of such indemnification claims could adversely affect our financial condition and results of operations.

The proposed acquisition of Pac-Van may result in additional Sarbanes-Oxley Act of 2002 costs, issues and control procedures of our combined reporting company.

Pac-Van is a private company that to date has not been subject to the requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Act. Pac-Van’s existing internal controls and procedures are not compliant with the Act, in general, or Section 404 of the Act, in particular. Although we are not aware of any significant weaknesses in internal controls and procedures or in the disclosure controls and procedures of Pac-Van, it is possible that such weaknesses may exist. Also, management of Pac-Van may not have the expertise or time to properly document, assess, test and remedy the control structure of Pac-Van, to timely identify any material control weaknesses or to disclose to us any such weaknesses in time to comply with our reporting requirements under the Act. We expect to incur significant costs in implementing additional controls and procedures at Pac-Van in order to comply with the Act.

We may have difficulty establishing adequate management, legal and financial controls over Pac-Van.

Pac-Van is a private company that has been not been subject to the requirements of the Act. Accordingly, we will have to implement public company financial control systems. We may have difficulty in hiring, training and retaining a sufficient number of qualified employees with the required expertise. In addition, no assurance can be given that Pac-Van will be able to prepare and deliver to us the quarterly and annual financial information necessary for us to prepare consolidated financial statements in time to meet the SEC filing deadlines.

Risks Related to our Substantial Indebtedness

The investment agreement governing the Subordinated Debt and the terms of the Pac-Van Credit Facility contain various covenants which limit the discretion of our management in operating our business and could prevent us from engaging in some beneficial activities.

The investment agreement governing the Subordinated Debt and the terms of the Pac-Van Credit Facility contain various restrictive covenants that limit our management’s discretion in operating our business. In particular, these agreements include covenants relating to limitations on:

•	dividends on, and redemptions and repurchases of, capital stock,

•	liens and sale-leaseback transactions,

•	loans and investments,

•	debt and hedging arrangements,

•	mergers, acquisitions and asset sales,

•	transactions with affiliates, and

•	changes in business activities conducted by us and our subsidiaries.

In addition, both the Pac-Van Credit Facility and the Subordinated Debt require us, under certain circumstances, to maintain certain financial ratios and limit our ability to make capital expenditures. See Note 5 of the Notes to Audited Consolidated Financial Statements.

If we fail to comply with the restrictions of the investment agreement governing the Subordinated Debt or the terms of the Pac-Van Credit Facility or any other subsequent financing agreements, a default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the lenders may be able to terminate any commitments they had made to supply us with further funds. Accordingly, we may not be able to fully repay our debt obligations, if some or all of our debt obligations are accelerated upon an event of default.

THE SPECIAL MEETING

General

We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors for use at the special meeting of stockholders and at any adjournment or postponement of the meeting. This proxy statement provides you with the information we believe you should know to be able to vote or instruct your vote at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held at 9:00 a.m. local time, on September 30, 2008 at the offices of General Finance located at 39 East Union Street, Pasadena, California 91103.

Purpose of the Special Meeting

At the special meeting, we are asking stockholders to:

(1) to consider and vote upon a proposal to approve our acquisition of Mobile Office Acquisition Corp., or MOAC, via a merger, the Merger, with our subsidiary GFN North America Corp;

(2) to approve the issuance of 4,000,000 shares of restricted General Finance common stock, the Shares, pursuant to the Merger; and

(3) in the event that there are insufficient votes present at the meeting for approval of the MOAC acquisition, to consider and act upon a proposal to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the Merger.

Recommendation of Our Special Committee

The special committee of our board of directors:

•	unanimously determined the Merger Agreement, the Merger and the issuance of the Shares are fair to, and in the best interests of, General Finance and its stockholders;

•	has unanimously approved the Merger Agreement, the Merger and the issuance of Shares; and

•	recommends that our common stockholders vote “FOR” approval of the acquisition.

Record Date; Who is Entitled to Vote

We have fixed the close of business on September 3, 2008, as the record date for determining the stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on August 21, 2008, there were 13,862,052 shares of our common stock outstanding. Each share of our common stock is entitled to one vote with respect to each of the matters to be acted upon at the special meeting.

Quorum

The presence, in person or by proxy, of a majority of the shares of our common stock outstanding as of the record date constitutes a quorum for the transaction of business.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” with respect to the acquisition or other proposal will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter, however, will not be treated as shares entitled to vote any proposal to which authority to vote is withheld by the broker. If you do not give the broker voting instructions, under the rules of the National Association of Securities Dealers, Inc., your broker may not vote your shares with respect to the acquisition.

Vote of Our Stockholders Required

The approval of the acquisition will require the approval of the holders of a majority of the shares of our common stock present and entitled to vote at the meeting with respect to the Merger.

The approval of the proposal to grant our board of directors discretionary authority to adjourn the special meeting to solicit additional votes for approval of the Merger and the issuance of 4,000,000 Shares pursuant to the Merger Agreement in the event that there are insufficient votes for the approval of such proposals present at the special meeting will require the affirmative vote of the holders of a majority of our common stock present and entitled to vote at the meeting. Abstentions are deemed entitled to vote on this proposal. Therefore, they will have the same effect as a vote against the proposal. Broker non-votes, however, are not deemed entitled to vote on this proposal and will have no effect on the outcome of the vote on this proposal.

Voting Your Shares

Each share of our common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to vote your shares of our common stock at the special meeting:

•	You can vote by completing, dating, signing and returning the enclosed proxy card. If you vote by proxy card, the proxy holders whose names are listed on the proxy card will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board of directors “FOR” the approval of the acquisition and the other proposal described in this proxy statement; and

•	You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Proxies must be received prior to the voting at the special meeting. Any proxies or other votes received after this time will not be counted in determining whether the acquisition has been approved.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send us another proxy card with a later date;

•	You may notify John O. Johnson, our Chief Operating Officer, in writing before the special meeting that you revoke your proxy; or

•	You may attend the special meeting, revoke your proxy and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call John O. Johnson, our Chief Operating Officer, at (626) 584-9722, extension 1009. You also may call MacKenzie Partners, Inc. toll-free at (800) 322-2885 or (212) 929-5500 (call collect).

Adjournment

In the event there are an insufficient number of shares of our common stock present in person or by proxy at the special meeting to approve our acquisition of Pac-Van, our board of directors intends to adjourn the special meeting to a later date provided a majority of the shares present and voting on the motion vote is in favor of such adjournment. The place and date to which the special meeting would be adjourned would be announced at the special meeting. Proxies voted against the approval of the acquisition will not be voted to adjourn the special meeting. Abstentions and broker non-votes also will not be voted on this matter. If it is necessary to adjourn the special meeting and the adjournment is for a period of not more than 30 days from the original date of the special meeting, no notice of the time and place of the adjourned meeting need be given to our stockholders, other than by an announcement made at the special meeting.

The effect of any such adjournment would be to permit us to solicit additional proxies for approval of the acquisition. Such an adjournment would not invalidate any proxies previously filed as long as the record date remains the same for the subsequent meeting. We do not anticipate that we would change the meeting’s record date if we seek an adjournment of the special meeting. In the unlikely event that our board of directors exercised its right under the Delaware General Corporation Law to set a new record date for the meeting, we would mail notices of the new meeting date to our stockholders of record.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called only to consider the approval of our acquisition of Pac-Van via the Merger between our subsidiary GFNA and MOAC, the issuance of the 4,000,000 Shares pursuant to the Merger Agreement and the related proposal described in this proxy statement. Under our by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting.

By signing and returning the enclosed proxy card, you will be deemed to grant the proxy holders discretionary authority to consider and act upon such other matters as may properly presented incident to the conduct of the meeting and any adjournment or postponement of the meeting.

No Appraisal Rights

General Finance stockholders have no appraisal rights in connection with the acquisition under applicable Delaware General Corporation Law or otherwise.

Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail, but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. These persons will not be compensated for these solicitation activities.

We have engaged Mackenzie Partners, Inc. to assist in the mailing of this proxy statement and responding to questions from stockholders. For these services, we will pay Mackenzie Partners, Inc. a fee of $5,000, plus reasonable out-of-pocket charges.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

Householding of Special Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to John O. Johnson, our Chief Operating Officer, at General Finance Corporation, 39 East Union Street, Pasadena, California 91103, (626) 584-9722, extension 1009, we will provide a separate copy of the annual reports and proxy statements. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to our Chief Operating Officer at the address and telephone number stated above.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU MAY OWN. WE SINCERELY DESIRE YOUR PRESENCE AT THE SPECIAL MEETING. HOWEVER, SO THAT WE MAY BE SURE THAT YOUR VOTE WILL BE INCLUDED, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

Stockholders who have questions concerning the proposed acquisition or any other aspect of the special meeting should contact John O. Johnson at (626) 584-9722, extension 1009 or MacKenzie Partners, Inc. toll-free at (800) 322-2885 or (212) 929-5500 (call collect).

PROPOSALS TO BE CONSIDERED AND VOTED UPON BY HOLDERS OF
GENERAL FINANCE CORPORATION COMMON STOCK AT THE SPECIAL MEETING

Proposal One

Approval of the Merger Agreement and the Merger

General Finance is asking its stockholders to consider and vote upon a proposal to authorize and approve the Merger Agreement, pursuant to which MOAC will merge with and into GFN North America Corp., or GFNA, with GFNA as the surviving corporation, and to approve and adopt the Merger.

Proposal Two

Approval of Issuance of 4,000,000 shares of restricted General Finance common stock

General Finance is seeking the approval of holders of common stock to issue 4,000,000 shares of restricted General Finance common stock pursuant to the Merger Agreement.

Proposal Three

Approval of Adjournments or Postponements of the Special Meeting

General Finance is asking holders of common stock to approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting in favor of the foregoing proposals.

Approval of Proposal 3 is not a condition to the completion of the Merger.

THE MERGER

Background of the Merger

The management team of General Finance has presented from time to time full and partial reviews to the General Finance board of directors of the competitive landscape for the storage container, mobile office and modular office industry in North America, Asia-Pacific and Europe. These reviews have included an overview of market share, positioning, acquisition targets and valuations. These reviews have included discussions covering the length of time that would be required for General Finance to build a new business in the United States based entirely on organic growth and the time required to acquire a business. The board of directors reached a general consensus that the more efficient method was to acquire a business that was capable of meeting General Finance’s objective of ultimately becoming a leader in the markets it serves. The General Finance board of directors directed the management team to develop a short list of candidates to be discussed at future meetings.

Between December 2007 and June 2008, several firms were contacted directly by General Finance management or indirectly through other intermediaries. The firms contacted were all in the rental services industry and included storage container, modular and mobile office and other more general equipment rental companies. All of the companies, except Pac-Van, stated that they were not currently interested in a sale. Two of these companies were also viewed as too large or required too much leverage to be acquired by General Finance and were set-aside for those reasons. In addition, it was General Finance management’s assessment that the potential acquisition targets that were large enough to provide an adequate infrastructure and systems platform and yet were also financeable were unlikely to be interested in a sale in the next twelve month period.

Several companies were discussed in the European theater as well and were also considered to be too large to acquire currently or were smaller in size and would necessitate building a management team and infrastructure around them to support the growth expectations and market leadership requirements of the General Finance board of directors.

On February 20, 2008, the possibility of acquiring Pac-Van was discussed with the General Finance board of directors. The board of directors noted that the acquisition of Pac-Van would be an interested party transaction because MOAC was owned by Ronald F. Valenta, the President, Chief Executive and a director of General Finance. The board of directors had previously discussed Pac-Van as an acquisition target in June and July of 2006 before MOAC acquired the business, but had rejected the idea because securities laws relating to the initial public offering of General Finance prohibited General Finance management from being aware of a specific target prior to the initial public offering. General Finance management presented a general overview of Pac-Van, including a summary of its financial position, operating locations, depth of management, a review of historic information and the competitive landscape. A broad and general discussion of public company multiples and previous sale transactions ensued. Several strengths and weaknesses were discussed as was the prospective impact of Pac-Van on the General Finance organization and capital structure. The board of directors suggested that, excluding Ronald F. Valenta, the management team gather additional information about Pac-Van and also continue to pursue other possible acquisition targets in the United States and European markets.

On March 5, 2008, General Finance contacted D. E. Shaw, one of the significant stockholders of MOAC, to discuss an interest in a merger and possible deal structures. D. E. Shaw wanted to know more about General Finance and asked for copies of public filings in addition to hearing a brief overview of General Finance. D. E. Shaw suggested talking directly with Theodore M. Mourouzis, President of Pac-Van, about gathering additional background information on Pac-Van.

On March 6, 2008, General Finance contacted Mr. Mourouzis of Pac-Van to request additional financial information and ask permission to gather other tax and operating information. Charles E. Barrantes, the Chief Financial Officer and Executive Vice President of General Finance, and John O. Johnson, the Chief Operating Officer of General Finance, discussed the terms of the engagement of Pascarella & Wiker, LLP who would perform due diligence services on behalf of General Finance.

On March 11, 2008, the independent directors of GFN convened in a meeting, excluding Mr. Valenta, to discuss additional information gathered by General Finance management relating to Pac-Van and to determine whether to continue to move forward with additional due diligence requests and a preliminary non-binding indication of interest, or IOI. General Finance management presented a more detailed discussion of the business overview of Pac-Van, a review of previous due diligence and Pac-Van’s historic performance over an extended period of time, including the last recession period of 2001-2003. Projections for the fiscal year ending December 31, 2008 were provided by Pac-Van and incorporated into the discussion.

On March 18, 2008, General Finance management then presented a draft IOI for discussion by the independent General Finance board of directors which outlined a $154 million offer based upon the trailing twelve months results and seven times earnings before interest, income taxes, depreciation and amortization and other non-operating costs, or EBITDA, of approximately $22 million, as adjusted for non-recurring items, as of December 31, 2007. The basic structure included $21.5 million of cash, $21.5 million of restricted General Finance common stock (then valued at $7.30 to $7.55 per share), a $15 million subordinated promissory note bearing eight percent interest per year and payable in two years to secure the indemnification obligations of the MOAC stockholders and the assumption of debt. After discussion and several changes, the independent board directed General Finance management to issue the IOI to D. E. Shaw.

The independent members of the General Finance board of directors again inquired about the possibility of other acquisitions, excluding the New Zealand transaction that was ultimately approved and completed on May 1, 2008. Several other potential targets were discussed and some of these were not large enough to warrant extraordinary discussion. Similar to Pac-Van, other larger possible transactions were in early stages of discussion, but had not progressed to preliminary deal term discussions.

The credentials of three separate financial advisors with specific industry experience were reviewed by the independent board members. Based upon this information, the independent board members decided to gather additional data from two of the potential advisors and based upon further review decided to phone interview RBC Capital Markets Corporation, or RBC.

On March 25, 2008, the draft IOI was delivered to D. E. Shaw and a phone conversation followed between a representative of D. E. Shaw and Mr. Johnson. The discussion centered on the amount, tenor and structural placement of the subordinated promissory note along with the basic valuation of the enterprise. D. E. Shaw stated it would take time to review the document with the other stockholders of MOAC while General Finance continued its preliminary due diligence process.

On March 31, 2008, General Finance, Pac-Van and their advisors held a conference call to review an outline for performing tax due diligence and tax structuring work.

On April 7, 2008, Mr. Mourouzis of Pac-Van and Mr. Johnson met while at the Modular Building Institute conference in Florida to discuss the preliminary due diligence performed to date as well as review the organization structure and growth plans of Pac-Van.

On May 1, 2008, General Finance and Pac-Van held a conference call to discuss the current structure of the Pac-Van Credit Facility and the amendments that would be required to allow a potential Pac-Van transaction to occur. Mr. Barrantes, Mr. Johnson and Christopher Wilson, Vice President and General Counsel of General Finance, participated in the call on behalf of General Finance. Mr. Mourouzis and James Dunmyer, Vice President of Finance of Pac-Van, participated in the call on behalf of Pac-Van.

On May 7, 2008, Mr. Barrantes and Mr. Johnson met with Pac-Van at its offices along with representatives of Union Bank of California to review a bank creditor’s presentation and ask questions about the financial position of Pac-Van. RBC was also present.

On June 3, 2008, Mr. Mourouzis of Pac-Van hosted a conference call with the lead bank for Pac-Van and Mr. Johnson in order to provide an overview of General Finance and discuss potential amendments that would be required to proceed with a transaction.

On June 5, 2008, Lawrence Glascott, Chairman of the General Finance board of directors, Manuel Marrero, a member of the General Finance board of directors, and Messrs. Barrantes, Johnson and Wilson participated in two phone interviews with corporate law firms to provide them with background details as to the status of discussions with Pac-Van and to interview them for a position as legal advisor to the special committee of the independent members of the General Finance board of directors. O’Melveny & Myers, LLP, or O’Melveny, was chosen as counsel to the special committee.

On June 10, 2008, the General Finance board of directors met to authorize the establishment of the special committee for the purposes of controlling the discussions of the Pac-Van process and negotiations. Mr. Valenta was excused after the board approved the creation of the special committee. Mr. Valenta was neither present for nor participated in, any of the subsequent meetings of the special committee. The engagement of O’Melveny as counsel to the special committee was approved. James Levin and John Laco of O’Melveny gave the independent directors a summary of their duties and responsibilities. RBC, which had been requested to act as the special committee’s financial advisor, also participated in the meeting by phone. The preliminary IOI was then discussed. General Finance management was tasked with engaging in a dialogue with Pac-Van to solicit a response to the IOI draft dated March 25, 2008.

On June 12, 2008, several conversations took place among Mr. Johnson, Ronald L. Havner, Jr., a director of Pac-Van, and Mr. Mourouzis. There were a number of suggested changes to the IOI dated March 25, 2008, most notably including a change in the mix of consideration so that no cash would be received by Messrs. Havner or Mourouzis as stockholders of MOAC, a reduction in the subordinated promissory note from $15 million to $10 million, adding Mr. Havner as a member of the General Finance board of directors and changing the indemnification survival periods and the several nature of the indemnification obligations.

On June 13, 2008, the special committee met telephonically to discuss the proposed changes and agreed to respond to Pac-Van with acceptance of several of the key changes, except the several nature of the indemnification and the composition of the consideration given. The lock-up period of the restricted General Finance common stock portion of the consideration was increased from one year to two years and a two-year standstill agreement for Mr. Havner and Mr. Valenta were added. A response was delivered to Mr. Mourouzis by Mr. Johnson in person in Indianapolis after a telephonic meeting with the Pac-Van bank group to request certain amendments in the Pac-Van Credit Facility.

On June 17, 2008, Mr. Johnson and a representative of RBC received a response from Mr. Mourouzis stating their request to receive a greater amount of stock as part of the consideration, the elimination of any indemnity obligations of D. E. Shaw, a reduction in the indemnification survival periods, a deductible of $1 million, an increase in the purchase price to $160 million, and reductions in the lock-up period of the restricted stock to six months and a standstill period of one year.

On June 19, 2008, the special committee held a meeting to review changes to the IOI suggested by Pac-Van. The special committee discussed D. E. Shaw’s request that it not be required to indemnify General Finance under the Merger Agreement.

On June 21, 2008, the special committee held a meeting to discuss the responses from MOAC and deliberated several of the key points with the assistance of the special committee’s advisors. The special committee approved changes to the consideration to be paid to acquire Pac-Van: an increase in the purchase price to $158.8 million, an increase in the amount of the General Finance common stock from $21.5 million to $30 million and a reduction of $7.8 million in the principal amount of the subordinated promissory note, resulting in a $2.2 million subordinated promissory note. The value assigned to the General Finance common stock was also modified from a 110% moving average prior to close to a price of the greater of $7.50 per share or the 110% 30-day moving average prior to closing. The General Finance common stock was trading in the $5.50 to $5.75 range at that time. A provision providing for several indemnification, as opposed to joint and several liability, was agreed, but the deductible was reduced to $250,000. The term of the lock-up and standstill were returned to two years.

On June 23, 2008, Pac-Van responded to the IOI with agreement to the purchase price, but a change in the $30 million in restricted General Finance common stock share price to $6.30. The lock-up and standstill terms were shortened to six months and one year, respectively. A deductible of $800,000 was inserted and a shortened indemnification provision to two years for certain representations and warranties and three years on all others.

On June 24, 2008, the General Finance board of directors met in a regularly scheduled meeting. Mr. Valenta was excused for a portion of the meeting so that the special committee could discuss the Pac-Van response in addition to hearing a brief presentation from Mr. Mourouzis of Pac-Van about the current operations and results of operations of Pac-Van. RBC discussed with the special committee publicly available trading information for selected public companies in the sector and announced transaction values of selected precedent transactions in the sector. The special committee agreed to respond to MOAC by returning the restricted stock price to $7.50 along with the lock-up to one year and the standstill to two years. The deductible was moved to $500,000 while the indemnity survival periods were limited to 20 months for basic representations and warranties, two years for environmental and taxes and three years for fraud and title. The subordinated promissory note maturity was reduced to 20 months as well. The survival periods for representations and warranties of Messrs. Havner and Valenta were modified to three years for environmental and taxes and five years for breaches of representations and warranties due to fraud or related to title.

On June 30, 2008, Pac-Van requested that the duration of the lockup be shortened to six months and that the indemnification survival periods be the same for all MOAC shareholders. Pac-Van also asked for either a change in the purchase price to $160 million or a reduction in the price of the restricted stock to $7.00 per share. The working capital condition was also revised.

On July 2, 2008, the special committee held a conference call to discuss the Pac-Van counter-offer and agreed to the indemnification survival periods. The special committee elected to keep the purchase price and the restricted stock price the same as the previous General Finance offer. The special committee asked for a draft version of the definitive agreement to be distributed for comments and review. A set of draft definitive agreements was also sent to counsel for Pac-Van for initial comments.

On July 6, 2008, counsel for Pac-Van, General Finance management and RBC held a conference call to discuss the definitive agreement. Several key points arose including the indemnification for pre-closing liabilities, the request for General Finance to provide certain representations and warranties for its financial statements and indemnification of same, the lock-up period of six months and certain adjustments to working capital.

On July 14, 2008, Pac-Van delivered comments on the definitive agreement in several areas including pre-closing liabilities, indemnification provisions, representations and warranties and the working capital calculation.

On July 17, 2008, the special committee met to review the requests of Pac-Van for changes in the Merger Agreement and ancillary agreements. General Finance management reported to the special committee on the status of documentation governing the amendments to the Credit Facility and the Subordinated Debt. RBC updated the special committee concerning the financial review it was undertaking.

On July 24, 2008, General Finance management reviewed with the special committee the terms of the proposed Merger Agreement and ancillary agreements for the purpose of securing special committee approval of the Merger Agreement and ancillary agreements. The special committee’s legal counsel reviewed the terms of the Merger Agreement and ancillary agreements with the special committee. Also at this meeting, RBC reviewed with the special committee its financial analysis of the consideration to be paid by General Finance pursuant to the Merger Agreement and delivered to the special committee an oral opinion (which was confirmed by delivery of a written opinion dated July 24, 2008), to the effect that, as of such date and subject to the assumptions, qualifications and limitations described in its written opinion, the aggregate merger consideration (which representatives of General Finance directed RBC to assume was $52.6 million) to be paid by General Finance pursuant to the Merger Agreement was fair, from a financial point of view, to General Finance. After discussion of the special committee, the special committee unanimously determined that the transactions contemplated in the Merger Agreement and the ancillary agreements are advisable, fair and in the best interests of General Finance. The special committee then approved the Merger Agreement, the ancillary agreements, the issuance of the Shares pursuant to the Merger Agreement and resolved to recommend to General Finance stockholders for approval and adoption the Merger Agreement, the ancillary agreements, the Merger and the issuance of the Shares.

On July 28, 2008, General Finance, GFNA, MOAC, Pac-Van and certain MOAC stockholders executed the Merger Agreement. General Finance issued a press release concerning the signing of the Merger Agreement by all the parties on July 28, 2008.

Reasons for the Merger: Recommendations of the Special Committee of the Board of General Finance

In evaluating the Merger, the special committee of the Board of Directors of General Finance consulted with our senior management and its independent legal counsel, O’Melveny, and its independent financial advisors, RBC. In reaching its decision to approve and adopt the Merger Agreement and recommend that our stockholders vote “FOR” approval and adoption of the Merger Agreement and the Merger, the special committee of the board of directors of General Finance considered the following material factors:

•	the opportunity to enter and participate in the growth of the largest portable services market in the world with an experienced management team while expanding into the mobile office and modular building sales and leasing businesses.

•	the Merger leverages the existing General Finance holding company overhead cost structure;

•	the increased size of General Finance following the completion of the Merger should provide better access for General Finance to the capital markets;

•	the Merger may improve the predictability of future results because the overall General Finance revenue mix of leasing versus sales will be positively changed by the addition of Pac-Van;

•	the Merger will reduce the exposure of General Finance to fluctuations in the Australian Dollar;

•	the addition of a highly qualified new board member with extensive public company experience would enhance the development of General Finance’s strategic planning;

•	the Merger is expected to be accretive to General Finance’s earnings per share in 2009, relative to publicly available research analysts’ consensus earnings per share estimates for this year, excluding synergies and integration costs;

•	the Merger was structured to maintain a strong balance sheet with sufficient liquidity;

•	General Finance’s expected post-merger debt would be manageable. The Board of Directors based this conclusion on an analysis of the expected post-merger debt and the expected EBITDA for the combined post-merger company as reflected in the financial forecasts it considered in evaluating the Merger; and

•	the opinion of RBC to the special committee dated July 24, 2008 as to the fairness, from a financial point of view and as of such date, to General Finance of the aggregate merger consideration (which representatives of General Finance directed RBC to assume was $52.6 million) to be paid by General Finance (the full text of RBC’s written opinion is set forth in Annex B to this Proxy Statement), as well as the financial analyses performed by RBC in connection with its opinion and reviewed with the special committee, as more fully described in “The Merger-Opinion of the Special Committee’s Financial Advisor,” beginning on Page 36.

The special committee of the board of directors also considered potential risks and costs relating to the Merger, including:

•	the risks and costs to us if the Merger is not completed, including the diversion of management and employee attention and the loss of business opportunities that might otherwise have been pursued;

•	the risk that holders of General Finance common stock may fail to approve the Merger and the issuance of the restricted stock;

•	the risk that we may fail to realize the anticipated benefits of the Merger;

•	the risk that the integration process could adversely impact our ongoing operations;

•	the risk of a downturn in the U.S. economy and the impact on the results of operations of Pac-Van;

•	the risk of weakening U.S. credit markets and the impact on the ability of Pac-Van to secure adequate credit facilities and borrowings;

•	the risks and costs associated with the additional indebtedness incurred in connection with the Merger and the adverse impact such additional indebtedness could have on our ability to operate our business;

•	the risks that the Merger would not qualify as a tax-free “reorganization” and that General Finance would be required to pay the taxes resulting from the consummation of the Merger, as provided under the Merger Agreement;

•	the risks associated with the concentration of ownership of General Finance common stock in Messrs. Havner and Valenta; and

•	the fees and expenses associated with completing the Merger in an amount of at least $1 million.

The foregoing discussion addresses certain material information and factors considered by the special committee in evaluating the Merger, including factors that support the Merger as well as those that may weigh against it. In view of the variety of factors and the quality and amount of information considered, the special committee did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the special committee did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. The determination to approve the Merger was made after consideration of all of the factors in the aggregate. In addition, individual members of the special committee may have given different weights to different factors.

The actual benefits from the Merger could differ materially from the estimates and expectations discussed above. Accordingly, the potential benefits described above or the potential benefits described in this proxy statement may not be realized.

Opinion of the Special Committee’s Financial Advisor

General Information Regarding RBC’s Opinion

On July 24, 2008, as financial advisor to the special committee, RBC rendered its written opinion to the special committee to the effect that, as of that date and subject to the assumptions, qualifications and limitations described in its opinion, the aggregate merger consideration (which representatives of General Finance directed RBC to assume was $52.6 million) to be paid by General Finance pursuant to the Merger Agreement was fair, from a financial point of view, to General Finance. The full text of RBC’s written opinion, dated July 24, 2008, is attached to this Proxy Statement as Annex B and describes the procedures followed, assumptions made, matters considered and limitations on, the review undertaken. This summary of RBC’s opinion is qualified in its entirety by reference to the full text of the opinion.

RBC’s opinion did not address the merits of General Finance’ underlying decision to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction in which General Finance might engage. RBC’s opinion was addressed to, and provided for the information and assistance of, the special committee in connection with the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger or any other matter in connection with the Merger.

The type and amount of consideration payable in the Merger were determined through negotiation between General Finance and Pac-Van, and the decision to enter into the transaction was solely that of the special committee. RBC’s opinion to the special committee and related financial analysis were only two of many factors taken into consideration by the special committee in evaluating the Merger and should not be viewed as determinative of the views of the special committee or management with respect to the Merger or the aggregate merger consideration.

RBC’s opinion addressed solely the fairness of the aggregate merger consideration, from a financial point of view, to General Finance. RBC’s opinion did not in any way address other terms of, or arrangements contemplated by, the Merger or the Merger Agreement, including, without limitation, the form or structure of the Merger or the aggregate merger consideration (or any adjustments to the aggregate merger consideration), the financial or other terms of the $1.5 million promissory note or any other agreement contemplated by, or to be entered into in connection with, the Merger Agreement, nor did RBC’s opinion address, and RBC expressed no opinion with respect to, the solvency of General Finance or Pac-Van. Further, in rendering its opinion, RBC expressed no opinion about the fairness of the amount or nature of the compensation (if any) to any of General Finance’s officers, directors or employees, or class of such persons, relative to the aggregate merger consideration.

In rendering its opinion, RBC assumed and relied upon the accuracy and completeness of all the information that was publicly available to RBC and all of the financial, legal, tax, operating, and other information provided to or discussed with RBC by General Finance or Pac-Van (including, without limitation, the financial statements and related notes thereto of each of General Finance and Pac-Van, respectively) and did not assume responsibility for independently verifying, and did not independently verify, this information. RBC assumed that the financial projections and forecasts of General Finance prepared by its management and of Pac-Van prepared by its management provided to RBC by General Finance and Pac-Van, as the case may be, were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of General Finance or Pac-Van (as the case may be), respectively, and also assumed that such financial projections and forecasts would be realized in the amounts and at the times projected. RBC expressed no opinion as to such financial projections and forecasts or the assumptions upon which they were based.

In rendering its opinion, RBC did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of General Finance or Pac-Van and, except for a third party appraisal of certain assets of Pac-Van, Inc., RBC was not furnished with any such valuations or appraisals. RBC did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of General Finance or Pac-Van. RBC did not investigate, and made no assumption regarding, any litigation or other claims affecting General Finance or Pac-Van.

RBC assumed, in all respects material to its opinion, that all conditions to the consummation of the Merger would be satisfied, and all terms of the Merger Agreement would be complied with, without waiver or modification and that all governmental, third party or other consents and approvals necessary for the consummation of the Merger would be obtained without adverse effect on General Finance, Pac-Van or the contemplated benefits of the Merger. RBC also assumed that the executed version of the Merger Agreement would not differ, in any respect material to RBC’s opinion, from a draft dated July 24, 2008 of the Merger Agreement reviewed by RBC. RBC further assumed that the Merger would qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In addition, RBC assumed that the actual aggregate consideration payable by General Finance in the Merger would not differ from the estimate that RBC was directed to assume by representatives of RBC in any respect material to RBC’s opinion.

RBC’s opinion spoke only as of the date it was rendered, was based on the conditions as they existed and information which RBC was supplied or reviewed as of such date, and was without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature which may exist or occur after such date. RBC has not undertaken to reaffirm or revise its opinion or otherwise comment upon events occurring after the date of its opinion and does not have an obligation to update, revise or reaffirm its opinion. RBC does not express any opinion as to the actual value of General Finance common stock or the $1.5 million promissory note to be issued in the Merger or prices at which General Finance common stock would trade following the announcement of the Merger or at which General Finance common stock or the $1.5 million promissory note might otherwise be transferable at any time.

For the purpose of rendering its opinion, RBC undertook the review and inquiries it deemed necessary and appropriate under the circumstances, including:

•	reviewing financial terms of a draft dated July 24, 2008 of the Merger Agreement;

•	reviewing and analyzing publicly available financial and other data with respect to General Finance and other relevant historical operating data relating to General Finance and Pac-Van made available to RBC from published sources in the case of General Finance or from internal records of General Finance and Pac-Van, respectively;

•	reviewing financial projections and forecasts of General Finance prepared by General Finance’s management and financial projections and forecasts of Pac-Van prepared by Pac-Van’s management;

•	conducting discussions with members of the senior managements of General Finance and Pac-Van with respect to the business prospects and financial outlook of General Finance and Pac-Van as standalone entities as well as the strategic rationale and potential benefits of the Merger;

•	reviewing the reported prices and trading activity for General Finance common stock; and

•	performing other studies and analyses as RBC deemed appropriate.

In arriving at its opinion, RBC performed the following analyses in addition to the review, inquiries and analyses referred to in the preceding paragraph:

•	RBC performed a financial analysis of each of General Finance and Pac-Van as a standalone entity using selected companies analyses and, in the case of Pac-Van, a selected precedent transactions analysis; and

•	RBC performed a pro forma combination analysis, determining the potential financial impact of the Merger on the projected 2009 earnings per share, as well as other selected historical and projected metrics, of General Finance.

RBC was advised that financial projections and forecasts relating to General Finance and Pac-Van for periods beyond June 30, 2009 had not been prepared by the managements of General Finance and Pac-Van and, accordingly, RBC did not undertake an analysis of the future financial performance of General Finance and Pac-Van for periods beyond June 30, 2009. With respect to the $1.5 million promissory note to be issued in the Merger, RBC assumed that the value of such $1.5 million promissory note would be equal to the face value of the $1.5 million promissory note.

In connection with the rendering of its opinion to General Finance’ board of directors, RBC prepared and delivered to General Finance’ board written materials containing the analyses listed above and other information material to the opinion. The summary of the analyses used by RBC contained in this section includes information presented in tabular format. To fully understand the summary of the analyses used by RBC, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses.

Pac-Van Analyses

For purposes of the “Selected Companies Analysis” and “Selected Precedent Transactions Analysis” summarized below, the “implied aggregate merger consideration value” refers to the implied value of the aggregate consideration payable by General Finance in the Merger which representatives of General Finance directed RBC to assume would be $52.6 million, after giving effect to adjustments specified in the Merger Agreement, consisting of the following:

•	the aggregate cash consideration payable by General Finance in the Merger of $21.1 million;

•	the implied aggregate value of the 4,000,000 shares of General Finance common stock issuable in the Merger of $30.0 million based on the $7.50 stated value per share of General Finance common stock provided for in the Merger Agreement; and

•	the principal amount of the promissory note of $1.5 million.

Selected Companies Analysis.  RBC reviewed financial and stock market information for the following six selected publicly held companies in the modular space and storage sector of the rental services industry:

•	Cavco Industries, Inc.

•	Champion Enterprises, Inc.

•	McGrath RentCorp

•	Mobile Mini, Inc.

•	Nobility Homes, Inc.

•	Nomad Building Solutions Limited

RBC reviewed, among other things, enterprise values of the selected companies, calculated as fully-diluted market value based on closing stock prices on July 23, 2008, plus debt, minority interest and preferred stock, less cash and cash equivalents, as multiples of latest 12 months (ended on March 31, 2008) earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and latest 12 months (ended on June 30, 2008) and forward 12 months (ending on June 30, 2009) estimated EBITDA. RBC then applied a range of multiples of 6.3x to 11.0x latest 12 months (ended on March 31, 2008) EBITDA, 5.7x to 11.9x latest 12 months (ended on June 30, 2008) estimated EBITDA and 4.3x to 7.0x forward 12 months (ending on June 30, 2009) estimated EBITDA derived from the selected companies for which information was publicly available to corresponding data of Pac-Van (as adjusted, in the case of latest 12 months (ended on June 30, 2008) estimated EBITDA, to reflect the pro forma full year impact of acquisitions effected during the period and, in the case of latest 12 months (ended on June 30, 2008) and forward 12 months (ending on June 30, 2009) estimated EBITDA, to add back stock-based compensation expense and certain charges identified by General Finance’s management). Financial data for the selected companies were based on public filings and publicly available research analysts’ consensus estimates. Financial data for Pac-Van were based on internal data provided by Pac-Van’s management. This analysis indicated the following implied equity reference ranges for Pac-Van, as compared to the implied aggregate merger consideration value:

	Implied Equity Reference	Implied Aggregate Merger
	Ranges for Pac-Van	Consideration Value

LTM (3/31/08) EBITDA	$29.4 million - $129.3 million	$52.6 million
LTM (6/30/08) EBITDA	$23.7 million - $164.8 million
FTM (6/30/09) EBITDA	$0.0 - $56.7 million

Selected Precedent Transactions Analysis.  RBC reviewed, to the extent publicly available, transaction values in the following 13 selected transactions involving companies in the rental services industry:

Date Announced	Acquiror	Target

• 2/2008	• Mobile Mini, Inc.	• Mobile Storage Group, Inc.
• 11/2007	• First Atlantic Capital, Ltd.	• Sprint Industrial Holdings LLC
• 7/2007	• Ristretto Group S.a.r.l	• Williams Scotsman International, Inc.
• 4/2007	• Odyssey Investment Partners, LLC	• NES Rentals Holdings Inc. (Tank Rental Division)
• 3/2007	• Williams Scotsman International, Inc.	• Hawaii Modular Space, Inc.
• 1/2007	• Kungsleden AB	• Skanska AB (Nordic Modular Group)
• 9/2006	• General Finance Corporation	• Royal Wolf Trading Australia Pty Ltd
• 8/2006	• Williams Scotsman International, Inc.	• Wiron Construcciones Modulares, SA
• 7/2006	• Welsh, Carson, Anderson & Stowe X, L.P.	• Mobile Storage Group, Inc.
• 3/2006	• Mobile Mini, Inc.	• Royal Wolf Portable Storage, Inc.
• 1/2006	• J.P. Morgan Partners Asia	• Waco International Limited
• 11/2005	• 3i Group Plc	• Skanska Modul AB (Nordic Modular Group)
• 10/2005	• Mobile Mini, Inc.	• A-One Storage, LLC

RBC reviewed, among other things, transaction values in the selected transactions, calculated as the equity value implied for the target company based on the consideration payable in the selected transaction, plus debt, minority interest and preferred stock, less cash and cash equivalents, as multiples of latest 12 months EBITDA to the extent such financial data were publicly available at the time of announcement of the relevant transaction. RBC then applied a range of multiples of 8.0x to 11.3x latest 12 months EBITDA derived from the selected transactions to Pac-Van’s latest 12 months (ended on March 31, 2008) EBITDA. This analysis indicated the following implied equity reference range for Pac-Van, as compared to the implied aggregate merger consideration value:

Implied Equity Reference	Implied Aggregate Merger
Range for Pac-Van	Consideration Value

$65.1 million - $136.0 million	$52.6 million

General Finance Selected Companies Analysis

RBC reviewed financial and stock market information for the selected publicly held companies referred to above under “Pac-Van Financial Analyses — Selected Companies Analysis.” RBC reviewed, among other things, enterprise values of the selected companies as multiples of latest 12 months (ended on June 30, 2008) and forward 12 months (ending on June 30, 2009) estimated EBITDA. RBC applied the range of low to high multiples of 5.7x to 11.9x latest 12 months (ended on June 30, 2008) estimated EBITDA and 4.3x to 7.0x forward 12 months (ending on June 30, 2009) estimated EBITDA derived from the selected companies for which information was publicly available to General Finance’s estimated EBITDA for fiscal years ended on June 30, 2008 and ending on June 30, 2009 (as adjusted, in the case of fiscal year 2008 EBITDA, to reflect the pro forma full year impact of acquisitions effected during the period and, in the case of fiscal years 2008 and 2009 estimated EBITDA, to add back stock-based compensation expense and certain charges identified by General Finance’s management). Financial data for the selected companies were based on publicly available research analysts’ consensus estimates. Financial data for General Finance were based on internal data provided by General Finance’s management. This analysis indicated

the following implied per share equity reference ranges for General Finance, as compared to the $7.50 stated value per share of General Finance common stock provided for in the Merger Agreement:

Stated Value of
	Implied per Share Equity Reference	General Finance Common
	Ranges for General Finance	Stock in Merger Agreement

FYE (6/30/08) EBITDA	$4.74 - $15.12	$7.50
FYE (6/30/09) EBITDA	$4.80 - $10.67

Pro Forma Combination Analysis

RBC reviewed the potential pro forma effect of the Merger on General Finance’s fiscal year 2009 estimated earnings per share, referred to as EPS, before giving effect to potential synergies, if any, resulting from the Merger. Estimated financial data of General Finance were based on internal estimates of General Finance’s management, and estimated financial data of Pac-Van were based on internal estimates of Pac-Van’s management. Based on an illustrative Merger closing date of June 30, 2008 and other assumptions relating to the Merger and the financing for the Merger provided by General Finance’s management, this analysis indicated that the Merger could be accretive to General Finance’s fiscal year 2009 estimated EPS. RBC’s pro forma combination analysis does not represent a prediction on RBC’s part of the actual financial effect of the Merger on the stock price, financial performance or any other metrics of General Finance following the Merger and was based on the assumptions used by RBC.

Overview of Analyses; Other Considerations

In reaching its opinion, RBC did not assign any particular weight to any one analysis or the results yielded by that analysis. Rather, having reviewed these results in the aggregate, RBC exercised its professional judgment in determining that, based on the aggregate of the analyses used and the results they yielded, the aggregate merger consideration was fair, from a financial point of view, to General Finance. RBC believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analyses and, accordingly, also made qualitative judgments concerning differences between the characteristics of General Finance and Pac-Van respectively, and the Merger, and the data selected for use in its analyses, as further discussed below.

No single company or transaction used in the above analyses as a comparison is identical to General Finance or Pac-Van, or the Merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses, or transactions analyzed. The analyses were prepared solely for purposes of RBC providing an opinion as to the fairness of the aggregate merger consideration, from a financial point of view, to General Finance and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be acquired, which are inherently subject to uncertainty.

The opinion of RBC as to the fairness, from a financial point of view, to General Finance of the aggregate merger consideration was necessarily based upon market, economic, and other conditions that existed as of the date of its opinion and on information available to RBC as of that date.

The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Several analytical methodologies were employed by RBC and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions RBC reached were based on all the analyses and factors presented, taken as a whole, and also on application of RBC’s own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. RBC therefore gives no opinion as to the value or merit standing alone of any one or more parts of its analyses and believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.

In connection with its analyses, RBC made, and was provided by General Finance’ management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of General Finance. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of General Finance or its advisors, none of General Finance, RBC or any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

RBC’s opinion was approved by the RBC Fairness Opinion Committee. General Finance selected RBC to serve as its financial advisor with respect to the Merger and render its opinion based on RBC’s experience in mergers and acquisitions and in securities valuation generally.

RBC is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBC may act as a market maker and broker in the publicly-traded securities of General Finance and receive customary compensation, and may also actively trade the securities of General Finance for its own account and the accounts of its customers and, accordingly, RBC and its affiliates may hold a long or short position in such securities.

Under its June 16, 2008 engagement agreement with General Finance, RBC agreed to advise the special committee concerning the structure and terms of the acquisition, to advise the special committee in the course of negotiations and, if requested by the special committee, to participate in the negotiations. Under the engagement agreement RBC became entitled to receive a fee of $100,000 upon RBC’s engagement and a fee of $300,000 upon the delivery of RBC’s opinion. In addition, if the Merger is consummated, RBC will become entitled to an additional fee of $475,000 against which the fees payable upon RBC’s engagement and delivery of RBC’s opinion will be credited. General Finance also will reimburse RBC for its reasonable expenses and indemnify it for certain liabilities that may arise out of RBC’s engagement. The terms of the engagement letter were negotiated at arm’s-length between General Finance and RBC and the special committee was aware of this fee arrangement at the time of its approval of the Merger Agreement.

The Board of Directors of General Finance Following the Merger

As required by the stockholders agreement, upon consummation of the Merger, General Finance will expand the size of the Board of Directors of General Finance from five to six and will appoint Ronald L. Havner to fill the vacancy.

Ronald L. Havner, Jr. has been the Vice-Chairman, Chief Executive Officer and a director of Public Storage, Inc. since November 2002 and its President since July 2005. Mr. Havner has been Chairman of PS Business Parks, Inc. since March 1998 and was Chief Executive Officer of PS Business Parks, Inc. from March 1998 until August 2003. Mr. Havner joined Public Storage in 1986. He is also a member of the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts, Inc. (NAREIT) and a director of Union BanCal Corporation. Mr. Havner is also a director of Mobile Office Acquisition Corporation, the parent company of Pac-Van, Inc., a U.S. office modular and portable storage company and a former director of Mobile Storage Group, Inc.

Management of General Finance After the Merger

Upon completion of the Merger, the executive management team of the combined company will include senior executives from General Finance and from Pac-Van. Ronald F. Valenta will continue to serve as a Director, President and Chief Executive Officer and John Johnson, Charles Barrantes and Christopher Wilson will continue to serve as Chief Operating Officer, Chief Financial Officer and General Counsel of General Finance, respectively. Theodore M. Mourouzis, President of Pac-Van, will continue to manage Pac-Van as a subsidiary of General Finance along with his entire management team, including six senior executives who have served on the Pac-Van management team for an average of ten years.

Governmental and Regulatory Matters

We do not believe the consummation of the Merger is subject to review by the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission under HSR.

Anticipated Accounting and Tax Treatment

General Finance intends to account for the Merger as a purchase of Pac-Van in accordance with generally accepted accounting principles in the United States. Pac-Van will be treated as the acquired entity for such purposes. Accordingly, the aggregate fair value of the consideration paid by General Finance in connection with the Merger will be allocated to Pac-Van’s assets based on their fair values as of the completion of the Merger. The difference between the fair value of Pac-Van’s assets, liabilities and other items and the aggregate fair value of the consideration paid by General Finance will be recorded as goodwill and other assets and intangibles. The results of operations of Pac-Van will be included in General Finance’s consolidated results of operations only for periods subsequent to the completion of the Merger.

For U.S. federal income tax purposes, General Finance will not be entitled to allocate the aggregate fair market value of the consideration paid by General Finance in connection with the Merger with Pac-Van to Pac-Van’s assets. Instead, General Finance will inherit the Pac-Van’s tax basis in its assets and will not be able to increase that tax basis to reflect the value of the aggregate consideration paid or the fair market value of the assets. As a result, General Finance’s tax-deductible depreciation of the former Pac-Van assets will be less than if those assets had been purchased at the time of the Merger for their fair value. In addition, in the event that General Finance resells any of the former Pac-Van assets, it will calculate taxable gain by reference to their tax basis.

No Appraisal Rights

Under Delaware law, General Finance stockholders will not have appraisal rights pursuant to the Merger and the other transactions contemplated by the Merger Agreement.

Financing

In anticipation of the Merger, Pac-Van has received commitment letters, or collectively the Commitment Letter, from LaSalle Bank National Association, as Administrative Agent, BancAmerica Securities, LLC, as Arranger, Wells Fargo Bank, and National City Bank, collectively, the “Commitment Parties.” The commitment letter from LaSalle dated June 16, 2008 describes a senior secured credit facility under which Pac-Van, Inc. may borrow up to $90 million, subject to a borrowing base. Pac-Van has also received commitments from the Commitment Parties and Union Bank of California to increase the Credit Facility to $120 million upon the closing of this transaction. We will assume this indebtedness as part of the transaction. In connection with the Commitment Letter, Pac-Van has agreed to pay to the Commitment Parties an Upfront Fee of $25,000 and a $20,000 fee to the Arranger. Such fees are included as part of the costs of the transaction and will not recur. In addition, Pac-Van has agreed to pay to LaSalle an annual administration fee of $5,000 per lender to act as administrative agent. We do not have any current plans to repay the Credit Facility.

General Finance organized a wholly owned subsidiary, General Finance North America Inc., or GFNA, as the party that will own Pac-Van and will guarantee certain Pac-Van indebtedness. General Finance Corporation and Royal Wolf Australia will not be parties to the Pac-Van credit agreement.

The Credit Facility has a remaining term of approximately four years, and the Credit Facility has a scheduled expiration date of August 23, 2012. The availability of borrowings under the Credit Facility will be subject to a borrowing base calculated as a discount to the value of certain pledged collateral. The Credit Facility has optional and mandatory prepayment provisions. Repayment of all amounts owed under the Credit Facility will be secured by a first priority perfected security interest in substantially all existing and after acquired assets (real and personal) of Pac-Van and GFNA and all products and proceeds thereof.

Borrowings under the Credit Facility will bear interest at a rate equal to, at our option, either LIBOR plus an applicable margin or the prime rate plus an applicable margin. We expect that the initial applicable margin for borrowings will be .25% with respect to prime rate borrowings and 2.25% with respect to LIBOR borrowings. The applicable margins may adjust from time to time based on our senior leverage ratio, which is expected to start at the highest level. In addition to paying interest on outstanding principal under the Credit Facility, we will be required to pay an unused line fee to the lenders under the revolving credit facilities in respect of the unutilized commitments thereunder. The unused line fee rate is 0.25% per annum. We must also pay customary letter of credit fees.

The increased commitments of the banks under the Commitment Letter are subject to, among other things, the consummation of the Merger, including that since December 31, 2007, there has occurred no event, fact or circumstance that has caused or could reasonably be expected to have a material adverse effect on Pac-Van nor any current event of default. The definitive financing agreement includes (i) a borrowing base limiting indebtedness to the lesser of the commitment amount or the combination of 85% of eligible receivables and net book value of modular buildings, mobile offices, storage containers and capitalized freight and set-up costs and 75% of rolling stock, limited to $1 million, (ii) representations and warranties, affirmative and negative covenants and events of default customarily found in credit agreements for transactions of this nature, (iii) financial covenants also customary for credit agreements for transactions of this nature, but including the following:

(a) Maximum Senior Funded Debt to trailing twelve month Adjusted EBITDA of 5.00 to 1.00.

(b) Maximum Total Funded Debt to trailing twelve month Adjusted EBITDA of 5.50 to 1.00.

(c) Minimum Interest Coverage Ratio of 1.25:1.00.

(d) Minimum trailing twelve month Adjusted EBITDA of $15,726,000 plus 80% of EBITDA in connection with any acquisition on a TTM basis.

(e) Minimum Utilization of the fleets on an average dollar basis of 70%.

(f) Maximum Annual Shareholder Distributions of $1,500,000 to be paid to GFNA, with an additional $2,000,000 to be paid in the first two years post-closing related to the Holdback Note.

The Subordinated Debt has a maturity date of February 2, 2013.

THE AGREEMENT AND PLAN OF MERGER

The following summary describes the material provisions of the Merger Agreement. This summary may not contain all of the information about the Merger Agreement that is important to you and is qualified in its entirety by reference to the Merger Agreement, which is included as Annex A to this proxy statement. We urge you to read the entire Merger Agreement and the other annexes to this proxy statement carefully and in their entirety.

The Merger Agreement has been included to provide you with information regarding its terms. The terms and information in the Merger Agreement should not be relied on as disclosure about General Finance, GFNA or Pac-Van without consideration of the information provided elsewhere in this document and in the excerpts from the periodic reports included as Annex C, which information is incorporated by reference into this proxy statement. The terms of the Merger Agreement (such as the representations and warranties) govern the contractual rights and relationships, and allocate risk, among the parties in relation to the Merger. In particular, the representations and warranties made by the parties to each other in the Merger Agreement have been negotiated among the parties with the principal purpose of setting forth their respective rights with respect to their obligation to close the Merger should events or circumstances change or be different from those stated in the representations and warranties. Matters may change from the state of affairs contemplated by the representations and warranties. None of the parties to the Merger Agreement undertakes any obligation to publicly release any revisions to the representations and warranties, except as required under U.S. federal or other applicable securities laws.

Structure of the Merger

On July 28, 2008, we entered into the Merger Agreement with GFN North America Corp., a wholly-owned subsidiary of General Finance, or GFNA, MOAC, Pac-Van, Inc. and certain stockholders of MOAC, pursuant to which MOAC will merge with and into GFNA.

Conversion of Stock held by Stockholders of MOAC.  Each share of MOAC’s common stock issued and outstanding immediately prior to the effective time of the Merger and held by the stockholders of MOAC, and all rights in respect thereof shall, by virtue of the Merger and without any action on the part of the stockholder, forthwith cease to exist and be converted into and represent the right to receive an amount, of cash, a subordinated promissory note of GFNA and 4,000,000 shares of restricted General Finance common stock, or Shares.

Conversion of GFNA Stock.  At the effective time of the Merger, by virtue of the Merger and without any action on the part of any party, each share of GFNA’s common stock issued and outstanding immediately prior to the effective time of the Merger, will be converted into and exchanged for one validly issued, fully paid, and nonassessable share of the surviving corporation’s common stock.

Effect on Options.  Immediately prior to the effective time of the Merger, all vested options issued under the stock option plans of MOAC will be cancelled and will cease to exist, and the holder of such options will cease to have any rights with respect thereto and will receive cash for such cancelled options as set forth in the Merger Agreement.

No Further Ownership Rights in MOAC Common Stock.  At and after the effective time of the Merger, each stockholder of MOAC shall cease to have any rights as a stockholder of MOAC, except as otherwise required by applicable law and except for the right of each stockholder of MOAC to surrender his or her stock certificate or lost stock certificate affidavit in exchange for payment of the applicable consideration payable under the Merger Agreement, and no further transfer of MOAC common stock shall be made on the stock transfer books of the surviving corporation.

Merger Consideration

Merger Consideration.  Upon completion of the Merger, the stockholders of MOAC shall be entitled to receive the amount, or Merger Consideration, equal to $158.8 million plus the aggregate purchase price and transaction costs of any acquisitions completed by Pac-Van during the period commencing on the date of the Merger Agreement and ending at the Closing, minus the total indebtedness of Pac-Van which is borrowed under Pac-Van’s Credit Facility (which principal amount shall not exceed $86 million plus any new acquisition related debt), minus the subordinated debt of Pac-Van which is borrowed from Laminar (which original principal amount shall not exceed $25 million), minus the aggregate value of indebtedness (other than indebtedness borrowed under the Credit Facility and the Subordinated Debt), minus the aggregate value of the warrants of MOAC. The Merger Consideration will be paid to the MOAC stockholders with up to $21.5 million in cash, a $1.5 million senior unsecured subordinated note of GFNA, or the Note, $30 million in Shares, which are valued at $7.50 per share for the purposes of the acquisition. The amount of cash paid for the MOAC shares will depend on the amount of indebtedness assumed but will not exceed $21.5 million in any event. The MOAC stockholders will receive different percentages of each form of Merger Consideration, as further described in the Merger Agreement.

Surviving Corporation, Governing Documents and Officers and Directors

At the effective time of the Merger, the certificate of incorporation and by-laws of GFNA, as in effect immediately prior to such effective time, will be the certificate of incorporation and by-laws respectively of the surviving corporation of the Merger. The officers and directors of GFNA prior to the effective time of the Merger will continue to be the officers and directors of the surviving corporation of the Merger, subject to the applicable provisions of the certificate of incorporation and by-laws of the surviving corporation.

Closing

Unless the parties agree otherwise, the completion of the Merger will occur on the first business day following the day on which the last of the closing conditions (other than any conditions that by their nature are to be satisfied at the closing) is satisfied or waived. See “— Conditions to the Merger” beginning on page 50. The parties currently expect to complete the Merger in the fourth quarter of 2008.

Approval of the MOAC Stockholders

The holders of MOAC Class A Common Stock, the class of common stock with voting rights, approved the Merger Agreement immediately following its execution. No further action by the MOAC Stockholders is needed for approval of the acquisition.

Effective Time of the Merger

The Merger will become effective upon the acceptance of the filing of a certificate of merger in accordance with Section 251 of the Delaware General Corporation Law with the Secretary of State of the State of Delaware, or at such other subsequent date or time as General Finance, GFNA, MOAC, Pac-Van, Inc. and certain stockholders of MOAC may agree and specify in the certificate of merger. General Finance and MOAC will file the certificate of merger on the closing date of the Merger.

Representations and Warranties

The Merger Agreement contains representations and warranties made by MOAC to General Finance and GFNA relating to a number of matters, including the following:

•	corporate authorization to execute, deliver and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•	absence of conflicts with, or violations of, organizational documents, applicable law or other obligations as a result of the execution, delivery and consummation of the transactions contemplated by the Merger Agreement;

•	due organization and good standing;

•	capitalization;

•	due organization, good standing and capitalization of MOAC and Pac-Van, Inc.;

•	accuracy of information to be provided by Pac-Van for inclusion in this proxy statement;

•	accuracy of selected financial statements;

•	absence of certain undisclosed liabilities;

•	accuracy of minute books;

•	title and condition of tangible personal property;

•	owned and leased real properties;

•	material contracts;

•	litigation;

•	tax matters;

•	insurance;

•	intellectual property matters;

•	compliance with laws;

•	relationship with customers;

•	labor and employment relations;

•	employee benefit plan matters;

•	environmental matters;

•	affiliate transactions;

•	obtaining of and compliance with permits;

•	absence of any material adverse effect and certain other changes or events;

•	brokers’ or finders’ fees;

•	absence of certain changes in the business; and

•	scope of representations and warranties and disclaimer of implied and other representations and warranties in the Merger Agreement and related documents.

The Merger Agreement also contains representations and warranties made by General Finance and GFNA to MOAC and the MOAC stockholders relating to a number of matters, including the following:

•	corporate authorization to execute, deliver and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•	absence of conflicts with, or violations of, organizational documents, applicable law or other obligations as a result of the execution, delivery and consummation of the transactions contemplated by the Merger Agreement;

•	due organization and good standing;

•	capitalization;

•	due organization and good standing of General Finance and GFNA;

•	accuracy of information to be provided by General Finance for inclusion in this proxy statement;

•	accuracy of selected financial statements;

•	absence of certain undisclosed liabilities;

•	litigation;

•	tax matters;

•	valid issuance of the Shares in the Merger;

•	compliance with laws;

•	employee benefit plan matters;

•	absence of certain changes in the business;

•	brokers’ or finders’ fees; and

•	scope of representations and warranties and disclaimer of implied and other representations and warranties in the Merger Agreement and related documents.

The representations and warranties contained in the Merger Agreement were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. This description of the representations and warranties, and their reproduction in the copy of the Merger Agreement attached to this proxy statement as Annex A, are included solely to provide investors with information regarding the terms of the Merger Agreement. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should only be read together with the information provided elsewhere in this proxy statement and in the excerpts from the periodic reports included in Annex C, which such information is incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 89.

Certain of these representations and warranties are qualified by “materiality” or “material adverse effect”. For purposes of the Merger Agreement, a “material adverse effect” with respect to MOAC or Pac-Van, Inc., as the case may be, means one or more events, changes, circumstances or effects, a material adverse effect on the business, operations, assets, liabilities or financial condition of MOAC or Pac-Van, Inc. taken as a whole, other than events, changes, circumstances or effects that arise out of or result from economic factors generally affecting the economy or financial markets as a whole or the industries in which either of MOAC or Pac-Van, Inc. operates which do not disproportionately impact MOAC or Pac-Van, Inc.

The representations and warranties in the Merger Agreement related to corporate authorization, board approval, noncontravention of MOAC’s charter documents, taxes, environmental matters, the real property leases of Sellers being valid leaseholds free and clear of all liens, the personal property of Sellers being free and clear of all liens and intellectual property of Pac-Van, Inc. being valid, enforceable and free of all liens, or the Excluded Representations and breaches of representations and warranties including fraud or intentional tortious conduct, will survive until the third anniversary of the Closing. All representations and warranties in the Merger Agreement other than the Excluded Representations or as described herein will survive until 20 months after the closing date of the Merger. If the Merger Agreement is validly terminated, there will be no liability under the representations and warranties of the parties, or otherwise under the Merger Agreement, except as described below under “— Effect of Termination” and “— Termination Fees and Expenses” beginning on page 54.

Covenants and Agreements

Conduct of Business of Pac-Van Pending the Merger.  Pac-Van has agreed that, except as set forth in the Merger Agreement, during the period commencing on July 28, 2008 and ending at the earlier of the completion of the Merger or the termination of the Merger Agreement, Pac-Van will carry on its business in the ordinary and usual course and use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, customers and others with which it has a business relationship.

Additionally, Pac-Van has agreed that, except as may be approved in writing by General Finance or as expressly permitted or required by the Merger Agreement, prior to the completion of the Merger, Pac-Van will not, and will cause each of its subsidiaries to, refrain from the following:

•	amending the certificate of incorporation or bylaws of MOAC or Pac-Van, Inc.;

•	declaring, paying or setting aside any dividend or other distribution;

•	increasing the compensation payable (including wages, salaries and bonuses or any other renumeration) or to become payable to any employee in excess of increases consistent with past practice which shall not exceed 4% in any event, other than pursuant to existing contracts or applicable law;

•	adopting or entering into any new, or amending or otherwise increasing or terminating, or accelerating the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, provided that MOAC may accelerate the vesting of any stock options granted in 2006;

•	hiring any new officers, executives or employees at or above the level of vice president (except to replace an officer, executive or employee) or terminating the employment of any officers, executives or employees at or above the level of vice president (except for cause), or promoting any officers, executives or employees to, or at or above the level of, vice president (except to replace an officer, executive or employee);

•	incurring, assuming or modifying any indebtedness (other than revolving indebtedness incurred pursuant to the existing Credit Facility of Pac-Van up to $86 million or the Subordinated Debt up to $25 million original principal), in each case, in the ordinary course of business consistent with past practice;

•	subjecting any material property or assets or any capital stock, or other equity or voting interests to any lien other than permitted liens;

•	selling, transfering, leasing, licensing or otherwise disposing of any assets or properties other than sales of assets in the ordinary course of business consistent with past practice;

•	acquiring or merging or consolidating with any business or entity, by merger or consolidation, or purchase of assets or equity interests of any person or persons with a purchase price in excess of $10 million, or by any other manner, in a single transaction or a series of related transactions;

•	making of any capital expenditure or commitment thereto other than in the ordinary course of business consistent with past practice and in accordance with expenditures contemplated by the Pac-Van 2008 capital expenditures budget;

•	writing-off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business consistent with past practice;

•	canceling or waiving any claims or rights of substantial value;

•	making any change any elections with respect to taxes, amend any tax returns, change any annual tax accounting period or adopt or change any tax accounting method or any other similar action other than those required by GAAP or by applicable laws;

•	paying, discharging, settling or satisfying any claims, liabilities or obligations other than in the ordinary course consistent with past practices;

•	adopting a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or material reorganization, other than the Merger;

•	entering into any joint venture, partnership or other similar arrangement;

•	entering into a “Company Material Contract,” as defined in the Merger Agreement, which includes contracts with an obligation in excess of $25,000 and that is not cancellable without penalty on 180 days’ or less notice or any contract with a restriction on Pac-Van’s ability to compete or provide products and services;

•	settling or compromising any claim, legal action or other similar matter; or

•	entering into any material transaction with any officer, director, stockholder or affiliate of MOAC.

Exclusivity.  From July 28, 2008 and until the earlier of the completion of the Merger or the termination of the Merger Agreement, Pac-Van has agreed not to engage in any discussions or negotiations with, or provide any information to, any person or entity (other than General Finance and its affiliates and representatives), concerning any purchase of any capital stock of Pac-Van or any merger, consolidation or other business combination, asset sale, recapitalization or similar transaction involving Pac-Van. Pac-Van has agreed to notify General Finance as soon as practicable after Pac-Van has knowledge of any person making any proposal, offer, inquiry, or contact with Pac-Van, with respect to any such proposal for purchase of capital stock, merger, consolidation, asset sale, recapitalization or similar transaction involving Pac-Van and to describe the identity of the person making such proposal and the substance and material terms of such contact and such proposal.

Access to Information.  The Merger Agreement provides mutual rights to each of General Finance and Pac-Van to access the properties, books and records of the other party, and obligates each party to provide information regarding its business and properties to the other party to the extent permitted by law. Each of General Finance and Pac-Van agree to permit the other party and its representatives to have reasonable access during normal business hours and on reasonable written advance notice, to its premises and to its properties, books and records and shall cause its officers, employees counsel, accountants, consultants and other representatives to furnish the other party with such financial and operating data and other information with respect to its business and properties as such other party shall request from time to time. Such investigation and assistance shall not unreasonably disrupt the operations of the party providing access to such investigation, cause the loss of attorney/client privilege, and any information provided pursuant to such investigation by either General Finance or Pac-Van or their respective subsidiaries shall be subject to the terms of the mutual confidentiality provisions contained in the Merger Agreement.

Notification of Certain Matters.  Pac-Van agrees to provide prompt written notice to General Finance of (i) any notice of, or other communication relating to, a default or event of default under any material contact, (ii) any representation or warranty made by Pac-Van in the Merger Agreement becoming untrue or inaccurate in any material respect and (ii) the failure of any condition precedent to either party’s obligations.

MOAC’s Stock Option Plans.  Except as provided below, MOAC agrees, as of the time of the completion of the Merger, to take all actions necessary to terminate all stock option plans, stock incentive plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Pac-Van. Immediately prior to the effective time of the Merger, all options issued under the option plans of MOAC will be cancelled and will cease to exist, and the holder of such options will cease to have any rights with respect thereto and will receive cash for such cancelled options as set forth in the Merger Agreement.

Certain Other Covenants.  The Merger Agreement also contains additional covenants, including covenants relating to the filing of this proxy statement, Pac-Van’s cooperation with General Finance in connection with the debt financing, cooperation and consultation regarding filings and proceedings with governmental and other agencies and organizations and obtaining required consents, cooperation and consultation regarding public statements with respect to transactions contemplated by the Merger Agreement and cooperation with respect to contesting or defending any legal proceedings brought by a third party in connection with the transactions contemplated by the Merger Agreement.

Conditions to the Merger

Conditions to Each Party’s Obligations.  The respective obligations of each of General Finance and Pac-Van to effect the Merger are conditioned upon the satisfaction or waiver by General Finance and Pac-Van of the following conditions:

•	no action before any governmental authority shall have been commenced, no governmental authority shall have issued any order, decree or ruling and no action by any governmental authority or any other person shall have been filed which seeks to restrain, enjoin or rescind the Merger or which seeks damages in connection with the Merger;

•	the parties shall reasonably believe that the Merger shall qualify as a “tax-free reorganization” under Section 368 of the Internal Revenue Code of 1986, as amended, and that the Merger Agreement shall constitute a “plan of reorganization” within the meaning of the regulations promulgated under Section 368;

•	Pac-Van and the lenders under the Credit Facility shall have entered into amendments to the agreements governing the Credit Facility which (i) consent to the Merger, (ii) consent to the “change of control” contemplated by the Merger and the transactions contemplated by the Merger Agreement, (iii) increase the “permitted payments” to permit the payment of an annual management fee of $1.5 million to General Finance and to permit the payment of all sums owed under the Note, (iv) provide for a $30 million increase in commitments from the lenders under the Credit Facility, (v) establish June 30 as the fiscal year end of Pac-Van and its affiliates, (vi) shall not require Pac-Van or any other party to pay to the lenders under the Credit Facility or any other party fees, costs or expenses except as agreed in writing by Pac-Van and such lenders prior to the date of the Merger Agreement and (vii) other than amendments described above, shall not amend or alter the terms and conditions governing the Credit Facility as of the date of the Merger Agreement;

•	All of the parties to the agreements governing the Pac-Van Subordinated Debt shall have entered into amendments to such agreements which (i) permit the increase of the lenders’ commitments under the Credit Facility described above, (ii) consent to the “change of control” contemplated by the Merger and the transactions contemplated by the Merger Agreement, (iii) permit the payment of an annual management fee of $1.5 million to General Finance and of all sums owed under the Note, (iv) establish June 30 as the fiscal year end of Pac-Van and the Affiliates of Pac-Van, (v) shall not require Pac-Van or any other party to pay to Laminar or any other party fees, costs or expenses except as agreed in writing by Pac-Van and Laminar prior to the date of this Agreement and (vi) other than changes set forth above, shall not amend or alter the terms and conditions governing the Subordinated Debt.

Conditions to Obligations of General Finance.  The obligations of General Finance to complete the Merger are conditioned upon the satisfaction or waiver by General Finance of the following conditions:

•	subject to certain exceptions, the representations and warranties of Pac-Van shall be true and correct in all respects on and as of the closing date with the same effect as though such representations and warranties had been made on and as of such date;

•	Pac-Van shall have performed in all material respects its obligations under the Merger Agreement prior to the consummation of the Merger;

•	Pac-Van shall have furnished General Finance with a certificate dated on the effective date of the Merger to the effect that certain conditions of General Finance to consummate the Merger have been satisfied;

•	any filing with, or consent of, any governmental authority or third party necessary to complete the Merger in compliance with applicable law and all contracts of Pac-Van shall have been made or obtained;

•	at a meeting of the stockholders of General Finance duly called and held for such purpose, the holders of a majority of the General Finance common stock present and entitled to vote at such meeting shall have approved by affirmative vote the proposals set forth in this proxy;

•	the ratio (expressed as a percentage) equal to the aggregate number of MOAC common stock held by persons who have perfected their appraisal rights pursuant to Delaware General Corporation Law divided by the aggregate number of issued and outstanding shares of MOAC common stock immediately prior to the closing of the Merger shall not be greater than 10%;

•	Pac-Van shall have delivered to General Finance evidence reasonably satisfactory to General Finance of the resignation of all Pac-Van directors effective as of the closing of the Merger;

•	since December 31, 2007, there shall not have been any material adverse change in the financial condition, operating profits, backlog, assets, liabilities, operations, business prospects, applicable regulations, employee relations or customer or supplier relations of Pac-Van;

•	Pac-Van shall have delivered to General Finance a copy of the resolutions adopted by the board of directors of MOAC and Pac-Van, Inc. approving this Merger Agreement and the Merger, certified by their respective secretaries;

•	At the closing of the Merger, neither MOAC nor Pac-Van, Inc. shall have any indebtedness except as disclosed pursuant to or permitted by the Merger Agreement;

•	General Finance shall have received amendments, satisfactory to General Finance, of any agreements between Pac-Van and the employees of Pac-Van which contain provisions triggered by the consummation of the Merger or which would terminate upon the consummation of the Merger;

•	Each MOAC stockholder who will receive the Shares as part of the Merger Consideration and General Finance shall have executed and delivered the stockholders agreement in the form contained in Annex A attached hereto;

•	Theodore M. Mourouzis and Pac-Van, Inc. shall have entered into an amendment to his employment agreement which extends its term by one year to July 31, 2010;

•	All MOAC stock options shall have been exercised or terminated pursuant to this Agreement; and

•	Pac-Van shall have current assets, including cash, minus current liabilities, including unearned revenue upon the closing of the Merger, not more negative than $4 million less the amount of accounts payable associated with each modular building project sale greater than $500,000 that has not been invoiced as of the Closing.

Conditions to Obligations of Pac-Van.  The obligations of Pac-Van to complete the Merger are conditioned upon the satisfaction or waiver by Pac-Van of the following conditions:

•	subject to certain exceptions, the representations and warranties of General Finance and GFNA shall be true and accurate as of the date of the Merger Agreement and the closing of the Merger as if made at and as of such time;

•	each of General Finance and GFNA shall have performed in all material respects all of the respective obligations hereunder required to be performed by General Finance and GFNA, as the case may be, at or prior to the closing of the Merger;

•	General Finance shall have furnished Pac-Van with a certificate dated as of the closing of the Merger signed on its behalf by an officer to the effect that certain conditions of the closing of the Merger have been satisfied;

•	The board of directors of General Finance shall have elected Ronald L. Havner, Jr. to serve on the board of directors of General Finance as a class C director (who would stand for reelection at the General Finance annual stockholder meeting in 2009) effective immediately after the closing of the Merger and General Finance shall have entered into an indemnification agreement with Mr. Havner substantially similar to the agreements with existing directors of General Finance;

•	the lenders under the Subordinated Debt shall agree that no consent, closing or similar fees shall be payable from Pac-Van or General Finance to such lenders in connection with the Merger and Pac-Van shall be responsible for reimbursing the lenders for reasonable legal fees and expenses incurred by lenders in connection with the Merger in an amount not to exceed $50,000;

•	each stockholder who will receive shares of General Finance as part of the Merger Consideration and General Finance shall have entered into a stockholders agreement in the form contained in Annex B attached hereto;

•	since December 31, 2007, there shall not have been any material adverse change in the financial condition or results of operations, assets or liabilities of General Finance; and

•	General Finance and GFNA shall have delivered to MOAC stockholders an excerpt of the resolutions adopted by the Board of Directors of GFNA and the special committee of the board of directors of General Finance approving the Merger Agreement and the Merger, certified by their respective secretaries.

Each of the conditions to General Finance’s and Pac-Van’s obligations to complete the Merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of General Finance and Pac-Van if the condition is a condition to both General Finance’s and Pac-Van’s obligation to complete the Merger, or by the party for whom such condition is a condition of its obligation to complete the Merger. The boards of directors of General

Finance and Pac-Van may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement and re-solicitation of proxies is necessary. However, General Finance and Pac-Van generally do not expect any such waiver to be significant enough to require an amendment of this proxy statement and re-solicitation of stockholders. In the event that any such waiver is not determined to be significant enough to require re-solicitation of stockholders, General Finance will have the discretion to complete the Merger without seeking further General Finance stockholder approval.

Indemnification

Certain of MOAC’s stockholders have agreed to hold General Finance and its affiliates, successors and assigns harmless for any losses which arise from or in connection with any breach by Pac-Van of any of its representations, warranties or covenants under the Merger Agreement or in any ancillary agreement or in any instrument, certificate or writing delivered pursuant to the Merger Agreement. General Finance or GFNA has agreed to hold harmless MOAC’s stockholders and their affiliates for any losses which arise from or in connection with (i) any breach by General Finance or GFNA of any of their representations, warranties or covenants under the Merger Agreement or in any agreement delivered pursuant to the Merger Agreement or (ii) with certain limitations, any claim brought by a stockholder of General Finance relating to the Merger.

The obligations to indemnify and hold harmless for breaches of representations and warranties relating to corporate authorization, board approval, noncontravention of Pac-Van’ charter documents, taxes, environmental matters, finders’ fees, the real property leases of Pac-Van, the personal property of Pac-Van and intellectual property of Pac-Van, or the Excluded Representations, will survive until the third anniversary of the Closing. All representations and warranties in the Merger Agreement other than the Excluded Representations will survive until 20 months after the closing date of the Merger, except for claims for indemnification asserted prior to the end of such period, which claims shall survive until final resolution thereof. With limited exceptions, the maximum amount of General Finance’s or the MOAC stockholders’ indemnification liabilities under the Merger Agreement is $10 million. Indemnification claims may be asserted only if each individual indemnifiable loss exceeds $500,000; provided, that if the amount of indemnifiable losses exceeds the $500,000, the indemnified party shall be entitled to recover the entire amount of losses.

All claims for indemnification by General Finance shall first be satisfied from the pledged Shares and the Note. The indemnification obligations of MOAC’s stockholders are several and not joint.

General Finance will be responsible for the taxes of the MOAC stockholders in the event that the Merger does not qualify as a tax-free reorganization firm under Section 368 of the Internal Revenue Code of 1986, as amended.

Termination

The Merger Agreement may be terminated at any time before the completion of the Merger, in any of the following circumstances:

•	by mutual written consent of General Finance and Pac-Van;

•	by either General Finance or Pac-Van, if

•	the Merger does not occur on or before November 1, 2008, provided that the right to terminate the Merger Agreement shall not be available to either General Finance or Pac-Van, as the case may be, if its failure to fulfill any obligation under the Merger Agreement shall be the cause of the failure of the closing to occur on or before such date;

•	there has been a breach of any representations and warranties or any covenant to be performed by either General Finance or Pac-Van in a manner such that the closing conditions described in “— Conditions to Each Party’s Obligations” and “— Conditions to Obligations of General Finance” or “— Conditions to Obligations of Pac-Van” or, as the case may be, would not be satisfied;

•	there shall be any order of any competent authority prohibiting such transactions, which has been entered and become final and non-appealable; or

•	by General Finance if a material adverse change in the financial condition of Pac-Van has occurred since December 31, 2007;

•	by MOAC if a material adverse change in the financial condition of General Finance has occurred since December 31, 2007; or

•	the approval of the Merger Agreement, the Merger and the issuance of the Shares to the MOAC stockholders in connection with the Merger by the affirmative vote of the holders of a majority of the outstanding shares of General Finance common stock is not obtained.

Termination Fees and Expenses

If the Merger Agreement is terminated each party will bear its own expenses, provided that General Finance will reimburse Pac-Van for the costs of certain appraisals undertaken in connection with its due diligence investigation, which costs are estimated at $18,000.

Effect of Termination

If the Merger Agreement is terminated in accordance therewith, upon written notice, the Merger Agreement shall be terminated, without any liability (other than liability for any willful breach) on the part of General Finance or Pac-Van; provided, that the provisions of the Merger Agreement relating to public announcements, termination, effects of termination, expenses, transfer taxes and certain confidentiality obligations will survive any termination thereof and, provided further that no such termination shall relieve any party of any liability resulting from the breach of the Merger Agreement by such party.

Specific Performance

Each of General Finance and Pac-Van are entitled to an injunction or injunctions to prevent actual breaches of the Merger Agreement by the other party and to enforce specifically the terms and provisions of the Merger Agreement.

Amendments

The Merger Agreement may not be changed, and any of the terms, covenants, representations, warranties and conditions cannot be waived, except pursuant to an instrument in writing signed by all the parties to the Merger Agreement or, in the case of a waiver, by the party waiving compliance.

THE STOCKHOLDERS AGREEMENT

The following is a summary of the material provisions of the stockholders agreement to be entered into by and among General Finance and certain stockholders of MOAC upon completion of the Merger. The stockholders agreement is included as Exhibit C to Annex A and is incorporated by reference into this proxy statement. We encourage you to read the stockholders agreement carefully.

Transfer of Equity Securities

Transfer Restrictions.  No MOAC stockholder party to the stockholders agreement shall, voluntarily or involuntarily, directly or indirectly, transfer in any manner, the restricted General Finance common stock issued pursuant to the Merger Agreement, or the Shares, except pursuant to a transfer permitted under the stockholders agreement. Any attempt to transfer any security in violation of the transfer restrictions shall be null and void and General Finance will not permit or give any effect to any such transfer to be made on its books and records.

Permitted Transfers.  A MOAC stockholder who is a party to the stockholders agreement may carry out any of the following transfers:

•	any transfer following such stockholder’s death, to such stockholder’s legal representative, heir or legatee, or any gift during such stockholder’s lifetime to such stockholder’s spouse, children, grandchildren or to a trust or other legal entity for the exclusive benefit of such stockholder or any one or more of the foregoing; and

•	any transfer to any affiliate of such stockholder (as long as the permitted transferee agrees in writing to be bound by all the provisions of the stockholders agreement).

Customary Black-out Periods.  Subject to certain exceptions, none of the MOAC stockholders shall sell any Shares other than during any period when the MOAC stockholders are not prohibited from selling securities pursuant to the written policies and procedures of General Finance governing transfers of securities by such officers and directors as may be in effect from time to time.

Standstill.  Except for the exercise of warrants owned as of the closing date of the Merger (which shall not be covered by the stockholders agreement) or as agreed by General Finance in advance, for the period commencing on the closing date and ending on June 30, 2009, Ronald F. Valenta and Ronald L. Havner, Jr. shall, and shall cause their controlled affiliates to, refrain from directly or indirectly:

•	acquiring, announcing an intention to acquire, offering or proposing to acquire, soliciting an offer to sell or agree to acquire, or entering into any arrangement or undertaking to acquire, directly or indirectly, by purchase, or otherwise, record or direct or indirect beneficial ownership interest in any equity or debt securities of General Finance or any assets (other than purchases of assets in the ordinary course of business) or other securities of General Finance or any of its subsidiaries;

•	making, effecting, initiating, curing or participating in any take-over bid, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving General Finance or any of its subsidiaries;

•	soliciting, making, effecting, initiating, causing, or participating in any way in, directly or indirectly, any solicitation of proxies or consents from any holders of any securities of the General Finance or any of its subsidiaries or calling or seeking to have called any meeting of stockholders of General Finance or any of its subsidiaries;

•	forming, joining or participating in, or otherwise encouraging the formation of, any “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) with respect to any securities that are not equity securities and debt securities of General Finance or any of its subsidiaries;

•	arranging, facilitating, or in any way participating, directly or indirectly, in any financing for the purchase of any securities or assets of General Finance or any of its subsidiaries that are not equity securities and debt securities of General Finance or any of its subsidiaries; or

•	acting, directly or indirectly, to seek control or direct the board of directors, stockholders, policies or affairs of General Finance or any of its subsidiaries; soliciting, proposing, seeking to effect or negotiating with any other person with respect to any form of business combination transaction involving General Finance or other extraordinary transaction involving General Finance or any of its subsidiaries; or disclosing an intent, purpose, plan or proposal with respect to General Finance, or any securities or assets of General Finance or any of its subsidiaries that are not equity securities (other than the preferred stock of General Finance and common stock of General Finance issued upon conversion thereof) and debt securities of General Finance or any of its subsidiaries.

Registration Rights

Shelf Registration Statement.  General Finance shall use all commercially reasonable efforts to file a registration statement under the U.S. Securities Act of 1933, as amended, or Securities Act, no later than June 30, 2009 to enable the resale of such registrable securities on a delayed or continuous basis.

Required Registrations.  At any time after the date, if any, that (x) General Finance is not permitted to file or maintain a Form S-3 in connection with the shelf registration in accordance with the terms of the stockholders agreement or (y) the registration statement expired in accordance with the terms of the stockholders agreement and not all registrable securities registered in such shelf registration have been sold, D. E. Shaw, Mr. Havner and Mr. Valenta shall each have the right to request General Finance to effect a registration under the Securities Act of registrable securities held by such stockholders. General Finance shall not be required to comply with more than one such demand request during any 12 month period and shall only be obligated to comply with three demand requests in total. If a managing underwriter engaged in connection with such registration concludes that the amount of securities requested to be included in such registration statement would adversely affect the public offering and sale of such securities, then the securities to be included in such registration may be reduced, provided that the securities proposed to be sold by General Finance will be reduced before the shares sought to be registered by the selling stockholders shall be reduced.

Incidental Registration.  If, at any time after the first anniversary of the completion of the Merger, General Finance proposes to register any of its securities under the Securities Act for sale to the public, any party to the stockholders agreement shall have the right at each such time to include registrable securities held by it that are not otherwise covered by the shelf registration statement or a required registration statement in such registration statement subject to any underwriters’ customary cut back.

Distribution Black-Out Period.  Subject to certain exceptions and limitations if the board of directors of General Finance reasonably determines that the registration and distribution of registrable securities (i) would reasonably be expected to impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, merger, corporate reorganization, segment reclassification or discontinuation of operations, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving the General Finance or any of its subsidiaries or (ii) would require disclosure of non-public material information, the disclosure of which would reasonably be expected to adversely affect General Finance, General Finance shall be entitled to postpone the filing or effectiveness or suspend the effectiveness of a registration statement and/or the use of any prospectus for a period of time not to exceed 120 days. General Finance shall promptly give the stockholders party to the stockholders agreement written notice of such postponement or suspension (which notice need not specify the nature of the event giving rise to such suspension); provided, that General Finance shall not utilize this deferral right more than once in any 12 month period.

Registration Expenses.  General Finance will pay all registration expenses in connection with each registration of securities pursuant to the stockholders agreement, including, without limitation, any such registration not effected by General Finance. General Finance shall not be required, however, to reimburse the counsel of the MOAC stockholders for legal fees and expenses in excess of $50,000.

Holdback Agreements.  The MOAC stockholders party to the stockholders agreement (and General Finance and its executive officers if requested by the underwriters) shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any securities, other than those securities included in a registration described above for the seven days prior to and the 90 days after the effectiveness of the registration statement pursuant to which such offering shall be made (or such longer periods as may be advised by the underwriter).

Board of Directors of General Finance

Composition.  At the effective time, General Finance shall expand the size of the Board of Directors of General Finance so that the number of members on the Board of Directors of General Finance is equal to six.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2008 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended March 31, 2008 and the year ended June 30, 2007 give effect to the business combination and certain other transactions and are based upon:

(a) the historical consolidated financial statements of Pac-Van included in this proxy statement:

(b) our unaudited consolidated balance sheet as of March 31, 2008, which is included in our historical consolidated financial statements incorporated by reference into this proxy statement; and

(c) the unaudited pro forma condensed combined statements of operations of us and Royal Wolf for the nine months ended March 31, 2008 and the year ended June 30, 2007, which are included in this proxy statement (see “Unaudited Pro Forma Condensed Combined Financial Statements of General Finance Corporation and Royal Wolf”)

The Unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the business combination as if it had occurred on the first day of the period and the Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the business combination as if it had occurred on the date of such balance sheet. The unaudited statements of operations of Pac-Van for the year ended June 30, 2007 were derived by combining the results for the six-month period from July 1, 2006 to December 31, 2006 with the six-month period from January 1, 2007 to June 30, 2007, and the unaudited statements of operations of Pac-Van for the nine months ended March 31, 2008 were derived by combining the results for the six-month period from July 1, 2007 to December 31, 2007 with the three-month period from January 1, 2008 to March 31, 2008; as Pac-Van’s fiscal year end is December 31.

The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the business combination with Pac-Van occurred on the respective dates assumed, nor are they necessarily indicative of our future consolidated operating results or the future consolidated financial position.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with our audited consolidated financial statements and the accompanying notes, the unaudited condensed consolidated financial statements and the accompanying notes incorporated by reference into this proxy statement and the separate historical consolidated financial statements and accompanying notes of Pac-Van included in this proxy statement. See “Where You Can Find More Information”.

We intend to account for the business combination as a purchase of Pac-Van in accordance with generally accepted accounting principles in the United States. Pac-Van will be treated as the acquired entity for such purposes. Accordingly, the aggregate fair value of the consideration paid by us will be allocated to Pac-Van’s assets based on their fair values as of the completion of the business combination. The difference between the fair value of Pac-Van’s identifiable tangible and intangible assets, liabilities and other items and the aggregate fair value of the consideration paid will be recorded as goodwill. The results of operations of Pac-Van will be included in our consolidated results of operations only for periods subsequent to the completion of the business combination.

Purchase Accounting Adjustments

Purchase accounting adjustments include adjustments necessary to allocate the purchase price to the identifiable tangible and intangible assets and liabilities of Pac-Van based on their estimated fair values. A description of each of these purchase accounting adjustments follows:

Fair Market Value Adjustments:  The pro forma financial statements reflect the purchase price allocation based on a preliminary assessment of fair market values and lives assigned to the assets, liabilities and other items being acquired. Fair market values in the pro forma financial statements were determined by preliminary discussions with independent valuation consultants and upon available information and assumptions that we believe are reasonable. After the closing of the business combination, we will complete the evaluation of the fair values of assets and liabilities in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, with the assistance of the independent valuation consultants. Fair market value adjustments reflected in the pro forma financial statements may be subject to significant revisions and adjustments pending finalization of those valuation studies.

Transaction Costs:  We estimate that we will incur approximately $1.0 million of transaction costs, consisting primarily of financial advisory, legal and accounting fees, financing costs and financial printing and other charges related to the purchase of Pac-Van. A portion of these transaction costs will be recorded as deferred charges on the unaudited pro forma condensed combined balance sheet and a portion will be recorded as part of the cost to purchase Pac-Van. These estimates are preliminary and, therefore, are subject to change.

Purchase Price Allocation:  The purchase consideration was determined based on the fair value (market price at the balance sheet date) of our shares of common stock to be issued upon the closing of the transaction, cash consideration to be paid to the stockholders of Pac-Van, the issuance of the Note (that bears interest at 8.0%), the long-term debt to be assumed (which would include borrowings under the Credit Facility for the satisfaction of the warrant obligation to SPV Capital Funds, L.L.C. and of vested stock options) and the transaction costs we estimate to incur in connection with the business combination. The following table summarizes the estimated purchase consideration (dollars in thousands):

Cash consideration paid	$20,300
Fair value of our shares of common stock issued	28,280	(1)
Issuance of the Note	1,500
Assumption of long-term debt:
Credit Facility	82,000
Subordinated Debt	25,000

Total purchase value	$157,080

(1)	Represents 4,000,000 of our shares of common stock at $7.07 per share at March 31, 2008

The following table summarizes the pro forma net assets acquired and liabilities assumed in connection with the business combination and the preliminary allocation of the purchase consideration at March 31, 2008 (dollars in thousands):

Current assets	$14,523
Rental inventory and fleet	98,238
Property plant and equipment	2,151
Other assets, including intangibles	8,668
Goodwill	64,066
Current and other liabilities (not including the Note issued and long-term debt assumed)	(30,566)

Total purchase consideration	$157,080

Income Taxes:  Upon completion of the business combination, we will evaluate whether there is any adjustment necessary to deferred taxes. Any such adjustment would be recorded as an offset to goodwill. Due to the change in ownership upon completion of the business combination, the annual usage of any attributes that were generated prior to the business combination may be substantially limited.

Reclassification:  The historical financial statements of Pac-Van reflect reclassifications of certain balances in order to conform to our financial statement presentation.

Warrant Exercise Program:  We offered the holders of all of our outstanding, publicly-traded warrants and the privately-placed warrants issued to two executive officers (one of whom is also a director) the opportunity to exercise those warrants for a limited time at a reduced exercise price of $5.10 per warrant. Proceeds totaling approximately $21,100,000 received under this warrant exercise program completed on May 30, 2008 have been reflected in the pro forma financial statements since the proceeds will be required to pay the cash consideration to the Pac-Van stockholders.

Unaudited Pro Forma Condensed Combined Balance Sheet
At March 31, 2008

			Pro Forma		Pro Forma
	General Finance	Pac-Van	Adjustments		Combined
	(In thousands except share data)

ASSETS
Current assets:
Cash and equivalents	$1,169	$343	$—		$1,512
Trade and other receivables	20,088	10,565	—		30,653
Inventories	20,660	3,615			24,275
Other current assets	—	—	—		—

Total current assets	41,917	14,523			56,440
Lease fleet, net	71,986	97,158	1,080	(d)	170,224
Property and equipment, net	4,616	2,151	—		6,767
Goodwill and intangible assets, net	59,821	41,909	5,700	(d)	131,991
			24,561	(e)
Other assets	1,642	564	—		2,206

Total assets	$179,982	$156,305	$31,341		$367,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables and accruals	$19,845	$7,700	$700	(d)	$28,245
Current portion of long-term debt and obligations	9,079	—	—		9,079
Other current liabilities	1,235	6,773	—		8,008

Total current liabilities	30,159	14,473	700		45,332

Long-term debt and obligations, net of current portion	70,968	97,538	(21,102	)(a)	178,666
			20,300	(c)
			1,500	(c)
			9,462	(c)
Other long term liabilities and deferred credits	1,238	15,393	—		16,631

Total long term liabilities	72,206	112,931	10,160		195,297

Minority interest	8,762	—	—		8,762
Stockholders’ equity:
Common stock	1	—	—		1
Additional paid-in capital	60,344	22,680	21,102	(a)	109,726
			(22,680	(b)
			28,280	(c)
Accumulated other comprehensive income	3,808	—	—		3,808
Retained earnings	4,702	6,221	(6,221	)(b)	4,702

Total stockholders’ equity	68,855	28,901	20,481		118,237

Total liabilities and stockholders’ equity	$179,982	$156,305	$31,341		$367,628

See notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended March 31, 2008

	Pro Forma
	General		Pro Forma		Pro Forma
	Finance	Pac-Van	Adjustments		Combined
	(In thousands, except share and per share data)

Revenues	$78,760	$52,066	$—		$130,826

Costs and expenses
Cost of sales	47,223	10,451	—		57,674
Leasing, selling and general expenses	17,864	25,417	—		43,281
Depreciation and amortization	5,949	3,661	439	(b)	10,155
			106	(c)

Operating income (loss)	7,724	12,537	(545)		19,716
Interest income	440	—	—		440
Interest expense	(5,788)	(6,894)	(659	)(a)	(13,385)
			(44	)(d)
Other, net	2,091	—	—		2,091

	(3,257)	(6,894)	(703)		(10,854)

Income before provision for income taxes and minority interest	4,467	5,643	(1,248)		8,862
Provision (credit) for income taxes	1,281	2,582	(281	)(e)	3,582
Minority interest	286	—	—		286

Net income	$2,900	$3,061	$(967)		$4,994

Net income per share:
Basic					$0.28

Diluted					$0.26

Weighted average shares outstanding:
Basic					17,826,052	(f)

Diluted					19,219,652	(f)

See notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended June 30, 2007

	Pro Forma
	General		Pro Forma		Pro Forma
	Finance	Pac-Van	Adjustments		Combined
	(In thousands, except share and per share data)

Revenues	$74,412	$65,856	$—		$140,268

Costs and expenses
Cost of sales	46,402	16,156	—		62,558
Leasing, selling and general expenses	22,178	31,662	—		53,840
Depreciation and amortization	6,558	4,355	586	(b)	11,557
			58	(c)

Operating income (loss)	(726)	13,683	(644)		12,313
Interest income	585	—	—		585
Interest expense	(7,651)	(7,282)	(2,871	)(a)	(17,853)
			(49	)(d)
Other, net	88	—	—		88

	(6,978)	(7,282)	(2,920)		(17,180)

Income (loss) before provision for income taxes and minority interest	(7,704)	6,401	(3,564)		(4,867)
Provision (credit) for income taxes	(2,890)	2,550	(913	)(e)	(1,253)
Minority interest	(803)	—	—		(803)

Net income (loss)	$(4,011)	$3,851	$(2,651)		$(2,811)

Net loss per share:
Basic					$(0.16)

Diluted					$(0.16)

Weighted average shares outstanding:
Basic					17,826,052 (f)

Diluted					17,826,052 (f)

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(In thousands, except per share data)

Adjustments included in the column under the heading “Pro Forma Adjustments” are the following:

Pro Forma Condensed Combined Balance Sheet

(a) To record the proceeds received of $21,102 under our warrant exercise program completed on May 30, 2008;

(b) To eliminate Pac-Van’s equity accounts;

(c) To record payment of purchase consideration consisting of cash, issuance of our common stock and the Note, and the assumption of long-term debt;

(d) To record purchase consideration allocation to Pac-Van’s identifiable tangible and intangible (including transaction costs) assets and liabilities (not including the Note issued and long-term debt assumed) acquired based on preliminary discussions with independent valuation consultants and upon available information and assumptions that we believe are reasonable; and

(e) To record goodwill as a result of the estimated purchase price allocation in accordance with the purchase method of accounting.

Pro Forma Condensed Combined Statements of Operations

(a) To adjust interest expense from the beginning of the period on the revised Credit Facility, Subordinated Debt and the Note;

(b) To reflect the amortization from the beginning of the period of the trademark and customer base acquired;

(c) To reflect the additional depreciation from the beginning of the period of the fixed assets acquired;

(d) To reflect the amortization from the beginning of the period of the deferred financing costs incurred;

(e) To adjust the provision for income taxes based on (a) to (d) above at an estimated effective rate of 40%; and

(f) Weighted average shares outstanding are comprised of the following:

	For the Nine Months Ended		For the Year Ended
	March 31, 2008		June 30, 2007
	Basic	Diluted	Basic	Diluted

Common stock assumed outstanding at beginning of period	9,690,099	9,690,099	9,690,099	9,690,099
Common stock issued in connection with warrant exercise program	4,135,953	4,135,953	4,135,953	4,135,953
Common stock issued in connection with the business combination	4,000,000	4,000,000	4,000,000	4,000,000
Assumed exercise of warrants and stock options	—	1,393,600	—	—	(1)

	17,826,052	19,219,652	17,826,052	17,826,052

(1)	As a result of the net loss reflected in the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2007, basic and diluted shares used are the same.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF
GENERAL FINANCE CORPORATION AND ROYAL WOLF

The following unaudited pro forma condensed statements of operations combine (i) the historical unaudited consolidated statements of operations of us and Royal Wolf for the nine months ended March 31, 2008, giving effect to our acquisition of them as if it had occurred on July 1, 2007, and (ii) the historical consolidated statements of operations of us and Royal Wolf for the fiscal year ended June 30, 2007, giving effect to our acquisition of them as if it had occurred on July 1, 2006. In September 2007, we changed our fiscal year to June 30 from December 31 and a transition report on Form 10-K with respect to the six months ended June 30, 2007 was filed in November 2007. As a result, our unaudited statement of operations for the year ended June 30, 2007 was derived by combining the results for the audited six-month period from January 1, 2007 to June 30, 2007 with the unaudited results for the period from July 1, 2006 to December 31, 2006. The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable and have a recurring impact. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable.

The following information should be read together with the audited consolidated financial statements and the accompanying notes; and the unaudited condensed consolidated financial statements and the accompanying notes incorporated by reference into this proxy statement. The unaudited pro forma information is not necessarily indicative of results of operations that may have actually occurred had the business combination taken place on the dates noted, or the future operating results of the combined company.

Unaudited Pro Forma Condensed Combined Statement of Operations
Nine Months Ended March 31, 2008

	General		Pro Forma		Pro Forma
	Finance	Royal Wolf	Adjustments		Combined
	(In thousands, except share and per share data)

Revenues	$—	$78,760	$—		$78,760

Costs and expenses
Cost of sales	—	47,223	—		47,223
Leasing, selling and general expenses	1,625	16,180	59	(h)	17,864
Depreciation and amortization	4	5,483	65	(b)	5,949
			355	(c)
			42	(d)

Operating income (loss)	(1,629)	9,874	(521)		7,724
Interest income	963	245	(768	)(f)	440
Interest expense	(45)	(5,287)	(341	)(a)	(5,788)
			(32	)(e)
			(83	)(g)
Other, net	1,682	409	—		2,091

	2,600	(4,633)	(1,224)		(3,257)

Income before provision for income taxes and minority interest	971	5,241	(1,745)		4,467
Provision (credit) for income taxes	(370)	2,387	(736	)(i)	1,281
Minority interest	354	—	(68	)(j)	286

Net income	$987	$2,854	$(941)		$2,900

Net income per share:
Basic					$0.29

Diluted					$0.26

Weighted average shares outstanding:
Basic					9,690,100	(k)

Diluted					11,083,700	(k)

See notes to unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended June 30, 2007

	General		Pro Forma		Pro Forma
	Finance	Royal Wolf	Adjustments		Combined
	(In thousands, except share and per share data)

Revenues	$—	$74,412	$—		$74,412

Costs and expenses
Cost of sales	—	46,402	—		46,402
Leasing, selling and general expenses	1,125	20,761	292	(h)	22,178
Depreciation and amortization	1	2,577	1,467	(b)	6,558
			2,031	(c)
			482	(d)

Operating income (loss)	(1,126)	4,672	(4,272)		(726)
Interest income	2,646	413	(2,474	)(f)	585
Interest expense	(93)	(4,378)	(2,639	)(a)	(7,651)
			(143	)(e)
			(398	)(g)
Other, net	(7)	95	—		88

	2,546	(3,870)	(5,654)		(6,978)

Income (loss) before provision for income taxes and minority interest	1,420	802	(9,926)		(7,704)
Provision (credit) for income taxes	565	490	(3,945	)(i)	(2,890)
Minority interest	—	—	(803	)(j)	(803)

Net income (loss)	$855	$312	$(5,178)		$(4,011)

Net loss per share:
Basic					$(0.41)

Diluted					$(0.41)

Weighted average shares outstanding:
Basic					9,690,100 (k)

Diluted					9,690,100 (k)

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(In thousands, except per share data)

Adjustments included in the column under the heading “Pro Forma Adjustments” are the following:

(a) To adjust interest expense from the beginning of the period on the amended ANZ secured credit facility and the Bison Note;

(b) To reflect the two-year amortization from the beginning of the period of the non-compete agreement;

(c) To reflect the six-to-ten year amortization from the beginning of the period of the non-retail and retail customer lists acquired;

(d) To reflect the additional depreciation from the beginning of the period of the fixed assets acquired;

(e) To reflect five and one-half year amortization from the beginning of the period of deferred financing costs incurred;

(f) To adjust interest income from the beginning of the period based on the reduction of cash in the trust account as a result of the acquisition;

(g) To reflect withholding tax from the beginning of the period on intercompany interest charged to Royal Wolf by us;

(h) To reflect contributed services from the beginning of the period;

(i) To adjust the provision for income taxes based on (a) to (h) above;

(j) To adjust for the applicable minority interest effect at 13.8% of the adjustments above; and

(k) Weighted average shares outstanding are comprised of the following:

	For the Nine Months Ended		For the Year Ended
	March 31, 2008		June 30, 2007
	Basic	Diluted	Basic	Diluted

Common stock issued to initial stockholder	1,875,000	1,875,000	1,875,000	1,875,000
Common stock issued in connection with the IPO	7,500,000	7,500,000	7,500,000	7,500,000
Common stock issued in connection with underwriters’ over-allotment option	1,125,000	1,125,000	1,125,000	1,125,000
Common stock converted to cash	(809,900)	(809,900)	(809,900)	(809,900)
Assumed exercise of warrants and stock options	—	1,393,600	—	—

	9,690,100	11,083,700	9,690,100	9,690,100

As a result of the net loss reflected in the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2007, basic and diluted shares used are the same.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PAC-VAN

The disclosure under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Transitional Report on Form 10-K for the six months ended June 30, 2007 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 is incorporated herein by reference. See “Where You Can Find More Information”.

Pac-Van was acquired, referred to in this discussion as the “Acquisition,” by MOAC on August 2, 2006 for $101.2 million, including $2.8 million in transaction costs. MOAC, which has applied “push down accounting” to its post-Acquisition consolidated financial statements to reflect the new basis of accounting, completed the acquisition of Pac-Van by borrowing $53.7 million under Pac-Van’s Credit Facility, issuing $25.0 million in Subordinated Debt and raising $22.5 million in equity. For more information, see Pac-Van’s consolidated financial statements and the related notes included elsewhere in this proxy statement.

All references in this discussion to events or activities which occurred prior to the completion of the Acquisition on August 2, 2006 relate to Pac-Van, as the predecessor company, or the Predecessor. All references in this discussion to events or activities which occurred after completion of the Acquisition on August 2, 2006 relate to the consolidated results of MOAC and Pac-Van, as the successor company, or the Successor. For purposes of the discussions below, we combined the results of operations of the Predecessor and Successor during the twelve months ended December 31, 2006 in order to achieve a meaningful comparison of Pac-Van’s results of operations during the periods indicated in 2005, 2006 and 2007.

Overview

Pac-Van leases and sells modular buildings, mobile offices, portable storage containers and related ancillary services in the United States. Pac-Van operates 26 branch locations across 17 states and has over 200 employees. The following is a description of its products:

Modular Buildings — Also known as manufactured buildings, modular buildings provide customers with additional space and are often tailored specifically to satisfy the unique needs of the customer. Depending on the customer’s desired application, modular buildings can range in size from 1,000 to more than 30,000 square feet and may be highly customized. Pac-Van currently has approximately 1,000 modular building units in their lease fleet.

Mobile Offices — Also known as trailers or construction trailers, mobile offices are re-locatable units with aluminum or wood exteriors on wood frames on a steel carriage fitted with axles, allowing for an assortment of “add-ons” to provide comfortable and convenient temporary space solutions. Pac-Van also offers Ground Level Offices (GLO), or office containers, which are converted shipping containers that are re-manufactured into mobile offices; and in-plant units, which are manufactured structures that provide self-contained office space with maximum design flexibility. Pac-Van currently has approximately 7,000 mobile office units in its lease fleet.

Storage Containers — Are generally used shipping containers that have been purchased and refurbished by Pac-Van. Storage containers provide a flexible, low cost alternative to warehousing, while offering greater security, convenience, and immediate accessibility. Most units are ventilated and secured with cam-locking doors and steel walls and roofs. Pac-Van also offers storage vans, also known as storage trailers or dock-height trailers. Pac-Van currently has approximately 4,000 storage container units in their lease fleet.

See also “Information About Pac-Van” on page 79.

Results of Operations

On August 2, 2006, MOAC acquired Pac-Van. The amounts shown below for the year ended December 31, 2006 represent a combination (“Combined”) of Pac-Van’s results of operations for the period from January 1, 2006 to August 1, 2006 before the Acquisition (the “Predecessor”) with the consolidated results of MOAC and Pac-Van for the period from August 2, 2006 to December 31, 2006 after the Acquisition (the “Successor”).

Six Months Ended June 30, 2008 (“YTD 2008”) Compared to Six Months Ended June 30, 2007 (“YTD 2007”)

	Successor
	Six Months Ended
	June 30,
	2007	2008
	(In thousands)

Revenues
Sales of equipment	$9,040	$9,210
Leasing	22,269	25,667

	31,309	34,877

Costs and Expenses
Cost of sales	6,036	6,427
Leasing, selling and general expenses	15,969	18,384
Depreciation and amortization	2,274	2,320

Income from operations	7,030	7,746
Interest expense	3,955	4,010

Income before provision for income taxes	3,075	3,736
Provision for income taxes	1,312	1,479

Net income	$1,763	$2,257

Sales of Equipment:  For YTD 2008, sales of equipment totaled $9.2 million compared to $9.0 million during YTD 2007, representing a decrease of $0.2 million, or 2.2%. The YTD 2007 results included $0.5 million in revenue from one sale, one of Pac-Van’s largest, which was not repeated in YTD 2008.

Leasing Revenues:  Leasing revenues for YTD 2008 amounted to $25.7 million compared to $22.3 million for the same period in YTD 2007 representing an increase of $3.4 million, or 15.2%. This was driven primarily by an increase in the average units on lease per month, which increased by 1,121 units, or 15.5%, as pricing for new leases dropped from YTD 2007 levels. The lease fleet increased from 10,298 units at June 30, 2007 to 12,134 units at June 30, 2008, an increase of 17.9%. However, average fleet utilization dropped from 82.1% in YTD 2007 to 76.3% in YTD 2008.

Cost of Sales:  Cost of sales for YTD 2008 was $6.4 million compared to $6.0 million for the same period in 2007; resulting in an increase of $0.4 million, or 6.7%. Gross margin percentage was 30.4% in YTD 2008 compared to 33.3% in YTD 2007. This decrease in the gross margin percentage was primarily due to a shift in the product mix sold.

Leasing, Selling and General Expenses:  For YTD 2008, leasing, selling and general expenses were $18.4 million compared to $16.0 million for YTD 2007. This $2.4 million increase, or 15.0%, relates to the following factors: (i) an increase in delivery and transportation costs associated with increased leasing volume; (ii) an increase in staffing levels necessary to support Pac-Van’s growth; and (iii) an increase in facility costs related to branch expansion and increased utility and telecommunication costs.

Depreciation and Amortization:  Depreciation and amortization for YTD 2008 and YTD 2007 was comparable at $2.3 million.

Interest expense:  Interest expense for YTD 2008 and YTD 2007 was $4.0 million, as increased borrowings were offset by a drop in the weighted-average interest rate from 9.2% in YTD 2007 to 7.8% in YTD 2008.

Provision for Income Taxes:  Income tax expense for YTD 2008 was $1.5 million compared to $1.3 million in YTD 2007, with an overall effective tax rate of 39.5% and 42.6%, respectively. The effective tax rate is above the federal statutory rate of 34.0% in each period presented primarily because of state income taxes and, in YTD 2007, Pac-Van incurred additional non-deductible expenses.

Net Income:  Net income for YTD 2008 was $2.3 million compared to $1.8 million in YTD 2007, an increase of $0.5 million. Increased operating income in YTD 2008 as compared to YTD 2007 was partially offset by higher interest expense.

Year Ended December 31, 2007 (“2007”) Compared to Year Ended December 31, 2006 (“2006”)

	Combined	Successor
	Year Ended
	December 31,
	2006	2007
	(In thousands)

Revenues
Sales of equipment	$22,315	$20,220
Leasing	39,875	47,035

	62,190	67,255

Costs and Expenses
Cost of sales	16,090	13,647
Leasing, selling and general expenses	30,755	32,838
Depreciation and amortization	3,348	5,049

Income from operations	11,997	15,721
Interest expense	4,925	8,425

Income before provision for income taxes	7,072	7,296
Provision for income taxes	2,788	3,266

Net income	$4,284	$4,030

Sales of Equipment:  For 2007, sales of equipment totaled $20.2 million compared to $22.3 million in 2006, representing a decrease of $2.1 million, or 9.4%. In 2006, Pac-Van generated record sales on the strength of several large modular complexes. Although reduced from 2006, sales for 2007 exceeded all other prior years. In 2007, sales accounted for 30.1% of total revenues compared to 35.9% in 2006.

Leasing Revenues:  Leasing revenues for 2007 were $47.0 million compared to $39.9 million for 2006, an increase of $7.1 million, or 17.8%. This was driven primarily by an increase in the average units on lease per month, which increased by 1,274 units, or 19.5%. The lease fleet increased from 8,640 units at December 31, 2006 to 10,998 units at December 31, 2007, an increase of 27.3%. Average fleet utilization dropped from 82.9% in 2006 to 81.5% in 2007. In 2007, leasing revenues accounted for 69.9% of total revenues compared to 64.1% in 2006.

Cost of Sales:  Cost of sales was $13.6 million in 2007 compared to $16.1 million in 2006, representing a decrease of $2.5 million, or 15.5%. This drop reflects not only a lower volume, but better margins on individual transactions and a shift in the product mix sold. The gross sales margin percentage increased from 27.8% in 2006 to 32.7% in 2007.

Leasing, Selling and General Expenses:  Leasing, selling and general expenses for 2007 were $32.8 million compared to $30.8 million in 2006, an increase of $2.0 million, or 6.5%. This increase is primarily due to the following factors: (i) an increase in delivery and transportation costs associated with increased leasing volume; (ii) an increase in personnel spending due to enhanced incentive compensation plans; (iii) an increase in marketing expenditures as Pac-Van increased its focus to internet and web-based marketing programs; and (iv) an increase in professional fees.

Depreciation and Amortization:  Depreciation and amortization for 2007 was $5.0 million compared to $3.3 million in 2006, representing an increase of $1.7 million, or 51.5%. Approximately $0.7 million of the increase was as a result of Pac-Van’s investment of $23.8 million in its rental fleet during 2007; and $1.0 million was due to a full year of amortization in 2007 versus only five months in 2006 as a result of purchase allocation adjustments from the Acquisition.

Interest Expense:  Interest expense for 2007 was $8.4 million compared to $4.9 million in 2006, an increase of $3.5 million, or 71.4%. The increase is primarily due to additional borrowings to finance capital expenditures and three very small acquisitions. The weighted-average interest rate increased from 9.0% in 2006 to 9.3% in 2007.

Provision for Income Taxes:  Pac-Van’s income tax expense for 2007 was $3.3 million compared to $2.8 million for 2006, an increase of $.5 million, for an overall effective tax rate of 44.8% versus 39.4%, respectively. The effective tax rate is above the federal statutory rate of 34.0% in each period presented primarily because of state income taxes and, in 2007, Pac-Van incurred additional non-deductible expenses.

Net Income:  Net income for 2007 of $4.0 million was $0.3 million lower than 2006 net income of $4.3 million. Increased operating income in 2007 as compared to 2006 was more than offset by significantly higher interest expense and income taxes.

Year Ended December 31, 2006 (“2006”) Compared to Year Ended December 31, 2005 (“2005”)

	Predecessor	Combined
	Year Ended
	December 31
	2005	2006
	(In thousands)

Revenues
Sales of equipment	$18,848	$22,315
Leasing	32,158	39,875

	51,006	62,190

Costs and Expenses
Cost of sales	13,832	16,090
Leasing, selling and general expenses	26,894	30,755
Depreciation and amortization	2,374	3,348

Income from operations	7,906	11,997
Interest expense	2,672	4,925

Income before provision for income taxes	5,234	7,072
Provision for income taxes	2,079	2,788

Net income	$3,155	$4,284

Sales of Equipment:  For 2006, sales of equipment totaled $22.3 million compared to $18.8 million for 2005, representing an increase of $3.5 million, or 18.6%. This increase reflects an increase in both volume and pricing. In 2006, sales accounted for 35.9% of total revenues compared to 37.0% in 2005.

Leasing Revenues:  Leasing revenues for 2006 were $39.9 compared to $32.1 million for 2005, an increase of $7.8 million, or 24.3%. This was driven primarily by an increase in the average units on lease per month, which increased by 234 units, or 3.7%, a shift in mix toward modular buildings and an increase in pricing. The lease fleet increased from 8,034 units at December 31, 2005 to 8,640 units at December 31, 2006, an increase of 7.5%. Average fleet utilization increased from 82.8% in 2005 to 82.9% in 2006. In 2006, leasing revenue accounted for 64.1% of total revenues compared to 63.0% in 2005.

Cost of Sales:  Cost of sales in 2006 cost of sales was $16.1 million compared to $13.8 million in 2005, representing an increase of $2.3 million, or 16.7%; due to greater volume. The gross margin percentage increased from 26.6% in 2005 to 27.8% in 2005 as a result of the greater volume and favorable product mix.

Leasing, Selling and General Expenses:  Leasing, selling and general, and expenses for 2006 were $30.8 million compared to $26.9 million in 2005, an increase of $3.9 million, or 14.5%. This increase is primarily due to the following factors: (i) an increase in delivery and transportation costs associated with increased leasing volume; (ii) an increase in personnel spending due to enhanced incentive compensation plans implemented in the later part of 2006, subsequent to the Acquisition; (iii) an increase in marketing expenditures as the Company increased its focus on internet and web-based marketing programs; and (iv) an increase in property tax associated with the fleet growth.

Depreciation and Amortization:  Depreciation and amortization for 2006 was $3.3 million compared to $2.4 million in 2005, representing an increase of $1.0 million, or 41.7%. The increase was primarily the result of purchase allocation adjustments from the Acquisition.

Interest Expense:  Interest expense for 2006 was $4.9 million compared to $2.7 in 2005, an increase of $2.2 million, or 81.5%. The increase is primarily due to additional borrowings to finance capital expenditures and the Acquisition by MOAC of Pac-Van. The weighted-average interest rate increased from 7.1% in 2005 to 9.0% in 2006.

Provision for Income Taxes:  Pac-Van’s income tax expense for 2006 was $2.8 million compared to $2.1 million for 2005, an increase of $0.7 million, for an overall effective tax rate of 39.4% versus 39.7%, respectively. The effective tax rate is above the federal statutory rate of 34.0% in each period presented primarily because of state income taxes.

Net Income:  Net income for 2006 of $4.3 million was $1.1 million higher than 2005 net income of $3.2 million. This increase is due primarily to higher revenues and operating income, which more than offset the significant increase in interest expense.

Measures not in Accordance with Generally Accepted Accounting Principles in the United States (“GAAP”)

Earnings before interest, income taxes, depreciation and amortization and other non-operating costs (“EBITDA”) and adjusted EBITDA are supplemental measures of Pac-Van’s performance that are not required by, or presented in, accordance with GAAP. These measures are not measurements of Pac-Van’s financial performance under GAAP and should not be considered as alternatives to net income, income from operations or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating, investing or financing activities as a measure of liquidity.

EBITDA is a non-GAAP measure. Pac-Van calculates adjusted EBITDA by adjusting EBITDA to eliminate the impact of certain items it does not consider to be indicative of the performance of its ongoing operations. You are encouraged to evaluate each adjustment and whether you consider each to be appropriate. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future, Pac-Van may incur expenses similar to the adjustments in the presentation of EBITDA and adjusted EBITDA. The presentation of EBITDA and adjusted EBITDA should not be construed as an inference that Pac-Van’s future results will be unaffected by unusual or non-recurring items. Pac-Van presents EBITDA and adjusted EBITDA because it considers them to be important supplemental measures of its performance and because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, many of which present EBITDA and adjusted EBITDA when reporting their results.

EBITDA and adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of Pac-Van’s results as reported under GAAP. Because of these limitations, EBITDA and adjusted EBITDA should not be considered as measures of discretionary cash available to Pac-Van to invest in the growth of its business or to reduce its indebtedness. Pac-Van compensates for these limitations by relying primarily on its GAAP results and using EBITDA and adjusted EBITDA only supplementally. The following tables show Pac-Van’s EBITDA and adjusted EBITDA, and the reconciliation from operating income:

	Successor
	Six Months Ended
	June 30,
	2007	2008
	(Unaudited - in thousands)

Income from operations	$7,030	$7,746
Add — depreciation and amortization	2,274	2,320

EBITDA	9,304	10,066
Add —
Stock-based compensation	77	77
Payments to former owners of Pac-Van (predecessor)	93	93
Advisory fee paid to chairman of the board of MOAC	90	90
One-time strategic expenses	—	—

Adjusted EBITDA	$9,564	$10,326

	Predecessor	Combined	Successor
	Year Ended December 31,
	2005	2006	2007
	(In thousands)

Income from operations	$7,906	$11,997	$15,721
Add — depreciation and amortization	2,374	3,348	5,049

EBITDA	10,280	15,345	20,770
Add —
Stock-based compensation	—	25	154
Payments to former owners of Pac-Van (predecessor)	1,372	1,016	186
Advisory fee paid to chairman of the board of MOAC	—	75	180
One-time strategic expenses	156	—	—

Adjusted EBITDA	$11,808	$16,461	$21,290

Liquidity and Capital Resources

Pac-Van’s primary sources of liquidity have been cash provided by operations and borrowings under its bank credit facilities or debt agreements. Historically, Pac-Van has used cash to support it operations, fund its fleet investment and to pay principal and interest associated with its outstanding debt obligations. Supplemental information pertaining to the Pac-Van’s sources and uses of cash is presented in the following table:

	Year Ended			Six Months
	December 31,			Ended June 30,
	Predecessor	Combined	Successor
	2005	2006	2007	2008
				(Unaudited)
	(In thousands)

Net cash provided by operating activities	$8,563	$12,605	$12,475	$8,007

Net cash used by investing activities	$(7,876)	$(17,562)	$(24,858)	$(20,501)

Net cash provided (used) by financing activities	$(650)	$(4,443)	$12,371	$12,750

Operating Activities:  Net cash provided by operating activities for YTD 2008 of $8.0 million primarily relates to net income of $2.3 million; and the non-cash add-backs for depreciation and amortization of $2.3 million and deferred income taxes of $1.5 million, as well as effective working capital management that increased cash from operating activities by $2.2 million. Net cash provided by operating activities for 2007 of $12.6 million primarily relates to net income of $4.0 million; and the non-cash charge add-backs for depreciation and amortization of $5.2 million and deferred income taxes of $3.3 million. Net cash provided by operating activities for 2006 of $12.7 million primarily relates to net income of $4.3 million; and the non-cash add-backs for depreciation and amortization of $3.4 million and deferred income taxes of $2.8 million, as well as effective working capital management that increased cash from operating activities by $2.3 million. Net cash provided by operating activities for 2005 of $8.6 million primarily relates to net income of $3.2 million; and the non-cash add-backs for depreciation and amortization of $2.4 million and deferred income taxes of $2.1 million.

Investing Activities:  Net cash used by investing activities primarily relates to expanding the rental fleet, acquisitions and purchasing support equipment; including transportation, facilities, and information technology. Pac-Van made net investments in its fleet and in three acquisitions of $20.4 million in YTD 2008. For 2007, 2006 and 2005, Pac-Van invested $23.8 million, $16.9 million and $7.2 million in fleet capital expenditures and three very small acquisitions, respectively. In YTD 2008, Pac-Van purchased $0.6 million in support equipment; and in 2007, 2006 and 2005 it invested $1.2 million, $0.8 million and $0.7 million in support equipment, respectively.

Financing Activities:  Net cash provided by financing activities mainly relate to borrowings or payments on long-term debt associated with Pac-Van’s senior and subordinated credit agreements. Net borrowings were $12.8 million, $12.6 million, and $4.3 million for YTD 2008, 2007 and 2006, respectively. In 2005, Pac-Van reduced long-term debt by $0.7 million.

Pac-Van’s cash position and debt obligations at December 31, 2005, 2006, 2007 and June 30, 2008, are presented in the following table and should be read in conjunction with the company consolidated financial statements and notes thereto included in this proxy statement.

	At December 31,			At June 30,
	Predecessor	Combined	Successor
	2005	2006	2007	2008
				(Unaudited)
	(In thousands)

Cash	$76	$65	$53	$310

Long-term debt and obligations	$37,622	$80,071	$93,239	$106,286

Pac-Van believes that its cash flow provided by operations will be sufficient to cover it’s 2008 working capital needs, debt service requirements, and a certain portion of its planned capital expenditures for rental fleet and support equipment to the extent such items are known or reasonably determinable based on current business and market conditions. The Company anticipates that it will finance its capital expenditure requirements under its existing credit facilities.

Credit Facilities and Financing

Senior Bank Credit Agreement

Pac-Van’s bank credit agreement includes a revolving line of credit and a swing line of credit with an expiration date of August 23, 2012. The agreement is an asset-based facility providing for loans of up to $90.0 million, subject to specified borrowing base formulas. Pac-Van has pledged all business assets as collateral and is required to maintain certain financial ratios. Pursuant to the terms of the credit agreement, Pac-Van may increase the facility by $30.0 million subject to the consent of the lead agent, availability of lenders willing to provide incremental debt, and compliance with the covenants and certain other conditions specified in the credit agreement. As of June 30, 2008, Pac-Van’s aggregate borrowing capacity under the bank credit agreement amounted to $9.6 million, net of the $80.4 million in outstanding borrowings as of that date.

For more information on the Credit Facility, see Pac-Van’s consolidated financial statements and the related notes included elsewhere in this proxy statement; and “The Merger — Financing”.

Subordinated Debt

In connection with the Acquisition, Pac-Van, Inc. issued a 13.0%, $25.0 million senior subordinated secured note to Laminar, an affiliate of D. E. Shaw, and entered into an investment agreement that governs the terms and conditions of such debt. The note is contractually subordinated to the Credit Facility. The subordinated note has a maturity date of February 2, 2013, and requires quarterly interest payments. The senior subordinated secured note was issued with warrants entitling SPV Capital Funds, L.L.C. to purchase 9,375 shares of MOAC common stock (representing 4% of the issued and outstanding common stock of Pac-Van) at $0.01 per share. The warrants expire on August 2, 2016, and provide the holder with put rights upon the occurrence of a change in control, an event of non-compliance, or any time after August 2, 2012. The put price per share shall be the amount equal to the fair market value for the outstanding common stock at the exercise date. At inception, the warrants were recorded at fair market value of $937,500, and the senior subordinated secured note was discounted by the fair market value of the warrants and recorded at $24,062,500. The discount is amortized to interest expense over the term of the note and Pac-Van recognizes as a liability, with a charge to earnings, any increases in the value of the warrants. At June 30, 2008, the warrants were valued at $1,546,000.

Contractual Obligations

As of December 31, 2007, Pac-Van’s future contractual obligations were as follows:

	Payments Due by Period
		Less Than	1-3	3-5	More Than
	Total	1 Year	Years	Years	5 Years
	(In thousands)

Long-term debt(1)	$92,600	$—	$—	$67,600	$25,000
Interest(2)	38,857	8,036	16,072	14,343	406
Operating leases	2,352	1,010	1,295	47	—

Total	$133,809	$9,046	$17,367	$81,990	$25,406

(1)	Principal payments are reflected when contractually required and no early pay-downs are assumed. Long-term debt includes $67.6 million associated with the Credit Facility and $25.0 million related to the Subordinated Debt, but does not include the warrant obligation.

(2)	Estimated interest is calculated using the interest rate effective as of December 31, 2007 of (i) 7.08% weighted average interest rate on borrowings under the senior bank credit agreement and (ii) 13.0% on the subordinated note payable.

Off-Balance Sheet Arrangements

Pac-Van does not maintain any off-balance sheet arrangements.

Seasonality

Demand from some of Pac-Van’s customers can be seasonal, such as in the construction industry which tends to increase leasing activity in the second and third quarters; while customers in the retail industry tend to lease more units in the fourth quarter.

Impact of Inflation

Pac-Van does not believe that in its recent past inflation has had a material effect on its business. However, during periods of rising prices for raw materials, especially oil and fuel for delivery vehicles, and in particular when the prices increase rapidly or to levels significantly higher than normal, Pac-Van may incur significant increases in operating costs and may not be able to pass price increases through to customers in a timely manner, which could harm its future results of operations.

Accounting Policies

The preparation of Pac-Van’s financial statements in accordance with generally accepted accounting principles, or GAAP, in the United States requires it to make estimates and assumptions affecting the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Pac-Van evaluates its estimates and judgments on an ongoing basis and bases its estimates and judgments on historical experience and on various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities not readily apparent from other sources. Pac-Van’s actual results may differ from these estimates under different assumptions or conditions.

Pac-Van believes the following critical accounting policies and the related judgments and estimates affect the preparation of its consolidated financial statements:

Revenue Recognition.  Pac-Van leases portable storage equipment, mobile offices, and modular buildings. Leases to customers are generally on a short-term basis and qualify as operating leases. The aggregate lease payments are generally less than the purchase price of the equipment. Revenue is recognized as earned in accordance with the lease terms established by the lease agreements and when collectability is reasonably assured. In addition to the lease payments, Pac- Van also earns revenue from the delivery and set-up and subsequent tear-down and return of lease equipment. These revenues are recognized when the services are provided and the cost associated with these activities is included in leasing, selling and general expenses. Deferred revenue is recorded for the unearned portion of pre-billed lease income and for any services billed in advance.

In addition to leasing, Pac-Van also earns revenue from selling modular buildings, mobile offices and portable storage equipment, and by providing the associated delivery and installation services. Revenue from sales of equipment is recognized upon delivery and when collectability is reasonably assured. Costs associated with these revenue streams are included in costs of goods sold.

Depreciation of Lease Equipment.  Lease equipment consists primarily of portable storage equipment, mobile offices, and modular buildings. The lease equipment is recorded at cost and depreciated on a straight-line basis over their estimated useful lives, which is 20 years for all three product lines, to residual values of 50% for mobile offices and modular buildings and 70% for most portable storage equipment. Pac-Van expenses normal repairs and maintenance on the lease equipment as incurred and records these cost in leasing, selling and general.

Pac-Van periodically reviews its depreciation policy against various factors, including its historical experience with the useful life of each type of equipment, lease rates obtained on older units, the results of the independent appraisals of its lease fleet performed by the Company’s lenders, profit margins realized on its sales of depreciated lease equipment, and depreciation policies in effect among larger competitors in the industry. Based on this review,

Pac-Van’s Management believes that the Company’s depreciation policy does not cause carrying values to exceed net realizable values.

Goodwill and Other Intangible Assets.  Pac-Van accounts for goodwill in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 142 requires these assets be reviewed for impairment at least annually. Pac-Van performed the required impairment tests of goodwill as of December 31, 2007 and determined that there was no impairment.

Other intangible assets with finite useful lives are amortized over their useful lives. Intangible assets with finite useful lives consist primarily of customer relationships, which are amortized using an accelerated method that reflects the related customer attrition rates.

Provision for Doubtful Accounts.  Pac-Van is required to estimate the collectability of its trade receivables. Accordingly, it maintains allowances for doubtful accounts for estimated losses that may result from the inability of its customers to make required payments. On a recurring basis, Pac-Van evaluates a variety of factors in assessing the ultimate realization of these receivables, including the current credit-worthiness of its customers, its days outstanding trends, a review of historical collection results and a review of specific past due receivables. If the financial conditions of Pac-Van’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required, resulting in decreased net income. To date, uncollectible accounts have been within the range of expectations of Pac-Van’s management.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective in fiscal years beginning after November 15, 2007. Management does not believe that the adoption of SFAS No. 157 will have a material effect on Pac-Van’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. SFAS 158 addresses the recognition of over-funded or under-funded status of a defined benefit plan as an asset or liability on an entity’s balance sheet. This requirement is effective for fiscal years beginning after December 15, 2006. The statement also requires the funded status of a plan be measured as of the employer’s fiscal year-end balance sheet. The requirement is effective as of the beginning of a fiscal year beginning after December 15, 2008. Management does not believe that the adoption of SFAS No. 158 will have a material effect on Pac-Van’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. Management does not believe that the adoption of SFAS No. 159 will have a material effect on Pac-Van’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(revised 2007), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS No. 141R improves reporting by creating greater consistency in the accounting and financial reporting of business combinations, resulting in more complete, comparable, and relevant information for investors and other users of financial statements. SFAS No. 141R requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAF No. 160 improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way — as equity in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. The two statements are effective for fiscal years beginning after December 15, 2008 and management does not believe that the adoption of SFAS No. 141R will have a material effect on Pac-Van’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133. SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows and (d) encourages, but does not require, comparative disclosures for earlier periods at initial adoption. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. Management does not believe that the adoption of SFAS No. 161 will have a material effect on Pac-Van’s consolidated financial statements.

INFORMATION ABOUT PAC-VAN

Industry Overview

Pac-Van competes in two different, but related, industry segments: the modular space segment and the mobile storage segment, which we collectively call the portable services industry.

Pac-Van competes in the modular space industry. The Modular Building Institute, in its State of the Industry 2006 report, estimates that U.S. modular space industry dealers earned in excess of $3.0 billion of leasing and sales revenues in 2005. The industry has expanded rapidly over the last thirty years as the number of applications for modular space has increased and recognition of the product’s positive attributes has grown. We believe modular space delivers four core benefits: lower costs, flexibility, reusability and timely solutions. Modular buildings offer customers significant cost savings over permanent construction. Flexibility and reusability are the hallmarks of modular buildings. Modular products are not site specific and can be reutilized. It is not unusual to have modular buildings serve a wide variety of users during their life spans. We believe we are well-positioned to benefit from growth in the modular space industry.

Pac-Van also competes in the mobile storage sector. Mobile storage is used primarily by businesses for secure, temporary storage at the customer’s location. The mobile storage industry serves a broad range of industries, including construction, services, retail, manufacturing, transportation, utilities and government.

Mobile storage offers customers a flexible, secure, cost-effective and convenient alternative to constructing permanent warehouse space or storing items at a fixed-site self-storage facility by providing additional space for higher levels of inventory, equipment or other goods on an as-needed basis. Although Pac-Van is not aware of any published estimates, Pac-Van believes the mobile storage industry is growing due to an increasing awareness of its convenience and cost benefits.

History

Pac-Van was founded in July of 1993 in Columbus, Ohio by William Claymon, Brent Claymon, Scott Claymon and Matthew Claymon. They established the Indianapolis branch, as the headquarters of Pac-Van. Pac. In August of 2006 Pac-Van was sold to MOAC, with Mr. Mourouzis retained as President of Pac-Van.

Since August 2006 Pac-Van has consistently grown, primarily through the purchase of fleet and small acquisitions.

Business Strengths

Pac-Van is a recognized provider of modular buildings, mobile offices and mobile storage products on a national, regional and local basis in the United States, Pac-Van believes it possesses the following strengths:

Extensive Geographic Coverage.  With growing lease fleet of approximately 12,000 units, Pac-Van is a national participant in the mobile and modular sectors of the portable service industry. Pac-Van’s branch offices serve 17 of the 50 largest Metropolitan Statistical Areas or MSAs, in the United States. Pac-Van serves a diverse base of national, regional and local customers. The size of Pac-Van’s fleet also allows Pac-Van to offer a wide selection of products to its customers and to achieve purchasing efficiencies.

Highly Diversified Customer Base.  Pac-Van has established strong relationships with a diverse customer base in the U.S., ranging from large companies with a national presence to small local businesses. During 2007, Pac-Van leased or sold its portable storage products to over 7,000 customers. In 2007, Pac-Van’s largest customer accounted for approximately 2% of its total revenues and Pac-Van’s top ten customers accounted for approximately 10% of its total revenues. Pac-Van believes that the diversity of its business limits the impact on Pac-Van of changes in any given customer, geography or end market.

Focus On Customer Service and Support.  Pac-Van’s operating infrastructure in the U.S. is designed to ensure that Pac-Van consistently meets or exceeds customer expectations by reacting quickly and effectively to satisfy their needs. On the national and regional level, Pac-Van’s administrative support services and scalable management information systems enhance its service by enabling Pac-Van to access real-time information on product availability, customer reservations, customer usage history and rates. Pac-Van believes this focus on customer service attracts new and retains existing customers. In 2007, more than 80% of its lease and lease-related revenues were generated from customers who leased from Pac-Van in prior years.

Significant Cash Flow Generation and Discretionary Capital Expenditures.  Pac-Van has consistently generated significant cash flow from operations by maintaining high utilization rates and increasing the yield of its lease fleet. Pac-Van’s yield equals its lease and lease related revenues divided by the total number of units in its lease fleet. During the last five years, Pac-Van has achieved an average utilization rate in excess of 75% and its yield increased at a compound annual growth rate of 12.5%. A significant portion of Pac-Van’s capital expenditures are discretionary in nature, thus providing Pac-Van with the flexibility to readily adjust the amount that it spends based on its business needs and prevailing economic conditions.

High Quality Fleet.  Pac-Van’s branches maintain their lease fleet to consistent quality standards. Maintenance is expensed as incurred and branch managers and operations staff are responsible for managing a maintenance program aimed at providing equipment to customers that meet or exceed customer expectations and industry standards.

Experienced Management Team.  Pac-Van has an experienced and proven senior management team, with its seven most senior managers having worked at Pac-Van for an average of ten years. Pac-Van’s President, Theodore M. Mourouzis, joined Pac-Van in 1997 and the consistency of the senior management, corporate and branch management teams has been integral in developing and maintaining its high level of customer service, deploying technology to improve operational efficiencies and integrating acquisitions.

Products and Services

Pac-Van provides a broad range of products to meet the space needs of its customer base. These products include modular buildings, mobile offices and storage containers. The following provides a description of Pac-Van’s product lines:

Modular Buildings.  Modular buildings are factory-built, portable structures generally consisting of two or more floors and are used in a wide variety of applications, ranging from schools to restaurants to medical offices. Ranging in size from 1,000 to more than 30,000 square feet, the company’s modular buildings are constructed in many sizes and are usually designed to satisfy unique customer requirements.. Like mobile offices, Pac-Van builds modular buildings with an established network of manufacturing partners to meet state building requirements and generally obtains multiple state codes for each unit. Modular buildings represent 31% of Pac-Van’s lease fleet.

Mobile Offices.  Sales and construction offices, also known as field offices are relocatable, single-unit structures primarily used for temporary office space. These units are generally built on frames that are connected to axles and wheels and have either a fixed or removable hitch for easy transportation. Standard construction office models range in size from approximately 160 square feet to 1,000 square and are available in the following widths — 8, 10, 12 or 14 feet — and include air conditioning and heating, phone jacks, plan tables, shelving, electrical wiring , phone jacks, and other features normally associated with basic office space. Sales offices range in size from 384 to 672 square feet and typically come in 12 foot widths. In addition to the basic amenities included in a field office, sales offices generally have wood siding, carpeting, high ceilings, custom windows, and glass storefront doors, which provide a professional, customer-friendly building in which to conduct business. Ground offices are storage containers that have been modified to include office space with feature similar to those found in construction offices. Like storage containers, ground offices typically come in lengths of 20 feet and 40 feet. Some models combine both office and storage functions. All of Pac-Van’s mobile offices are built, or modified as with ground offices, by established network of manufacturers partner to standard specification, which may vary depending on regional preferences In addition, Pac-Van builds these units to meet state building code requirements and generally obtains multi state codes enabling the company to move equipment among its branch network to meet changing demand and supply conditions. Mobile offices comprise approximately 63% of Pac-Van’s lease fleet.

Mobile Storage Equipment.  Mobile storage equipment is generally classified into the following product groupings: storage containers, domestic containers, and storage trailers. Storage containers vary in size from 10 feet to 48 feet in length, with 20-foot and 40-foot length containers being the most common. Storage containers are steel units, which are generally eight feet wide and eight and one-half feet high, and are built to the International Organization for Standardization standards for carrying ocean cargo. Pac-Van purchases new and used storage containers. Domestic storage containers are generally eight feet wide, ten feet in width and come in lengths ranging from 40 to 53 feet. Storage trailers, which vary in size from 28 to 53 feet in length. These units have wheels and hitches at dock height. Mobile storage equipment comprises approximately 6% of the Company’s lease fleet.

All of Pac-Van’s lease fleet carry signage reflecting the company’s brand, important to the ongoing branding and name recognition in marketing our products.

Delivery and Installation, Return and Dismantle, and Other Site Services.  Pac-Van delivers and installs all three product lines directly to its customers’ premises. Installation services range from simple leveling for portable storage to complex seaming and joining for modular buildings. Pac-Van will also provides skirting and ramps as needed by the customer. Depending on the type of unit some states will also require tie downs and other features to secure the unit. Once a unit is on site at a customer location, Pac-Van’s site services include relocating the unit.

Other Ancillary Products and Services.  In addition to leasing it core product line, Pac-Van provides ancillary products such as steps, furniture, portable toilets, security systems, and other items to its customers for their use in connection with its equipment. Pac-Van also offers its lease customers a damage waiver program that protects them in case the leased unit is damaged. For customers who do not select the damage waiver program, Pac-Van bills them for the cost of any repairs.

Pac-Van complements its core leasing business by selling either existing rental fleet assets or assets purchased specifically for resale. Management estimates that nearly 40% of the sales come from existing fleet units. The sale of these in-fleet units has historically been a cost-effective method of replenishing and upgrading its lease fleet. As with the leasing business, Pac-Van provides additional services when selling units. These services range from delivery to full scale turnkey solutions. In a turnkey solution, Pac-Van is providing not only the underlying equipment but also a full range of ancillary services, such as foundation, interior decorating, and landscaping, necessary to make the equipment operational for the customer.

Customer

Pac-Van has established strong relationships with a diverse set of customers, ranging from large national retailers and manufacturers to local sole proprietors. During 2007 Pac-Van provided its portable storage, mobile offices and modular building products to a diversified base of approximately 7,000 national, regional and local companies in a variety of industries including, construction, industrial, manufacturing, education, service, and government sectors. This distribution is reflective of the both the strength of Pac-Van’s branch network and the flexibility of its products.

In 2007, Pac-Van generated 70% of its revenues from leasing and 30% of its revenues from sales. Pac-Van’s largest leasing customer accounted for approximately 1% of total leasing revenues and its top ten customers accounted for approximately 2% of its total leasing revenues.

On an aggregate basis, Pac-Van estimates that its most significant customers in terms of revenues participate in the construction, services, retail, manufacturing, transportation, communications and utilities, wholesale and government sectors

Construction.  Construction customers include a diverse selection of contractors and subcontractors who work on both commercial and residential projects. Pac-Van believes its construction customer base is characterized by a wide variety of contractors and subcontractors, including general contractors, mechanical contractors, plumbers, electricians and roofers. Pac-Van’s revenues generated from the construction industry decreased from 53% in 2006 to 50% in 2007. Contractors typically use Pac-Van’s products to provide on-site office facilities and to securely store construction materials and supplies at construction sites. Nevertheless, Pac-Van believes the majority of its lease and lease-related revenue is derived from the commercial construction market. Demand from Pac-Van’s construction customers tends to be higher in the second and third quarters when the weather is warmer, particularly in the United States.

Services.  Service customers include equipment leasing companies that sublease Pac-Van’s equipment, entertainment companies, schools, hospitals, medical offices and theme parks. These customers typically use Pac-Van’s storage containers to store a wide variety of goods. These customers also lease mobile offices for special events.

Retail.  Retail customers include both large national chains and small local stores. These customers typically lease storage containers and storage trailers to store excess inventory and supplies. Retail customers also use Pac-Van’s storage products during store remodeling or refurbishment. Demand from these customers can be seasonal and tends to peak during the winter holidays.

Manufacturing.  Manufacturing customers include a broad array of manufacturers, including oil refineries, petrochemical refineries, carpet manufacturers, textile manufacturers and bottling companies. They generally lease storage containers and storage trailers to store both inventory and raw materials.

Government.  Government customers include public schools, correctional institutions, fire departments as well as the U.S. military. These customers generally lease storage containers and storage trailers to safeguard materials used in their day-to-day operations and various government projects.

Branch Network

As a key element to its market leadership strategy, Pac-Van maintains a network of 26 branch offices throughout the United States. This network enables it to increase product availability and customer service within regional and local markets. Customers benefit because they are provided with improved service availability, reduced time to occupancy, better access to sales representatives, the ability to inspect units prior to rental and lower freight costs which are typically paid by the customer. Pac-Van benefits because it is able to spread regional overhead and marketing costs over a larger lease base, redeploy units within its branch network to optimize utilization, discourage potential competitors by providing ample local supply and offer profitable short-term leases which would not be profitable without a local market presence.

Branches are generally headed by a dedicated branch manager and branch operations are led by three regional vice presidents who collectively average more than 10 years of experience with Pac-Van. Management believes it is important to encourage employees to achieve specified revenue and profit levels and to provide a high level of service to customers. Regional and branch managers’ compensation is based upon the financial performance of their branches and overall corporate performance which and in some cases sales commission. Sales representatives compensation includes both base and commission elements.

Operations

Leasing.  Leasing revenue is a function of average monthly rental rate, fleet size and utilization. Pac-Van monitors fleet utilization at each branch. For 2007, average fleet utilization of the North America fleet was approximately 78%. While Pac-Van adjusts its pricing to respond to local competition in markets, management believes that it generally achieves a rental rate equal to or above that of competitors because of the quality of Pac-Van’s products and its high level of customer service. As part of leasing operations, Pac-Van sells used modular space units from its lease fleet at fair market value or, to a much lesser extent, pursuant to pre-established lease purchase options included in the terms of its lease agreements. Due in part to an active fleet maintenance program, Pac-Van’s units maintain a substantial portion of their initial value which includes the cost of the units as well as costs of significant improvements made to the units.

New Unit Sales.  New unit sales include sales of newly-manufactured modular space units. Pac-Van does not generally purchase new units for resale until it has obtained firm purchase orders (which are generally non-cancelable) for such units. New modular space units are generally purchased more heavily in the late spring and summer months due to seasonal classroom and construction market requirements.

Delivery and Installation.  Pac-Van provides delivery, site-work, installation and other services to its customers as part of its leasing and sales operations. Revenues from delivery, site-work and installation result from the transportation of units to a customer’s location, site-work required prior to installation and installation of the units which have been leased or sold. Typically units are placed on temporary foundations constructed by service technicians, and service personnel will also generally install ancillary products. Pac-Van also derives revenues from tearing down and removing units once a lease expires.

Refurbishment and Maintenance of Fleet

Ongoing maintenance to Pac-Van’s lease fleet is performed on an as-needed basis and is intended to maintain the value of its units and keep them in lease-ready condition. Most of this maintenance on storage containers, storage trailers and mobile offices is primarily performed in-house. Maintenance requirements on containers are generally minor and include removing rust and dents, patching small holes, repairing floors, painting and replacing seals around the doors. Storage trailer maintenance may also include repairing or replacing brakes, lights, doors and tires. Brake repairs are typically outsourced. Maintenance requirements for offices tend to be more significant than for storage containers or storage trailers and may involve repairs of electric wiring, air conditioning units, doors, windows and roofs. Major office repairs are often outsourced. Whether performed by Pac-Van or a third party, the cost of maintenance and repair of Pac-Van’s lease fleet is included in its yard costs and is expensed as incurred. Pac-Van believes that its maintenance program ensures a high quality fleet.

Capital Expenditures

Pac-Van closely monitors fleet capital expenditures, which include fleet purchases and any improvement costs to existing units that may be capitalized. Generally, fleet purchases are controlled by field and corporate executives, and must pass fleet purchasing policy guidelines (which include ensuring that utilization rates and unrentable units levels are reviewed for acceptability, that redeployment, refurbishment and conversion options have been considered, and that specific return on investment criteria have been evaluated). Pac-Van purchases modular and mobile office units through third-party suppliers The top three suppliers of units for 2007 represented approximately 52% of all fleet purchases, and the top ten suppliers represented approximately 85% of all fleet purchases.

Pac-Van believes that its fleet purchases are flexible and can be adjusted to match business needs and prevailing economic conditions. Pac-Van does not generally enter into long-term purchase contracts with manufacturers and can modify its capital spending activities to expenditures to correspond to market conditions. For example, gross fleet capital expenditures, prior to proceeds from sales of used units, were approximately $10 million in 2005, $21 million in 2006, and $26 million in 2007. Purchases of delivery vehicles and yard equipment are part of plant, property and equipment and have averaged $600,000 in the last three years. This is the equivalent of “maintenance capital expenditures.”

We supplement our fleet spending with acquisitions. Although the timing and amount of acquisitions are difficult to predict, management considers its acquisition strategy to be opportunistic and will adjust its fleet spending patterns as acquisition opportunities become available.

Sales and Marketing

As of June 30, 2008, Pac-Van’s sales and marketing team consisted of 38 people. Members of Pac-Van’s sales group act as its primary customer service representatives and are responsible for fielding calls, processing credit applications, quoting prices, following up on quotes and handling orders. Pac-Van’s marketing group is primarily responsible for coordinating direct mail, Internet marketing and other advertising campaigns, producing company literature, creating promotional sales tools and performing the administration of its sales management tools. Pac-Van’s centralized support services group handles all billing, collections and other support functions, allowing its sales and marketing team to focus on addressing the needs of its customers. Pac-Van’s marketing programs emphasize the cost-savings and convenience of using its products versus constructing temporary or permanent offices storage facilities. Pac-Van markets its services through a number of promotional vehicles, including the yellow pages, prominent branding of its equipment, telemarketing, targeted mailings, trade shows and limited advertising in publications.

The development of Pac-Van’s marketing programs involves branch managers, regional vice presidents and senior management, all of whom participate in devising branch-by-branch marketing strategies, demand forecasts and its branch marketing budgets. Pac-Van’s branch managers, working with its corporate marketing team, determine the timing, content and target audience of direct mailings, specials and promotional offers, while its corporate office manages the marketing process itself to ensure the consistency of its message, achieve economies of scale and relieve its local branches of the administrative responsibility of running its marketing programs. Pac-Van believes that its approach to marketing is consistent with the local nature of its business and allows each branch to employ a customized marketing plan that fosters growth within its particular market.

Fleet Management Information Systems

Pac-Van’s management information systems are instrumental to its lease fleet management and targeted marketing efforts and allow management to monitor operations at branches on a daily, weekly, and monthly basis. Lease fleet information is updated daily at the branch level and verified through a monthly physical inventory by branch personnel. This provides management with on-line access to utilization, lease fleet unit levels and rental revenues by branch or geographic region. In addition, an electronic file for each unit showing its lease history and current location/status is maintained in the information system. Branch sales people utilize the system to obtain information regarding unit condition and availability. The database tracks individual units by serial number and provides comprehensive information including cost, condition and other financial and unit specific information.

Regulatory Matters

Pac-Van must comply with various federal, state and local environmental, transportation, health and safety laws and regulations in connection with its operations. Pac-Van believes that its in substantial compliance with these laws and regulations.

A portion of Pac-Van’s units are subject to regulation in certain states under motor vehicle and similar registrations and certificate of title statutes. Pac-Van believes that it has complied in all material respects with all motor vehicle registration and similar certificate of title statutes in states where such statutes clearly apply to modular space units. However, in certain states, the applicability of such statutes to its modular space units is not clear beyond doubt. If additional registration and related requirements are deemed to be necessary in such states or if the laws in such states or other states were to change to require compliance with such requirements, Pac-Van could be subject to additional costs, fees and taxes as well as administrative burdens in order to comply with such statutes and requirements. Pac-Van does not believe the effect of such compliance will be material to its business, results of operations or financial condition.

Trademarks

Pac-Van owns a number of trademarks important to its business, including Pac-Van® and “We Put More Business Into Space®”. Material trademarks are registered or are pending for registration in the U.S. Patent and Trademark Office. Registrations for such trademarks in the United States will last indefinitely as long as Pac-Van continues to use and maintain the trademarks and renew filings with the applicable governmental offices.

Competition

Although Pac-Van’s competition varies significantly by market, the modular space industry, in general, is highly competitive. Pac-Van competes primarily in terms of product availability, customer service and price. Pac-Van believes that its reputation for customer service and its ability to offer a wide selection of units suitable for various uses at competitive prices allows it to compete effectively. However, Pac-Van’s largest North American competitors, ModSpace and Williams-Scotsman, have greater market share or product availability in some markets and have greater financial resources and pricing flexibility than it. Other regional competitors include Acton Modular, Vanguard Modular and Satellite Modular.

With the exception of mobile offices in the U.S., the portable storage industry is highly fragmented, with numerous participants at the local level leasing and selling storage containers, storage trailers and other structures used for temporary storage. Pac-Van believes that participants in its industry compete on the basis of customer relationships, price, service, delivery speed and breadth and quality of equipment offered. In every area Pac-Van serves, Pac-Van competes with multiple local, regional, and national portable storage providers. Some of Pac-Van’s competitors may have greater market share, less indebtedness, greater pricing flexibility or superior marketing and financial resources. Pac-Van’s largest competitors in the storage container and storage trailer markets in the U.S. are Mobile Mini, Williams Scotsman, Allied Leasing, Haulaway, Eagle Leasing and National Trailer Storage. Pac-Van’s largest competitors in the U.S. mobile office market are ModSpace, Williams Scotsman and Mobile Mini.

Properties

Branch Locations.  Pac-Van leases all of its 26 branch locations. Most of Pac-Van’s major leased properties have remaining lease terms of at least one year, and Pac-Van believes that none of its individual branch locations is material to its operations. Pac-Van also believes that satisfactory alternative properties could be found in all of its markets, if necessary. The Pac-Van corporate office shares a leased property with its Indianapolis branch.

Employees

As of June 30, 2008, Pac-Van had 214 employees. None of our employees are covered by a collective bargaining agreement. Management believes its relationship with our employees is good. We have never experienced any material labor disruption and are unaware of any efforts or plans to organize our employees. The employees are grouped accordingly:

•	Branch Management — 22;

•	Sales and Marketing — 38;

•	Branch Operations and Administration — 125;

•	Corporate Staff — 22; and

•	Senior Management — 7.

Available Information

Our Internet website address is: www.PacVan.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of July 28, 2008, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group. Unless otherwise noted, we believe that each beneficial owner named in the table has sole voting and investment power with respect to the shares shown, subject to community property laws where applicable. An asterisk (*) denotes beneficial ownership of less than one percent.

	Beneficial Ownership
	Number of	Percent of
Name	Shares(1)	Class(1)

Ronald F. Valenta(2)(3)	2,605,466	18.1%
John O. Johnson(2)(4)	665,617	4.7%
James B. Roszak(2)	22,500	(* )
Lawrence Glascott(2)	22,500	(* )
Manuel Marrero(2)	22,500	(* )
David M. Connell(2)	22,500	(* )
Charles E. Barrantes(2)(5)	90,000	(* )
Christopher Wilson(2)	2,000	(* )
Robert Allan(6)	800	(* )
Gilder, Gagnon, Howe & Co. LLC(7)	2,294,424	16.6%
Olowalu Holdings, LLC(8)	1,076,514	7.8%
2863 S. Western Avenue Palos Verdes, California 90275
Ronald L. Havner, Jr.(9)	718,500	5.2%
LeeAnn R. Havner The Havner Family Trust
c/o Karl Swaidan Hahn & Hahn LLP 301 East Colorado Boulevard, Suite 900 Pasadena, California 91101
Jonathan Gallen(10)	1,905,000	13.2%
299 Park Avenue, 17th Floor New York, New York 10171
Neil Gagnon(11)	1,797,012	12.6%
1370 Avenue of the Americas, Suite 2400 New York, New York 10019
Jack Silver(12)	2,503,200	15.3%
SIAR Capital LLC 660 Madison Avenue New York, New York 10021
Brencourt Advisors, LLC(13)	691,200	5.0%
600 Lexington Avenue 8th Floor New York, NY 10022
All executive officers and directors as a group (nine persons)	3,453,883	23.5%

(1)	Based on 13,826,052 shares of common stock outstanding. In accordance with the rules of the SEC, person is deemed to be the beneficial owner of shares that the person may acquire within the following 60 days (such as upon exercise of options or warrants or conversion of convertible securities). These shares are deemed to be outstanding for purposes of computing the percentage ownership of the person beneficially owning such shares but not for purposes of computing the percentage of any other holder.

(2)	Business address is c/o General Finance Corporation, 39 East Union Street, Pasadena, California 91103.

(3)	Includes: (i) 13,500 shares owned by Mr. Valenta’s wife and minor children, as to which Mr. Valenta’s shares voting and investment power with his wife; and (ii) 540,013 shares that may be acquired upon exercise of warrants. The shares shown exclude the shares referred to in note (8), below.

(4)	Includes 260,348 shares that may be acquired upon exercise of warrants.

(5)	Represents shares that may be acquired upon exercise of options.

(6)	Business address is Suite 201, Level 2, 22-28 Edgeworth David Avenue, Hornsby, New South Wales, Australia 2077

(7)	Information is based upon a Schedule 13G filed on June 10, 2008. Gilder, Gagnon, Howe & Co. LLC is a New York limited liability and broker or dealer registered under the Securities Exchange Act of 1934. The shares shown include 60,599 shares as to which Gilder, Gagnon, Howe & Co. LLC has sole voting power and 2,233,825 shares as to which it shares voting and investment power. Of these 2,294,424 shares, 2,087,126 shares are held in customer accounts under which partners or employees of Gilder, Gagnon, Howe & Co. LLC have discretionary authority to dispose or direct the disposition of the shares, 146,749 shares are held in accounts of its partners and 60,599 shares are held in its profit-sharing plan.

(8)	Information is based upon a Schedule l3G filed on June 27, 2008. Olawalu Holdings, LLC (“Olawalu”), is a Hawaiian limited liability company, of which Rick Pielago is the manager. Olawalu shares voting and investment power as to all of the shares shown with Lighthouse Capital Insurance Company, a Cayman Islands exempted limited company, and the Ronald Valenta Irrevocable Life Insurance Trust No. 1, a California trust, of which Mr. Pielago is trustee. The Ronald Valenta Irrevocable Life Insurance Trust No. 1 is an irrevocable family trust established by Ronald F. Valenta in December 1999 for the benefit of his wife at the time, any future wife, and their descendants. Mr. Valenta, himself, is not a beneficiary of the Trust, and neither he nor his wife or their descendants has voting or investment power, or any other legal authority, with respect to the shares shown. Mr. Valenta disclaims beneficial ownership of our shares held by the Trust. Mr. Pielago may be deemed to be the control person of Olawalu and the Ronald Valenta Irrevocable Life Insurance Trust No. 1.

(9)	Information is based upon a Schedule 13D Amendment filed on June 6, 2008. The shares shown include 12,000 shares as to which Ronald L. Havner has sole voting power and 3,000 shares as to which his wife, LeeAnn R. Havner, has sole voting power. Mr. and Mrs. Havner are Co-Trustees of The Havner Family Trust. The Trust owns 676,750 shares and warrants to purchase 39,750 shares. As Co-Trustees of the Trust, Mr. and Mrs. Havner may he deemed to beneficially own all of the shares held by the Trust.

(10)	Information is based upon a Schedule 13G filed on February 14, 2008. The shares shown are held by Ahab Partners, L.P., Ahab International, Ltd., Queequeg Partners, L.P., Queequeg, Ltd. and one or more other private funds managed by Mr. Gallen. The shares shown include 655,000 shares that may be acquired upon exercise of warrants.

(11)	Information is based upon a Schedule 13G filed on February 13, 2008. The shares shown include: (i) 244,008 shares beneficially owned by Mr. Gagnon; (ii) 39,520 shares beneficially owned by Mr. Gagnon over which he has sole voting power and shared dispositive power; (iii) 162,443 shares beneficially owned by Lois Gagnon, Mr. Gagnon’s wife, over which he has shared voting power and shared dispositive power; (iv) 3,510 shares beneficially owned by Mr. Gagnon and Mrs. Gagnon as joint tenants with rights of survivorship, over which he has shared voting power and shared dispositive power; (v) 38,888 shares held by the Lois E. and Neil E. Gagnon Foundation, of which Mr. Gagnon is a trustee and over which he has shared voting power and shared dispositive power; (vi) 60,163 shares held by the Gagnon Family Limited Partnership, of which Mr. Gagnon is a partner and over which lie has shared voting power and shared dispositive power; (vii) 48,320 shares held by the Gagnon Grandchildren Trust over which Mr. Gagnon has shared dispositive power but no voting power; (viii) 530,549 shares held by four hedge funds, of which Mr. Gagnon is either the principal executive officer of the manager or the managing member of a member of the general partner or the managing member: (ix) 1,605 shares held by the Gagnon Securities LLC Profit Sharing Plan and Trust, of which Mr. Gagnon is a trustee; (x) 4,175 shares held by the Gagnon Securities LLC Profit Sharing Plan and Trust; and (xi) 663,831 shares held for certain customers of Gagnon Securities LLC, of which Mr. Gagnon is the managing member and the principal owner and over which he has shared dispositive power but no voting power. The shares shown include 465,279 shares that may be acquired upon exercise of warrants.

(12)	Information is based upon a schedule 13G filed February 12, 2008 and upon subsequent filings on Form 4. The shares shown include: (i) 345,500 shares that may be acquired upon exercise of warrants held by Sherleigh Associates Inc. Defined Benefit Pension Plan, a trust of which Mr. Silver is the trustee; (ii) 2,157,700 shares, including 2,141,200 that may be acquired upon exercise of warrants held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is the trustee.

(13)	Information is based upon a Schedule 13G filed on February 14, 2008 as an Investment Advisor with the Sole dispositive and power to vote or to direct the vote of 691,200 shares.

STOCKHOLDER PROPOSALS

Any stockholder who intends to have a proposal considered for inclusion in the proxy statement to be distributed by us in connection with the 2008 annual meeting must submit the proposal to us on or before September 30, 2008. The proposal must also comply with the other terms and conditions of Rule 14a-8 under the Securities Exchange Act of 1934 in order to be included in our proxy statement. A proposal that a stockholder intends to present at the annual meeting but does not desire to include in our proxy statement pursuant to Rule 14a-8 will be considered untimely unless it is received by us not less than 60 days nor more than 90 days prior to the date of the annual meeting (provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given by us to our stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made). The proposal must also contain the information that is specified in Article I, Section 15 of our bylaws. All proposals described in this paragraph should be sent to Christopher A. Wilson, General Counsel and Secretary, General Finance Corporation, 39 East Union Street, Pasadena, California 91103.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ronald F. Valenta, our President, Chief Executive Officer, and a member of our board of directors beneficially owns approximately 18.1% of the outstanding common stock of General Finance. Mr. Valenta owns approximately 34.5% of the voting common stock of MOAC. Mr. Valenta is therefore an interested director under Delaware law because he has a financial interest in MOAC, the company General Finance proposes to acquire. A special committee comprised of only independent directors of General Finance was created to formulate an independent determination as to whether the acquisition of Pac-Van would achieve our strategic goals and enhance stockholder value. If the acquisition of Pac-Van is completed, Mr. Valenta would receive approximately $17.5 million upon the consummation of the Merger consisting of approximately $3.7 million in cash and approximately $13.8 million of shares of restricted General Finance common stock, valued at $7.50 per share for purposes of the Merger.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Judiciary Plaza, 100 F Street, N.E., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street N.E., Washington, D.C. 20549. You also may access information on us at the Securities and Exchange Commission web site containing reports, proxy statements and other information at: http://www.sec.gov.

If you would like additional copies of this proxy statement or the proxy card, or if you have questions about the acquisition, you should contact, orally or in writing:

John O. Johnson	OR	MacKenzie Partners, Inc.
Chief Operating Officer		105 Madison Avenue
General Finance Corporation		New York, New York 10016
39 East Union Street		Telephone: (800) 322-2885 or
Pasadena, California 91103		(212) 929-5500 (call collect)
Telephone: (626) 584-9722

OTHER MATTERS

The board of directors of General Finance does not know of any matters to be presented at the special meeting other than those set forth in the notice of special meeting accompanying this proxy statement. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy card intend to vote on such matters the shares they represent as the board of directors of General Finance may recommend.

Pursuant to the rules of the SEC, we and services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of our proxy statement. Upon written or oral request, we will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at our investor relations firm at The MacKenzie Group, Inc., 105 Madison Avenue, New York, New York 10016, telephone (800) 322-2885 or (212) 929-5500.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute promptly and return the accompanying proxy in the envelope which has been enclosed for your convenience. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may refrain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors

Sincerely,

John O. Johnson
Chief Operating Officer

Pasadena, California
September 2, 2008

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or

Toll-Free (800) 322-2885

INDEX TO FINANCIAL STATEMENTS

General Finance Corporation Financial Statements

Our Transitional Report on Form 10-K for the six months ended June 30, 2007 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, including the financial statements and notes thereto, are incorporated by reference into this proxy statement.

Mobile Office Acquisition Corp. and Pac-Van, Inc. Financial Statements

Independent Auditors’ Report

Board of Directors and Stockholders
Mobile Office Acquisition Corp. d/b/a Pac-Van, Inc.

We have audited the accompanying consolidated balance sheets of Mobile Office Acquisition Corp. and Subsidiary d/b/a Pac-Van, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and cash flows for the year ended December 31, 2007 and for the five-month period from August 2, 2006 to December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mobile Office Acquisition Corp. and Subsidiary d/b/a Pac-Van, Inc. at December 31, 2007 and 2006, and the results of their operations and their cash flows for the year ended December 31, 2007 and for the five-month period from August 2, 2006 to December 31, 2006, in conformity with accounting principles generally accepted in the United States.

/s/  Katz, Sapper & Miller, LLP

Indianapolis, Indiana
February 29, 2008

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

CONSOLIDATED BALANCE SHEETS
December 31, 2007 and 2006

	2007	2006

ASSETS
ASSETS
Cash	$53,325	$64,682
Accounts receivable, net of allowances of $1,175,000 in 2007 and $975,000 in 2006	11,845,950	9,409,029
Net investment in sales-type leases	117,650	287,416
Rental inventory, net	94,708,614	73,668,242
Note receivable-related party	260,000	350,000
Property and equipment, net	2,048,374	1,463,001
Other assets	202,114	373,832
Intangible assets, net	2,663,219	4,206,698
Goodwill	39,161,675	39,161,675

TOTAL ASSETS	$151,060,921	$128,984,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$4,903,664	$5,330,808
Accrued liabilities	4,003,683	3,481,831
Unearned revenue and advance payments	6,091,843	4,560,261
Senior bank debt	67,600,000	55,000,000
Subordinated note payable	24,303,977	24,133,523
Deferred income taxes	14,815,956	11,563,897
Warrant obligation	1,335,500	937,500

Total Liabilities	123,054,623	105,007,820

STOCKHOLDERS’ EQUITY
Common stock, Class A, $0.001 par value; 300,000 shares authorized, 225,000 shares issued and outstanding	225	225
Common stock, Class B, $0.001 par value; 50,000 shares authorized, 1,800 shares issued and outstanding	2	2
Additional paid-in capital	22,679,773	22,679,773
Retained earnings	5,326,298	1,296,755

Total Stockholders’ Equity	28,006,298	23,976,755

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$151,060,921	$128,984,575

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

CONSOLIDATED STATEMENTS OF INCOME
Year Ended December 31, 2007 and
Period from August 2, 2006 to December 31, 2006

		(Five Months)
	2007	2006

REVENUES
Leasing revenue	$47,035,305	$17,604,933
Sales of equipment and services	20,220,120	11,261,618

Total Revenues	67,255,425	28,866,551

COSTS AND EXPENSES
Cost of sales of equipment and services	13,647,118	8,274,005
Leasing, selling and general	32,837,661	13,347,747
Depreciation and amortization	5,049,378	1,952,596

Total Costs and Expenses	51,534,157	23,574,348

Income from Operations	15,721,268	5,292,203
INTEREST EXPENSE	8,425,166	3,163,747

Net Income before Provision for Income Taxes	7,296,102	2,128,456
PROVISION FOR INCOME TAXES	3,266,559	831,701

NET INCOME	$4,029,543	$1,296,755

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Year Ended December 31, 2007 and
Period from August 2, 2006 to December 31, 2006

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders’
	Class A	Class B	Capital	Earnings	Equity

BALANCE AT AUGUST 2, 2006	$225	$—	$22,499,775	$—	$22,500,000
Issuance of Class B common stock	—	2	179,998	—	180,000
Net income	—	—	—	1,296,755	1,296,755

BALANCE AT DECEMBER 31, 2006	225	2	22,679,773	1,296,755	23,976,755
Net income	—	—	—	4,029,543	4,029,543

BALANCE AT DECEMBER 31, 2007	$225	$2	$22,679,773	$5,326,298	$28,006,298

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
Year Ended December 31, 2007 and
Period from August 2, 2006 to December 31, 2006

		(Five Months)
	2007	2006

OPERATING ACTIVITIES
Net income	$4,029,543	$1,296,755
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	3,252,059	830,202
Depreciation of property and equipment and rental inventory	3,447,753	1,268,688
Amortization of intangible assets	1,772,079	754,931
Increase in value of warrant obligation		398,000
Loss on disposals of property and equipment	44,503	16,588
(Increase) decrease in certain assets:
Accounts receivable	(2,436,921)	(385,563)
Net investment in sales-type leases	169,766	59,463
Other assets	171,718	(156,269)
Increase (decrease) in certain liabilities:
Accounts payable	(427,144)	80,578
Accrued liabilities	521,852	1,912,103
Unearned revenue and advance payments	1,531,582	(682,416)

Net Cash Provided by Operating Activities	12,474,790	4,995,060

INVESTING ACTIVITIES
Purchases of rental inventory, net	(23,753,427)	(6,986,718)
Payments received on note receivable-related party	90,000	50,000
Purchases of property and equipment	(1,194,120)	(278,045)

Net Cash (Used) by Investing Activities	(24,857,547)	(7,214,763)

FINANCING ACTIVITIES
Net increase in senior bank debt	12,600,000	1,300,000
Financing costs	(228,600)
Proceeds from issuance of Class B common stock		180,000

Net Cash Provided by Financing Activities	12,371,400	1,480,000

NET DECREASE IN CASH	(11,357)	(739,703)
CASH
Beginning of Period	64,682	804,385

End of Period	$53,325	$64,682

SUPPLEMENTAL DISCLOSURES
Interest paid	$7,901,339	$1,649,426
Noncash investing and financing activities:
Interest expense related to valuation of warrant obligation	398,000
Issuance of note receivable-related party for stock		400,000

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements include the balances and transactions of Mobile Office Acquisition Corp. (Parent) and its wholly-owned subsidiary, Pac-Van, Inc. (together referred to as the “Company”) since August 2, 2006. All material intercompany balances and transactions have been eliminated in the consolidated financial statements.

Doing business as “Pac-Van, Inc.,” the Company leases and sells mobile offices, modular buildings and storage units throughout the United States from its branch network locations in thirteen states. The Company provides solutions for customers in a wide range of industries including, construction, industrial, commercial, retail and government.

Effective August 2, 2006, Mobile Office Acquisition Corp. acquired 100% of the outstanding capital stock of Pac-Van, Inc. The purchase price was approximately $98,038,000 plus the assumption of liabilities of approximately $22,797,000 and transactions costs of approximately $2,766,000. The acquisition was financed through a combination of senior lending, subordinated borrowings and contributed capital. The acquisition was accounted for under the purchase method of accounting, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Accordingly, the acquisition cost has been allocated to the purchased assets and liabilities based on their respective fair values at the date of acquisition. The fair value of assets and liabilities acquired at August 2, 2006, totaled approximately $84,458,000; accordingly, the Company initially recorded goodwill of approximately $39,143,000.

Estimates:  Management uses estimates and assumptions in preparing financial statements in conformity with accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Rental Inventory and Other Long-lived Assets:  Rental inventory consisting of mobile offices, modular buildings, storage trailers, storage containers and steps (“rental inventory or rental equipment”) acquired August 2, 2006, were recorded at their purchase cost as allocated based on information provided by an independent appraisal. Rental inventory acquired since August 2, 2006, is recorded at lower of invoice cost or market. Mobile offices and modular buildings are depreciated using the straight-line method over 20 years to a residual value of 50 percent of the original cost. Steps are depreciated using the straight-line method over 5 years with no residual value. Storage trailers are depreciated over 15 years and 10 years depending on the year of acquisition. Storage containers are depreciated using the straight-line method over 20 years to a residual value of 70 percent of the original cost.

Vehicles, office equipment and leasehold improvements are recorded at historical cost. Depreciation is computed using the straight-line method over the estimated useful life of 5 years.

Long-lived assets, including the Company’s rental inventory and amortizable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair market value of the assets. To date, no adjustments to the carrying amount of long-lived assets have been required.

Amortizable Intangible Assets consist of deferred financing costs and the value assigned to the Company’s continuing customer base. Deferred financing costs are being amortized on a straight-line basis over the term of the loans, approximately five years. The customer base is being amortized on a straight-line basis through 2013, management’s estimate of the useful life of the customer base.

Goodwill:  The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, which requires that goodwill and intangible assets deemed to have

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

indefinite lives are not amortized, but are subject to impairment tests annually, or whenever an event or circumstances indicate the carrying amount may be impaired. The Company performed the required impairment tests of its goodwill in the fourth quarter of 2008, using the methodology prescribed by SFAS No. 142, and determined that the carrying value of its recorded goodwill did not exceed its fair value.

Revenue Recognition:  The Company earns revenue by leasing, transporting, installing and dismantling rental equipment, as well as providing other ancillary products and services, and selling new and used equipment. Leasing revenue includes monthly rentals, initial lease services, ancillary products and services and end of lease services as earned. Leasing revenue is derived from leases classified as operating leases for which the initial term is generally 3 to 60 months. Costs associated with transportation, installation, and dismantling of rental equipment are recorded in leasing, selling and general expense. Unearned revenue includes end of lease services not yet performed by the Company, advance rentals and deposit payments.

Revenue from the sale of new and used mobile offices, modular buildings, storage units and steps, including delivery and installation revenue, is generally recognized upon the delivery to and acceptance by the customer. Certain arrangements to sell units under long-term construction-type sales contracts are accounted for under the percentage of completion method. Under this method, income is recognized in proportion to the incurred costs to date under the contract to estimated total costs. Sales of new units are typically covered by warranties provided by the manufacturer of the products sold.

The Company recognized revenue of approximately $6,541,000 in 2007 and $2,095,000 for the five-month period ended December 31, 2006, with related cost of sales of approximately $4,213,000 in 2007 and $1,304,000 in five-month period ended December 31, 2006 on the sale of rental units which were greater than one year old.

Accounts Receivable:  The Company extends credit to its customers. Accounts receivable are recorded at net realizable value based on management’s estimates of uncollectible accounts recorded in the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on historical collection experience and a review of specific past due receivables. The Company charges late fees on past due accounts. The Company recognized income for late payment fees of approximately $462,000 in 2007 and $208,000 during the five-month period ended December 31, 2006.

Advertising Costs are expensed as incurred and totaled $539,000 in 2007 and $204,000 during the five-month period ended December 31, 2006.

Shipping and Handling Costs are expensed as incurred and included in cost of leasing services and cost of sales equipment and services.

Concentrations of Credit Risk:  Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and receivables under sales-type lease contracts. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral on trade accounts receivable. Receivables under sales-type lease contracts are secured by the leased mobile office, modular building or storage unit. A significant portion of the Company’s business activity is with companies in the construction and development industries. Total revenues from these industries were approximately $32,820,000 in 2007 and $12,891,000 during the five-month period ended December 31, 2006. As of December 31, 2007 and 2006, accounts receivable from these industries were approximately $5,283,000 and $5,385,000, respectively.

Sales Taxes collected from customers and remitted to state government agencies are shown on a net basis and are not included in sales or costs and expenses.

Income Taxes:  The Company records income taxes in accordance with the liability method of accounting. Deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax law. Changes in enacted tax rates are reflected in the tax provision as they occur.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock-Based Compensation:  The Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment in 2006, which requires companies to recognize the grant date fair value of stock options and other equity-based compensation issued to employees in their income statements. The adoption did not have a material effect on the Company’s consolidated financial statements.

Common Stock:  The Parent has two classes of Common Stock: Class A and Class B, both with a par value of $0.001. Both classes have the same rights and privileges except that holders of Class B have no voting rights.

Fair Value of Financial Instruments:  Because of their short-term nature, the amounts reported in the balance sheet for cash, receivables and accounts payable approximate fair value. Long-term debt approximates fair value as borrowing rates are based on market prices.

NOTE 2 —	RENTAL INVENTORY

Rental inventory was comprised of the following at December 31, 2007 and 2006:

	2007	2006

Mobile offices, modular buildings and storage units	$96,525,406	$73,589,195
Steps	1,641,864	1,040,233

	98,167,270	74,629,428
Less: Accumulated depreciation	(3,458,656)	(961,186)

Total Rental Inventory	$94,708,614	$73,668,242

NOTE 3 —	PROPERTY AND EQUIPMENT

Property and equipment was comprised of the following at December 31, 2008 and 2007:

	2007	2006

Equipment	$368,876	$186,381
Vehicles	1,873,943	970,928
Leasehold improvements	559,020	494,913

	2,801,839	1,652,222
Less: Accumulated depreciation	(753,465)	(189,221)

Total Property and Equipment	$2,048,374	$1,463,001

NOTE 4 —	AMORTIZABLE INTANGIBLE ASSETS

Intangible assets subject to amortization consisted of the following at December 31, 2007 and 2006:

	2007		2006
	Gross	Accumulated	Gross	Accumulated
	Amount	Amortization	Amount	Amortization

Customer base	$4,547,400	$2,263,009	$4,526,000	$754,348
Deferred financing costs	679,695	300,867	472,495	37,449

	$5,227,095	$2,563,876	$4,998,495	$791,797

The expected amortization expense for each of the next five years is as follows: $1,013,992 in 2008, $627,750 in 2009, $410,503 in 2010, $280,154 in 2011 and $143,566 in 2012.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 5 —	NET INVESTMENT IN SALES-TYPE LEASES

At December 31, 2007, the future minimum lease payments, including interest, to be received under sales-type lease agreements were as follows:

Future Minimum
Receivable In	Lease Payments

2008	$138,285
2009	10,575
2010	7,080
2011	4,130

160,070
Less: Amount representing interest	42,420

Net Investment in Sales-type Leases	$117,650

NOTE 6 —	DEBT

The Company’s bank credit agreement includes a revolving line of credit and a swing line of credit. All borrowings under the credit agreement are due on August 23, 2012. The Company has pledged all business assets as collateral, including the assignment of the Company’s rights under leasing contracts with customers. The Company is required to maintain certain financial ratios and net worth requirements.

Interest accrues on all outstanding borrowings under the agreement at the lead lender’s prime lending rate or the LIBOR plus a stated margin ranging from 1.5% to 2.25% (totaling 7.03% at December 31, 2007) based on the Company’s performance. In addition, the Company is required to pay an unused commitment fee equal to .25% of the average unused line calculated on a quarterly basis.

The revolving credit and swing lines are available for purchases of rental inventory and general operating purposes. The maximum aggregate amount available under the lines is $90,000,000 ($67,600,000 borrowed and outstanding at December 31, 2007) with borrowings limited to 85% of eligible accounts receivable net of reserves and allowances plus 85% of the net book value of all eligible inventory net of reserves and allowances. The credit agreement provides the Company with the ability to increase the revolving credit line up to $120,000,000 upon written request and no event of default. At December 31, 2007, the Company was in compliance with all loan covenants.

In connection with its acquisition of Pac-Van, Inc. on August 2, 2006, the Parent issued a senior subordinated secured note with an original principal balance of $25,000,000. The subordinated note matures on February 2, 2013, and requires quarterly interest only payments computed at 13%.

The subordinated note was issued with warrants entitling the holders to purchase 9,375 shares of common stock of the Parent (representing 4% of the issued outstanding common stock of the Parent) at $0.01 per share. The warrants expire on August 2, 2016. The warrants provide the holder with put rights upon the occurrence of a change in control, an event of non-compliance, or any time after August 2, 2012. The put price per share shall be an amount equal to the fair market value of the outstanding common stock at the exercise date. At inception, the warrants were recorded at their fair market value of $937,500. The subordinated notes were discounted by the warrant fair value and had a recorded value of $24,062,500. The discount is being amortized to interest expense over the term of the borrowings. In future periods, the Company will recognize a charge to earnings for increases, if any, in the value of the warrants to reflect the Company’s ultimate obligation to provide for the warrants under the agreement. In 2007, the Company recognized $398,000 in interest expense for the increase in the estimated obligation under the warrant agreement. No charge to earnings was recognized during the five-month period ended December 31, 2006.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 7 —	INCOME TAXES

The provision for income taxes consisted of the following for the year ended December 31, 2007 and for the five-month period ended December 31, 2006:

		(Five Months)
	2007	2006

Deferred tax expense:
Federal	$2,776,148	$708,709
State	475,911	121,493

Total	3,252,059	830,202
Current state tax expense	14,500	1,499

Provision for Income Taxes	$3,266,559	$831,701

The Company’s deferred income tax liability was comprised of the following temporary differences at December 31, 2007 and 2006:

	2007	2006

Rental inventory	$23,905,985	$20,250,897
Net operating loss carryforwards	(8,607,254)	(8,492,000)
Accounts receivable	(246,000)	(195,000)
Other	(236,775)	—

Net Deferred Income Tax Liability	$14,815,956	$11,563,897

At December 31, 2007, the Company had federal net operating loss carryforwards of approximately $20,993,000 which begin to expire in 2019.

Cash paid for income taxes approximated $14,500 in 2007 and $1,500 for the five-month period ended December 31, 2006.

The primary difference between the Company’s effective income tax expense reflected in the consolidated statements of income and the tax expense computed at the federal statutory rate is due to certain nondeductible expenses for income tax purposes.

NOTE 8 —	OPERATING LEASE COMMITMENTS

The Company has various noncancellable operating leases for office space and storage facilities that expire at various dates through March 2011. Certain leases contain renewal options and escalation clauses. Rental expense for these leases was approximately $1,356,000 for 2007 and $554,000 for the five-month period ended December 31, 2006.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Future minimum rental payments required under noncancellable operating lease agreements are as follows:

Rental
Payable In	Payments

2008	$1,010,052
2009	775,509
2010	519,455
2011	47,038

$2,352,054

NOTE 9 —	EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) retirement savings plan for eligible employees, which allows plan participants to defer a percentage of their compensation subject to the limits imposed by the Internal Revenue Code. The Plan allows the Company to make a discretionary contribution to the Plan each year on behalf of participants at a rate determined before the year begins. At the end of the Company’s fiscal year, an additional matching contribution may be made at the discretion of the Company’s Board of Directors. The Company’s contribution to the Plan was approximately $109,000 in 2007 and $37,000 during the five-month period ended December 31, 2006.

NOTE 10 —	STOCK OPTION PLAN

The Parent maintains a stock option plan under which employees, officers and directors of the Company may be granted options to purchase non-voting common stock of the Parent at a price determined by the Board of Directors. The Parent has reserved 26,042 shares under the Plan. As of December 31, 2007, there had been no options exercised under the Plan. During 2006, 15,620 options were issued, of which none are exercisable. Options granted under the Plan generally have an exercise price equal to the fair market value of the non-voting common stock as of the date of grant and vest over a period of five years. The maximum term of the options is 10 years. The weighted average exercise price of stock options outstanding at December 31, 2007, was $100 per share with a weighted average contractual term of nine years.

The fair value for options granted by the Parent was estimated at the date of grant using a Black-Scholes option pricing model, with the following weighted-average assumptions:

Risk-free interest rate	4.0%
Dividend yield	0%
Expected life of the options	10 years
Volatility	30%

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Parent’s stock is not publicly traded and its employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Fair value of the options are amortized to expense over the related vesting period. Because compensation expense is recognized over the vesting period, the initial impact on net income may not be representative of compensation expense in future years. The Company recorded compensation expense of approximately $154,000 in 2007 and $26,000 for the five-month period ended December 31, 2006, related to stock options granted in 2006.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 11 —	RELATED PARTY TRANSACTIONS

The Company pays a management and consulting fee to one of its stockholders. Management and consulting fees paid were $180,000 in 2007 and $75,000 for the five-month period ended December 31, 2006.

The Company has a note receivable from a related party in the amount of $260,000 at December 31, 2007 and $350,000 at December 31, 2006. The note bears interest at LIBOR plus 1% per annum with required payments of $80,000 plus interest and is due on May 31, 2011.

NOTE 12 —	SUBSEQUENT EVENT

On February 1, 2008, the Company entered into an asset purchase agreement for the acquisition of rental fleet and accounts receivable of an unrelated third party. The purchase price was approximately $3,872,000.

Independent Auditors’ Report

Board of Directors and Stockholders
Pac-Van, Inc.

We have audited the accompanying balance sheets of Pac-Van, Inc. as of August 1, 2006 and December 31, 2005, and the related statements of income, stockholders’ equity and cash flows for the seven-month period from January 1, 2006 to August 1, 2006 and for the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pac-Van, Inc. as of August 1, 2006 and December 31, 2005, and the results of its operations and its cash flows for the seven-month period from January 1, 2006 to August 1, 2006 and for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.

/s/  Katz, Sapper & Miller, LLP

Indianapolis, Indiana
November 15, 2007

PAC-VAN, INC.

BALANCE SHEETS
August 1, 2006 and December 31, 2005

	August 1,	December 31,
	2006	2005

ASSETS
ASSETS
Cash	$301,395	$76,490
Accounts receivable, net of allowance for doubtful accounts of $750,000 at August 1, 2006 and $700,000 at December 31, 2005	9,123,466	8,543,955
Net investment in sales-type leases	346,878	215,580
Rental inventory, net	67,800,680	59,114,953
Property and equipment, net	1,410,160	1,155,984
Other assets	217,563	277,862

TOTAL ASSETS	$79,200,142	$69,384,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Accounts payable	$4,906,502	$4,389,222
Accrued liabilities	1,782,236	1,786,095
Unearned revenue and advance payments	5,242,676	3,835,235
Senior bank debt	36,062,500	33,100,000
Derivative obligation		6,180
Subordinated notes payable	4,522,000	4,522,000
Deferred income taxes	9,718,142	7,770,526

Total Liabilities	62,234,056	55,409,258

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding
Common stock, Series A, $0.01 par value; 9,500,000 shares authorized, 2,000,000 shares issued and outstanding	20,000	20,000
Common stock, Series B, $0.01 par value; 500,000 shares authorized, 231,525 shares issued and outstanding	2,315	2,315
Additional paid-in capital	2,273,735	2,273,735
Stock options outstanding	360,000	360,000
Retained earnings	14,310,036	11,322,842
Accumulated other comprehensive loss		(3,326)

Total Stockholders’ Equity	16,966,086	13,975,566

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$79,200,142	$69,384,824

See accompanying notes.

PAC-VAN, INC.

STATEMENTS OF INCOME
Period from January 1, 2006 to August 1, 2006
and Year Ended December 31, 2005

	(Seven Months)
	2006	2005

REVENUES
Leasing revenue	$22,270,519	$32,158,208
Sales of equipment and services	11,052,995	18,847,929

Total Revenues	33,323,514	51,006,137

COSTS AND EXPENSES
Cost of sales of equipment and services	7,816,428	13,831,804
Leasing, selling and general	17,406,712	26,893,859
Depreciation and amortization	1,395,231	2,374,005

Total Costs and Expenses	26,618,371	43,099,668

Income from Operations	6,705,143	7,906,469
INTEREST EXPENSE	1,760,688	2,671,668

Net Income before Provision for Income Taxes	4,944,455	5,234,801
PROVISION FOR INCOME TAXES	1,957,261	2,079,585

NET INCOME	$2,987,194	$3,155,216

See accompanying notes.

PAC-VAN, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY
Period from January 1, 2006 to August 1, 2006
and Year Ended December 31, 2005

						Accumulated
			Additional	Stock		Other	Total
	Common Stock		Paid-in	Options	Retained	Comprehensive	Stockholders’
	Series A	Series B	Capital	Outstanding	Earnings	Loss	Equity

BALANCE AT DECEMBER 31, 2004	$20,000	$2,315	$2,273,735	$360,000	$8,167,626	$(96,000)	$10,727,676
Comprehensive Income:
Net income	—	—	—	—	3,155,216	—	3,155,216
Reclassification adjustment for cash flow hedges, net of taxes of $61,146	—	—	—	—	—	92,674	92,674

Total Comprehensive Income	—	—	—	—	—	—	3,247,890

BALANCE AT DECEMBER 31, 2005	20,000	2,315	2,273,735	360,000	11,322,842	(3,326)	13,975,566
Comprehensive Income:
Net income	—	—	—	—	2,987,194	—	2,987,194
Reclassification adjustment for cash flow hedges, net of taxes of $2,854	—	—	—	—	—	3,326	3,326

Total Comprehensive Income	—	—	—	—	—	—	2,990,520

BALANCE AT AUGUST 1, 2006	$20,000	$2,315	$2,273,735	$360,000	$14,310,036	$—	$16,966,086

See accompanying notes.

PAC-VAN, INC.

STATEMENTS OF CASH FLOWS
Period from January 1, 2006 to August 1, 2006
and Year Ended December 31, 2005

	(Seven Months)
	2006	2005

OPERATING ACTIVITIES
Net income	$2,987,194	$3,155,216
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,957,261	2,079,585
Depreciation and amortization	1,395,231	2,374,005
(Increase) decrease in certain assets:
Accounts receivable	(579,511)	(2,165,388)
Net investment in sales-type leases	(131,298)	127,299
Other assets	60,299	8,118
Increase (decrease) in certain liabilities:
Accounts payable	517,280	1,445,811
Accrued liabilities	(3,859)	677,626
Unearned revenue and advance payments	1,407,441	861,018

Net Cash Provided by Operating Activities	7,610,038	8,563,290

INVESTING ACTIVITIES
Purchases of rental inventory, net	(9,874,246)	(7,192,441)
Purchases of property and equipment	(473,387)	(683,555)

Net Cash (Used) by Investing Activities	(10,347,633)	(7,875,996)

FINANCING ACTIVITIES
Payments of subordinated notes payable		(250,000)
Net increase (decrease) in senior bank debt	2,962,500	(400,000)

Net Cash Provided (Used) by Financing Activities	2,962,500	(650,000)

NET INCREASE IN CASH	224,905	37,294
CASH
Beginning of Year	76,490	39,196

End of Year	$301,395	$76,490

See accompanying notes.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Pac-Van, Inc. (the Company) leases and sells mobile offices, modular buildings and storage units to industrial, commercial, retail, and construction oriented customers. The Company operates in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Missouri, Nevada, North Carolina, Ohio, Pennsylvania, Tennessee and West Virginia with corporate offices located in Indianapolis, Indiana.

Estimates:  Management uses estimates and assumptions in preparing financial statements in conformity with accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Rental Inventory and Other Long-lived Assets:  Rental inventory consists of mobile offices, modular buildings, storage units and steps stated at the lower of cost or market. Mobile offices, modular buildings and storage containers are depreciated using the straight-line method over twenty years to a residual value of fifty percent of the original cost. Steps are depreciated using the straight-line method over 5 years with no residual value. Storage trailers are depreciated over fifteen years and ten years depending on the year of acquisition.

Vehicles, office equipment and leasehold improvements are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives ranging from 5 to 10 years of the respective assets.

Long-lived assets, including the Company’s rental inventory, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair market value of the assets. To date, no adjustments to the carrying amount of long-lived assets have been required.

Revenue Recognition:  The Company earns revenue by leasing, transporting, installing and dismantling rental equipment, as well as providing other ancillary products and services, and selling new and used equipment. Leasing revenue includes monthly rentals, initial lease services, ancillary products and services and end of lease services as earned. Leasing revenue is derived from leases classified as operating leases for which the initial term is generally 3 to 60 months. Costs associated with transportation, installation, and dismantling of rental equipment are recorded in leasing, selling and general expense. Unearned revenue includes end of lease services not yet performed by the Company, advance rentals and deposit payments.

Revenue from the sale of new and used mobile offices, modular buildings, storage units, steps including delivery and installation revenue, is generally recognized upon the delivery to and acceptance by the customer. Certain arrangements to sell units under long-term construction-type sales contracts are recognized under the percentage of completion method. Under this method, income is recognized in proportion to the incurred costs to date under the contract to estimated total costs. Sales of new units are typically covered by warranties provided by the manufacturer of products sold.

The Company recognized revenue of approximately $3,760,000 and cost of sales of approximately $2,450,000 for the period from January 1, 2006 to August 1, 2006, and revenue of approximately $3,860,000 and cost of sales of approximately $2,740,000 for the year ended December 31, 2005 on the sale of rental units which were greater than one year old.

Accounts Receivable:  The Company extends credit to its customers located throughout the United States. Accounts receivable are recorded at net realizable value based on management’s estimates of uncollectible accounts recorded in the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on historical collection experience and a review of specific past due receivables. The Company charges late fees on past due accounts. The Company recognized income for late payment fees of approximately $276,000 for the period from January 1, 2006 to August 1, 2006 and approximately $371,000 for the year ended December 31, 2005.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Advertising Costs are expensed as incurred and totaled $258,000 for the period from January 1, 2006 to August 1, 2006 and $421,000 for the year ended December 31, 2005.

Shipping and Handling Costs are expensed as incurred and included in cost of rental services and cost of sales equipment and services in the statement of income.

Concentrations of Credit Risk:  Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and receivables under sales-type lease contracts. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral on trade accounts receivable. Receivables under sales-type lease contracts are secured by the leased mobile office, modular building or storage unit. A significant portion of the Company’s business activity is with companies in the construction and development industries. Total revenues from companies in the construction and development industries were approximately $15,490,000 for the period from January 1, 2006 to August 1, 2006 and $27,145,000 for the year ended December 31, 2005. As of August 1, 2006 and December 31, 2005, accounts receivable from companies in the construction and development industries were approximately $4,285,000 and $5,240,000, respectively.

Income Taxes:  The Company records income taxes in accordance with the liability method of accounting. Deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax law. Changes in enacted tax rates are reflected in the tax provision as they occur.

Stock-Based Compensation:  In December 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), Share Based Payment, which requires companies to recognize the grant date fair value of stock options and other equity-based compensation issued to employees in its income statement. The Company adopted this statement effective January 1, 2006. The adoption did not have a material effect on the financial statements.

Prior to January 1, 2006, the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”). Compensation cost for stock options, if any, was measured as the excess of the fair value of the Company’s stock over the amount an employee must pay to acquire the stock at the measurement date, as determined based on the terms of the award.

Fair Value of Financial Instruments:  Because of their short-term nature, the amounts reported in the balance sheet for cash, receivables and accounts payable approximate fair value. Long-term debt approximates fair value as borrowing rates fluctuate based on quoted market prices.

Derivative Financial Instruments:  The Company periodically enters into derivative transactions to protect against risk of interest rate movement. The Company does not engage in speculative derivate transactions for trading purposes. The Company uses reputable financial institutions with high credit ratings as counterparties.

The Company had one interest rate swap agreement at December 31, 2005, which had a notional amount of $6,000,000 and expired on February 6, 2006. The Company paid a fixed rate of 4.70% and received a floating rate equal to the three-month LIBOR.

The Company recognizes all derivatives on the balance sheet at fair value. The Company assesses whether the derivatives used in hedging transactions have been effective in offsetting changes in the cash flows of hedged items and whether those derivatives may be expected to remain highly effective in future periods. Changes in the fair value of derivatives that are highly effective and qualify as a cash flow hedge are recorded in other comprehensive income or loss. When it is determined that a derivative is not highly effective as a hedge and the derivative remains outstanding, the Company will recognize changes in the fair value in the statement of income currently.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

At August 1, 2006, the Company’s fair value of interest rate swaps was $0. At December 31, 2005, the Company’s fair value of interest rate swaps was a liability of $6,180. The fair value of these cash flow hedges is reflected in stockholders’ equity as accumulated comprehensive loss, net of income taxes of $2,854.

NOTE 2 —	RENTAL INVENTORY

Rental inventory was comprised of the following:

	August 1,	December 31,
	2006	2005

Mobile offices, modular buildings and storage units	$76,562,853	$67,624,270
Steps	1,877,929	1,442,733

	78,440,782	69,067,003
Less: Accumulated depreciation	(10,640,102)	(9,952,050)

Total Rental Inventory	$67,800,680	$59,144,953

NOTE 3 —	PROPERTY AND EQUIPMENT

Property and equipment was comprised of the following:

	August 1,	December 31,
	2006	2005

Equipment	$1,313,512	$1,237,222
Vehicles	1,853,932	1,594,942
Leasehold improvements	442,304	342,138

	3,609,748	3,174,302
Less: Accumulated depreciation	(2,199,588)	(2,018,318)

Total Property and Equipment	$1,410,160	$1,155,984

NOTE 4 —	NET INVESTMENT IN SALES-TYPE LEASES

At August 1, 2006, the future minimum lease payments, including interest, to be received using sales-type lease agreements were as follows:

Receivable in
Year Ending	Future Minimum
August 1,	Lease Payments

2007	$308,043
2008	124,019
2009	3,135

435,197
Less: Amount representing interest	88,319

Net Investment in Sales-type Leases	$346,878

NOTE 5 —	DEBT

The Company’s bank credit agreement includes a capital expenditures revolving line of credit, working capital revolving line of credit and term loan availability. All borrowings under the credit agreement are due on June 30, 2008. The Company has pledged all business assets as collateral including the assignment of the Company’s rights under leasing contracts with customers. The Company is required to maintain certain financial ratios and net worth requirements.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Interest accrues on all borrowings under the agreement at the lead lender’s prime lending rate or the LIBOR plus a stated margin ranging from 2.0% to 2.75% (LIBOR was 5.38% as of August 1, 2006) based on the Company’s performance.

The capital expenditures line is available for purchases of rental inventory. The maximum amount available under the line is $30,500,000 ($30,500,000 borrowed and outstanding at August 1, 2006) with borrowings limited to 75% of rental units’ value plus 75% of transportation assets (limited to $300,000), as defined in the credit agreement.

The maximum amount available under the working capital line is $4,500,000 ($1,062,500 borrowed and outstanding at August 1, 2006) with borrowings limited to 80% of eligible accounts receivable as defined in the credit agreement.

The credit agreement has a term loan component, of which $4,500,000 was borrowed and outstanding at August 1, 2006. The term loan requires monthly principal payments of $62,500 through June 30, 2008, when the remaining principal balance is due and payable.

The Company’s subordinated debt requires monthly interest payments and consisted of the following:

	August 1,	December 31,
	2006	2005

12.5% notes payable due various dates in 2009	$4,247,000	$4,247,000
12.0% note payable due January, 2009	275,000	275,000

	$4,522,000	$4,522,000

The 12.5% subordinated notes payable allow the investor the right to require the Company to repay the notes in 2006 or anytime thereafter. These notes also contain warrants to purchase 10 Series B common shares per $1,000 of borrowings at $13.50 per share. The warrants are exercisable at any time and expire in 2009. As of August 1, 2006, no warrants have been exercised and no value has been assigned.

The 12.0% subordinated note payable allows the holder to require the Company to repay the entire note, in the event of a triggering event as defined in the agreement or anytime after June 30, 2004, and annually thereafter.

The total of subordinated notes due to stockholders at August 1, 2006 and December 31, 2005 was $3,160,000.

Cash paid for interest approximated $1,673,000 in for the period January 1, 2006 through August 1, 2006 and $2,670,000 for the year ended December 31, 2005, including interest paid to stockholders of approximately $232,500 and $395,000, respectively.

At August 1, 2006, the Company’s borrowings were payable as follows:

Payable in
Year Ending
August 1,

2007	$750,000
2008	35,312,500
2009	4,522,000

$40,584,500

Effective August 2, 2006, the Company sold 100% of the outstanding stock (see Note 11). The acquisition was financed through a combination of senior lending, subordinated borrowings and contributed capital. The acquisition was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Accordingly, the Company’s borrowing and capital structure was significantly impacted by the acquisition.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 6 —	INCOME TAXES

The provision for income taxes for the period from January 1, 2006 to August 1, 2006 and the year ended December 31, 2005, consisted of the following:

	(Seven Months)
	2006	2005

Deferred tax expense:
Federal	$1,663,672	$1,767,647
State	293,589	311,938

Provision for Income Taxes	$1,957,261	$2,079,585

The Company’s deferred income tax liability was comprised of the following:

	August 1,	December 31,
	2006	2005

Rental inventory	$17,374,000	$16,640,000
Net operating loss carry forwards	(7,450,000)	(8,466,000)
Accounts receivable	(170,000)	(160,000)
Derivative obligation	—	(2,854)
Stock option compensation	(142,000)	(142,000)
Other	106,142	(98,620)

Net Deferred Income Tax Liability	$9,718,142	$7,770,526

At August 1, 2006, the Company had federal net operating loss carry forwards of approximately $18,626,000 which begin to expire in 2017.

NOTE 7 —	OPERATING LEASE COMMITMENTS

The Company leases two of its locations from companies in which its stockholders have an ownership interest. The leases expire in November 2010 and March 2011. The Company is responsible for all taxes, insurance, maintenance and utilities. Rental expense for these leases was approximately $86,000 for the period from January 1, 2006 to August 1, 2006 and $215,000 for the year ended December 31, 2005.

The Company has various noncancellable operating leases for office space, storage facilities and rental units, that expire at various dates through March 2011. Certain leases contain renewal options and escalation clauses. Rental expense for these leases was approximately $844,000 for the period from January 1, 2006 to August 1, 2006 and $1,310,000 for the year ended December 31, 2005.

The future minimum rental payments required under noncancellable operating lease agreements are as follows:

Payable in
Year Ending	Rental
August 1,	Payments

2007	$748,194
2008	759,215
2009	612,502
2010	739,683
2011	235,108

$3,094,702

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 8 —	EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) retirement savings plan for eligible employees, which allows plan participants to defer a percentage of their compensation subject to the limits imposed by the Internal Revenue Code. The Plan allows the Company to make a discretionary contribution to the Plan each year on behalf of participants at a rate determined before the year begins. At the end of the Company’s fiscal year, an additional matching contribution may be made at the discretion of the Company’s Board of Directors. The Company’s contribution was approximately $60,000 for the period from January 1, 2006 to August 1, 2006 and $66,000 for the year ended December 31, 2005.

NOTE 9 —	CAPITAL STOCK

The Company has preferred stock, the terms of which may be determined from time to time by the directors of the Company prior to issuance, and common stock divided into two series: Series A and Series B. Each share of common stock is entitled to one vote for all matters submitted to a vote of the stockholders. Holders of Series B common stock are entitled to a preferential distribution on liquidation of the Company in an amount equal to $10 per share.

See Note 5 for discussion on warrants issued in connection with a private placement in 2001 to purchase common stock, none of which were exercised as of August 1, 2006.

NOTE 10 —	STOCK OPTION PLAN

In December 1998, the Company adopted an employee stock option plan which provides that the Company may issue options for up to 160,000 shares of its common stock. Options under the Plan will be awarded with exercise prices at least equal to the fair value of the Company’s common stock on the date of the grant.

In December 1998, the Company issued options for 80,000 shares of Series A common stock at $2.50 per share to an employee of the Company, all of which are vested. In November 2000, the Company issued options for 24,000 shares of Series A common stock at $10.00 per share to employees of the Company. All stock options are fully vested.

The Plan and any unexercised options will expire on December 30, 2008. There were no options granted or exercised during the period from January 1, 2006 to August 1, 2006 or in the year ended December 31, 2005.

The fair value for options granted by the Company was estimated at the date of grant using a Black-Scholes option pricing model, with the following weighted-average assumptions:

Risk-free interest rate	4.0%
Dividend yield	0%
Expected life of the options (years)	4

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s stock is not publicly traded and its employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Fair value of the options are amortized to expense over the related vesting period. Compensation expense related to stock options for the period from January 1, 2006 to August 1, 2006 is immaterial to the Company’s financial statements.

PAC-VAN, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

NOTE 11 —	SUBSEQUENT EVENT

Effective August 2, 2006, Mobile Office Acquisition Corp. acquired 100% of the outstanding stock of Pac-Van, Inc. The purchase price was approximately $98,038,000 plus the assumption of liabilities and transactions costs of approximately $22,797,000 and $2,766,000, respectively. The acquisition was financed through a combination of senior lending, subordinated borrowings and contributed capital. The acquisition was accounted for under the purchase method of accounting, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Accordingly, the acquisition cost has been allocated to the purchased assets and liabilities based on their respective fair values at the date of acquisition. The fair value of assets and liabilities acquired at August 2, 2006, totaled approximately $84,458,000; accordingly, the buyer recorded goodwill of approximately $39,143,000.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2008 and 2007

ASSETS

	2008	2007
ASSETS
Cash	$309,948	$26,561
Accounts receivable, net of allowances of $1,201,000 in 2008 and $985,000 in 2007	12,216,577	10,135,892
Net investment in sales-type leases	141,398	202,719
Rental inventory, net	112,876,333	85,354,086
Note receivable-related party	210,000	295,000
Property and equipment, net	2,251,575	2,014,618
Goodwill	39,504,975	39,161,675
Intangible assets, net	2,150,874	3,407,430
Other assets	698,552	197,935

TOTAL ASSETS	$170,360,232	$140,795,916

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable	$5,705,691	$6,534,009
Accrued liabilities	3,965,448	3,528,032
Unearned revenue and advance payments	7,852,665	5,292,815
Senior bank debt	80,350,000	61,500,000
Subordinated note payable	24,389,205	24,218,750
Deferred income taxes	16,287,937	12,846,141
Warrant obligation	1,546,402	1,136,500

Total Liabilities	140,097,348	115,056,247

STOCKHOLDERS’ EQUITY
Common stock, Class A, $0.001 par value; 300,000 shares authorized, 225,000 shares issued and outstanding	225	225
Common stock, Class B, $0.001 par value; 50,000 shares authorized, 1,800 shares issued and outstanding	2	2
Additional paid-in capital	22,679,773	22,679,773
Retained earnings	7,582,884	3,059,669

Total Stockholders’ Equity	30,262,884	25,739,669

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$170,360,232	$140,795,916

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND RETAINED EARNINGS
Six Months Ended June 30, 2008 and 2007

	2008	2007

REVENUES
Leasing revenue	$25,667,074	$22,269,049
Sales of equipment and services	9,210,290	9,039,942

Total Revenues	34,877,364	31,308,991

COSTS AND EXPENSES
Cost of sales of equipment and services	6,427,311	6,036,105
Leasing, selling and general	18,384,191	15,969,660
Depreciation and amortization	2,319,760	2,273,595

Total Costs and Expenses	27,131,262	24,279,360

Income from Operations	7,746,102	7,029,631
INTEREST EXPENSE	4,010,035	3,954,973

Net Income before Provision for Income Taxes	3,736,067	3,074,658
PROVISION FOR INCOME TAXES	1,479,481	1,311,744

NET INCOME	2,256,586	1,762,914
RETAINED EARNINGS
Beginning of Period	5,326,298	1,296,755

End of Period	$7,582,884	$3,059,669

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2008 and 2007

	2008	2007

OPERATING ACTIVITIES
Net income	$2,256,586	$1,762,914
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	1,471,981	1,282,244
Depreciation of property and equipment and rental inventory	1,892,642	1,559,554
Amortization of intangible assets	512,344	799,268
Increase in value of warrant obligation	210,902	199,000
Loss on disposals of property and equipment	8,772	10,148
(Increase) decrease in certain assets:
Accounts receivable	(125,370)	(726,863)
Net investment in sales-type leases	(23,748)	84,697
Other assets	(496,438)	175,897
Increase (decrease) in certain liabilities:
Accounts payable	802,027	1,203,201
Accrued liabilities	(38,235)	46,201
Unearned revenue and advance payments	1,535,697	732,554

Net Cash Provided by Operating Activities	8,007,160	7,128,815

INVESTING ACTIVITIES
Purchases of rental inventory, net	(11,519,580)	(12,901,325)
Cash paid for assets of businesses acquired	(8,486,746)
Payments received on note receivable-related party	50,000	55,000
Purchases of property and equipment	(567,560)	(822,026)
Proceeds from the sale of property and equipment	23,349	1,415

Net Cash (Used) by Investing Activities	(20,500,537)	(13,666,936)

FINANCING ACTIVITIES
Net increase in senior bank debt	12,750,000	6,500,000

Net Cash Provided by Financing Activities	12,750,000	6,500,000

NET INCREASE (DECREASE) IN CASH	256,623	(38,121)
CASH
Beginning of Period	53,325	64,682

End of Period	$309,948	$26,561

SUPPLEMENTAL DISCLOSURES
Interest paid	$4,061,360	$3,723,502
Noncash financing activities:
Interest expense related to valuation of warrant obligation	210,902	199,000

See accompanying notes.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements include the balances and transactions of Mobile Office Acquisition Corp. (Parent) and its wholly-owned subsidiary, Pac-Van, Inc. (together referred to as the “Company”). All material intercompany balances and transactions have been eliminated in the condensed consolidated financial statements

Doing business as “Pac-Van, Inc.,” the Company leases and sells mobile offices, modular buildings and storage units throughout the United States from its branch network locations in sixteen states. The Company provides solutions for customers in a wide range of industries including, construction, industrial, commercial, retail and government.

During the six months ended June 30, 2008, the Company acquired the assets of three businesses. Each of these acquisitions was accounted for under the purchase method of accounting, in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Accordingly, the acquisition cost of these transactions has been allocated to the purchased assets and liabilities based on their respective fair values at the date of acquisition.

Effective February 1, 2008, the Company acquired the assets of US SpaceMaster Leasing, LP. The purchase price was approximately $3,872,000. The fair value of assets and liabilities acquired on February 1, 2008, totaled approximately $3,529,000; accordingly, the Company recorded goodwill of approximately $343,000.

Effective April 2, 2008, the Company acquired the assets of I-R Mobile Modular. The purchase price was approximately $2,859,000. The fair value of assets and liabilities acquired on February 1, 2008, totaled approximately $2,859,000.

Effective June 6, 2008, the Company acquired the assets of Brandall Modular Corp. The purchase price was approximately $1,756,000. The fair value of assets and liabilities acquired on February 1, 2008, totaled approximately $1,756,000.

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States applicable to interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (which include all normal and recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for all periods presented have been made. The accompanying results of operations are not necessarily indicative of the operating results that may be expected for the entire year ending December 31, 2008. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes thereto of the Company for the year ended December 31, 2007.

Estimates:  Management uses estimates and assumptions in preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Rental Inventory and Other Long-lived Assets:  Rental inventory consisting of mobile offices, modular buildings, storage trailers, storage containers and steps (“rental inventory or rental equipment”) acquired on August 2, 2006, were recorded at their purchase cost as allocated based on information provided by an independent appraisal. Purchased rental inventory acquired since August 2, 2006, is recorded at the lower of invoice cost or market. Rental inventory acquired through the purchases of businesses have been recorded under the purchase method of accounting in accordance with SFAS No. 141 based on each item’s respective fair values at the date of acquisition, as determined by management. Mobile offices and modular buildings are being depreciated using the

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

straight-line method over 20 years to a residual value of 50 percent of the original cost. Steps are being depreciated using the straight-line method over 5 years with no residual value. Storage trailers are being depreciated over 15 years and 10 years, depending on the year of acquisition. Storage containers are being depreciated using the straight-line method over 20 years to a residual value of 70 percent of the original cost.

Vehicles, office equipment and leasehold improvements are recorded at historical cost. Depreciation is computed using the straight-line method over the estimated useful life of 5 years.

Long-lived assets, including the Company’s rental inventory, property and equipment, and amortizable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair market value of the assets. To date, no adjustments to the carrying amount of long-lived assets have been required.

Amortizable Intangible Assets:  consist of deferred financing costs and the value assigned to the Company’s continuing customer base. Deferred financing costs are being amortized on a straight-line basis over the term of the related loans, approximately five years. The customer base is being amortized on a straight-line basis through 2013, management’s estimate of the remaining useful life of the customer base.

Goodwill:  The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, which requires that goodwill and intangible assets deemed to have indefinite lives are not amortized, but are subject to impairment tests annually, or whenever an event or circumstances indicate the carrying amount may be impaired.

Revenue Recognition:  The Company earns revenue by leasing, transporting, installing and dismantling rental equipment, as well as providing other ancillary products and services, and by selling new and used equipment. Leasing revenue includes monthly rentals, initial lease services, ancillary products and services and end of lease services as earned. Leasing revenue is derived from leases classified as operating leases for which the initial term is generally 3 to 60 months. Costs associated with transportation, installation, and dismantling of rental equipment are recorded in leasing, selling and general expense. Unearned revenue includes end of lease services not yet performed by the Company, advance rentals and deposit payments.

Revenue from the sale of new and used mobile offices, modular buildings, storage units and steps, including delivery and installation revenue, is generally recognized upon the delivery to and acceptance by the customer. Certain arrangements to sell units under long-term construction-type sales contracts are accounted for under the percentage of completion method. Under this method, income is recognized in proportion to the incurred costs to date under the contract to estimated total costs. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that estimates used will change within the next year. Sales of new units are typically covered by warranties provided by the manufacturer of the products sold.

Accounts Receivable:  The Company extends credit to its customers. Accounts receivable are recorded at net realizable value based on management’s estimates of uncollectible accounts recorded in the allowance for doubtful accounts. The allowance for doubtful accounts is estimated based on historical collection experience and a review of specific past due receivables. The Company charges late fees on past due accounts.

Concentrations of Credit Risk:  Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and receivables under sales-type lease contracts. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral on trade accounts receivable. Receivables under sales-type lease contracts are secured by the leased mobile office, modular building or storage unit. A significant portion of the Company’s business activity is with companies in the

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

construction and real estate development industries. Total revenues from these industries were approximately $16,798,000 during the six-month period ended June 30, 2008, and $16,058,000 during the six-month period ended June 30, 2007. As of June 30, 2008 and 2007, accounts receivable from these industries were approximately $5,837,000 and $5,331,000, respectively.

Income Taxes:  The Company records income taxes in accordance with the liability method of accounting. Deferred taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax law. Changes in enacted tax rates are reflected in the tax provision as they occur.

Stock-Based Compensation:  For the issuance of stock options the Company follows the fair value provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, which requires companies to recognize the grant date fair value of stock options and other equity-based compensation issued to employees in their income statements.

Common Stock:  The Parent has two classes of Common Stock: Class A and Class B, both with a par value of $0.001. Both classes have the same rights and privileges except that holders of Class B have no voting rights.

NOTE 2 —	RENTAL INVENTORY

Rental inventory was comprised of the following at June 30, 2008 and 2007:

	2008	2007

Mobile offices, modular buildings and storage units	$115,592,333	$85,963,290
Steps	2,107,274	1,478,999

	117,699,607	87,442,289
Less: Accumulated depreciation	(4,823,274)	(2,088,203)

Total Rental Inventory	$112,876,333	$85,354,086

NOTE 3 —	PROPERTY AND EQUIPMENT

Property and equipment was comprised of the following at June 30, 2008 and 2007:

	2008	2007

Equipment	$573,168	$267,672
Vehicles	2,113,595	1,660,287
Leasehold improvements	627,193	534,726

	3,313,956	2,462,685
Less: Accumulated depreciation	(1,062,381)	(448,067)

Total Property and Equipment	$2,251,575	$2,014,618

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 4 —	AMORTIZABLE INTANGIBLE ASSETS

Intangible assets subject to amortization consisted of the following at June 30, 2008 and 2007:

	2008		2007
	Gross	Accumulated	Gross	Accumulated
	Amount	Amortization	Amount	Amortization

Customer base	$4,547,400	$2,731,657	$4,526,000	$1,508,679
Deferred financing costs	679,695	344,564	472,495	82,386

	$5,227,095	$3,076,221	$4,998,495	$1,591,065

The expected amortization expense for each of the next five years ending June 30 is as follows: $816,903 in 2009, $521,890 in 2010, $348,092 in 2011, $224,550 in 2012 and $151,454 in 2013.

NOTE 5 —	DEBT

The Company’s bank credit agreement includes a revolving line of credit and a swing line of credit. All borrowings under the credit agreement are due on August 23, 2012. The Company has pledged all business assets as collateral, including the assignment of the Company’s rights under leasing contracts with customers. The Company is required to maintain certain financial ratios and net worth requirements.

Interest accrues on all outstanding borrowings under the agreement at the lead lender’s prime lending rate or the LIBOR plus a stated margin ranging from 1.5% to 2.25% (totaling 4.73% at June 30, 2008) based on the Company’s performance. In addition, the Company is required to pay an unused commitment fee equal to .25% of the average unused line calculated on a quarterly basis.

The revolving credit and swing lines are available for purchases of rental inventory and general operating purposes. The maximum aggregate amount available under the lines is $90,000,000 ($80,350,000 borrowed and outstanding at June 30, 2008) with borrowings limited to 85% of eligible accounts receivable net of reserves and allowances plus 85% of the net book value of all eligible inventory net of reserves and allowances. The credit agreement provides the Company with the ability to increase the revolving credit line up to $120,000,000 upon written request and no event of default. At June 30, 2008, the Company was in compliance with all loan covenants.

In connection with its acquisition of Pac-Van, Inc. on August 2, 2006, the Parent issued a senior subordinated secured note with an original principal balance of $25,000,000. The subordinated note matures on February 2, 2013, and requires quarterly interest only payments computed at 13%.

The subordinated note was issued with warrants entitling the holders to purchase 9,375 shares of common stock of the Parent (representing 4% of the issued outstanding common stock of the Parent) at $0.01 per share. The warrants expire on August 2, 2016. The warrants provide the holder with put rights upon the occurrence of a change in control, an event of non-compliance, or any time after August 2, 2012. The put price per share shall be an amount equal to the fair market value of the outstanding common stock at the exercise date. At inception, the warrants were recorded at their fair market value of $937,500. The subordinated notes were discounted by the warrant fair value and had a recorded value of $24,062,500. The discount is being amortized to interest expense over the term of the borrowings. In future periods, the Company will recognize a charge to earnings for increases, if any, in the value of the warrants to reflect the Company’s ultimate obligation to provide for the warrants under the agreement. During the six months ended June 30, 2008 and 2007, the Company recognized $210,902 and $199,000, respectively in interest expense for the increase in the estimated obligation under the warrant agreement.

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 6 —	INCOME TAXES

The provision for income taxes consisted of the following for the six-month periods ended June 30, 2008 and 2007:

	2008	2007

Deferred tax expense:
Federal	$1,256,569	$1,094,599
State	215,412	187,645

Total	1,471,981	1,282,244
Current state tax expense	7,500	29,500

Provision for Income Taxes	$1,479,481	$1,311,744

The Company’s deferred income tax liability was comprised of the following temporary differences at June 30, 2008 and 2007:

	2008	2007

Rental inventory	$26,759,827	$22,135,628
Net operating loss carryforwards	(9,792,355)	(8,968,012)
Accounts receivable	(371,663)	(239,885)
Other	(307,872)	(81,590)

Net Deferred Income Tax Liability	$16,287,937	$12,846,141

NOTE 7 —	OPERATING LEASE COMMITMENTS

The Company has various noncancellable operating leases for office space and storage facilities that expire at various dates through April 2013. Certain leases contain renewal options and escalation clauses. Rental expense for these leases was approximately $819,900 and $656,300 for the six-month periods ended June 30, 2008 and 2007, respectively.

Future minimum rental payments required under noncancellable operating lease agreements are as follows:

Payable In
Year Ended	Rental
June 30,	Payments

2009	$1,381,292
2010	1,285,420
2011	735,469
2012	337,124
2013	223,722

$3,963,027

NOTE 8 —	STOCK OPTION PLAN

The Parent maintains a stock option plan under which employees, officers and directors of the Company may be granted options to purchase non-voting common stock of the Parent at a price determined by the Board of Directors. The Parent has reserved 26,042 shares of its common stock under the Plan. As of June 30, 2008, there had been no options exercised under the Plan. During the six-month periods ended June 30, 2008 and 2007, no options

MOBILE OFFICE ACQUISITION CORP. AND SUBSIDIARY
d/b/a PAC-VAN, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

were issued. Options granted under the Plan generally have an exercise price equal to the fair market value of the non-voting common stock as of the date of grant and vest over a period of five years. The maximum term of the options is 10 years. The weighted average exercise price of stock options outstanding at June 30, 2008, was $100 per share with a weighted average contractual term of nine years. Fair value of the options are amortized to expense over the related vesting period.

NOTE 9 —	RELATED PARTY TRANSACTIONS

The Company pays a management and consulting fee to one of its stockholders. Management and consulting fees paid were $90,000 for each of the six-month periods ended June 30, 2008 and 2007.

The Company has a note receivable from a related party in the amount of $210,000 at June 30, 2008 and $295,000 at June 30, 2007. The note bears interest at LIBOR plus 1% per annum with required payments of $80,000 plus interest, and is due on May 31, 2011.

NOTE 10 —	POTENTIAL PURCHASE OF MOBILE OFFICE ACQUISITION CORP.

On July 28, 2008, General Finance Corporation (GFC) filed a proxy statement with the Securities and Exchange Commission to acquire Mobile Office Acquisition Corp. (MOAC) and its wholly-owned subsidiary, Pac-Van, Inc. The purchase price is expected to be approximately $158,800,000. The purchase price will consist of approximately $21,500,000 in cash, a $1,500,000 senior subordinated note of GFC, $30,000,000 in GFC stock, valued at $7.50 per share for purposes of the acquisition and the assumption of MOAC indebtedness. GFC stockholders and MOAC stockholders have approved the merger agreement and the transaction is scheduled to close on or about October 1, 2008.

ANNEX A

AGREEMENT AND PLAN OF MERGER
by and among
GENERAL FINANCE CORPORATION,
GFN NORTH AMERICA CORP.,
PAC-VAN, INC.,
THE MOAC STOCKHOLDERS
and
MOBILE OFFICE ACQUISITION CORP.
Dated as of July 28, 2008

A-i

A-ii

Page

Section 7.5	Exclusive Post-Closing Remedy	A-30
Section 7.6	Liability Limitations	A-30

ARTICLE 8 TERMINATION
Section 8.1	Termination	A-30
Section 8.2	Notice of Termination; Effect of Termination	A-31
Section 8.3	Expenses; Termination Fees	A-31

ARTICLE 9 MISCELLANEOUS
Section 9.1	Definitions	A-32
Section 9.2	Amendment and Modification	A-34
Section 9.3	Notices	A-34
Section 9.4	Interpretation	A-35
Section 9.5	Counterparts	A-35
Section 9.6	Entire Agreement; No Third Party Beneficiaries	A-35
Section 9.7	Severability	A-35
Section 9.8	Specific Performance	A-35
Section 9.9	Governing Law	A-36
Section 9.10	Assignment	A-36
Section 9.11	Reliance	A-36
Section 9.12	Knowledge	A-36
Section 9.13	Waiver of Jury Trial	A-36
Section 9.14	Waiver	A-36
Section 9.15	Attorney’s Fees	A-36
Section 9.16	Arbitration	A-36

List of Exhibits
Exhibit A	MOAC Stockholders
Exhibit B	Pledge Agreement
Exhibit C	Holdback Note
Exhibit D	Stockholders Agreement
Exhibit E	First Amendment to Employment Agreement of Theodore Mourouzis
Exhibit F	General Release

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of July 28, 2008 is entered into by and among GENERAL FINANCE CORPORATION, a Delaware corporation (“Parent”), GFN NORTH AMERICA CORP., a Delaware corporation (“Sub”), PAC-VAN, INC., an Indiana corporation (“Pac-Van”), MOBILE OFFICE ACQUISITION CORP., a Delaware corporation (“MOAC”) (each of MOAC and Pac-Van are referred to individually as a “Company” and collectively as the “Companies”), and the stockholders of MOAC whose names appear in Exhibit A attached hereto (each a “MOAC Stockholder” and collectively the “MOAC Stockholders”), with reference to the following facts:

WHEREAS, the Board of Directors of MOAC has approved this Agreement and determined that the merger of MOAC with and into Sub (the “Merger”), including the consideration to be paid for each of the outstanding shares (collectively, the “Shares”) of (A) Class A Common Stock of MOAC (the “Class A MOAC Common Stock”) and (B) Class B Common Stock of MOAC (the “Class B MOAC Common Stock”, and together with the Class A Common Stock, the “MOAC Common Stock”) in the Merger, is fair and advisable to and in the best interests of MOAC and its stockholders;

WHEREAS, the Merger is intended to qualify as a “reorganization” as described in Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to constitute a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code;

WHEREAS, the duly appointed and authorized Special Committee of the Board of Directors of Parent and the Board of Directors of Sub have approved, and deem it fair and advisable and in the best interests of the disinterested stockholders of Parent, to enter into, this Agreement and the Merger; and

WHEREAS, the parties desire for the Merger to be a tax free reorganization (except to the extent of cash and the Holdback Note (as defined below) issuable pursuant to this Agreement) in accordance with the Code.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

SECTION 1

THE MERGER

Section 1.1  The Merger.  Upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (“DGCL”), at the Effective Time, the Merger shall be consummated. As a result of the Merger, the separate corporate existence of MOAC shall cease and Sub shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). The Surviving Corporation shall continue to be governed by the laws of the State of Delaware.

Section 1.2  Closing .  Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. Pacific Daylight Time on a date (the “Closing Date”) which shall be the first business day after satisfaction or waiver of the conditions set forth in Article 6, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Parent located at 39 East Union Street, Pasadena, California 91103, or at such other time, date or place as agreed to in writing by the parties hereto. Notwithstanding any approval of this Agreement by the stockholders of MOAC, no agreement among the parties to change the place, time or date of the Closing shall require the approval of the stockholders of MOAC.

Section 1.3  Effective Time.  On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as shall be agreed to by the parties hereto and is specified in the Certificate of Merger) will be the “Effective Time.”

Section 1.4  Effects of the Merger.  The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of MOAC and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of MOAC and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5  Certificate of Incorporation; Bylaws.

(a) At the Effective Time and without any further action on the part of MOAC or Sub, the Certificate of Incorporation of Sub as amended to date and as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the DGCL.

(b) At the Effective Time and without any further action on the part of MOAC or Sub, the bylaws of Sub, as amended, as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the certificate of incorporation of the Surviving Corporation and as provided therein and under the DGCL.

Section 1.6  Directors and Officers.  At the Closing, the bylaws of Sub shall specify that the board of directors of Sub shall consist of between three (3) and five (5) members and the directors shall be elected by Parent to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

SECTION 2

CONVERSION OF SHARES; STOCKHOLDERS MEETING

Section 2.1  Merger Consideration.  The aggregate consideration payable to holders of Shares (other than Dissenting Shares) in connection with the Merger (“Merger Consideration”) shall be: (A) (x) One Hundred Fifty-Eight Million Eight Hundred Thousand Dollars ($158,800,000) plus the aggregate purchase price and transaction costs of any acquisitions (“Interim Acquisitions”) completed by Pac-Van, during the period commencing the date of this Agreement and ending on the Effective Time, minus (B) the principal which is borrowed from LaSalle Bank National Association (“LaSalle Bank”) under the senior secured credit facility of Pac-Van (“Credit Facility”) (which principal shall not exceed Eighty-Six Million Dollars ($86,000,000) plus any indebtedness incurred under the Credit Facility to complete the Interim Acquisitions) and accrued but unpaid interest on such principal, minus (C) the principal which is borrowed from SPV Capital Funding, L.L.C., as assignee of Laminar Direct Capital L.P. (“SPV Capital”) pursuant to a senior subordinated promissory note issued by Pac-Van (the “Subordinated Note”) (which principal shall not exceed Twenty-Five Million Dollars ($25,000,000)) (the “Senior Subordinated Loan”) and accrued but unpaid interest on such principal and minus (D) any other indebtedness for borrowed money of MOAC and Pac-Van (other than indebtedness under the Credit Facility and the Subordinated Note). The Merger Consideration will be paid to the stockholders of MOAC and each holder of a cancelled MOAC Stock Option (“Eligible Stock Option Holder”) as follows (allocated among such stockholders and optionholders in accordance with the allocation set forth on Section 2.1 of the Companies Disclosure Schedules:

(i) a total of up to Twenty-One Million Five Hundred Thousand Dollars ($21,500,000) (the “Cash”) via wire transfer of immediately available funds;

(ii) Four Million (4,000,000) shares of restricted common stock of Parent (the “Parent Common Stock”) valued at Seven Dollars Fifty Cents ($7.50) per share, which shall include shares of restricted Parent Common Stock with an aggregate value of Eight Million Five Hundred Thousand Dollars ($8,500,000) valued at Seven Dollars Fifty Cents ($7.50) per share (the “Pledged Shares”) which will be pledged by each MOAC Stockholder to secure the indemnification obligations under this Agreement of such MOAC Stockholder pursuant to the pledge agreement in the form of Exhibit B attached hereto (the “Pledge Agreement”); and

(iii) a subordinated, unsecured promissory note of Sub in the form of Exhibit C attached hereto (the “Holdback Note”) with a principal value of One Million Five Hundred Thousand Dollars ($1,500,000) bearing interest of 8% per annum payable semi-annually.

Section 2.2  Conversion of Securities.  At the Effective Time by virtue of the Merger and without any action on the part of any party, each Share held in the treasury of MOAC immediately prior to the Effective Time shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto. At the Effective Time by virtue of the Merger and without any action on the part of any party, each share of common stock of Sub issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

Section 2.3  Treatment of MOAC Stock Options.

(a) At the Effective Time, each then outstanding option or right to purchase Shares (collectively, “MOAC Stock Options”), granted or issued pursuant to MOAC’s 2006 Stock Option Plan (“MOAC Stock Option Plan”), which are then vested or exercisable, shall be cancelled by MOAC and each Eligible Stock Option Holder shall be entitled to receive from the Surviving Corporation (and, if necessary, Parent shall provide funds to the Surviving Corporation sufficient for such payments) in consideration for the cancellation of such MOAC Stock Option an amount in cash equal to the following (the “Stock Option Consideration”): the product of (i) the number of shares of MOAC Common Stock previously subject to such MOAC Stock Option and (ii) the excess, if any, of the Per Share Merger Consideration with respect to the shares described in clause (i) over the exercise price per share of MOAC Common Stock subject to such MOAC Stock Option.

(b) Except as provided herein or as otherwise agreed to by the parties, all stock incentive plans and any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the Shares shall terminate as of the Effective Time, and MOAC shall, prior to the Effective Time, ensure that following the Effective Time no holder of any MOAC Stock Option or any other equity-based right shall have any right to acquire equity securities of MOAC or the Surviving Corporation.

Section 2.4  Surrender of Shares; Distribution of Merger Consideration; Stock Transfer Books.

(a) Upon surrender by a MOAC Stockholder to Parent of the certificate representing the shares held by such stockholder (each “MOAC Certificate”) and delivery of a letter of transmittal in form and substance reasonably satisfactory to Parent and the MOAC Stockholders and instructions for use in effecting the surrender of the MOAC Certificates for payment of the Merger Consideration therefor immediately prior to the Effective Time, the Surviving Corporation shall cause to be delivered to each holder of a MOAC Certificate (collectively with the Eligible Stock Option Holder, “Eligible Stockholder”) the portion of the Merger Consideration to which such shares represented by such MOAC Certificate are entitled to receive in accordance with the allocation set forth in Section 2.1 of the Companies Disclosure Schedules (the “Per Share Merger Consideration”) less any amounts required to be withheld under Section 2.7 as follows:

(i) At the Effective Time, the Cash and the Holdback Note; and

(ii) As soon as practicable after the Effective Time (or such later date when a MOAC Stockholder surrenders such MOAC Stockholder’s share certificate(s)), stock certificates representing the Parent Common Stock.

(b) Parent shall retain possession of the Pledged Shares pursuant to the terms and conditions of the Pledge Agreement.

(c) Upon the delivery to Parent of the MOAC Certificates, the MOAC Certificates shall be cancelled. Until so surrendered, each MOAC Certificate will represent, from and after the Effective Time, only the right to receive the Per Share Merger Consideration as contemplated by this Section 2.4(a). No interest shall be paid or accrued for the benefit of holders of the MOAC Certificates on the Merger Consideration payable upon the surrender of the MOAC Certificates. If payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. As used in this Agreement, “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(d) In the event any MOAC Certificates shall have been lost, stolen or destroyed, Parent shall deliver in exchange for such lost, stolen or destroyed MOAC Certificates, upon the making of an affidavit of that fact by the holder thereof, the Per Share Merger Consideration to which the holder thereof is entitled pursuant to this Article 2.

(e) Immediately prior to the Effective Time the Warrants shall be cancelled and the holder of the Warrants shall receive the proceeds payable to cancel the Warrants (which equal the amount the holders of the Warrants would have received if the Warrants were exercised in connection with the Merger) set forth in Section 2.1 of the Companies Disclosure Schedules attached hereto.

(f) At the close of business on the Closing Date, the stock transfer books of MOAC shall be closed and thereafter there shall be no further registration of transfers of shares of MOAC Common Stock on the records of MOAC. From and after the Effective Time, the holders of MOAC Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein.

Section 2.5  Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted in favor of or consented to the Merger and who shall have delivered a written demand for appraisal of such shares of MOAC Common Stock in the time and manner provided in Section 262 of the DGCL and shall not have failed to perfect, and shall not have effectively withdrawn or lost, their rights to appraisal and payment under the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration, but shall be entitled to receive the fair value of their Shares as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder’s Shares shall thereupon be deemed to have been converted, at the later of the time of such failure to perfect, withdrawal or loss of right or the Effective Time, into the right to receive the Per Share Merger Consideration set forth in Section 2.4, without any interest thereon.

(b) MOAC shall deliver to Parent prompt notice of any notices of intent to assert appraisal rights and to demand payment or withdrawals of notices of intent to assert appraisal rights and to demand payment and will not, except with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, settle or compromise, offer to settle or compromise any such notices or voluntarily make any payment with respect to any notice of intent to demand payment for Shares.

(c) After the Effective Time, the Surviving Corporation shall be responsible for payment with respect to Dissenting Shares and for compliance with Section 262 of the DGCL.

Section 2.6  No Further Ownership Rights in MOAC Stock.  All payments of the Per Share Merger Consideration made upon surrender of MOAC Certificates in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to the Shares subject to such MOAC Certificate and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding as of the Closing. If, after the Closing, MOAC Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this SECTION 2.

Section 2.7  Withholding Taxes.

(a) Each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from the Per Share Merger Consideration otherwise payable to an Eligible Stockholder pursuant to Section 2.4 such amounts as Parent or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or under any applicable provision of any law, statute, ordinance, rule, code, or regulation of any Governmental Authority (“Law”). To the extent that amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or MOAC Stock Options, as the case may be, in respect of which such deduction and withholding was made by Parent or the Surviving Corporation, respectively.

Section 2.8  Further Action.  At and after the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of MOAC, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of MOAC and Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

Each of the Companies hereby represents and warrants to Parent and Sub as follows:

Section 3.1  Organization; Charter Documents.

(a) Organization.  Each of MOAC and Pac-Van is a corporation duly organized and validly existing under the Laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Companies is duly qualified or licensed to do business and is in good standing (where applicable) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Section 3.1(a) of the Disclosure Schedules attached hereto (the “Companies Disclosure Schedules”) sets forth a list of each jurisdiction in which each of the Companies is qualified or licensed to do business.

As used in this Agreement, the term “Material Adverse Effect” means, when used with reference to one or more events, changes, circumstances or effects, a material adverse effect on the business, operations, assets, liabilities or financial condition of the Companies taken as a whole, other than events, changes, circumstances or effects that arise out of or result from economic factors generally affecting the economy or financial markets as a whole or the industries in which either of the Companies operates which do not disproportionately impact the Companies.

(b) Subsidiaries.  Except as set forth in Section 3.1(b) of the Companies Disclosure Schedules, neither of the Companies has a Subsidiary or any other entities in which such Company owns, directly or indirectly, any shares of capital stock, equity or membership interests.

As used in this Agreement, the term “Subsidiary” means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such entity or by any one or more of its Subsidiaries.

(c) Charter Documents.  Each of the Companies has delivered to Parent a true and correct copy of each of the articles or certificate of incorporation and bylaws, each as amended to date of such Company (collectively, the

“Company Charter Documents”) and each such instrument is in full force and effect. Neither Company is in violation of any of the provisions of its Company Charter Documents.

Section 3.2  Capitalization of the Companies.

(a) MOAC Capitalization.  The authorized capital stock of MOAC consists of (i) 350,000 shares of Common Stock, par value $0.001 (A) issuable in a series designated “Class A Common Shares” consisting of 300,000 shares, of which 225,000 shares are issued and outstanding, (B) issuable in a series designated “Class B Common Shares” consisting of 50,000 shares, of which 1,800 shares are issued and outstanding; (C) 26,042 shares of Class B Common Stock are reserved for issuance upon the exercise of outstanding MOAC Stock Options; and (D) 9,375 shares of MOAC Common Stock are reserved for issuance pursuant to warrants of MOAC (the “Warrants”) issued to Laminar Direct Capital, L.P., which has been assigned to SPV Capital; and (ii) no shares of Preferred Stock are issued and outstanding. All outstanding shares of MOAC Common Stock are, and all shares which may be issued pursuant to the plans and agreements applicable to MOAC Stock Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and not issued in violation of, nor subject to, preemptive rights or similar rights. Except for the shares and Warrants described in this Section 3.2(a) and the MOAC Stock Options, there are no outstanding (A) shares of capital stock or other voting securities of MOAC, (B) securities of MOAC convertible into or exchangeable or exercisable for shares of capital stock or voting securities of MOAC, (C) options, warrants, restricted stock, restricted stock units, preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character to acquire (or obligating MOAC to issue, register, transfer or sell) any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of MOAC or obligating MOAC to grant, extend or enter into any such option, warrant, restricted stock units, subscription or other right, convertible security, agreement, arrangement or commitment or (D) no equity equivalents, interests in the ownership or earnings of MOAC or other similar rights (the items in clauses (A), (B), (C) and (D) being referred to collectively as the “MOAC Securities”). Except for redemption of the Warrants, MOAC does not have any obligation, commitments or arrangements to redeem, repurchase or otherwise acquire any of the MOAC Securities, including as a result of the transactions contemplated by this Agreement or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no voting trusts or registration rights or other agreements or understandings to which MOAC is a party with respect to the voting or disposition of the capital stock of MOAC, other than the Shareholders’ Agreement dated as of August 2, 2006, among MOAC, the MOAC Stockholders, Theodore Mourouzis, Laminar Direct Capital L.P. and D. E. Shaw Laminar Portfolios, L.L.C.

(b) Pac-Van Capitalization.  The authorized capitalization of Pac-Van consists of (i) 10,000,000 shares of common stock, par value $0.001, (A) issuable in a series designated “Class A Common Shares” consisting of 9,500,000 shares of which no shares are issued and outstanding and (B) issuable in a series designated “Class B Common Shares” consisting of 500,000 shares, of which 10 shares are issued and outstanding and (ii) 5,000,000 shares of preferred stock, par value at $0.001, of which no shares are issued and outstanding. All outstanding shares of Pac-Van have been duly authorized, validly issued, fully paid and non-assessable and not issued in violation of, nor subject to, preemptive rights or similar rights. Except for the shares described in this Section 3.2(b), there are no outstanding (A) shares of capital stock or other voting securities of Pac-Van, (B) securities of Pac-Van convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Pac-Van, (C) options, warrants, restricted stock, restricted stock units, preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character to acquire (or obligating Pac-Van to issue, register, transfer or sell) any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Pac-Van or obligating Pac-Van to grant, extend or enter into any such option, warrant, restricted stock units, subscription or other right, convertible security, agreement, arrangement or commitment or (D) no equity equivalents, interests in ownership or earnings of Pac-Van or other similar rights (the items in clauses (A), (B), (C) and (D) being referred to collectively as the “Pac-Van Securities” and collectively with the MOAC Securities, the “Company Securities”). Pac-Van does not have any obligation, commitments or arrangements to redeem, repurchase or otherwise acquire any of the Company Securities, including as a result of the transactions contemplated by this Agreement or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no voting trusts or registration rights or other agreements or understandings to which Pac-Van is a party with respect to the voting or disposition of the capital stock of Pac-Van.

(c) Indebtedness.  Section 3.2(c) of the Companies Disclosure Schedules sets forth a complete and correct list, as of the date of this Agreement, of each Contract pursuant to which any Indebtedness (other than Companies credit cards) of the Companies is outstanding or may be incurred, together with the amount outstanding thereunder as of the date of this Agreement. No Contract pursuant to which any Indebtedness of the Companies is outstanding or may be incurred provides for the right to vote (or is convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which the stockholders of the Companies may vote.

As used in this Agreement, the term “Contract” means any agreement, contract, subcontract, lease, binding understanding, indenture, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

As used in this Agreement, the term “Indebtedness” means (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional or installment sale or other title retention Contracts relating to purchased property, (iii) capitalized lease obligations and/or (iv) guarantees of any of the foregoing of another Person.

Section 3.3  Corporate Authorization; Board Approval.

(a) Corporate Authorization.  Each of the Companies has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Companies of this Agreement and the consummation by the Companies of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action, except the approval of this Agreement and the Merger by a majority of the outstanding shares of Class A MOAC Common Stock, which approval, once delivered pursuant to Section 5.14 hereof, is the only vote of holders of any class or series of securities necessary to approve this Agreement and the Merger. This Agreement has been duly executed and delivered by MOAC and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a valid and binding agreement of MOAC, enforceable against MOAC in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors rights generally from time to time in effect).

(b) Board Approval.  The Board of Directors of MOAC has, at a meeting duly called and held on or prior to the date hereof, (i) determined and declared that this Agreement and the Merger are fair to, advisable and in the best interests of MOAC and its stockholders, and (ii) adopted and approved this Agreement and the Merger, and (iii) directed that this Agreement and the Merger be submitted to MOAC’s stockholders for approval.

Section 3.4  Governmental Approvals.  The execution, delivery and performance by MOAC of this Agreement, and the consummation by MOAC of the transactions contemplated hereby, require no action, permit, license, authorization, certification, consent, approval, concession or franchise by or in respect of, or filing with, any federal, state, or local U.S. or foreign government, court, administrative agency, commission, arbitrator or other governmental or regulatory agency or authority (a “Governmental Authority”) other than: (i) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware; and (ii) such other consents, approvals, Orders, authorizations, registrations, declarations, filings, notices and permits set forth on Section 3.4 of the Companies Disclosure Schedules.

Section 3.5  Non-Contravention.  Except as set forth in Section 3.5 of the Companies Disclosure Schedules, the execution, delivery and performance by MOAC of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (i) contravene, conflict with or violate the MOAC Charter Documents; (ii) subject to obtaining the Company Requisite Vote and obtaining all the consents, approvals and authorizations specified in clauses (i) and (ii) of Section 3.4, contravene or conflict with or constitute a violation of any provision of any Law, or any outstanding order, writ, judgment, injunction, ruling, determination, award or decree by or with any

Governmental Authority (“Order”) binding upon or applicable to the Companies or by which any of their respective properties are bound or affected; (iii) subject to obtaining all the consents, approvals and authorizations specified in Section 3.5 of the Companies Disclosure Schedules, constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation of the Companies, or cause increased liability or fees or the loss of a material benefit or imposition of a penalty under (A) any Contract or (B) any Companies Permit; or (iv) result in the creation or imposition of any liens, charges, security interests, options, claims, pledges, licenses, limitations in voting rights or other encumbrances of any nature whatsoever (collectively, “Liens”) on any asset of the Companies.

Section 3.6  Financial Statements; No Undisclosed Liabilities.

(a) Each of the financial statements listed on Section 3.6(a) of the Companies Disclosure Schedules (including, in each case, any related notes thereto) as of their respective dates (the “Company Financials”): (i) complied as to form in all material respects with all applicable accounting requirements, (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) fairly presented the consolidated financial condition of MOAC as at the respective dates thereof and the consolidated results of the MOAC’s operations and cash flows for the periods indicated. The consolidated balance sheet of MOAC as of December 31, 2007 is hereinafter referred to herein as the “Company Balance Sheet,” and December 31, 2007 is hereinafter referred to herein as the “Company Balance Sheet Date”. Except as noted in the opinions contained in the Company Financials, the Company Financials and opinions were rendered without qualification or exception and were not subject to any contingency. No event has occurred since the preparation of the Company Financials that would require a restatement of the Company Financials under GAAP other than by reason of a change in GAAP.

(b) Except as set forth in the Companies Disclosure Schedules, neither of the Companies has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) liabilities or obligations disclosed or provided for in the Company Financials or the notes thereto, (ii) liabilities or obligations incurred in the ordinary course of business or otherwise that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect, (iii) express obligations or liabilities under Contracts entered into prior to the date of this Agreement, (iv) express obligations or liabilities under Contracts entered into after the date of this Agreement, provided that such Contracts are permitted under this Agreement, (v) liabilities included in Working Capital and (vi) commitments entered into after the date of this Agreement to purchase fleet or equipment for lease or sale set forth in Section 3.6(b) of the Companies Disclosure Schedules.

Section 3.7  Absence of Certain Changes.  Except as disclosed in Section 3.7 of the Companies Disclosure Schedules, since the Company Balance Sheet Date, the businesses of the Companies have been conducted in all material respects in the ordinary course of business consistent with past practice, and there has not been any change, development, event, condition, occurrence or effect that individually or in the aggregate has had or would reasonably be expected to have (a) a Material Adverse Effect or (b) a material adverse impact on the ability of the Companies to consummate the Merger. Since the Company Balance Sheet Date, except as (i) specifically contemplated by this Agreement or (ii) set forth in Section 3.7 of the Companies Disclosure Schedules, there has not occurred any action, event or failure to act that, if it had occurred after the date of this Agreement, would have required the consent of Parent under Section 5.1.

Section 3.8  Insurance.  Section 3.8 of the Companies Disclosure Schedules contains a complete list of all policies of fire, liability, workers’ compensation and other forms of insurance owned or held by or for the benefit of the Companies. Copies of all insurance policies applicable to the Companies have been delivered to Parent. Except as set forth in Section 3.8 of the Companies Disclosure Schedules: (i) all such policies are in full force and effect and were in full force and effect during the periods of time such insurance policies are purported to be in effect; (ii) neither of the Companies is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under any policy; (iii) all premiums due thereon have been paid and neither of the Companies has received any notice of cancellation, termination or non-renewal of any such policy; (iv) all such insurance policies are customary in scope and amount of coverage for the business of the Companies; (v) all appropriate insurers under such insurance policies have been notified of all potentially insurable losses and pending litigation and legal matters, and no such insurer has informed the Companies of any denial of coverage or reservation of rights thereto; and (vi) neither of the Companies has received any written notice of cancellation of any insurance policy maintained in favor of the Companies nor has it been denied insurance coverage, in either case, in the past five years.

Section 3.9  Real Property; Title to Assets.

(a) Owned Real Property.  Neither of the Companies owns fee simple title to any real property.

(b) Real Property Leases.  Section 3.9(b) of the Companies Disclosure Schedules contains a true and complete list of all leases, subleases, sub-subleases, licenses and other agreements under which the Companies lease, sublease, license, use or occupy (whether as landlord, tenant, subtenant other occupancy arrangement) or has the right to use or occupy, now or in the future, any real property (“Real Property Leases”). The Companies have previously furnished to Parent true, correct and complete copies of all Real Property Leases. Each Real Property Lease constitutes the valid and legally binding obligation of the Company, enforceable against the Companies in accordance with its terms. With respect to each Real Property Lease (i) there is no default or event which, with notice or lapse of time or both, would constitute a default on the part of Companies, or, to the knowledge of the Companies any other party thereto; (ii) except as set forth on the Section 3.9(b) of the Companies Disclosure Schedules, neither of the Companies has assigned, sublet or transferred its leasehold interest; (iii) each of the Companies enjoys peaceful and undisturbed possession under all leases of real property and all of such leases are valid and in full force and effect; and (iv) there are no pending or, to the knowledge of the Companies, threatened condemnation proceedings relating to any real property leased or used by the Companies. Each of the Companies has a good and valid leasehold interest in each Real Property Lease free and clear of all Liens, except as disclosed on Section 3.9(b) of the Companies Disclosure Schedules.

(c) Personal Property.  Except as set forth in Section 3.9(c) of the Companies Disclosure Schedules, each of the Companies owns or leases all furniture, fixtures, equipment, inventory, rental fleet, operating supplies and other personal property (the “Personal Property”) necessary to carry on its businesses as now being conducted. The Personal Property, other than inventory and rental fleet, is in good and usable condition except for reasonable wear and tear. All inventory consists of items usable or saleable in the ordinary course of business. All rental fleet consists of items rentable in accordance with industry standards or historic Companies business practice. Other than Personal Property leased to customers, or inventory held by vendors or manufacturers, in the ordinary course of business as of the date hereof, no Personal Property, or other assets used in the business of the Companies, are located at any locations other than the locations subject to the Real Property Leases listed in Section 3.9 of the Companies Disclosure Schedules. The Personal Property is not subject to any Liens, except as set forth in Section 3.9(c) of the Companies Disclosure Schedules,

Section 3.10  Company Intellectual Property.  Section 3.10 of the Companies Disclosure Schedules lists all registrations or applications for registration of any Companies Intellectual Property and all material Companies Intellectual Property (as defined below). To the knowledge of the Companies, all material Companies Intellectual Property (as defined below) is valid, subsisting and enforceable in all respects and each of the Companies owns or has the right to use all material Companies Intellectual Property (as defined below) free and clear of all Liens, except as disclosed in Section 3.10 of the Companies Disclosure Schedules. (i) No Action is pending or, to the knowledge of the Companies, threatened against or affecting the Companies or any of their respective properties, which challenges the validity or use of, or the ownership by, the Companies of the Companies Intellectual Property (as defined below); (ii) neither of the Companies has knowledge of any infringement or infringing use of any of the Companies Intellectual Property (as defined below) or licenses by any Person; and (iii) neither of the Companies received any claim or notice from any Person alleging that an infringement, misappropriation or violation of any intellectual property right or other proprietary right of such person has occurred or will result from the conduct of the business of the Companies or from the signing and execution of this Agreement or the consummation of the transactions contemplated hereby, and to the knowledge of the Companies, no such infringement, misappropriation or violation has occurred or will occur.

As used in this Agreement, the term “Companies Intellectual Property” means (i) all domestic and foreign patents, trademarks, service marks, copyrights, trade names, domain names and all licenses running to or from the Companies relating to the Companies’ businesses or owned by the Companies, (ii) all common law trademarks, service marks, copyrights and copyrightable works (including databases, software and Internet site content), trade names, brand names and logos; and (iii) all trade secrets, inventions, formulae, data, improvements, know-how, confidential information, material computer programs (including any source code and object code) documentation, engineering and technical drawings, processes, methodologies, trade dress, and all other proprietary technology utilized in or incidental to the businesses of the Company, and all common law rights relating to the foregoing.

Section 3.11  Litigation.

(a) Except as set forth in Section 3.11 of the Companies Disclosure Schedules, there is no action, suit, investigation, claim, charge or proceeding (“Actions”) pending against, or to the knowledge of the Companies, threatened against or affecting, the Companies or any of their respective assets, properties or rights (a) by, before or with any other Governmental Authority or (b) by or with any other Person. As of the date of this Agreement, no officer or director of the Companies is a defendant in any Action commenced by stockholders of either of the Companies with respect to the performance of his or her duties as an officer and/or director of the Companies. Except as set forth in Section 3.11 of the Companies Disclosure Schedules, there exist no Contracts with any of the directors and officers of the Companies that provide for indemnification by the Company. Neither the Companies nor any of their respective properties or assets is or are subject to any Order.

(b) Neither of the Companies has been charged with, convicted of or pleaded nolo contendere to a crime nor, to the knowledge of the Companies, have any criminal charges been threatened by a Governmental Authority against the Companies. To the knowledge of the Companies, no officer or employee of the Companies has been charged with, convicted of or pleaded nolo contendre to a crime with respect to actions taken in the scope of his or her duties as an officer or employee of either of the Companies nor have any criminal charges been threatened by a Governmental Authority against any such Person with respect to actions taken in the scope of his or her duties as an officer or employee of either of the Companies. Neither of the Companies is subject to a governmental order or a party to a settlement agreement or agreement with a Governmental Authority that would, after the Closing, apply to any of the businesses, properties or assets of the Companies, Parent or any of Parent’s Affiliates, nor is any such order or agreement being threatened against the Companies.

Section 3.12  Taxes.

Except as set forth on Section 3.12 of the Companies Disclosure Schedules:

(a) The Companies and each affiliated group (within the meaning of Section 1504 of the Code) of which each of the Companies is a member, has timely filed (or has had timely filed on its behalf, taking into account all applicable extensions) all Tax Returns required by applicable Law to be filed by it. All such Tax Returns are correct and complete in all material respects and correctly and accurately set forth the amount of any Taxes relating to the applicable period. Each of the Companies has timely paid (or has had timely paid on its behalf) all Taxes due and owing (whether or not shown on any Tax Return) and has established an adequate reserve for the payment of all Taxes not yet due and owing in the Company Financials in accordance with GAAP.

(b) Each of the Companies has withheld and paid to the applicable Governmental Authority all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(c) None of the Tax Returns of the Companies filed on or after January 1, 2000 have been examined by any Taxing Authority and no audit, action, proceeding or assessment is pending or threatened by any such Taxing Authority against either of the Companies. No written claim has been made since January 1, 2000 by any Taxing Authority in any jurisdiction (other than jurisdictions where either of the Companies files Tax Returns) that it is or may be subject to taxation by that jurisdiction.

(d) As of the Closing Date, neither of the Companies will be a party to, be bound by or have any obligation under any tax allocation, tax sharing, tax indemnity or similar agreement with respect to Taxes.

(e) There are no Liens for Taxes upon any of the assets of the Companies (other than Taxes not yet due and payable).

(f) Neither of the Companies (i) has been a member of an “affiliated group” (as defined in Section 1504(a) of the Code) (other than a group the common parent of which is MOAC) or (ii) has no liability for Taxes of any Person (other than the Companies) arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise.

(g) Neither of the Companies has granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax or otherwise taken any action to defer liability for Taxes to any taxable period ending after the Closing Date.

(h) Neither of the Companies will be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(i) Neither of the Companies has distributed stock of another entity, or had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(j) Neither of the Companies has engaged in any transaction that could give rise to (i) a disclosure obligation with respect to any Person under Section 6111 of the Code or the regulations promulgated thereunder, (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations promulgated thereunder, or (iii) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the promulgated regulations thereunder.

(k) Neither of the Companies is required to make any payments in connection with transactions or events contemplated by this Agreement or are a party to an agreement that would require it to make any payments that would not be fully deductible by reason of Section 162(m) of the Code.

As used in this Agreement, the term “Taxes” means any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or Personal Property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, employment, severance, stamp, occupation, premium, environmental, custom duties, disability, registration, alternative or add-on minimum, estimated, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by any Taxing Authority and any interest or penalties or additional amounts, if any, attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments whether or not disputed.

As used in this Agreement, the term “Taxing Authority” means the Internal Revenue Service or any other taxing authority, whether domestic or foreign, including any state, county, local or foreign government or any subdivision or taxing agency thereof.

As used in this Agreement, the term “Tax Return” means any report, return, document, claim for refund, declaration or other filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

Notwithstanding anything to the contrary contained herein, the Companies are not making any representations regarding the tax treatment of the Merger or any liability for taxes on the part of either Company as a result of the Merger.

Section 3.13  Employee Benefit Plans.

(a) There are no benefit plans, arrangements, practices, contracts or agreements (including, without limitation, employment agreements, change of control employment agreements and severance agreements or plans, incentive compensation, bonus, stock option, restricted stock, stock appreciation rights and stock purchase plans) of any type, whether oral or written, (including but not limited to any plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), contributed to or maintained by either of the Companies or any trade or business, whether or not incorporated, that together with the Companies would be deemed a “controlled group” within the meaning of Section 4001(a)(14) of ERISA (an “ERISA Affiliate”), for the benefit of any current or former director, officer, employee or independent contractor of the Companies or any ERISA Affiliate (collectively, “Business Employees”) or with respect to which either of the Companies has or may have a liability, other than those listed on Section 3.13(a) of the Companies Disclosure Schedules (the “Benefit Plans”). Except as disclosed in Section 3.13(a) of the Companies Disclosure Schedules, neither the Companies nor any ERISA Affiliate has adopted or announced any formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or modify or change any existing Benefit Plan that would materially increase the liability of the Companies or any ERISA Affiliate to any Business Employee.

(b) Except as set forth in Section 3.13(b) of the Companies Disclosure Schedules, with respect to each Benefit Plan, (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan has received, or an application is pending for, a determination letter from the Internal Revenue Service that such plan so qualifies, and its trust is exempt from taxation under section 501(a) of the Code and neither of the Companies knows of any event that would have an adverse effect on such qualification (or that would cause such plan not to receive such a favorable determination letter); (ii) such plan has been established, operated and administered in all material respects in accordance with its terms and applicable Law; (iii) no breaches of fiduciary duty have occurred; (iv) other than routine claims for benefits, no proceedings or disputes are pending, or, to the knowledge of the Companies, threatened; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred; (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full; (vii) no such plan has incurred or will incur any “accumulated funding deficiency,” as such term is defined in Section 412 of the Code, whether or not waived; (viii) no plan is a “defined benefit plan,” as such term is defined in Section 3(35) of ERISA, or is covered by Section 4063 or 4064 of ERISA; and (ix) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation (or any successor entity thereto) (the “PBGC”), the Internal Revenue Service or other governmental agencies are pending, threatened or in progress (including, without limitation, any routine requests for information from the PBGC).

(c) Neither of the Companies nor any ERISA Affiliate has incurred any liability under Title IV of ERISA since the effective date of ERISA that has not been satisfied in full (including Sections 4063, 4064 and 4069 of ERISA) and to the knowledge of the Companies, no reasonable basis for any such liability exists.

(d) Except as set forth in Section 3.13(d)(i) of the Companies Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not entitle any Business Employee to a severance or any other payment or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Benefit Plan or otherwise limit or restrict the right of the Companies or the Surviving Corporation to merge, amend or terminate any of the Benefit Plans. Except for those individuals as set forth in Section 3.13(d)(ii) of the Companies Disclosure Schedules, no director, officer or other employee of either of the Companies will, as a result of the consummation of the transactions contemplated by this Agreement, be entitled to receive “excess parachute payments” (as such term is defined in Section 280G of the Code). The aggregate amount of all payments and benefits that constitute “parachute payments” (as such term is defined in Section 280G of the Code) payable as a result of the transactions described herein, either along or together with another event such as termination of employment, will not, in the aggregate exceed zero. Except as set forth in Section 3.13(d)(iii) of the Companies Disclosure Schedules, by no later than December 31, 2008, no Business Employee shall have any right to any payment, award or benefit under any Benefit Plan that could give rise to the imposition of any tax on the Business Employee under Section 409A of the Code.

(e) The Companies have delivered or made available to Parent accurate and complete copies of all texts, summary plan descriptions, trust agreements and other related summaries, communications, and agreements including all amendments to the foregoing (and a written description of any unwritten plans or agreements); the two most recent annual reports; the most recent annual and periodic accounting of plan assets; the most recent determination letter received from the Internal Revenue Service; and the two most recent actuarial reports, to the extent any of the foregoing may be applicable to a particular Benefit Plan.

(f) Each individual who renders services to the Companies who is classified by the Companies, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Benefit Plans) is properly so characterized.

(g) None of the Benefit Plans provide for postretirement welfare benefits (other than those required to be provided under Section 4980B of the Code) to be provided to any Business Employee now or in the future, and neither of the Companies has any obligation to make payment to or with respect to any former Business Employee pursuant to any previous retiree medical benefit.

Section 3.14  Compliance with Laws; Permits.

(a) Compliance with Laws.  (i) Each of the Companies has conducted its business, and is, in compliance with all Orders and Laws and corporate policies applicable thereto and (ii) no notice, Action or assertion has been received by the Companies or, to the knowledge of either of the Companies, has been filed, commenced or threatened against the Companies alleging any violation of any Law applicable to it or by which its properties are bound or affected.

(b) Companies Permits.  Each of the Companies holds all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities necessary for the lawful conduct of its business except where the failure to hold the same individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect (collectively, the “Company Permits”). Section 3.14(b) of the Companies Disclosure Schedules sets forth a true and complete list of all Companies Permits. To the knowledge of the Companies, each of the Companies is in compliance in all material respects with the terms of all Company Permits. Neither of the Companies has received written notice from any Governmental Authority that either of the Companies is or may become a party to or subject to any proceeding seeking to revoke, suspend or otherwise limit any such Company Permit.

Section 3.15  Environmental Matters.  Except as disclosed in Section 3.15 of the Companies Disclosure Schedules, (i) both of the Companies are, and at all times prior, were in compliance with all applicable Environmental Laws except for instances of non compliance that have been resolved prior to the date of this Agreement, (ii) no notice, notification, demand, request for information, citation, summons or Order has been received by, no complaint has been filed against or received, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any Person against, either of the Companies with respect to any matters relating to or arising out of any Environmental Law that has not been resolved prior to the date of this Agreement, (iii) no Hazardous Substance has been discharged, disposed of, arranged to be disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted, released or threatened to be released at, on, under or form any property or facility now or previously owned, leased or operated by the Companies, and (iv) there are no Environmental Liabilities. For purposes of this Section, the term “Companies” shall include any entity which is, in whole or in part, a predecessor of either of the Companies.

As used in this Agreement, the term “Environmental Laws” means any and all federal, state, local and foreign Law (including common law), Order or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment, natural resources or to pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

As used in this Agreement, the term “Environmental Liabilities” means any and all liabilities or obligations of or relating to either of the Companies of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which (i) arise under or relate to matters covered by Environmental Laws and (ii) arise from or relate to actions occurring or conditions existing on or prior to the Closing Date.

As used in this Agreement, the term “Hazardous Substances” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance, waste or material regulated under any Environmental Laws.

Section 3.16  Companies Material Contracts.  All Companies Material Contracts are legal, valid and binding and in full force and effect, except to the extent they have previously expired in accordance with their terms, and are enforceable by the Companies in accordance with their respective terms. The applicable Company has performed in all material respects all obligations required to be performed by it to date under the Company Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder and, to the knowledge of the Companies, no other party to any of the Company Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Neither of the Companies has received any communication from any party to a Company Material Contract or on behalf of any such party that either of the Companies is in default under a Company Material Contract or such party intends to cancel, terminate or fail or renew such Company Material Contract. Section 3.16(a) of the Companies Disclosure Schedules contains a complete and correct a list of all the Company Material Contracts. True and correct copies of the Company Material Contracts have been delivered to Parent, except copies of the leases described in clause (a)(xi) of this subsection were not delivered to Parent.

(a) As used in this Agreement, the term “Company Material Contract” means:

(iii) any Contract (other than a Contract described in one of the other provisions of this definition without regard to any percentage or numerical limitation contained therein) that involved annual expenditures during the Company’s fiscal year ended December 31, 2008 by either of the Companies in excess of $25,000 (or involves payments in excess of $25,000 in the aggregate under the Contract) and that is not otherwise cancelable by either of the Companies without any financial or other penalty on 180-days’ or less notice;

(iv) any Contract that contains any express material restriction on the ability either of the Companies to compete or to provide any products or services generally or in any market segment or any geographic area or that would obligate either of the Companies or affiliates to provide its services or products to a counterparty on terms at least as favorable to such counterparty as, or otherwise by comparison to, those which are offered to any other counterparty;

(v) any Contract or arrangement (other than between or among the Companies) under which either of the Companies has (i) incurred any indebtedness for borrowed money that is currently outstanding or (ii) given any guarantee in respect of indebtedness for borrowed money;

(vi) any Contract or license pursuant to which either of the Companies obtains any Company Intellectual Property that are necessary for the marketing, distribution or sale of any of its products or pursuant to which either of the Companies has granted exclusive rights to any Company Intellectual Property;

(vii) any partnership or joint venture agreement to which either the Companies is a party;

(viii) any Contract which is reasonably likely to prohibit or materially delay the consummation of the transactions contemplated by this Agreement;

(ix) any agreement of indemnification;

(x) any agreement which contains a fixed penalty or liquidated damages clause for late performance or other default by either the Companies;

(xi) any agreement with any Business Employee;

(xii) any powers of attorney granted by either of the Companies; and

(xiii) any purchase order or lease for inventory or rental fleet under which either of the Companies is the purchaser or lessee.

Section 3.17  Finders’ Fees.  No investment banker, broker, finder, other intermediary or other Person is entitled to any fee or commission from either of the Companies in connection with the consummation of the transactions contemplated by this Agreement.

Section 3.18  Takeover Statutes.  To the Companies’ knowledge, no “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision the certificate of incorporation or bylaws of either of Company is applicable to the Merger or the other transactions contemplated by this Agreement. Each of the Boards of Directors of the Companies have taken all action so that Parent and Sub will not be prohibited from entering into a “merger” or “business combination” (as such term is used in the DGCL) with the Company as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.19  Transactions with Affiliates.  Except as set forth in Section 3.19 of the Companies Disclosure Schedules, there are no Contracts or transactions between either the Companies, on the one hand, and any (a) executive officer or director of either of the Companies, (b) record or beneficial owner of five percent (5%) or more of the voting securities of either of the Companies or (c) Affiliate of any such executive officer, director or record or beneficial owner, on the other hand. “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person. The term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

Section 3.20  Labor Matters.

(a) Neither of the Companies is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor organization, nor is either of the Companies the subject of any proceeding asserting that either of the Companies has committed an unfair labor practice or seeking to compel it to bargain with any labor union or other labor organization nor has there been since January 1, 2002 or is there pending or, to the knowledge of either of the Companies, threatened any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving either of the Companies.

(b) Since January 1, 2002, neither of the Companies has taken any action that would constitute a “mass layoff,” “mass termination” or “plant closing” within the meaning of the United States Worker Adjustment and Retraining Notification Act (the “WARN Act”) or would otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal Law.

Section 3.21  Payments.

Neither of the Companies has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official, Governmental Authority or other Person, in the United States or any other country, which is in any manner related to the business or operations of either of the Companies which either of the Companies knows or has reason to believe to have been illegal under any federal, state or local Law of the United States or the Laws of any other country having jurisdiction; and neither of the Companies has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers or which violate any applicable Law.

Section 3.22  Disclosure.

The representations and warranties of the Companies herein or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of the Companies to Parent or Sub as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub jointly and severally represent and warrant to MOAC and the MOAC Stockholders as set forth below.

Section 4.1  Organization and Power.  Parent and Sub are each a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 4.2  Corporate Authorization.  Each of Parent and Sub has all necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except for the affirmative vote of the stockholders of Parent required under the DGCL to approve this Agreement, the Merger and the transactions contemplated by this Agreement, the execution, delivery and performance by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including by resolution of the Board of Directors of Sub and a duly authorized and appointed special committee of the Board of Directors of Parent, and have been adopted by Parent as the sole stockholder of Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Companies, constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub, as applicable, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, good faith and fair dealing, regardless of whether in a proceeding at equity or at Law).

Section 4.3  Governmental Authorization.  The execution, delivery and performance by Parent and Sub of this Agreement, and the consummation by Parent and Sub of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority other than: (i) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware; (ii) filings and notices not required to be made or given until after the Effective Time; and (iii) such other consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to impair the ability of Parent or Sub to perform their obligations hereunder, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

Section 4.4  Non-Contravention.  The execution, delivery and performance by Parent and Sub of this Agreement do not, and the consummation by Parent and Sub of the transactions contemplated hereby will not: (i) contravene or conflict with any provision of each of Parent’s and Sub’s certificate of incorporation and bylaws; (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to Parent or Sub; (iii) constitute a default (or an event which with notice, lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or Sub under (A) any provision of any material Contract binding upon Parent or Sub or (B) any material license, franchise or permit held by Parent or Sub; or (iv) result in the creation or imposition of any Lien on any asset of Parent or Sub, other than, in the case of clauses (ii), (iii) and (iv), any such contraventions, conflicts, violations, defaults, rights of termination, cancellation or acceleration or Liens that individually or in the aggregate would not reasonably be expected to impair the ability of Parent or Sub to perform their obligations hereunder, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

Section 4.5  Information Supplied.  None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will contain, at the date the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of

Parent and at the time of the Stockholders Meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.6  Litigation.  As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent, threatened against or affecting, Parent or Sub or any of their respective properties which, individually or in the aggregate, would reasonably be expected to impair the ability of Parent or Sub to perform their obligations hereunder, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

Section 4.7  Finder’s Fees.  The Companies will not be responsible for any fee or commission to any investment banker, broker, finder, other intermediary or other Person upon consummation of the transactions contemplated by this Agreement based on arrangements made by or on behalf of Parent or Sub.

Section 4.8  Sub.  Sub is a newly-formed wholly-owned Subsidiary of Parent that has engaged in no business activities other than as specifically contemplated by this Agreement.

Section 4.9  Public Filings.

All required forms, reports, statements and documents of Parent filed with the Commission as required under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively the “Parent Reports”), have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent as of and for the six months ended June 30, 2007 and the quarters ended since June 30, 2007 (collectively the “Financial Statements”) included or incorporated by reference in the Parent Reports were prepared in accordance with GAAP (except, as to the quarterly financials, for normal year-end adjustments), and present fairly the financial position, results of operations and changes in financial position of Parent and its consolidated subsidiaries as of the dates and for the periods indicated. Except as noted in the opinions contained in the Financial Statements, such Financial Statements and opinions were rendered without qualification or exception and were not subject to any contingency.

Section 4.10  Valid Issuance

When issued in accordance with this Agreement , the shares of Parent Common Stock included as part of the Merger Consideration will be duly authorized, validly issued, fully paid and non assessable and not issued in violation of, nor subject to, preemptive rights or similar rights.

Section 4.11  Disclosure.

The representations and warranties of Parent and Sub herein or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Parent or Sub to the Companies as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 5

COVENANTS

Section 5.1  Interim Operations of the Companies.  Each of the Companies covenants and agrees that, except (i) as expressly provided in this Agreement, (ii) with the prior written consent of Parent, or (iii) as set forth in Section 5.1 of the Companies Disclosure Schedules, after the date hereof and prior to the Effective Time:

(a) Except for any payment by the Companies (including prepayment) of Indebtedness prior to the Effective Time, the business of the Companies shall be conducted in the ordinary course of business consistent with past practice and the Companies shall use all reasonable efforts to preserve their respective business organizations intact and maintain their respective existing relations with material customers, suppliers, employees, creditors and business partners;

(b) Neither of the Companies shall, directly or indirectly, split, combine or reclassify its outstanding common stock;

(c) Neither of the Companies shall: (i) amend or propose to amend its articles or certificate of incorporation or bylaws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of MOAC or Pac-Van, other than issuances of MOAC Common Stock pursuant to exercises of MOAC Stock Options; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than the sale of assets in the ordinary course consistent with past practice; or (v) except for the redemption of the Warrants as required by Section 2.4(e) hereof, redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

(d) the Companies shall not: (i) grant any increase in the compensation (whether annual base salary or wages or bonus opportunities or amounts) payable or to become payable by the Companies to any Business Employee (excluding executive officers who shall be given no increases) other than scheduled annual merit increases in annual base salary or wages in the ordinary course of business consistent with past practice in an amount not to exceed 4% in the aggregate for all such Business Employees given such scheduled increases; (ii) adopt or enter into any new, or amend or otherwise increase or terminate, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement or redeem, pay for or offer any consideration for stock options (provided, however, the Companies may accelerate the vesting of any stock options granted during 2006); (iii) hire any new officers, executives or employees at or above the level of vice president (except to replace an officer, executive or employee) or terminate the employment of any officers, executives or employees at or above the level of vice president (except for cause), or promote any officers, executives or employees to, or at or above the level of, vice president (except to replace an officer, executive or employee);

(e) the Companies shall not permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated;

(f) the Companies shall not: (i) incur or assume any debt under the Credit Facility in excess of Eighty-Six Million Dollars ($86,000,000) or any debt under the Senior Subordinated Loan in the principal amount in excess of Twenty-Five Million Dollars ($25,000,000); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any Person (other than the Companies); (iii) make any loans, advances or capital contributions to, or investments in, any other Person; or (iv) make any capital expenditure or commitment therefor other than in the ordinary course of business consistent with past practice and in accordance the Company’s budgeted capital expenditures for calendar year 2008 set forth in Section 5.1 of the Companies Disclosure Schedules;

(g) the Companies shall not change any of the accounting methods, policies, procedures, practices or principles used by it unless required by GAAP;

(h) the Companies will not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Companies other than the Merger;

(i) the Companies shall not merge or consolidate with any other Person or Persons, acquire assets or capital stock of any Person or Persons with aggregate purchase price in excess of Ten Million Dollars ($10,000,000) (which calculation of purchase price shall include the assumption of Indebtedness) (other than the acquisition of inventory in the ordinary course of business consistent with past practice) or sell, license or otherwise dispose of any of its assets or business (other than the sales of inventory in the ordinary course of business consistent with past practice);

(j) the Companies shall not enter into any joint venture, partnership or other similar arrangement;

(k) the Companies shall not (i) enter into any Contract that if existing on the date hereof would be a “Company Material Contract” other than Contracts with suppliers and customers in the ordinary course consistent with past practice, (ii) terminate, amend, supplement or modify in any material respect any Company Material Contract to which either of the Companies is a party, (iii) waive, release, cancel, allow to lapse, convey, encumber or otherwise transfer any rights or claims under any Company Material Contract, (iv) change incentive policies or payments under any Company Material Contract existing on the date hereof or entered into after the date hereof, or (v) enter into any Contract relating to the disposition of assets and/or capital stock except as permitted by Section 5.5;

(l) the Companies shall not settle or compromise any (i) material Action, whether administrative, civil or criminal, in law or in equity or (ii) any claim under any insurance policy for the benefit of the Companies;

(m) the Companies shall not waive or fail to enforce any provision of any confidentiality agreement or standstill or similar agreement to which it is a party;

(n) the Companies shall not make or change any elections with respect to Taxes, amend any Tax Returns, change any annual Tax accounting period, adopt or change any Tax accounting method, enter into any closing agreement, settle or compromise any proceeding with respect to any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Companies, take any action that would have the effect of deferring any liability for Taxes to any taxable period ending after the Closing Date, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(o) the Companies shall not pay, discharge or satisfy any claim, liability or obligation (including contingent claims, liabilities and obligations), other than in the ordinary course of business consistent with past practice; provided, however, the Companies shall pay accounts payable and other obligations when they become due and payable in the ordinary course of business consistent with past practices;

(p) the Companies shall not enter into any material line of business other than the line of business in which the Companies are currently engaged as of the date of this Agreement;

(q) the Companies shall not engage in any material transaction with any officer, director, stockholder of MOAC or other Affiliate of MOAC or any of its Subsidiaries;

(r) the Companies shall maintain their respective books of account and records in the usual and ordinary manner, and in conformity with its past practices;

(s) the Companies shall deliver to Parent any notice of default or breach by any party to any Company Material Contract or Indebtedness of the Companies;

(t) the Companies shall withhold all Taxes required to be withheld and remitted by or on behalf of the Companies in connection with amounts paid or owing to any employee or other Person, and pay such Taxes to the proper Governmental Authority or set aside such Taxes in accounts for such purpose; and

(u) the Companies will not enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the actions prohibited under the foregoing clauses (b) through (p) above).

Section 5.2  Access to Information.

(a) The Companies shall afford, and shall cause its stockholders, affiliates, subsidiaries, officers and agents to afford, Parent and the officers, employees, accountants, counsel, financing sources and other representatives of Parent, reasonable access, during normal business hours, during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including any Tax Returns or other Tax related information pertaining to the Companies), personnel (including outside accountants and attorneys), business, customers and suppliers, and, during such period, the Companies shall furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request. Notwithstanding any of the foregoing, neither Parent nor any of its employees, accountants, counsel, financing sources or other representatives shall contact any stockholders, employees (other than Ted Mourouzis), agents, customers, suppliers or vendors of a Company regarding a Company or the transactions contemplated by this Agreement without the prior written consent of Ted Mourouzis, which consent shall not be unreasonably withheld.

(b) Parent shall have provided to Ronald L. Havner, Jr. (“Havner”), management of Pac-Van and representatives of the stockholders of MOAC access to management of Parent and such due diligence regarding Parent reasonably requested by such persons.

(c) No investigation pursuant to Section 5.2(a) or (b) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties

Section 5.3  Regulatory and Consent Matters.

(a) As soon as practicable after the date of this Agreement, the Companies shall make all necessary notifications, filings with or applications to any Governmental Authority and submit requests for consents under Contracts required in order to complete the transactions contemplated by this Agreement.

(b) As soon as practicable after the date of this Agreement, the Companies shall make all necessary notifications under the WARN Act.

(c) Subject to Section 5.6, each of the Companies and Parent shall (i) use its commercially reasonable efforts to diligently prosecute all notices, filings, applications or requests made pursuant to Section 5.3, (ii) furnish to the other parties such information and assistance as such parties reasonably may request in connection with the preparation or prosecution of any such notices, filings, applications or requests and (iii) keep the other parties promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Authorities or third parties with respect to the transactions contemplated hereby.

Section 5.4  Employee Matters.  All provisions contained herein with respect to Business Employees, Benefit Plans, and any rights thereunder are included for the sole benefit of Parent and the Companies and shall not create any right (i) in any other Person, including, without limitation, any Business Employees or any beneficiary thereof or (ii) to continued employment of any Business Employee with the Surviving Corporation on or after the Effective Time.

Section 5.5  Stock Options.  Upon the Closing the Compensation Committee of Parent shall grant non-qualified stock options to acquire up to 400,000 shares of Parent Common Stock to certain employees of Pac-Van with such terms and conditions as the Compensation Committee shall approve.

Section 5.6  Additional Agreements .  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable Laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, the parties hereby agree and acknowledge that commercially reasonable efforts under this Section 5.6 or under Section 5.3 shall not require, or be construed to require, Parent or the Companies or other affiliates to (i)(A) offer, sell or hold separate pending divesture, or agree to offer, sell or hold separate pending divestiture, or (B) consent to any such offer, sale, holding or agreement, before or after the Effective Time, of any businesses, operations or assets, or interests in any businesses, operations or assets, of Parent, the Companies or the Surviving Corporation (or any of their respective affiliates), or (ii) take or agree to take any other action or agree or consent to any limitation or restrictions on or changes in any such businesses, operations or assets of Parent, the Companies or the Surviving Corporation (or any of their respective affiliates). In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Parent, Sub and MOAC shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

Section 5.7  Publicity.  Except as required by Law in connection with obtaining any stockholder approval, so long as this Agreement is in effect, prior to Closing, neither of the Companies, on the one hand, nor Parent or Sub, on the other hand, shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, except as may be required by Law or pursuant to the obligations of any party hereto under a listing agreement with any national securities exchange, and in such case shall use all reasonable efforts to consult with the other party prior to such release or announcement being issued.

Section 5.8  Notification of Certain Matters.  The Companies shall give prompt notice to Parent of (a) the occurrence, or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of the Companies contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure of either of the Companies to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. In addition, the Companies shall give prompt notice to Parent of any communication received by the Companies from, or on behalf of, any party to a Company Material Contract that such party intends to cancel, terminate or fail or renew such Company Material Contract. Parent shall give prompt notice to the Companies of (i) the occurrence, or non occurrence of any event the occurrence or non occurrence of which would cause any representation or warranty of Parent and Sub contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.9  Parent Stockholders Meeting.

(a) Parent shall:

(i) take all action, in accordance with the DGCL and all other applicable Law and Parent’s charter documents, necessary to duly call, give notice of, hold and convene a special meeting of holders of Parent Common Stock as soon as practicable after the date of this Agreement, to consider and vote on the approval of this Agreement and the Merger and the issuance of the Parent Common Stock issuable pursuant to this Agreement (collectively, the “Proposals”) (the “Stockholders Meeting”);

(ii) include in the Proxy Statement the recommendation of its Board of Directors that the stockholders of Parent vote in favor the Proposals; and

(iii) use its commercially reasonable efforts to solicit from all stockholders of Parent approval of the Proposals and take all other actions reasonably necessary, or in the reasonable judgment of Parent advisable, to secure the approval of the Proposals by Parent’s stockholders under applicable Law.

(b) As promptly as reasonably practicable following the date hereof, Parent shall file with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended, and shall use commercially reasonable efforts to have cleared by the Commission, proxy solicitation materials (including a proxy statement and related form of proxy) with respect to the Stockholders Meeting. Parent shall cause the proxy solicitation materials to be mailed to the holders of Parent Common Stock as promptly as practicable after approval thereof by the Commission. The term “Proxy Statement” shall mean such proxy statement and all amendments or supplements thereto, if any, similarly mailed. The Companies will provide Parent with any information that may be reasonably requested in order to effectuate the preparation and mailing of the Proxy Statement pursuant to this Section 5.9. Parent will provide the Companies and its counsel with a reasonable opportunity to review the Proxy Statement prior to its mailing and shall include in such document or response all comments reasonably proposed by the Companies. The Proxy Statement shall include a recommendation of the Board of Directors to approve the proposals set forth in the Proxy Statement.

(c) Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Companies or Parent, as the case may be, will promptly inform the other party of such occurrence and Parent shall mail to the holders of Parent Common Stock such amendment or supplement. Each of Parent and the Companies shall cooperate with respect to, and Parent shall provide the Companies (and their counsel) with a reasonable opportunity to review and comment on, any amendment or supplement to the Proxy Statement. The information provided and to be provided by Parent, Sub and the Companies, respectively, for use in the Proxy Statement shall not contain, on the date the Proxy Statement is first mailed to the holders of Parent Common Stock and on the date of the Parent’s stockholders meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Companies, Parent and Sub each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect.

Section 5.10  Cooperation.

(a) Without limiting the generality of Section 5.3, Parent and the Companies shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate (i) in connection with the preparation of the Proxy Statement and (ii) in seeking any necessary actions, consents, approvals or waivers of any Governmental Authority or third parties as contemplated hereby or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers if necessary.

(b) Without limiting the generality of Section 5.2 and Section 5.3, prior to the Closing, each of the Companies shall provide and shall use its reasonable best efforts to cause its officers, employees, representatives and advisors, including legal and accounting, of the Companies to, provide all cooperation reasonably requested by Parent in connection with the financing of the transactions contemplated by this Agreement, including, without limitation, using reasonable best efforts to cause (i) appropriate officers and employees to be available on a customary basis to meet with prospective lenders and investors in presentations, meetings, road shows and due diligence sessions, to assist with the preparation of disclosure documents in connection therewith, to execute and deliver any pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Parent and (ii) its independent accountants and counsel to provide assistance to Parent, including providing consent to Parent to prepare and use their audit reports relating to the Companies, at the cost of Parent, to provide any necessary “comfort letters”.

Section 5.11  Appraisal Rights Expenses.  In the event there are Dissenting Shares with respect to the Merger, the Surviving Corporation shall pay for all expenses incurred to resolve the liability of the Companies to the holders thereof.

Section 5.12  Confidentiality.  Each of the parties to this Agreement shall hold, and shall cause its officers, employees, agents and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors (collectively “Representatives”) who obtain such information to hold, in confidence, and not use for any purpose other than evaluating the transactions contemplated by this Agreement, any information (“Confidential Information”) of any party to this Agreement or any of the MOAC Stockholders obtained in connection with this Agreement or the transactions contemplated hereby, which for the purposes hereof shall not include any information which (i) is or becomes generally available to the public other than as a result of disclosure by a party to this Agreement or one of its Representatives in violation of its obligations under this subsection, (ii) becomes available to a party to this Agreement or one of its Representatives on a nonconfidential basis from a source, other than the person which alleges the information is confidential or such person’s representatives, which has represented that such source is entitled to disclose it or (iii) was known to a party to this Agreement or one of its Representatives on a nonconfidential basis prior to its disclosure to another party to this Agreement or one of its Representatives hereunder. If this Agreement is terminated, at the request of a party to this Agreement, the other party or parties who have received Confidential Information pursuant to this Agreement shall deliver, and cause its Representatives to deliver, all Confidential Information to the party disclosing such Confidential Information that is recorded in any medium of expression (including copies or extracts thereof).

Section 5.13  No Shop .  Neither the Companies nor any of the officers, directors, affiliates, representatives or agents of the Companies will directly or indirectly negotiate, cooperate in any manner with any other Person to facilitate, or agree to, any sale of stock or assets of the Companies (other than sales of inventory in the ordinary course of business) or any other transaction which would result in a change in control or have the effect, directly or indirectly, of frustrating the completion of the Merger on the terms hereof; provided, however, should either of the Companies receive an offer or inquiry regarding such a sale of stock or assets (“Unsolicited Offer”) in spite of the agreement in this Section and the Board of Directors of MOAC is advised in good faith by outside legal counsel that their fiduciary duty requires consideration of such Unsolicited Offer, then the Companies may consider such Unsolicited Offer and provide the offeree information. Upon receipt of any Unsolicited Offer, the Companies will each promptly notify Parent orally and in writing that an Unsolicited Offer was made and, unless the Companies are advised in good faith in writing by counsel that to do so would violate a binding obligation of confidentiality or non-disclosure to which the Companies may be bound and was entered into prior to the date hereof, provide to Parent a copy of the Unsolicited Offer, reasonable detail regarding the nature of such Unsolicited Offer and the Companies’ response thereto.

Section 5.14  MOAC Stockholder Approval.  The MOAC Stockholders hereby agree to approve the Merger and the consummation of the transactions contemplated by this Agreement by written consent (the “Written Consent”) immediately following the execution and delivery of this Agreement by all parties hereto and to deliver to Parent a certified copy of such Written Consent. The MOAC Stockholders hereby agree, as stockholders, not to revoke, or take any other action to negate or cancel, such Written Consent.

Section 5.15  Tax Free Reorganization.  The Merger is intended to qualify as a “reorganization” as described in Section 368 of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code and none of Parent, Sub or MOAC shall take a position on any tax return or other statement or report to any government or taxing authority inconsistent with such intention unless required to do so by applicable Tax law.

Section 5.16  Limitation on Liability of MOAC Stockholders.  Notwithstanding anything to the contrary contained herein, the MOAC Stockholders shall not have any liability prior to the Closing for a breach of this Agreement by either Company. The provisions of this Section 5.16 shall not affect the covenants of the MOAC Stockholders set forth in this Agreement, including, without limitation, the indemnification provisions set forth in Article 7 hereof.

SECTION 6

CONDITIONS

Section 6.1  Conditions to the Obligations of Each Party.  The obligations of the Companies, on the one hand, and Parent and Sub, on the other hand, to consummate the Merger are subject to the satisfaction of the following conditions:

(a) any notification period under the WARN Act shall have expired;

(b) all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the transactions contemplated by this Agreement shall have expired or been terminated and any filing with, or consent of, any Governmental Authority or third party necessary to complete the Merger in compliance with all Laws and all Contracts applicable to the Companies shall have been made or obtained;

(c) each of the Companies, Parent and Sub shall reasonably believe that (i) the Merger will qualify as a “reorganization” as described in Section 368 of the Code and (ii) this Agreement constitutes a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code;

(d) no Action before, or investigation, by any Governmental Authority shall have been commenced, no Governmental Authority shall have issued any Order, decree or ruling and no Action by any Governmental Authority or any other Person shall have been filed against Parent, the Companies or Sub seeking to restrain, enjoin, rescind, prevent or change the transactions contemplated hereby or questioning the enforceability, validity or legality of any of such transactions or seeking damages in connection with any of such transactions and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Merger;

(e) Every party who receives Merger Consideration pursuant to this Agreement shall have executed and delivered to Parent the general release substantially in the form of Exhibit F attached hereto;

(f) Pac Van and the lenders under the Credit Facility shall have entered into amendments to the agreements governing the Credit Facility which (i) consent to the Merger, (ii) consent to the “change of control” contemplated by the Merger and the transactions contemplated by this Agreement, (iii) increase the “permitted payments” to permit the payment of an annual management fee of One Million Five Hundred Thousand Dollars ($1,500,000) to Parent and to permit the payment of all sums owed under the Holdback Note, (iv) provide for a Thirty Million Dollar ($30,000,000) increase in commitments from the lenders under the Credit Facility, (v) establish June 30 as the fiscal year end of Pac-Van and the Affiliates of Pac-Van, (vi) shall not require Pac-Van or any other party to pay to the lenders under the Credit Facility or any other party fees, costs or expenses except as agreed in writing by Pac-Van and such lenders prior to the date of this Agreement and (vii) other than changes set forth in this Section 6.1(f), shall not amend or alter the terms and conditions governing the Credit Facility as of the date of this Agreement; and

(g) All of the parties to the agreements governing the Senior Subordinated Loan shall have entered into amendments to such agreements which (i) permit the increase of the lenders’ commitments under the Credit Facility as contemplated by Section 6.1(f), (ii) consent to the “change of control” contemplated by the Merger and the transactions contemplated by this Agreement, (iii) increase the “permitted payments” to permit the payment of an annual management fee of One Million Five Hundred Thousand Dollars ($1,500,000) to Parent and to permit the payment of all sums owed under the Holdback Note, (iv) establish June 30 as the fiscal year end of Pac-Van and the Affiliates of Pac-Van, (v) shall not require Pac-Van or any other party to pay to SPV Capital or any other party fees, costs or expenses except as agreed in writing by Pac-Van and SPV Capital prior to the date of this Agreement, (vi) restate all documents to which MOAC is a party to reflect that the Surviving Corporation is the party to such agreements and (vii) other than changes set forth in this Section 6.1(g), shall not amend or alter the terms and conditions governing the Senior Subordinated Loan as of the date of this Agreement.

Section 6.2  Conditions to the Obligations of Parent and Sub.  The obligations of Parent and Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent) of the following further conditions:

(a) the representations and warranties of the Companies shall have been true and accurate in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualification) as of the date of this Agreement and the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period); notwithstanding the foregoing, it is acknowledged and agreed by the Companies that the failure of any of the representations and warranties set forth in Section 3.11(b) and Section 3.14(a) to be true and correct shall be deemed incorrect in a material respect; provided, however, that if Parent reasonably determines that a verbal statement by a Governmental Authority constitutes a threat of criminal charges by a Governmental Authority against any employee of the Companies with respect to actions taken in the scope of his or her duties or against the Companies or a threat that the Companies would be subject to a governmental order or a party to a settlement agreement or corporate integrity agreement with a Governmental Authority that would, after the Closing, apply to any of the businesses, properties or assets of the Companies, Parent or any of Parent’s affiliates, the Companies shall have thirty (30) days to cure the facts or circumstances which are a basis for such charge or agreement but only if such cure eliminates such charge or agreement; provided, further, that such cure period may be extended by mutual agreement of the parties hereto; provided, further, that notwithstanding the foregoing, any such cure period shall automatically terminate two business days prior to the Outside Date. At any time prior to the Closing, the Companies shall be entitled to deliver to

Parent and Sub revised Companies Disclosure Schedules (the “Revised Companies Disclosure Schedules”). If the Revised Companies Disclosure Schedules are delivered to Buyers and the Closing occurs, the representations and warranties set forth herein shall be subject to the Revised Companies Disclosure Schedules, and the term “Companies Disclosure Schedules” shall mean the Companies Disclosure Schedules attached hereto as modified by the Revised Companies Disclosure Schedules;

(b) the Companies shall have performed in all material respects its obligations hereunder required to be performed by it at or prior to the Effective Time;

(c) the Companies shall have furnished Parent with a certificate dated the Closing Date to the effect that the conditions set forth in Section 6.2(a) and (b) have been satisfied;

(d) at a meeting of the stockholders of Parent duly called and held for such purpose, the holders of a majority of the Parent Common Stock present and entitled to vote at such meeting shall have approved by affirmative vote the Proposals;

(e) the ratio (expressed as a percentage) equal to the aggregate number of Shares held by Persons who have perfected their appraisal rights pursuant to the DGCL divided by the aggregate number of Shares issued and outstanding immediately prior to the Closing shall not be greater than 10%;

(f) the Companies shall have delivered to Parent evidence reasonably satisfactory to Parent of the resignation of all directors of the Companies effective at the Effective Time;

(g) since December 31, 2007, there shall not have been any material adverse change in the financial condition, operating profits, backlog, assets, liabilities, operations, business prospects, applicable regulations, employee relations or customer or supplier relations of the Companies;

(h) the Companies shall have delivered to Parent a copy of the resolutions adopted by the Board of Directors of the Companies approving this Agreement and the Merger, certified by their respective Secretaries;

(i) At the Closing, the Companies shall not have any Indebtedness except as disclosed pursuant to Section 3.2(c) or as permitted under this Agreement; Parent shall have received amendments, satisfactory to Parent, of any agreements between Pac-Van and the employees of Pac-Van which contains provisions triggered by the consummation of the Merger or which would terminate upon the consummation of the Merger;

(j) each stockholder who will receive shares of Parent Common Stock as part of the Merger Consideration and Parent shall have executed and delivered that certain Stockholders Agreement substantially in the form of Exhibit D attached hereto;

(k) Theodore Mourouzis and Pac-Van shall have executed and delivered that certain First Amendment to Employment Agreement substantially in the form of Exhibit E attached hereto;

(l) All MOAC Stock Options shall have been exercised or terminated pursuant to this Agreement;

(m) The Companies shall have current assets (including cash) minus current liabilities, including unearned revenue (“Working Capital”) at Closing, not more negative than negative Four Million Dollars ($4,000,000) less the amount of accounts payable associated with each modular building project sale greater than $500,000 that has not been invoiced as of the Closing;

(n) The Companies shall have delivered to Parent a certificate setting forth the Working Capital of the Companies as of the Closing (the “Working Capital Certificate”), and Parent shall have approved the Working Capital Certificate;

(o) Each of the MOAC Stockholders shall have executed and delivered to Parent the Pledge Agreement substantially in the form of Exhibit B;

(p) Parent and Sub, in their sole discretion, shall have approved the Revised Companies Disclosure Schedules; and

(q) The Companies shall have delivered to Parent the Written Consent executed by all holders of Class A Common Stock of MOAC.

Section 6.3  Conditions to the Obligations of the Companies.  The obligations of the Companies to consummate the Merger are subject to the satisfaction (or waiver by MOAC) of the following further conditions:

(a) the representations and warranties of Parent and Sub shall be true and accurate as of the date of this Agreement and the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct would not individually or in the aggregate reasonably be expected to materially impair the ability of Parent and Sub to consummate the Merger and the other transactions contemplated hereby;

(b) each of Parent and Sub shall have performed in all material respects all of the respective obligations hereunder required to be performed by Parent or Sub, as the case may be, at or prior to the Effective Time;

(c) Parent shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an officer to the effect that the conditions set forth in Section 6.3(a) and (b) have been satisfied;

(d) the board of directors of Parent shall have elected Havner to serve on the board of directors of Parent as a class C director (who would stand for reelection at the Parent annual stockholder meeting in 2009) effective immediately after the Effective Time and Parent shall have entered into an indemnification agreement with Havner substantially similar to the agreements with existing directors of Parent;

(e) the lenders under the Senior Subordinated Loan shall agree that no consent, closing or similar fees shall be payable from the Companies or Parent to the lenders in connection with the Merger and Pac-Van shall be responsible for reimbursing the lenders for reasonable legal fees and expenses incurred by lenders in connection with the Merger in an amount not to exceed $50,000;

(f) each stockholder who will receive shares of Parent Common Stock as part of the Merger Consideration and Parent shall have executed and delivered that certain Stockholders Agreement substantially in the form of Exhibit D attached hereto;

(g) since December 31, 2007, there shall not have been any material adverse change in the financial condition or results of operations, assets or liabilities of Parent;

(h) Parent and Sub shall have delivered to MOAC Stockholders an excerpt of the resolutions adopted by the Board of Directors of Sub and the special committee of the Board of Directors of Parent approving this Agreement and the Merger, certified by their respective Secretaries;

SECTION 7

SURVIVAL; INDEMNIFICATION

Section 7.1  Survival.

(a) Representations of Parent.  The representations and warranties contained in Sections 4.4(i), 4.9 and 4.10 and the first two sentences of Section 4.2 are referred to herein as the “Parent Excluded Representations.” (i) All representations and warranties made by Parent and Sub in this Agreement or any document or certificate delivered pursuant hereto by Parent or Sub shall survive the Closing for a period ending twenty (20) months after the Closing Date, (ii) the Parent Excluded Representations shall survive the Closing for a period ending on the third anniversary of the Closing Date and (iii) any claim for indemnification related to a breach of representation and warranty which constitutes fraud or involves intentional tortious conduct shall survive until the period ending on the fifth anniversary of the Closing. The right of any Company Indemnified Person to recover Losses on any claim for a breach of representation and warranty shall not be affected by the termination of any representations and warranties as set forth above provided that notice of the existence of such claim has been given by the Company Indemnified Person to the Parent prior to such termination.

(b) Representations of the Companies.  The representations and warranties contained in Sections 3.3(b), 3.5(i), 3.12, 3.15, the first three sentences of Section 3.3(a), the last sentence of Section 3.9(b), the last sentence of Section 3.9(c) and the second sentence of Section 3.10 are referred to herein as the “Company Excluded Representations.” (i) All representations and warranties made by either Company in this Agreement or any document or certificate delivered pursuant hereto by either Company, other than the Company Excluded Representations, shall survive the Closing for a period ending twenty (20) months after the Closing Date, (ii) the Company Excluded Representations shall survive the Closing for a period ending on the third anniversary of the Closing Date and (iii) any claim for indemnification related to a breach of representation and warranty which constitutes fraud or involves intentional tortious conduct shall survive until the period ending on the third anniversary of the Closing. The right of any Parent Indemnified Person to recover Losses on any claim for a breach of representation and warranty shall not be affected by the termination of any representations and warranties as set forth above provided that notice of the existence of such claim has been given by the Parent Indemnified Person to the MOAC Stockholders prior to such termination.

Section 7.2  Post-Closing Indemnification.

(a) Indemnification by MOAC Stockholders.  From and after the Closing, and subject to the limitations herein, the MOAC Stockholders, severally (in the manner provided in Section 7.2(b)(iii) hereof) but not jointly, shall indemnify and hold harmless the Surviving Corporation, Sub and Parent and their directors, officers, employees, agents, Affiliates, successor and assigns (each a “Parent Indemnified Person” and, collectively, the “Parent Indemnified Persons”) for, from, and against, and pay and reimburse each Parent Indemnified Person for, all demands, claims, Actions or causes of action, Orders, obligations, deficiencies, proceedings (formal or informal) assessments, Tax, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, disbursements and expenses (including any fees and costs of attorneys and accountants) not otherwise paid by or recovered from an applicable policy (or policies) of insurance (collectively, “Losses”) (i) arising out of the breach of any representation or warranty of either of the Companies contained in or made pursuant to this Agreement, or (ii) arising out of the breach by either of the Companies, or the failure by either of the Companies to perform, any of the covenants or other agreements contained in this Agreement or any other agreement executed by either of the Companies in connection with this Agreement to be performed by either of the Companies prior to or at the Closing, or arising out of a breach, or failure to perform by a MOAC Stockholder of any of its covenants or other agreements contained in this Agreement or any other agreements executed by such MOAC Stockholder, or (iii) provided that written notice of such claim is delivered to the MOAC Stockholders prior to twenty (20) months after the Closing Date, relating to any liabilities or obligations of either of the Companies, whether known, unknown, contingent or otherwise, (A) owed for any period ending on or before the Closing Date or (B) arising from facts or circumstances existing prior to the Closing, except, in both cases, liabilities or obligations disclosed in the Companies Disclosure Schedules, accrued liabilities included in the calculation of the Working Capital set forth in the Working Capital Certificate, forward commitments to purchase rental fleet set forth in the Companies Disclosure Schedules and any contingent liability under any Contract entered into prior to the Closing which arises solely due to events which occur after the Closing. With respect to any Losses potentially recoverable under a policy or policies of insurance of Pac-Van, Pac-Van will make a claim with respect thereto under the applicable insurance policy or policies if the Losses in question are covered in whole or in part by such insurance policy or policies. If a MOAC Stockholder pays a Loss which is subsequently also paid under such insurance, then Parent will reimburse such MOAC Stockholder for payment of the insured Loss up to the amount it receives from the insurance company less expenses and fees incurred in connection with obtaining such payments from the insurer, but only if there are no pending indemnification claims. Notwithstanding anything to the contrary contained herein, the MOAC Stockholders shall have no indemnification obligation of any kind for any taxes payable by Pac-Van or the Surviving Corporation as a result of the Merger.

(b) Limitations on Indemnity by MOAC Stockholders.  If any Parent Indemnified Person becomes potentially entitled to any indemnification for Losses pursuant to Section 7.2(a) of this Agreement, the amount that such Parent Indemnified Person is entitled to recover in connection therewith shall nevertheless be limited as follows:

(i) No Losses shall be payable for a claim under Section 7.2(a) until the total of all Losses under claims under Section 7.2(a) exceed $500,000 (the “Deductible”), it being understood that all Losses shall accumulate until such time or times as the aggregate of Losses exceed the Deductible, whereupon the Parent Indemnified Persons shall be entitled to indemnification hereunder for all Losses including those up to the Deductible; provided, however, the Deductible shall not apply to Losses relating to a breach of any representation and warranty which constitutes fraud or involves intentional tortious conduct, and

(ii) The maximum amount payable by each MOAC Stockholder for Losses under Section 7.2(a) shall be (A) the value of the Pledged Shares, if any, issued to such MOAC Stockholder (assuming a per share price of $7.50) and (B) the principal amount of the Holdback Note, if any, issued to such MOAC Stockholder; provided, however, the maximum amount payable by each MOAC Stockholder for Losses under Section 7.2(a) related to claims for a breach of a Company Excluded Representation or a breach of any representation and warranty which constitutes fraud or involves intentional tortious conduct shall be the sum of (1) the value of the Parent Common Stock, if any, issued to such MOAC Stockholder (assuming a per share price of $7.50) plus (2) the principal amount of the Holdback Note, if any, issued to such MOAC Stockholder plus (3) the portion of Cash paid to such MOAC Stockholder.

(iii) Claims for Losses by a Parent Indemnified Person shall be payable pro-rata by each MOAC Stockholder based on the ratio of the maximum amount payable by such MOAC Stockholder for the type of claim at issue to the maximum amounts payable by all MOAC Stockholders for the type of claim at issue. In addition, no MOAC Stockholder shall have any liability or obligations for any covenant of, or a breach by, another MOAC Stockholder hereunder or under any agreement executed in connection herewith.

In addition, the disclosure of any act, omission or event in this Agreement, or in any Schedule, Companies Disclosure Schedules or Exhibit of this Agreement, or in any agreement executed in connection with this Agreement, shall not be a defense to a MOAC Stockholder from, or serve as any limitation on any Parent Indemnified Person to make, claims under Section 7.2(a)(ii), nor shall any knowledge or information of, or acquired by or on behalf of, Parent or Sub through due diligence from, or serve as any limitation on any Parent Indemnified Person to make, claims under this Agreement.

(c) Indemnification by Parent.  From and after the Closing, and subject to the limitations herein, Parent shall indemnify and hold harmless each MOAC Stockholder and his or its respective shareholders, partners, directors, officers, employees, agents, Affiliates, successors and assigns (each a “Company Indemnified Person” and, collectively, the “Company Indemnified Persons”) for, from, and against, and pay and reimburse each Company Indemnified Person for, all Losses (i) arising out of the breach of any representation or warranty of Parent or Sub contained in or made pursuant to this Agreement (except as provided in this last sentence of this subsection (c)), (ii) arising out of the breach by Parent or Sub, or the failure by Parent, Sub or Surviving Corporation to perform, any of the covenants or other agreements contained in this Agreement or any other agreement executed by Parent, Sub or Surviving Corporation in connection with this Agreement to be performed by Parent, Sub or Surviving Corporation prior to, at or after the Closing or (iii) arising out any claim brought by a stockholder of Parent (other than a party issued Parent Common Stock pursuant to this Agreement) relating to the Merger, other than any of the following claims, for which Parent will have no duty to indemnify any Company Indemnified Person: any claim arising in connection with fraud, intentional tortious conduct or an allegation that either of the Companies or any officer, director, stockholder or employee of either of the Companies provided information in Companies Disclosure Schedules or the Revised Companies Disclosure Schedule or information used in or in the preparation of the Proxy Statement which contained any untrue statement of a material fact or which omitted any material fact necessary in order to make such statements not misleading. Notwithstanding anything to the contrary herein, Parent shall not have any obligation to indemnify Ronald F. Valenta (“Valenta”) or Kaiser Investments Limited with respect to any breach of the representations set forth in Section 4.9 hereof. No stockholder of MOAC other than the MOAC Stockholders shall have any obligation under this Agreement to indemnify any Parent Indemnified Person.

(d) Limitations on Indemnity by Parent.  If any Company Indemnified Person becomes potentially entitled to any indemnification for Losses pursuant to Section 7.2(c) of this Agreement, the amount that such Company Indemnified Person is entitled to recover in connection therewith shall nevertheless be limited as follows:

(i) Other than with respect to breaches of payment obligations under Article 2 or with respect to claims under 7.2(c)(iii), first, no Losses shall be payable for a claim under Section 7.2(c)(i) or (ii) until the total of all Losses under claims under Section 7.2(c)(i) or (ii) exceed the Deductible, it being understood that all Losses shall accumulate until such time or times as the aggregate of Losses exceed the Deductible, whereupon the Company Indemnified Persons shall be entitled to indemnification hereunder for all Losses including those up to the Deductible; provided, however, the Deductible shall not apply to Losses relating to a breach of any representation and warranty which constitutes fraud or involves intentional tortious conduct.

(ii) Other than with respect to breaches of payment obligations under Article 2 or with respect to claims under 7.2(c)(iii), the maximum amount payable by Parent and Sub to each stockholder of MOAC for Losses under Section 7.2(c) shall be (A) the value of the Pledged Shares, if any, issued to such MOAC Stockholder (assuming a per share price of $7.50) and (B) the principal amount of the Holdback Note, if any, issued to such MOAC Stockholder; provided, however, the maximum amount payable by Parent and Sub for Losses under Section 7.2(c) related to claims for a breach of a Parent Excluded Representation or a breach of any representation and warranty which constitutes fraud or involves intentional tortious conduct shall be the sum of (1) the value of the Parent Common Stock, if any, issued to such MOAC Stockholder (assuming a per share price of $7.50) plus (2) the principal amount of the Holdback Note, if any, issued to such MOAC Stockholder plus (3) the portion of Cash, if any, paid to such MOAC Stockholder.

In addition, the disclosure of any act, omission or event in this Agreement, or in any Schedule or Exhibit of this Agreement, or in any agreement executed in connection herewith shall not be a defense to Parent from, or serve as any limitation on any Company Indemnified Person to make, claims under Section 7.2(c)(ii), nor shall any knowledge or information of, or acquired by or on behalf of, a MOAC Stockholder through due diligence or otherwise be a defense to Parent from, or serve as any limitation on any Company Indemnified Person to make, claims under this Agreement.

Section 7.3  Payments of Losses.

(a) All Losses set forth in the Claim Notice provided to a MOAC Stockholder shall be paid first, by an offset against the unpaid principal amount of the Holdback Note (if any) issued to such MOAC Stockholder and then, by the surrender and cancellation of Parent Common Stock pledged pursuant to the Pledge Agreement with such Parent Common Stock being valued at $7.50 per share for the purpose of determining the amount of Parent Common Stock to be surrendered and cancelled to satisfy the indemnification obligations of the MOAC Stockholder (however, in lieu of such surrender of Parent Common Stock, the MOAC Stockholder may pay the Losses in cash). If the claim in a Claim Notice is not a Disputed Claim, the Losses set forth in such Claim Notice shall be payable at the end of the Objection Period. If the claim in a Claim Notice is a Disputed Claim as to an Indemnifying Person, payment of all amounts determined pursuant to Section 7.4(a) to be owed by such Indemnifying Person to an Indemnified Person shall be made within five days after the earlier of (1) delivery of written notice by such Indemnifying Person admitting the indemnification claim described in a Claim Notice, (2) the making of a binding agreement approved by such an Indemnifying Person and the Indemnified Person, or (3) the determination of such liability and amount by the arbitrator. Notwithstanding anything to the contrary contained herein, whether or not a Third Party Claim is a Disputed Claim, if no MOAC Stockholder has assumed the defense of a Third Party Claim to which Section 7.2(a) applies, the Parent Indemnified Persons, at their election, shall be entitled to offset against the Pledged Shares and unpaid principal amount of the Holdback Note issued to each MOAC Stockholder the portion of the fees and costs, including attorneys’ fees and costs, incurred by an Indemnified Person to defend such Third Party Claim, whether or not suit is brought. All payments of Losses are subject to the limitations set forth in Section 7.2(b).

(b) No payments under the Holdback Note shall limit in any way the obligations of the MOAC Stockholders who receive such payments to indemnify Parent Indemnified Persons pursuant to this Article 7.

(c) If a MOAC Stockholder pays Losses under this Agreement, such MOAC Stockholder shall be subrogated to, and shall be entitled to enforce (or cause either Company or the Surviving Corporation to enforce) any rights, remedies or claims either Company or the Surviving Corporation may have under the Merger Agreement dated July 12, 2006 among MOAC, PVI Acquisition Corporation, Pac-Van, Brent Claymon, Scott Claymon and Matthew Claymon (the “Claymon Agreement”); provided, however, if paying Losses would prejudice the rights to make a claim under the Claymon Agreement, then, if requested by a MOAC Stockholder, Pac Van or the Surviving Corporation shall bring an Action for indemnity under the Claymon Agreement on the conditions that (i) the MOAC Stockholder deposits an amount equal to its share of the Losses in question in an escrow mutually acceptable to Parent and such MOAC Stockholder pending resolution of the claim for indemnity under the Claymon Agreement, (ii) such MOAC Stockholder shall indemnify Parent and the Surviving Corporation and their respective directors, officers and affiliates for all Losses incurred in connection with such Action and (iii) the Surviving Corporation shall select counsel for such Action, provided such counsel is reasonably acceptable to such MOAC Stockholder. The costs and expenses incurred by either Company or the Surviving Corporation in bringing a claim against the Claymons at the request of a MOAC Stockholders under this clause shall be paid severally, and not jointly and severally, by the requesting MOAC Stockholders if not paid by the Claymons pursuant to the Claymon Agreement.

Section 7.4  Procedures.

(a) For purposes hereof, a “Third Party Claim” is a claim asserted against an Indemnified Person by a person other than a party to this Agreement. A Person that has (or believes that it has) a claim for indemnification under this SECTION 7 (“Indemnified Person”) shall give written notice to the person who has the indemnification obligation (each, an “Indemnifying Person” and collectively, the “Indemnifying Persons”) (a “Claim Notice”), requesting indemnification and describing in reasonable detail to the extent then known the nature of the indemnification claim being asserted by the Indemnified Person, providing therein an estimate of the amount of Losses attributable to the claim to the extent feasible (which estimate may be but shall not necessarily be conclusive of the final amount of such claim), and also providing therein the basis for and factual circumstances surrounding the Indemnified Person’s request for indemnification under this SECTION 7; provided, however, if the claim relates to a breach of an obligation by one Indemnifying Person only, then the Claim Notice only needs to be delivered to such Indemnifying Person. A copy of all papers served on or received by the Indemnified Person with respect to a Third Party Claim, if any, shall be attached to the Claim Notice. The failure of an Indemnified Person to properly deliver a Claim Notice to the Indemnifying Person with respect to a Third Party Claim shall not defeat or prejudice the indemnification rights under this Article 7 of such Indemnified Person with respect to the related Third Party Claim unless and except to the extent that the resulting delay is materially prejudicial to the defense of the Third Party Claim or the amount of Losses associated therewith. The Indemnifying Persons to whom a Claim Notice is delivered shall, within twenty (20) days (or 15 days if the claim is a Third Party Claim) after delivery of a Claim Notice (the “Objection Period”) to them, deliver written notice to the Indemnified Person whether such Indemnifying Person admits or disputes the claim described in the Claim Notice, and in the case of a Third Party Claim, whether the Indemnifying Person (or Persons) will assume the defense of the Third Party Claim. If an Indemnifying Person to whom a Claim Notice is delivered notifies the Indemnified Person in writing that he disputes such claim for indemnification, or that he admits the entitlement of the Indemnified Person to indemnification under this SECTION 7 with respect thereto but disputes the amount of the Losses in connection therewith, prior to the expiration of the Objection Period, then as to such Indemnifying Person the indemnification claim described in the Claim Notice shall be a disputed indemnification claim (a “Disputed Claim”) that must be resolved by an agreement between such Indemnifying Person and Parent or by arbitration in accordance with this Agreement.

(b) If any Indemnifying Person elects prior to the expiration of the Objection Period in a written notice to the Indemnified Person who delivered the Claim Notice to assume the defense of a Third Party Claim, then (i) the Indemnifying Persons shall vigorously defend the Third Party Claim with counsel approved by the Indemnified Person (which approval shall not be unreasonably withheld), and (ii) the Indemnifying Persons shall not enter into any settlement of the Third Party Claim unless such settlement is approved in writing by the Indemnified Person (which approval may not be unreasonably withheld or delayed). If no Indemnifying Person elects prior to the expiration of the Objection Period in a written notice to the Indemnified Person who delivered the Claim Notice to assume the defense of a Third Party Claim, then the Indemnified Person may defend the Third Party Claim with counsel of its choice and may enter into a settlement thereof without seeking or obtaining approval of the Indemnifying Persons as to counsel employed or for the making of such settlement.

Section 7.5  Exclusive Post-Closing Remedy.  After the Closing, and except for any non-monetary, equitable relief to which any Indemnified Person may be entitled, the rights and remedies set forth in this Agreement shall constitute the sole and exclusive rights and remedies of the Indemnified Persons under or with respect to the matters subject to indemnification under Section 7.2 of this Agreement.

Section 7.6  Liability Limitations.  In no event shall any Indemnified Person be, under or in respect of this Agreement (but not with respect to matters appropriately pursued outside of the provisions of this Agreement), entitled to recover punitive or exemplary damages. Except to the extent of a claim for fraud or intentional tortious conduct, which claims are not released by any party hereunder, Parent, Sub and the Companies hereby waive as to each former officer and director of the Companies, from and after the Closing, any and all claims and causes of action for any breach or alleged breach of fiduciary obligation by such officer or director to the Companies or its stockholders which arise directly from the transactions contemplated by this Agreement. Further, effective at the Effective Time, each of the MOAC Stockholders, in his or its capacity as a stockholder of the MOAC, hereby waives any claims he or it may have, as a stockholder of the Companies as of the Effective Time, against the Companies or their board of directors or officers, including under any Law.

SECTION 8

TERMINATION

Section 8.1  Termination.  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, and except as provided below, whether before or after any approval of this Agreement by the stockholders of Parent:

(a) by mutual written consent duly authorized by the respective Boards of Directors of the Companies, Sub and Parent;

(b) by either Company or Parent if:

(i) the Merger has not been consummated by November 1, 2008 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 1.1(a)(xxi) shall not be available to any party whose failure to perform any covenant or obligation, or breach of a representation and warranty, under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

(ii) a permanent injunction or other similar order of a court of competent jurisdiction or other competent Governmental Authority, in each case located in the United States, preventing the consummation of the transactions contemplated by this Agreement shall have been entered and shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this clause shall have used reasonable best efforts to resist, resolve or lift, as applicable, such injunction or other similar order;

(c) by the Companies:

(i) if a breach by Parent or Sub of any representation, warranty, covenant or agreement contained in this Agreement shall have occurred, which breach, in the aggregate with all other such breaches, if any, would give rise, to a failure of the conditions set forth in Section 6.3(a) or (b) hereof and which is not cured within thirty (30) days following written notice to the party committing such breach or by its nature or timing cannot be cured by the Outside Date; or

(ii) since December 31, 2007, there shall have been any material adverse change in the financial condition or results of operations, assets or liabilities of Parent.

(d) by Parent:

(i) if a breach by either of the Companies of any representation, warranty, covenant or agreement contained in this Agreement shall have occurred, which breach, in the aggregate with all other such breaches, if any, would give rise to a failure of the conditions set forth in Section 6.2(a) or Section 6.2(b) hereof and cannot be cured by and which is not cured within thirty (30) days following written notice to the party committing such breach or by its nature or timing cannot be cured by the Outside Date; or

(ii) since December 31, 2007, a material adverse change in the financial condition, operating profits, backlog, assets, liabilities, operations, business prospects, applicable regulations, employee relations or customer or supplier relations of either of the Companies has occurred; or

(iii) the requisite approval of the stockholders of Parent to the Proposals shall not have been obtained at the Stockholders Meeting.

Section 8.2  Notice of Termination; Effect of Termination.

(a) Notice of Termination.  The party hereto desiring to terminate this Agreement pursuant to Section 8.1 shall give written notice of such termination to the other party, specifying the provision hereof pursuant to which such termination is affected.

(b) Effect of Termination.  If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (i) the agreements contained in this Section 8.2, Section 8.3, Article VIII and in the Confidentiality Agreement shall survive the termination hereof and (ii) no such termination shall relieve any party of any liability or damages resulting from any breach by that party of this Agreement.

Section 8.3  Expenses.  Except for the expenses set forth in Section 8.3 of the Companies Disclosures Schedules which will be borne by Parent or as agreed by the parties in writing, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees, cost or expense whether or not the Merger is consummated. If the Merger is not consummated, Parent will reimburse MOAC and Pac-Van for the reasonable fees and costs incurred in connection with an appraisal of the assets of MOAC and Pac-Van requested by Parent.

SECTION 9

MISCELLANEOUS

Section 9.1  Definitions.  The following terms are defined in the section of this Agreement set forth after each such term below:

AAA	9.16(a)
Actions	3.11
Affiliate	3.19
Agreement Preamble Benefit Plans	3.13(a)
Business Employees	3.13(a)
Cash	2.1(a)(i)
Certificate of Merger	1.3
Claim Notice	7.4(a)
Class A MOAC
Common Stock	Recitals
Class B MOAC
Common Stock	Recitals
Closing	1.2

Closing Date	1.2
Code	2.3(b)
Companies	Preamble
Companies Disclosure Schedule	3.1(a)
Companies Intellectual Property	3.10
Company	Preamble
Company Balance Sheet	3.6(a)
Company Balance Sheet Date	3.6(a)
Company Charter Documents	3.1(c)
Company Excluded Representations	7.1(b)
Company Financials	3.6(a)
Company Indemnified Person	7.2(c)
Company Indemnified Persons	7.2(c)
Company Material Contract	3.16(a)
Company Permits	3.14(b)
Company Securities	3.2(b)
Confidential Information	5.12
Contract	3.2(c)
Credit Facility	2.1(a)
Deductible	7.2(b)(i)
Demand Notice	9.16(b)(i)
Disputed Claim	7.4(a)
Dissenting Shares	2.5(a)
DGCL	1.1
Effective Time	1.3
Eligible Stockholder	2.4(a)
Eligible Stock Option Holder	2.1(a)
Environmental Laws	3.15
Environmental Liabilities	3.15
ERISA	3.13(a)
ERISA Affiliate	3.13(a)
Exchange Act	2.4(b)
GAAP	3.6(a)
Governmental Authority	3.4
Hazardous Substances	3.15
Havner	5.2(b)
Holdback Note	2.1(a)(iv)
Indebtedness	3.2(c)
Indemnified Person	7.4(a)
Indemnifying Person	7.4(a)
Interim Acquisitions	2.1(a)
LaSalle Bank	2.1(a)
Law	2.7
Liens	3.5

Losses	7.2(a)
Material Adverse Effect	3.1(a)
Merger	Recitals
Merger Consideration	2.1(a)
MOAC	Preamble
MOAC Certificate	2.4(a)
MOAC Common Stock	Recitals
MOAC Securities	3.2(a)
MOAC Stockholders	Preamble
MOAC Stock Options	2.3(a)
MOAC Stock Option Plan	2.3(a)
Non-Recommendation Determination	5.5(b)
Order	3.5
Outside Date	8.1(b)(i)
Pac-Van	Preamble
Pac-Van Securities	3.2(b)
Parent	Preamble
Parent Common Stock	2.1(a)(ii)
Parent Excluded Representations	7.1(a)
Parent Indemnified Person	7.2(a)
Parent Indemnified Persons	7.2(a)
PBGC	3.13(b)
Per Share Merger Consideration	2.4(a)
Person	2.4(b)
Personal Property	3.9(c)
Pledge Agreement	2.1(a)(iii)
Pledged Shares	2.1(a)(iii)
Proposal	5.9(a)
Proxy Statement	5.9(b)
Real Property Leases	3.9(b)
Representatives	5.12
Requesting Party	9.16(b)(i)
Responding Party	9.16(b)(i)
Revised Companies Disclosure Schedule	6.2(a)
Senior Subordinated Loan	2.1(a)
SPV Capital	2.1(a)
Stockholders Meeting	5.5(a)
Shares	Recitals
Stock Option Consideration	2.3(a)
Sub	Preamble
Subordinated Note	2.1(a)
Subsidiary	3.1(b)
Superior Proposal	5.5(b)
Surviving Corporation	1.1

Tax Return	3.12
Taxes	3.12
Taxing Authority	3.12
Third Party Claim	7.4(a)
Unsolicited Offer	5.13
WARN Act	3.20(b)
Warrants	3.2(a)
Working Capital	6.2(s)
Written Consent	5.14

Section 9.2  Amendment and Modification.  This Agreement may be amended, modified and supplemented only by written agreement of all of the parties hereto.

Section 9.3  Notices.  All notices and other communications hereunder shall be in writing and shall be given personally, by facsimile, by certified mail postage pre-paid or by an overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Parent or Sub, to:

General Finance Corporation
Attention: Christopher A. Wilson, Esq.
39 East Union Street
Pasadena, California 91103
Telephone: (626) 584-9722
Facsimile: (626) 795-8090

with a copy to:

Troy Gould LLP
Attention: Alan Spatz, Esq.
1801 Century Park East
16th Floor
Los Angeles, CA 90067

Telephone: (310) 789-1231
Facsimile: (310) 789-1431

(b) if to the Companies, to:

Pac-Van, Inc.
2995 South Harding Street
Indianapolis, IN 46225
Attention: Theodore Mourouzis
Telephone: (317) 489-4778
Facsimile: (317) 791-2029

with a copy to:

Jeffer Mangels Butler & Marmaro LLP
1900 Avenue of the Stars, 7th Floor
Los Angeles, CA 90067
Attn: Frederick W. Gartside
Telephone: (310) 203-8080
Telecopy: (310) 203-0567

Notices shall be deemed received (i) in the case of personal delivery, when delivered, (ii) in the case of facsimile transmission, upon confirmation of receipt, (iii) in the case of mailing, on the third business day after mailing and (iv) in the case of or overnight delivery, upon confirmation of receipt.

Section 9.4  Interpretation.  Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. As used in this Agreement, the term “affiliate(s)” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. For purposes of this Agreement, words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. As used in this Agreement, the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified herein. Unless specified herein, all references to any period of days shall be deemed to be the relevant number of calendar days. As used in this Agreement, the terms “dollars” or “$” means United States dollars. As used in this Agreement, the term “cash” means dollars in immediately available funds. The parties have jointly participated in the negotiating and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Section 9.5  Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. A facsimile of an executed counterpart of this Agreement shall be deemed to be an original executed counterpart of this Agreement.

Section 9.6  Entire Agreement; No Third Party Beneficiaries.  This Agreement and the Confidentiality Agreement (including the exhibits hereto and the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, the Indemnified Persons shall be deemed third party beneficiaries of Article 7 hereof.

Section 9.7  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

Section 9.8  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 9.9  Governing Law.  This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the internal Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within the State of Delaware.

Section 9.10  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 9.11  Reliance.  The representations and warranties of the Companies, Parent and Sub contained in this Agreement, and all other agreements or certificates delivered in connection herewith, constitute the sole and exclusive representations and warranties of the Companies to Parent and Sub and of Parent and Sub to the Companies in connection with this Agreement and the transactions contemplated hereby, and each of the Companies, Parent and Sub acknowledges that all implied representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for the claim against the Companies, Parent and Sub.

Section 9.12  Knowledge.  When used herein the phrase “to the knowledge of” a Person or to the Person’s knowledge or similar phrases, when used with respect to the Companies, means the actual knowledge after reasonable inquiry of Valenta or Theodore Mourouzis.

Section 9.13  Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING AFTER THE EFFECTIVE TIME IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.14  Waiver.  No delay or failure by any party hereto in exercising any of its rights, remedies, powers or privileges under this Agreement or at law or in equity and no custom, practice or course of dealing between or among any of such parties or any other person shall be deemed a waiver by such party of any such rights, remedies, powers or privileges, even if such delay or failure is continuous or repeated. No single or partial exercise of any right, remedy, power or privilege shall preclude any other or further exercise thereof by any such party or the exercise of any other right, remedy, power or privilege by such party, including, without limitation, the right of such party subsequently to demand exact compliance with the terms of this Agreement. The waiver by any party of any condition or of any subsequent breach of the same or any other term, covenant or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. No waiver shall be effective unless made in writing by the waiving party.

Section 9.15  Attorney’s Fees.  The prevailing party(ies) in any litigation, arbitration, bankruptcy, insolvency or other proceeding (the “Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, and actual attorney’s fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards will contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees.

SECTION 9.16   Arbitration.

(a) Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between the parties arising only prior to the Effective Time out of or in connection with this Agreement relating to the validity, construction, performance, breach, enforcement or termination hereof or otherwise (except for claims for equitable relief, including, without limitation, injunctive relief) shall be resolved by binding arbitration in Los Angeles, California, in accordance with this Section 9.16 and, to the extent not inconsistent herewith, the Expedited Procedures and Commercial Arbitration Rules of the American Arbitration Association (“AAA”).

(b) Any arbitration called for by this Section 9.16 shall be conducted in accordance with the following procedures:

(i) A party (the “Requesting Party”) may demand arbitration pursuant to this Section 9.16(b)(i) at any time by giving written notice of such demand (the “Demand Notice”) to the other party (the “Responding Party”), which Demand Notice shall describe in reasonable detail the nature of the claim, dispute or controversy.

(ii) Within fifteen (15) days after the giving of a Demand Notice, the Requesting Party and the Responding Party shall select and designate one reputable, disinterested individual willing to act as an arbitrator of the claim, dispute or controversy in question in accordance with the rules of AAA.

(iii) The presentations of the parties in the arbitration proceeding shall be commenced and completed within sixty (60) days after the selection of the arbitrator pursuant to Section 9.16(b)(ii) above, and the arbitrator shall render his decision in writing within thirty (30) days after the completion of such presentations.

(iv) The arbitrator shall have the discretion to include in its decision a direction that all or part of the attorneys’ fees and costs of a party and/or the costs of such arbitration are paid by the other party. On the application of a party before or after the initial decision of the arbitrator, and proof of its attorneys’ fees and costs, the arbitrator shall order the other party to make any payments directed pursuant to the preceding sentence.

(c) Any decision rendered by the arbitrator pursuant to this Section 9.16 shall be final and binding on, and nonappealable by, the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction.

(d) Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies arising out of or related to this Agreement (except for claims for equitable relief, including, without limitation, injunctive relief), and the parties stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court of before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute. The provisions of this Section 9.16 shall survive the consummation of the transactions contemplated hereby.

(e) Nothing contained herein shall be deemed to give the arbitrator any authority, power or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MOBILE OFFICE ACQUISITION CORP.

By:
Theodore M. Mourouzis,
Authorized Representative

PAC-VAN, INC.

By:
Theodore M. Mourouzis, President

GENERAL FINANCE CORPORATION

By:
Name:

Title:

GFN NORTH AMERICA CORP.

By:
Name:

Title:

STOCKHOLDERS:

Ronald F. Valenta

Ronald L. Havner, Jr.

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

By:
Name:
Title:

KAISER INVESTMENTS LIMITED

By:
Name:

Title:

EXHIBIT A

Exhibit A

MOAC Stockholders

D. E. Shaw Laminar Portfolios, L.L.C.
Kaiser Investments Limited
Ronald L. Havner, Jr.
Ronald F. Valenta

EXHIBIT B

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is made and entered into as of          , 2008 by and among each of the undersigned pledgors (each, individually a “Pledgor” and, collectively, the “Pledgors”), GENERAL FINANCE CORPORATION, a Delaware corporation (“Parent”), and GFN NORTH AMERICA CORP., a Delaware corporation (“Sub” and collectively with Parent, the “Buyers”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated July 22, 2008 by and among Buyers, PAC-VAN, INC., an Indiana corporation (“Pac-Van”), MOBILE OFFICE ACQUISITION CORP., a Delaware corporation (“MOAC”) and the Pledgors, MOAC has been merged with and into Sub (the “Merger”), and each Pledgor will receive the shares of common stock of Parent set forth on Schedule I hereto (as to each Pledgor, the “Pledged Shares”), other shares of common stock of Parent not subject to this Agreement and other consideration in exchange for their stock in MOAC;

WHEREAS, the Merger Agreement requires that each Pledgor pledge the Pledged Shares in favor of Buyers to secure the payment of the indemnification obligations of such Pledgor under Article 7 of the Merger Agreement; and

WHEREAS, Buyers have required, as a condition to entering into the Merger Agreement, that Pledgors (i) pledge to Buyers, and grant to Buyers a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Pledge Agreement in order to secure the payment by each Pledgor of its Secured Obligations.

AGREEMENT

NOW THEREFORE, in consideration of the premises and in order to induce Buyers to enter into the Merger Agreement, each Pledgor hereby agrees with Buyers as follows:

Section 1  Defined Terms.  The following terms shall have the following respective meanings:

“Additional Shares” has the meaning specified in Section 8(b) hereof.

“Pledged Collateral” has the meaning specified in Section 2 hereof.

“Pledged Shares” has the meaning specified in the recitals hereof.

“Secured Obligations” has the meaning specified in Section 2 hereof.

“Securities Act” has the meaning specified in Section 12 hereof.

“UCC” has the meaning specified in Section 3 hereof.

All other capitalized terms used herein and not otherwise defined herein shall have the meanings given in the Merger Agreement, or, if not defined therein, the meanings set forth in the UCC, except where the context otherwise requires.

Section 2  Pledge.  Each Pledgor hereby pledges to Buyers, for their benefit, and grants to each Buyer, for their benefit, a continuing first priority and perfected security interest in, its right, title and interest in and to the following (collectively, the “Pledged Collateral”):

(a) the Pledged Shares of such Pledgor, the Additional Shares applicable to such Pledgor’s Pledged Shares and any certificates representing the Pledged Shares of such Pledgor and/or the Additional Shares applicable to such Pledgor’s Pledged Shares; and

(b) the proceeds (equal to $7.50 per share) of any sale of the Pledged Shares of such Pledgor and/or the Additional Shares applicable to such Pledgor’s Pledged Shares.

Section 3  Security For Obligations.  As to each Pledgor, this Pledge Agreement secures, and the Pledged Collateral of such Pledgor is collateral security for, the prompt payment in full when due of all Losses (as defined in the Merger Agreement) payable to Buyers from such Pledgor now or hereafter existing under Article 7 of the Merger Agreement and all amendments, extensions or renewals thereof (all such obligations under Article 7 of the Merger Agreement being collectively referred to herein as the “Secured Obligations”). Cancellation of shares included in the Pledged Collateral shall be done solely in accordance with Section 7.3 of the Merger Agreement. If a Pledgor pays a Secured Obligation in cash in lieu of permitting Buyers to retain Pledged Shares as payment of such Secured Obligation, the number of shares included in the Pledged Collateral (assuming a $7.50 value per share) equal to the cash payment made by such Pledgor shall no longer be pledged to Buyers and Buyers shall promptly deliver to such Pledgor the certificates for such shares with the legend relating to this Pledge Agreement removed therefrom.

Section 4  Delivery Of Pledged Collateral.  All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Buyers pursuant hereto. Such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by instruments of transfer or assignment in blank (or such other documents or agreements necessary to give Buyers “control” within the meaning of the UCC (as defined below)), all in form and substance reasonably satisfactory to Buyers. “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Delaware or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests in the Pledged Collateral; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

Section 5  Representations And Warranties.  Each Pledgor represents and warrants as to the Pledged Collateral pledged by it as follows:

(a) Such Pledgor is the legal and beneficial owner of the Pledged Collateral pledged by it, free and clear of any Lien on the Pledged Collateral.

(b) Upon the delivery to Buyers of the Pledged Collateral pledged by such Pledgor and the filing of a UCC-1 financing statement, the pledge of such Pledged Collateral pursuant to this Pledge Agreement will create a valid and perfected first priority Lien in such Pledged Collateral securing the payment of such Pledgor’s Secured Obligations for the benefit of Buyers.

(c) No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either for the pledge by such Pledgor of Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by such Pledgor.

(d) Such Pledgor has full power and authority to enter into this Pledge Agreement and has the right to pledge and grant a security interest in the Pledged Shares pledged by it and the other Pledged Collateral pledged by it, in each case as provided by this Pledge Agreement.

(e) This Pledge Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally and by general equitable principles.

Section 6  Further Assurances.  Each Pledgor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver, or cause to be executed and delivered, all stock powers, assignments, acknowledgments, financing statements, instruments and documents and take all further action, at the Buyers’ request, that Buyers reasonably deem necessary or advisable in order to perfect any security interest granted or purported to be granted hereby or to enable Buyers to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral pledged by such Pledgor and to carry out the provisions and purposes hereof. Each

Pledgor will, promptly upon request, provide to Buyers all information and evidence it may reasonably request concerning the Pledged Collateral pledged by such Pledgor to enable Buyers to enforce the provisions of this Pledge Agreement.

Section 7  Voting Rights; Sale Proceeds.

(a) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares pledged by such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement; provided, however, that no Pledgor shall exercise or shall refrain from exercising any such right if such action or inaction could reasonably be expected to adversely affect the validity, priority or perfection of the security interests granted hereunder or would otherwise be inconsistent with or violate any provisions of this Pledge Agreement.

(b) Any and all cash or other proceeds (equal to $7.50 per share) paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares, shall in each case be delivered forthwith to an escrow agent pursuant to an escrow agreement, both of which shall be mutually satisfactory to the selling Pledgor and Buyers to hold as Pledged Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Buyers, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to such escrow as Pledged Collateral in the same form as so received (with any necessary or requested endorsement). The selling Pledgors shall bear all fees and costs of such escrow. Any amounts received paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares in excess of $7.50 per share shall be retained by the selling Pledgor and shall not be subject to this Agreement in any manner.

Section 8  Transfers And Other Liens; Additional Shares.

(a) Each Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral unless the proceeds of such sale up to $7.50 per share are delivered to escrow pursuant to Section 6(b) and such sale is made in accordance with the Stockholders Agreement of even date herewith among Pledgors, Parent and other persons named therein; (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Pledge Agreement; or (iii) enter into any agreement or understanding that purports to or may restrict or inhibit Buyers’ rights or remedies hereunder, including, without limitation, Buyers’ right to retain the Pledged Collateral. In connection with any sale of the Pledged Collateral in accordance with clause (i) of this subsection, Buyers shall deliver to the selling Pledgor the certificates for the Pledged Collateral being sold.

(b) Each Pledgor agrees that it will deliver to Buyers hereunder, promptly upon its acquisition thereof, any and all additional shares of stock received as a result of a split or subdivision of such Pledgor’s Pledged Shares (“Additional Shares”).

Section 9  Buyers May Perform.  If any Pledgor fails to perform any agreement contained herein, either Buyer may itself perform, or cause performance of, such agreement, and the reasonable expenses of Buyers incurred in connection therewith shall be payable by such Pledgor.

Section 10  No Assumption Of Duties; Reasonable Care.  The rights and powers granted to Buyers hereunder are being granted in order to preserve and protect Buyers’ security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on Buyers in connection therewith except the duty to exercise reasonable care in the custody and preservation of the Pledged Collateral in its possession. Buyers shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Buyers accords its own property, it being understood that Buyers shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Buyers have or are deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 11  Subsequent Changes Affecting Pledged Collateral.  Each Pledgor represents to Buyers that it has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged

Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and each Pledgor agrees that Buyers shall have no responsibility or liability for informing such Pledgor hereunder of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

Section 12  Remedies Upon Default.  If a Pledgor shall have failed to pay a Secured Obligation of such Pledgor under Article 7 of the Merger Agreement and such failure shall be continuing, the Pledged Shares of such Pledgor in the amount of such Secured Obligation (assuming a per share price of $7.50) shall be cancelled in accordance with the Merger Agreement.

Section 13  Attorney’s Fees.  The prevailing party(ies) in any litigation, arbitration, bankruptcy, insolvency or other proceeding (the “Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, and actual attorney’s fees (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards will contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney’s fees.

Section 14  Security Interest Absolute.  All rights of Buyers and the security interests hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of, and unaffected by any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations.

Section 15  Miscellaneous Provisions.

Section 15.1  Notices.  All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to the Pledgors (or any of them) and to the Buyers and to any other courtesy copy addressees, at their respective addresses set forth in Section 9.3 of the Merger Agreement.

Section 15.2  Headings.  The headings in this Pledge Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Pledge Agreement.

Section 15.3  Severability.  The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

Section 15.4.  Amendments, Waivers and Consents.  Any amendment of this Pledge Agreement shall not be effective unless the same shall be in writing and signed by Buyers and the Pledgors affected by such amendment. Any waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgors from any provision of this Pledge Agreement shall not be effective unless the same shall be in writing and signed by the waiving party and then such amendment or waiver shall be effective only in the specific instance and for the specific purposes for which given.

Section 15.5  Interpretation of Agreement.  Time is of the essence in each provision of this Pledge Agreement of which time is an element. To the extent a term or provision of this Pledge Agreement conflicts with the Merger Agreement and is not dealt with herein with more specificity, the Merger Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant in determining the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

Section 15.6  Continuing Security Interest; Transfer of Notes and Secured Obligations.  This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until full and final payment (including after twenty (20) months after the Closing Date) of the Secured Obligations, (ii) be binding upon each Pledgor, its successors, transferees and assigns and (iii) inure, together with the rights and remedies of Buyers hereunder, to the benefit of the successors, transferees and assigns of Buyers.

Section 15.7  Reinstatement.  To the maximum extent permitted by law, this Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Buyers in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Buyers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Pledgor or any other Person or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Pledgor or any other Person or any substantial part of its assets, or otherwise, all as though such payments had not been made.

Section 15.8  Survival of Provisions.  All representations, warranties and covenants of the Pledgors contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate upon the termination hereof.

Section 15.9  Authority of Buyers.  Buyers shall have and be entitled to exercise all powers hereunder which are specifically granted to Buyers by the terms hereof, together with such powers as are reasonably incident thereto. Buyers may perform any of their duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Buyers and their directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

Section 15.10  Release; Termination of Agreement.  This Pledge Agreement shall terminate on the third anniversary of the date hereof (the “Termination Date”); provided, however, if indemnification claims are pending on the Termination Date under Section 7.2(a) of the Merger Agreement, then this Pledge Agreement shall terminate on the date on which such pending indemnification claims are paid in accordance with Article 7 of the Merger Agreement. At such termination date, Buyers shall, at the request and expense of Buyers, reassign and redeliver to each Pledgor all of the Pledged Collateral pledged by such Pledgor hereunder without any legend referencing this Pledge Agreement which has not been retained or applied by Buyers in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to Buyers, except as to the absence of any prior assignments by Buyers of their interest in the Pledged Collateral, and shall be at the expense of Buyers.

Section 15.11  Counterparts.  This Pledge Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

Section 15.12  Governing Law; Arbitration; Jury Trial Waiver.

THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (AS OPPOSED TO THE CONFLICT-OF-LAWS PROVISIONS); PROVIDED THAT ISSUES WITH RESPECT TO CREATION, PERFECTION OR ENFORCEMENT OF LIENS UNDER ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC OF THE STATE OF DELAWARE; PROVIDED THAT BUYERS AND THE PLEDGORS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, SHALL BE DETERMINED BY BINDING ARBITRATION PURSUANT TO THE TERMS AND CONDITIONS OF SECTION 9.16 OF THE MERGER AGREEMENT, SUBJECT TO THE EXCEPTIONS SET FORTH IN SECTION 9.16 OF THE MERGER AGREEMENT.

No provision of Section 10.12(b) shall limit the right of Buyers to exercise self-help remedies such as setoff, foreclosure against or sale of any personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

Section 15.13  Waiver Of Jury Trial.  SUBJECT TO THE PROVISIONS OF SECTION 16.13(d), EACH PLEDGOR AND BUYER EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS PLEDGE AGREEMENT, THE MERGER AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ASSIGNEE. EACH PLEDGOR AND BUYER AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS PLEDGE AGREEMENT OR THE MERGER AGREEMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS PLEDGE AGREEMENT AND THE MERGER AGREEMENT.

Section 15.14  Limitation Of Liability.  No Pledgor shall have any liability or obligation for any covenant of, or breach hereof by, any other Pledgor. Without limiting the generality of the foregoing, no Pledged Collateral pledged by a Pledgor shall be security for any obligations of any other Pledgor. No claim may be made by any party hereto against any other party hereto, or the affiliates, directors, officers, officers, employees, or agents of such parties, for punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Pledge Agreement or the Merger Agreement, or any act, omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any claim for such punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Pledgors and Buyers have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

BUYERS:

GENERAL FINANCE CORPORATION

By:
Name:

Title:

GFN NORTH AMERICA CORP.

By:
Name:

Title:

PLEDGORS:

Ronald F. Valenta

Ronald L. Havner, Jr.

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

By:
Name:

Title:

KAISER INVESTMENTS LIMITED

By:
Name:

Title:

SCHEDULE I

EXHIBIT A

PLEDGE AMENDMENT

This Pledge Amendment dated           is delivered pursuant to Section 8(c) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement (the “Pledge Agreement”) dated as of July 22, 2008 among the undersigned and General Finance Corporation, a Delaware corporation (“Parent”), and GFN North America Corp., a Delaware corporation (“Sub” and collectively with Parent, “Buyers”); capitalized terms defined therein being used herein as therein defined and that the shares and other instruments listed on this Pledge Amendment shall be deemed to be part of the Pledged Collateral and shall secure all Secured Obligations of the undersigned.

[PLEDGOR] ,
a

Date:	By:
Name:
Title:

Exhibit C

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY TO THE EXTENT THAT SUCH ACT APPLIES TO A TRANSFER OR DISPOSAL, NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

GFN NORTH AMERICA CORP.

8%  SUBORDINATED PROMISSORY NOTE

$1,500,000.00	Los Angeles, California , 2008

FOR VALUE RECEIVED, GFN NORTH AMERICA CORP., a Delaware corporation (the “Maker), hereby promises to pay to the order of D. E. SHAW LAMINAR PORTFOLIOS, L.L.C., a Delaware limited liability company (“D. E. Shaw”), or its registered assigns (along with D. E. Shaw, each a “Holder”), on the date which is twenty (20) months after the date hereof (the “Maturity Date”) the principal sum of $1,500,000.00, or in the case of a prepayment, such portion thereof being prepaid, with interest thereon from time to time as provided herein.

This 8% Subordinated Promissory Note (this “Note”) is the unsecured promissory note of Maker referred to in that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of date hereof by and among the General Finance Corporation, a Delaware corporation (“General Finance”), Maker, Pac-Van, Inc., an Indiana corporation (“Pac-Van”), Mobile Office Acquisition Corp., a Delaware corporation (“MOAC”), and certain stockholders of MOAC, and is subject to the provisions of the Merger Agreement. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Merger Agreement. The acceptance of this Note by Holder is subject to the execution and delivery to Holder of (i) a subordination agreement with the lenders under the Credit Facility and the Senior Subordinated Loan (the “Lenders”) mutually satisfactory to the Lenders, Holder and Maker and (ii) terms in the Credit Facility and Senior Subordinated Loan permitting the indebtedness under this Note and permitting the payments required hereunder on terms mutually satisfactory to the Lenders, Holder and Maker.

1. Interest.

(a) Subject to Section 1(b) hereof, the Maker promises to pay interest in cash on the principal amount of this Note from time to time outstanding (the “Principal Amount”) at the per annum rate equal to eight percent (8%) (the “Scheduled Interest Rate”). All accrued interest payable pursuant to this Section 1(a) shall be due and payable semi-annually in arrears or, if any such date shall be a Saturday, Sunday or other day on which banks located in Los Angeles, California are authorized or required by law to close (a “Business Day”), on the next succeeding Business Day to occur after such date (the “Interest Payment Date”), beginning six months after the date of this Note, and shall be paid in immediately available funds to an account designated by the Holder. All interest payable pursuant to this Section 1(a) shall accrue and be paid in United States dollars.

(b) Upon the occurrence of any of the following (each an “Event of Default”) (i) Maker fails to make any payment of principal as and when due (whether at the Maturity Date, upon acceleration or required prepayment or otherwise) or (ii) Maker fails to make any payment of interest, premium, if any, fees, costs, expenses or other amounts due hereunder within three (3) Business Days after the date when due, then Maker shall pay interest on the unpaid principal balance of and accrued and unpaid interest on this Note at a rate per annum (the “Default Rate”) equal to twelve (12%) from the date that an Event of Default commences until such time as such Event of Default is cured or waived; provided, however, in the case of an Event of Default under clause (i) the Default Rate shall be equal to fourteen percent (14%).

(c) Interest payable under this Note shall accrue from and including the date of issuance through and until repayment of the principal and payment of all accrued interest and premium, if any, in full. All interest payable under this Note shall accrue on a semi-annual basis and be computed on the basis of a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months.

2. Prepayments.

(a) Maker may prepay the unpaid principal balance of this Note at any time. Any prepayment of this Note under this Section 3 shall also include all accrued and unpaid interest on the outstanding principal balance of this Note through and including the date of prepayment.

(b) If any of the following conditions occurs and is continuing, the Holder, by notice to Maker, may declare the principal of and accrued interest on the Note to be immediately due and payable: (i) General Finance shall cease to own and control at least 100% of the outstanding all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of Maker’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest (collectively, “Capital Securities”), (ii) Maker shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each of its subsidiaries; (iii) the sale of substantially all of the assets of Maker, (iv) the sale, in one transaction or in a series of transactions, of General Finance to an independent third party or group of independent third parties pursuant to which such party or parties acquire equity securities of General Finance representing more than 50% voting power of all outstanding equity securities or (v) any Change of Control (as defined under the Credit Facility, as amended from time to time) occurs.

3. Security.  The obligations of Maker to Holder existing under this Note are unsecured.

4. Manner of Payment.  Payments of principal, interest and other amounts due under this Note shall be made no later than 12:00 p.m. (noon) (Los Angeles time) on the date when due and in lawful money of the United States of America (by wire transfer in funds immediately available at the place of payment) to such account as the Holder may designate in writing to the Maker. Any payments received after 12:00 p.m. (noon) (Los Angeles time) shall be deemed to have been received on the next succeeding Business Day. Any payments due hereunder which are due on a day which is not a Business Day shall be payable on the first succeeding Business Day and such extension of time shall be included in the computation.

5. Maximum Lawful Rate of Interest.  The rate of interest payable under this Note shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable on this Note at any time exceeds the maximum rate permitted under applicable law, then the rate provided for in this Note shall be increased to the maximum rate provided for under applicable law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this Section 5.

6. Maker’s Waivers; Assignment and Transfer.  Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor hereof, and all other notices of any kind to which it may be entitled under applicable law or otherwise. Holder may transfer all or any portion of this Note to any Affiliate without the consent of Maker and, after an Event of Default occurs, Holder may transfer all or any portion of this Note to any Person that is not a competitor of the Maker or an Affiliate of a competitor of the Maker. Subject to the prior sentence, without the prior written consent of Maker, which shall not to be unreasonably withheld, Holder shall not assign or transfer to one or more Persons all or any portion of this Note or any portion thereof or any rights hereunder. Upon surrender of this Note at Maker’s principal executive office for registration of any such assignment or transfer, accompanied by a duly executed instrument of transfer, Maker shall, at its expense and within three (3) Business Days of such surrender, execute and deliver one or more new notes of like tenor in the requested principal denominations and in the name of the assignee or assignees and bearing the legend set forth on the face of this Note, and this Note shall promptly be canceled.

7. Costs of Collection.  The Maker agrees to pay all costs and expenses, including the reasonable fees and expenses of any attorneys, accountants and other experts retained by the Holder, which are expended or incurred by the Holder following an Event of Default in connection with the enforcement of this Note or the collection of any sums due hereunder whether or not suit is commenced.

8. Extension of Time.  Holder, at its option, may extend the time for payment of this Note, postpone the enforcement hereof, or grant any other waiver without affecting Holder’s right to recourse against the Borrower, which right is expressly reserved.

9. GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

10. Choice of Jurisdiction.  The Maker hereby consents and agrees that all actions, suits or other proceedings arising under or in connection with this Note or any other related document shall be finally settled by arbitration pursuant to Section 9.16 of the Merger Agreement. The arbitration shall be conducted in Los Angeles, California.

11. WAIVER OF JURY TRIAL.  MAKER AND HOLDER HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BROUGHT TO RESOLVE ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS NOTE, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING.

12. Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable substantially impair the benefits of the remaining provisions hereof.

13. Headings.  The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, this Subordinated Promissory Note is executed as of the date first above written.

GFN NORTH AMERICA CORP.,
a Delaware corporation

By:
Name:
Title:

Exhibit D

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) dated          , 2008 is entered into by and among General Finance Corporation, a Delaware corporation (the “Company “), and the stockholders of Company listed on Schedule I attached hereto (each a “Stockholder “ and collectively, the “Stockholders “).

WITNESSETH:

WHEREAS, in connection with the consummation of the merger (the “Merger”) and the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) dated          , 2008 (“Merger Agreement Date”) by and among Company, GFN North America Corp., a Delaware corporation, Mobile Office Acquisition Corp., a Delaware corporation (“MOAC”), Pac-Van, Inc., an Indiana corporation, and certain stockholders of MOAC (the “MOAC Stockholders”), shares of restricted common stock of Company were issued to the Stockholders as set forth in Schedule I attached hereto;

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that, upon the Closing, the Company and Stockholders enter into this Agreement; and

WHEREAS, the Company and the Stockholders each desire to enter into this Agreement to set forth the rights relating to any the Common Stock held by the Stockholders and to limit the sale, transfer, hypothecation, encumbrance or other disposition of Common Stock and to provide for certain arrangements regarding the management of the Company as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1  Certain Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“AMEX” means the American Stock Exchange.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banks located in Los Angeles, California are authorized or required by Law to close.

“Closing” means the consummation of the merger contemplated by the Merger Agreement.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Demand Notice” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Demand Registration Statement” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Demand Request” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Demanding Stockholder” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Effective Time” means the date and time of the filing of the certificate of merger with the Secretary of State of the State of Delaware (or such later time as shall be agreed to by the parties hereto and is specified in the certificate of merger) pursuant to the Merger Agreement.

“Equity Securities” means all shares of Common Stock of the Company, all securities, directly or indirectly, convertible into or exchangeable for shares of Common Stock of the Company and all options, warrants, and other rights to purchase or otherwise, directly or indirectly, acquire from the Company shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” shall mean United States generally accepted accounting principles consistently applied by the Company and its Subsidiaries throughout the periods indicated.

“Governmental Entity” shall mean any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Havner” shall mean Ronald L. Havner, Jr.

“Holders’ Counsel” shall have the meaning set forth in the definition of “Registration Expenses.”

“Incidental Registration” shall have the meaning set forth in Section 3.2(a) of this Agreement.

“Laminar” means D. E. Shaw Laminar Portfolios, L.L.C.

“Law” means any statute, law, common law, order, ordinance, rule or regulation of any Governmental Entity.

“Merger” shall have the meaning set forth in the first recital to this Agreement.

“Merger Agreement” shall have the meaning set forth in the first recital to this Agreement.

“Merger Agreement Date” shall have the meaning set forth in the first recital to this Agreement.

“Original Stockholder” shall mean each Person that is either (a) a Stockholder as of the date hereof or (b) a Permitted Transferee pursuant to a Transfer effected in accordance with clause (i), (ii) or (iii) of Section 2.2(a) of this Agreement.

“Permitted Transfer” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Permitted Transferee” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization or any other entity or organization, including a Governmental Entity.

“Registrable Securities” shall mean only shares of Common Stock acquired by the Stockholders pursuant to the Merger Agreement to the extent such shares have not been previously registered and sold pursuant to an effective registration statement and any other shares of Common Stock that may be received in respect of any of the foregoing securities; provided, that any Registrable Securities shall cease to be Registrable Securities:

(i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;

(ii) when such securities shall have been transferred pursuant to Rule 144 under the Securities Act (or any successor provision); or

(iii) when such securities shall have ceased to be outstanding.

“Registration” shall mean the Shelf Registration, each Required Registration and each Incidental Registration.

“Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with Article III including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities), expenses of printing certificates for any Registrable Securities in a form eligible for deposit with the Depository Trust Company, internal expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, the fees and expenses of one (1) counsel not to exceed $50,000 (the “Holders’ Counsel”) selected by the holders of a majority of the Registrable Securities to be included in such Registration; but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of counsel representing the holders of Registrable Securities included in such Registration (other than the Holders’ Counsel) incurred in connection with the sale of Registrable Securities.

“Required Registration” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Sale of the Company” means:

(i) any consolidation or merger of the Company or a Subsidiary of the Company in which the shares of Common Stock are converted into cash, securities or other property;

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company and its Subsidiaries; or

(iii) any Person has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of the capital stock of the Company representing greater than 50% of the outstanding voting power of the Company.

“SEC” shall mean, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selection Date” shall mean the date that is sixty (60) days prior to the date on which the Company distributes to its stockholders the proxy statement relating to each applicable annual meeting.

“Shelf Registration” shall have the meaning set forth in Section 3.1(a) of this Agreement.

“Shelf Registration Lapse Date” shall mean the date, if any, that (x) the Company is not permitted to file or maintain a Form S-3 in connection with the Shelf Registration in accordance with Section 3.1(a), or (y) the Shelf Registration expired in accordance with Section 3.1(a)(i) and not all Registrable Securities registered in such Shelf Registration have been sold.

“Shelf Registration Statement” shall have the meaning set forth in Section 3.1(a) of this Agreement.

“Standstill Period” shall have the meaning set forth in Section 2.3(a) of this Agreement.

“Standstill Securities” shall mean any Equity Securities of the Company, other than options to purchase Common Stock issued pursuant to Company stock option plans and shares of Common Stock issued upon exercise of such stock options and shares subject to warrants owned by a Stockholder as of the Merger Agreement Date.

“Stockholder” shall have the meaning set forth in the preamble to this Agreement, subject to Section 2.2 hereof.

“Subject Stockholder” shall mean each of Havner, Valenta and Laminar and each of their respective Permitted Transferees pursuant to a Transfer described in clause (iii) of Section 2.2(a).

“Subsidiary” or “Subsidiaries” shall mean, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest.

“Transaction Documents” shall mean, collectively, (i) this Agreement, (ii) the Merger Agreement, and (iii) that certain pledge agreement executed by Company and the Stockholders and (iv) each other agreement, instrument and document delivered pursuant to or in connection with any of the transactions contemplated by the documents described in clauses (i) through (iii) of this definition.

“Transfer” shall have the meaning set forth in Section 2.1(a) of this Agreement.

“Valenta” means Ronald F. Valenta.

ARTICLE II

TRANSFER OF EQUITY SECURITIES

Section 2.1  Restrictions.

(a) No Stockholder shall, voluntarily or involuntarily, directly or indirectly, sell, assign, donate, hypothecate, pledge, encumber, grant a security interest in or in any other manner transfer, any Registrable Securities, in whole or in part, or any other right or interest therein, or enter into any transaction which results in the economic equivalent of a transfer of Registrable Securities to any Person (each such action, a “Transfer”) except pursuant to a Permitted Transfer.

(b) From and after the dates hereof, all certificates or other instruments representing Registrable Securities held by each Stockholder shall bear legend which shall state:

(i) “The sale, transfer, hypothecation, assignment, pledge, encumbrance or other disposition of this share certificate and the shares Common Stock represented hereby are restricted by and are subject to all of the terms, conditions and provisions of that certain Stockholders Agreement, dated as of [          ], 2008, by and between General Finance Corporation and the stockholders party thereto, which agreement is on file at the principal offices of General Finance Corporation.”

(ii) “The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or pursuant to any state securities laws. The securities have been acquired for investment and may not be sold or transferred except in compliance with the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws or pursuant to an exemption therefrom.”

(c) Any attempt to transfer any Registrable Security which is not in accordance with this Agreement shall be null and void and the Company agrees that it will not cause, permit or give any effect to any Transfer of any Registrable Securities to be made on its books and records unless such Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

(d) Each Stockholder agrees that it will not effect any Transfer of Registrable Securities unless such Transfer is a Permitted Transfer and is made (i) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act or pursuant to Rule 144 or Rule 144A promulgated under the Securities Act and (ii) in accordance with all applicable Laws (including, without limitation, all securities laws).

(e) The restrictions contained in this Section 2.1 shall expire on the first anniversary of the date of this Agreement.

Section 2.2  Permitted Transfers.

(a) Notwithstanding anything to the contrary contained herein and subject to Sections 2.2(b) and 2.2(c), a Stockholder may at any time effect any of the following Transfers (each a “Permitted Transfer”, and each transferee of such Stockholder in respect of such Transfer, a “Permitted Transferee”):

(i) any Transfer of any or all Registrable Securities held by a Stockholder who is a natural Person following such Stockholder’s death by will or intestacy to such Stockholder’s legal representative, heir or legatee;

(ii) any Transfer of any or all Registrable Securities held by a Stockholder who is a natural Person as a gift or gifts during such Stockholder’s lifetime to such Stockholder’s spouse, children, grandchildren or a trust or other legal entity for the exclusive benefit of such Stockholder or any one or more of the foregoing; or

(iii) any Transfer of any or all Registrable Securities held by a Stockholder to any Affiliate of such Stockholder; provided, that any such Affiliate shall Transfer such Registrable Securities to the Stockholder from whom the Registrable Securities were originally received or acquired within five (5) calendar days after ceasing to be an Affiliate of such Stockholder.

(b) In any Transfer referred to above in clauses (i), (ii) or (iii) of Section 2.2(a), the Permitted Transferee shall agree in writing to be bound by all of the provisions of this Agreement, shall execute and deliver to the Company a counterpart to this Agreement, and shall hold all such Registrable Securities as a “Stockholder” hereunder as if such Permitted Transferee was an original signatory hereto and shall be deemed to be a party to this Agreement.

(c) Notwithstanding anything to the contrary contained in this Agreement, while such Stockholder serves as a director or officer of Company, at all times during the Company’s customary black-out periods (i.e., relating to the public release of quarterly or annual financial information) shall not sell any Equity Securities other than during any period when the directors and officers of the Company are not prohibited from selling Equity Securities pursuant to the written policies and procedures of the Company governing transfers of Equity Securities by such officers and directors during such ordinary black-out periods as may be in effect from time to time. Provided that the pledge of Common Stock complied with this Section 2.2(c) when pledged, foreclosure by a pledgee on Common Stock shall not violate this Section 2.2(c).

Section 2.3  Standstill.

For the period (the “Standstill Period”) commencing on the date hereof and ending on June 30, 2009, no Subject Stockholder shall, and each Subject Stockholder shall cause its Affiliates not to, unless expressly agreed in writing, in advance, by Company, directly or indirectly, in any manner whatsoever:

(a) acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, or enter into any arrangement or undertaking to acquire, directly or indirectly, by purchase, or otherwise, record or direct or indirect beneficial ownership interest in any Standstill Securities or other securities of the Company or any of its Subsidiaries or any direct or indirect rights, warrants or options to acquire record or direct or indirect beneficial ownership of any securities or assets of the Company or any of its Subsidiaries;

(b) make, effect, initiate, cause or participate in any take-over bid, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving Company or any of its Subsidiaries;

(c) other than as a director or officer of the Company, solicit, make, effect, initiate, cause, or in any way participate in, directly or indirectly, any solicitation of proxies or consents from any holders of any securities of Company or any of its Subsidiaries or call or seek to have called any meeting of stockholders of Company or any of its Subsidiaries;

(d) form, join or participate in, or otherwise encourage the formation of, any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of Company or any of its Subsidiaries that are not Standstill Securities;

(e) arrange, facilitate, or in any way participate, directly or indirectly, in any financing for the purchase of any securities Company or any of its Subsidiaries that are not Standstill Securities;

(f) (i) act, directly or indirectly, to seek control or direct the board of directors, stockholders, policies or affairs of the Company or any of its Subsidiaries; (ii) solicit, propose, seek to effect or negotiate with any other Person with respect to any form of business combination transaction involving Company or any take-over bid, tender, exchange offer, merger, consolidation, recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction involving Company or any of its Subsidiaries; or (iii) disclose an intent, purpose, plan or proposal with respect to an acquisition of Company, or any securities or assets of Company or any of its Subsidiaries that are not Standstill Securities;

Notwithstanding anything to the contrary in this Section 2.3, each Subject Stockholder shall be permitted to sell its Equity Securities in any Sale of the Company that has been approved by the board of directors of Company and which recommendation has not been withdrawn.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1  Required Registrations.

(a) Shelf Registration Statement.  Company shall file a registration statement under the Securities Act on or about June 30, 2009 covering all of the Registrable Securities then held by the Stockholders on Form S-3 or such other available forms (the “Shelf Registration”), provided that each such Stockholder desiring to participate in such Shelf Registration shall comply with Section 3.8 hereof, and to have such Registration Statement declared effective to enable the resale of such Registrable Securities after June 30, 2009 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) through AMEX or such other market as may be the principal market on which the Registrable Securities are then quoted or listed. Company will use all commercially reasonable efforts to cause the Shelf Registration Statement to remain continuously effective under the Securities Act until the earlier of the date on which all Registrable Securities held by the Stockholders shall have either (i) been sold in accordance with this Section 3.1(a) or (ii) ceased to be outstanding.

(b) Required Registrations.  If at any time after (i) the Shelf Registration Lapse Date or (ii) the Company fails to maintain the Shelf Registration continuously effective pursuant to Section 1(a) hereof, Company shall be requested in writing, which writing shall specify the Registrable Securities to be registered and, if applicable, the intended method of disposition thereof (a “Demand Request”), by Havner, Valenta or Laminar (each a “Demanding Stockholder”), to effect a registration under the Securities Act of Registrable Securities held by such Stockholders (each, a “Required Registration”), then Company shall promptly use all commercially reasonable efforts to effect such Required Registration by filing, at Company’s option, either a Form S-1 or Form S-3 registration statement (a “Demand Registration Statement”); provided the Company shall not be required to comply with more than one (1) Demand Request during any twelve (12) month period. Each of Havner, Valenta and Laminar may only exercise one (1) Demand Request under this Agreement; provided, however, that a request or registration shall not count as one of the Demand Requests (or Required Registrations) until it has become effective, and neither the last nor any subsequent Demand Requests (or Required Registrations) shall count as one of the Demand Requests (or Demand Registrations) unless the holders of Registrable Securities are able to register and sell at least 85% of the Registrable Securities requested to be included in such registration; provided, that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Required Registration whether or not it has become effective and whether or not such registration has counted as one of the Required Registrations hereunder. Subject to the provisos in the preceding sentence, the Company shall only be obligated to comply with three (3) Demand Requests in total. Upon receipt by Company of a Demand Request, Company shall deliver a written notice (a “Demand Notice”) to each Stockholder who did not make such Demand Request stating that Company intends to comply with a Demand Request and informing each such Stockholder of its right to include Registrable Securities in such Required Registration. Within ten (10) Business Days after receipt of a Demand Notice, each Stockholder shall have the right to request in writing that Company include all or a specific portion of the Registrable Securities held by such Stockholder in such Required Registration. Notwithstanding anything to the contrary set forth herein, Company shall be obligated to effect any one or more of such Required Registrations pursuant to a Shelf Registration Statement if the Demanding Stockholder so requests in connection with any Demand Request.

(c) Selection of Underwriters.  In the event that the Registrable Securities to be registered pursuant to a Required Registration are to be disposed of in an underwritten public offering, the underwriters of such public offering shall be one or more underwriting firms of nationally recognized standing selected by the Company and reasonably acceptable to the Demanding Stockholder. In the event Company elects to file a Demand Registration Statement on Form S-3 and the underwriters, if any, in such public offering or the Demanding Stockholder requests that Company provide disclosures otherwise required in connection with a Form S-1 registration statement, then Company shall include in such Demand Registration Statement such “long form” disclosures.

(d) Priority on Required Registrations.  In the event that, in the case of any Required Registration, the managing underwriter for the public offering contemplated by Section 3.1(b) shall advise Company in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter’s opinion, the amount of securities requested to be included in such Required Registration would adversely affect the public offering and sale (including pricing) of such Registrable Securities (such writing to state the basis of such opinion and the approximate number of Registrable Securities that may be included in such public offering without such effect), Company will include in such Required Registration the number of Registrable Securities that the Company is so advised can be sold in such public offering, in the following amounts:

(i) first, all Registrable Securities requested to be sold by holders of Registrable Securities pursuant to Section 3.1(b) pro rata among such holders on the basis of the number of Registrable Securities owned by each such holders; and

(ii) second, securities proposed to be sold by Company for its own account.

(e) Black Out Period.  Notwithstanding any other provision of this Agreement to the contrary, if the Board reasonably determines that the registration and distribution of Registrable Securities (i) would reasonably be expected to impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, merger, corporate reorganization, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving Company or any of its Subsidiaries, or (ii) would require disclosure of non-public material information, the disclosure of which would reasonably be expected to adversely affect Company, Company shall (x) be entitled to postpone the filing or effectiveness or suspend the effectiveness of a registration statement and/or the use of any prospectus for a period of time not to exceed one hundred twenty (120) days and (y) promptly give the Stockholders written notice of such postponement or suspension (which notice need not specify the nature of the event giving rise to such suspension); provided, that Company shall not utilize the right described in Section 3.1(b) more than once in any twelve (12) month period. Notwithstanding anything to the contrary set forth herein, any application of the provisions of Section 2.2(c) of this Agreement that results in a postponement of the effectiveness of a registration statement pursuant to this Section 3.1(e) shall not be included in calculating the 120-day period.

Section 3.2  Incidental Registration.

(a) Filing of Registration Statement.  If, at any time after the first anniversary of the date hereof, the Company proposes to register, for its own account or for the account of any other Person any of its securities (an “Incidental Registration”) under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto) for sale to the public, it will at each such time give prompt written notice to all Stockholders of its intention to do so, which notice shall be given at least thirty (30) days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of any Stockholder to include Registrable Securities held by it that are not otherwise covered by the Shelf Registration Statement or a Demand Registration Statement in such Incidental Registration (which request shall (i) be made within fifteen (15) days after the receipt of any such notice, and (ii) specify the Registrable Securities intended to be included by such holder), Company will use all commercially reasonable efforts to effect the registration of all Registrable Securities that Company has been so requested to register by such Stockholder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Company shall determine for any reason to terminate such registration statement and not to register such securities, Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Persons in connection with such registration.

(b) Selection and Use of Underwriters.  Underwriters, if any, in connection with any offering pursuant to this Section 3.2 shall be selected at the sole and exclusive discretion of Company. No Stockholder shall Transfer any Registrable Securities included in the Incidental Registration other than through the underwriter or underwriters so selected by Company.

(c) Priority on Incidental Registrations.  If the managing underwriter for the offering contemplated by this Section 3.2 shall advise Company in writing that, in such underwriter’s opinion, the number of securities requested to be included in such Incidental Registration would adversely affect the offering and sale (including pricing) of such securities, Company shall include in such Incidental Registration the number of securities that Company is so advised can be sold in such offering, in the following amounts and order of priority:

(i) first, securities proposed to be sold by Company for its own account;

(ii) second, securities proposed to be sold for persons who triggered such Incidental Registration under a demand right; and

(ii) third, securities proposed to be sold by all other persons pro rata among such persons.

Section 3.3  Registration Procedures.

Company will use all commercially reasonable efforts to effect the Shelf Registration and Required Registration pursuant to Section 3.1 and each Incidental Registration pursuant to Section 3.2, and to cooperate with the sale of such Registrable Securities in accordance with such registration statements as quickly as reasonably practicable, and Company will as expeditiously as reasonably practicable:

(a) subject to the rights of Company set forth in Section 3.2(a), prepare and file with the SEC the registration statement and use all commercially reasonable efforts to cause the Registration to become effective;

(b) subject, in the case of an Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

(c) furnish, upon request, at no charge to the holders of the Registrable Securities, to each holder of Registrable Securities to be included in such Registration and the underwriter or underwriters, without charge, at least one copy of the signed registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

(d) promptly notify each holder of the Registrable Securities to be included in such Registration and the underwriter or underwriters:

(i) of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

(ii) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

(iii) of any written request by the SEC for amendments or supplements to such registration statement or prospectus or additional information;

(iv) of the receipt by Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction; and

(v) following it becoming aware thereof, notify the Stockholders of the occurrence of any event that makes any statement made in a registration statement or prospectus untrue in any material respect or that requires the making of any changes in a registration statement or prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements (in the case of a prospectus, in light of the circumstances under which they were made), not misleading;

(e) if requested by the managing underwriter or underwriters, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters reasonably request to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment; provided, however, that Company shall not be required to take any action pursuant to this Section 3.3(e) that would, in the opinion of counsel to the Company, violate applicable Law;

(f) on or prior to the date on which a Registration is declared effective, use all commercially reasonable efforts to register or qualify, and cooperate with the holders of Registrable Securities to be included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use all commercially reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things reasonably necessary or advisable to enable the disposition of the Registrable Securities in all such jurisdictions reasonably requested to be covered by such Registration.

(g) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities to be included in such Registration and the managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends including, without limitation, those set forth in Section 2.1) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

(h) use all commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over Company or any Subsidiary as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, as applicable, to consummate the disposition of such securities;

(i) use all commercially reasonable efforts to obtain such legal opinions and auditors’ consents as may be required by applicable Law;

(j) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;

(k) use all commercially reasonable efforts to cause its senior executive officers to participate in “road shows” at the request of the underwriters in connection with a Required Registration; provided, that such senior executive officers shall not be required to participate in “road shows” for more than two (2) Required Registrations;

(l) register the Registrable Securities on trading on AMEX, or such other national securities exchange or NASDAQ where the Common Stock is registered for public trading;

(m) provide copies to Stockholders of “cold comfort” letters or other documents provided to underwriters; and

(n) prior to filing of a registration statement with the SEC, deliver to the Stockholders and counsel for the Stockholders a copy of such registration statement.

Section 3.4  Registration Expenses.

Company will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration not effected by the Company.

Section 3.5  Indemnification; Contribution.

(a) Company shall indemnify, to the fullest extent permitted by applicable Law, each holder of Registrable Securities, its officers, directors, partners, employees and agents, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information concerning any holder of Registrable Securities furnished in writing to Company by such holder expressly for use therein. No action or failure to act on the part of the underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. In connection with any underwritten offering pursuant to Section 3.2, Company agrees to enter into an underwriting agreement in customary form with the applicable underwriters, and Company agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of the holders of Registrable Securities; provided that Company shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter’s failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

(b) In connection with any registration statement in connection with an offering in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by applicable Law, Company, each underwriter and their respective officers, directors, employees and agents, if any, and each Person, if any, who controls Company or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact in, or any omission or alleged omission of a material fact required to be stated in, the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in, or such omission is from, information so concerning a holder furnished in writing by such holder expressly for use therein;provided that such holder’s obligations hereunder shall be limited to an amount equal to the net proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.

(c) Any Person entitled to indemnification under the provisions of this Section 3.5 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Article III shall so provide. In the event an indemnifying party shall elect not to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim.

(d) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 3.5(b) were available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 3.5 shall be several and not joint.

(e) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 3.5 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

(f) The indemnity and contribution agreements contained in this Section 3.5 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the Transfer of Equity Securities by such holder and the termination of this Agreement for any reason.

Section 3.6  Holdback Agreements.

Each Stockholder agrees not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Equity Securities, other than those Registrable Securities included in such Registration pursuant to Section 3.1 or 3.2(a), for the seven (7) days prior to and the ninety (90) days after the effectiveness of the registration statement pursuant to which such offering shall be made (or such longer periods as may be advised by the underwriter with respect to the applicable offering but in any event not to exceed thirty (30) days prior to and ninety (90) days after the effectiveness of such registration statement). Company agrees that it and its executive officers will be subject to the holdback period requested by the underwriters of a Required Registration, if any, pursuant to this Section 3.6 to the extent that such underwriters determine such holdback by Company and its executive officers is reasonably necessary for the successful offering and sale of all Registrable Securities in connection with such registration.

Section 3.7  Availability of Information.

The Company shall cooperate with each Stockholder who is a holder of any Registrable Securities in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

Section 3.8  Information Concerning Stockholders.

It shall be a condition precedent to the obligations of the Company to include the Registrable Securities of any selling Stockholder in any registration statement or prospectus, as the case may be, that such selling Stockholder shall take the actions described in this Section 3.8:

(a) each selling Stockholder that has requested inclusion of its Registrable Securities in any registration statement shall furnish to the Company in writing all information as may be necessary to make the information previously furnished to the Company by such Stockholder, in light of the circumstances under which it was made, not misleading, any other information regarding such Stockholder and the distribution of such Registrable Securities as may be required to be disclosed in the prospectus or registration statement under applicable Law or pursuant to SEC comments and any information otherwise reasonably requested from time to time by the Company to comply with applicable Law or regulations, including, without limitation, (i) the then current name and address of such Stockholder(s), (ii) the aggregate number of Registrable Securities requested to be registered, (iii) the total number of Registrable Securities then held by such Stockholder(s), (iv) the intended means of distribution, and (v) any other information required to be disclosed with respect to such Stockholder or such Stockholder’s Registrable Securities in the registration statement or related prospectus by the Securities Act;

(b) each selling Stockholder shall promptly (i) following it becoming aware thereof, notify the Company of the occurrence of any event that makes any statement made in a registration statement or prospectus regarding such selling Stockholder untrue in any material respect or that requires the making of any changes in a registration statement or prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements (in the case of a prospectus, in light of the circumstances under which they were made), not misleading and (ii) in connection with providing such notice, provide the Company with such information in its possession as may be required to enable the Company to prepare a supplement or post-effective amendment to any such registration statement or a supplement to such prospectus;

(c) with respect to any registration statement for an underwritten offering, the inclusion of a Stockholder’s Registrable Securities therein shall be conditioned, at the managing underwriter’s request, upon the execution and delivery by such Stockholder of an underwriting agreement as may be negotiated by the Company;

(d) any sale of any Registrable Securities by any Stockholder shall constitute a representation and warranty by such Stockholder that the prospectus delivered by such Stockholder does not as of the time of such sale contain any untrue statement of a material fact relating to the information expressly provided in writing by such Stockholder for inclusion in such prospectus and that such prospectus does not as of the time of such sale omit to state any material fact relating to the information expressly provided in writing by such Stockholder for inclusion in such prospectus necessary to make the statements in such prospectus, in light of the circumstances under which they were made, not misleading; and

(e) no Stockholder shall use, distribute or otherwise disseminate any “free writing prospectus”, as defined in Rule 405 under the Securities Act, in connection with the sale of Registrable Shares under the Shelf Registration Statement, without the prior written consent of the Company.

ARTICLE IV

BOARD OF DIRECTORS OF THE COMPANY

Section 4.1  Composition.

(a) At the Effective Time, the Company shall expand the size of the Board so that the number of members on the Board is equal to six (6) and shall appoint Havner, whose term will end at the annual meeting of stockholders of the Company held in 2009.

ARTICLE V

MISCELLANEOUS

Section 5.1  Entire Agreement.

This Agreement, including the schedules hereto and any other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 5.2  Table of Contents; Captions.

The table of contents and the Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 5.3  Counterparts.

This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

Section 5.4  Notices.

Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

If to Company, to:

General Finance Corporation
39 East Union Street
Pasadena, CA 91103
Facsimile: (626) 795-8090

and if to any of the Stockholders, to the addresses or facsimile numbers set forth opposite each of their names on Schedule I attached hereto; or such other addresses or number as shall be furnished in writing by any such party.

Section 5.5  Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective successors and Permitted Transferees. Any or all of the rights of a Stockholder under this Agreement may be assigned or otherwise conveyed by any Stockholder only in connection with a Transfer of Equity Securities which is in compliance with this Agreement.

Section 5.6  Governing Law.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

Section 5.7  Submission to Jurisdiction.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of California, County of Los Angeles or in the United States District Court for the Central District of California and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 5.4, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 5.7(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

(b) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable Law.

(c) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

(d) The prevailing party or parties in any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

Section 5.8  Third Party Beneficiaries.

Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto, provided, however, the persons entitled to indemnification under Section 3.5 shall be third-party beneficiaries hereof.

Section 5.9  Confidentiality.

Each Stockholder hereby agrees that it shall keep (and shall use all commercially reasonable efforts to cause its directors, officers, general and limited partners, employees, representatives and outside advisors and its Affiliates to keep) all non-public information relating to Company received by it in connection with any Registration confidential except information which (a) becomes known to such Stockholder from a source, other than Company, its directors, officers, employees, representatives or outside advisors, which source, to the actual knowledge of such Stockholder, is not obligated to Company to keep such information confidential or (b) is or becomes generally available to the public through no breach of this Agreement by such Stockholder. Company and each Stockholder agrees that (i) such non-public information may be communicated to the directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates of such Stockholder and (ii) such Stockholder will use all commercially reasonable to cause its directors, officers, general and limited partners, employees, representatives, outside advisors or Affiliates to keep such non-public information confidential. Notwithstanding the foregoing, a Stockholder may disclose non-public information if required to do so upon request for disclosure pursuant to a federal or state freedom of information statute or by a court of competent jurisdiction or by any governmental agency; provided however, that, to the extent permitted by law, prompt notice of such required disclosure be given to Company prior to the making of such disclosure so that Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Stockholder required to disclose the non-public information will disclose only that portion which such party is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information.

Section 5.10  Amendments; Waivers.

No provision of this Agreement may be amended, modified or waived without the prior written consent of the Company and holders of more than ninety percent (90%) of the issued and outstanding Registrable Securities, collectively. Notwithstanding the foregoing, the addition of parties to this Agreement in accordance with its terms shall not be deemed to be an amendment, modification or waiver requiring the consent of any Stockholder.

Section 5.11  No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 5.12  Specific Performance.

Company and each Stockholder agrees that irreparable damages would occur to Company or such Stockholder, as the case may be, if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of Company and each Stockholder shall be entitled to seek an injunction or injunctions to prevent actual breaches of this Agreement by Company or the Stockholders, as the case may be, and to enforce specifically the terms and provisions hereof in the courts referenced in Section 5.7 (or, on a preliminary basis in order to preserve the status quo pending a decision of the courts referenced in Section 5.7, or in order to enforce a judgment of the courts referenced in Section 5.7, in any court of competent jurisdiction), in addition to having any other remedies to which the Company or such Stockholder is entitled at law or in equity and without the necessity of proving damages or posting a bond or other security.

Section 5.13  Several Liability

No Stockholder shall have any liability or obligations hereunder for any covenant of, or breach hereof by, any other Stockholder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

GENERAL FINANCE CORPORATION

By:
Name:

Title:

STOCKHOLDERS:

Name:

Name:

By:
Name:

Title:

Schedule I

STOCKHOLDERS

Name of Stockholder	Number of Shares	Notice Address

Exhibit E

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of July 22, 2008 by and between Pac-Van, Inc., an Indiana corporation (“Pac-Van”), and Theodore M. Mourouzis (“Employee” and collectively with Pac-Van, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Employment Agreement dated as of August 1, 2006 (the “Original Agreement”); and

WHEREAS, in connection with the potential acquisition of Pac-Van by General Finance Corporation (“GFN”), the Parties desire to amend the Original Agreement as set forth herein, and desire that, except as set forth in this Amendment, the Original Agreement shall remain in full force and effect.

NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement (without regard to this Amendment).

2. Amendment.  Reference hereby is made to the Agreement and Plan of Merger of even date herewith, among Pac-Van, Mobile Office Acquisition Corp., GFN and the other parties named therein (the “Merger Agreement”). If, and only if, the Merger (as defined in the Merger Agreement) occurs, then on the Effective Time (as defined in the Merger Agreement), Section 2 of the Original Agreement is hereby amended and restated in its entirety as follows:

“2. Term of Employment.  Employee’s employment under this Agreement shall commence on August 1, 2006 and shall end on July 31, 2010 (“Initial Term”) or such earlier date on which Employee’s employment is terminated under Section 6 of this Agreement (the “Expiration Date”).”

Nothing contained herein shall obligate the parties to the Merger Agreement to complete the Merger. If the Merger Agreement is terminated prior to completion of the Merger, this Amendment shall be void and of no force and effect without any further action on the part of the parties hereto.

3. References.  All references in the Original Agreement to “Agreement,” “herein,” “hereof,” or terms of like import referring to the Original Agreement or any portion thereof are hereby amended to refer to the Original Agreement as amended by this Amendment.

4. No Implied Amendments.  Except as expressly provided herein, the Original Agreement is not being amended, supplemented, or otherwise modified, and the Original Agreement shall continue in force and effect in accordance with its terms.

5. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement.

6. Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Indiana.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused this Amendment to be executed on its behalf by a representative duly authorized, as of the date first above written.

PAC-VAN, INC.

By:
Name:

Title:

Theodore M. Mourouzis

Exhibit F

GENERAL RELEASE

THIS GENERAL RELEASE (this “Release”) dated as of          , 2008 (the “Effective Date”) is entered into among Mobile Office Acquisition Corp., a Delaware corporation (“MOAC”), Pac-Van, Inc., an Indiana corporation (“Pac-Van” and collectively with MOAC, the “Pac-Van Companies”), and the stockholder or optionholder of MOAC identified on the signature hereto (the “MOAC Party”).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated July 22, 2008 by and among General Finance Corporation, a Delaware corporation (“Parent”), GFN North America Corp., a Delaware corporation (“Surviving Corporation”) and the other parties named therein, the MOAC party is required to execute this Release in consideration;

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that all of the MOAC Parties execute and deliver to Parent this Release; and

WHEREAS, the MOAC, Pac-Van and the MOAC Parties desire that each MOAC Party accept the sums payable to such MOAC Party pursuant to the Merger Agreement (the “Merger Consideration”) as full and final satisfaction of all claims against the Pac-Van Companies pursuant to the terms set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Releases by the Parties.  Upon the receipt of that portion of the Merger Consideration payable to such MOAC Party on the Effective Date pursuant to the Merger Agreement and the execution and delivery of this Release by such MOAC Party, the releases of such MOAC Party set forth herein shall become effective.

(a) Release and Discharge by MOAC Parties.  As a material inducement to enter into this Release, each of the MOAC Parties (on behalf of itself and its successors, assigns, agents, directors, officers, employees, representatives, advisors and affiliates), hereby releases and forever discharges each of the Pac-Van Companies (and the successors, assigns, agents, directors, officers, employees, representatives, advisors and affiliates of each of the Pac-Van Companies) from any and all claims, demands, actions, causes of action, charges, complaints, liabilities, obligations, promises, agreements, damages, suits, costs, losses, debts and expenses (including, without limitation, attorneys’ fees and costs) of any nature or kind, known or unknown or suspected or unsuspected, including all claims as a stockholder of MOAC, (collectively, “Claims”) arising on or prior to the Effective Date. Notwithstanding the foregoing, nothing contained herein shall be deemed a release of any claim for a breach of the Merger Agreement by Parent or Surviving Corporation or any claim for indemnity from the Pac-Van Companies or Surviving Corporation to which the MOAC Party (or its representative) is entitled as an officer or director of either of the Pac-Van Companies.

(b) Claims.  It is the intention of each of the parties to this Release (on behalf of such party and such party’s respective beneficiaries, successors, assigns, agents, directors, officers, employees, representatives, advisors and affiliates (and the agents, directors, officers, employees, representatives, advisors and affiliates of such parties), that this Release shall be effective as a full and final release of all Claims released pursuant to this Section 1. Each party hereto hereby acknowledges that it has read and is familiar with California Civil Code Section 1542 which states as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The MOAC Party (on behalf of the MOAC Party and its respective beneficiaries, successors, assigns, agents, directors, officers, employees, representatives, advisors and affiliates (and the agents, directors, officers, employees, representatives, advisors and affiliates of such parties) does hereby expressly waive and relinquish all rights and benefits which it has or may have under California Civil Code Section 1542 (OR ANY SIMILAR LAW OF ANY OTHER COUNTRY, STATE, TERRITORY OR JURISDICTION) to the fullest extent that it may lawfully waive such rights and benefits. In connection with the waiver and relinquishment set forth in this Section 1, the MOAC Party acknowledges that it is aware that it may hereafter discover facts in addition to and/or different from those now known or believed to be true, but that notwithstanding that fact, it is the MOAC Party’s intention hereby to fully, finally, and forever release all of the Claims released herein, known or unknown, suspected or unsuspected, which now exist, may in the future exist or heretofore have existed between the MOAC Party, on the one hand, and those parties, persons and entities granted releases by it, on the other hand, and that in furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases, notwithstanding the discovery or existence of any such additional or different facts.

2. No Filings; Non-Cooperation.  Each of the MOAC Parties hereto agrees and represents that it has not filed any Claims against any person such party has released herein with any local, state or federal agency, court or other government entity, and that such party will not do so at any time, based on any act, omission or other thing arising or accruing on or prior to the Effective Date.

3. Representations and Warranties; Indemnification.  Each of the parties hereto represents, warrants and agrees that this Release has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding agreement of such party enforceable against it in accordance with its terms. Each party hereto represents, warrants and agrees that such party has full right, power, authority and capacity to execute, deliver and perform this Release. Each of the parties hereto, jointly and severally, shall indemnify, defend, save and hold harmless the other parties hereto and the parties released hereunder, from and against any and all Claims by any party or government entity arising out of, resulting from or incident to any breach or inaccuracy of any representation, warranty, agreement or covenant set forth in this Release.

4. Non-Admission.  The parties to this Release in no way acknowledge any fault or liability to any other party hereto or any other person or entity and this Release shall not in any way be construed as an admission by any party or any other person or entity of any fault or liability to any other party hereto or any other person or entity.

5. Consultation with Counsel; Full and Independent Knowledge and Understanding.  The MOAC Party acknowledges that it has had the opportunity to consult with qualified legal counsel of its choice to the full extent desired before signing this Release, and that it has carefully read and fully understands all of the provisions of this Release; and that such party is voluntarily entering into the same.

6. Venue; Expense Recovery.  Each party to this Release irrevocably submits to the jurisdiction of the courts of the State of Indiana and the United States District Court for the district in which Indianapolis, Indiana is located for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Release and the transactions contemplated hereby and to the laying of venue in any such court. Each party hereto irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Should any party hereto ever institute any legal action or administrative proceeding with respect to any Claim released by this Release or otherwise in violation of a representation made by such claimant in this Release, the responding party shall be entitled to recover from the other party or parties, as applicable, all damages, costs, expenses and attorneys’ fees incurred as a result of such action.

7. Successors.  This Release shall be binding upon the parties hereto and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the parties hereto and to their respective heirs, administrators, representatives, executors, successors and assigns.

8. Governing Law.  This Release shall in all respects be interpreted, enforced and governed under the internal laws (without regard to choice of law principles) of the State of Indiana.

9. Counterparts.  This Release may be executed in two or more counterparts and by different parties in separate counterparts (including by facsimile). All of such counterparts shall constitute one and the same agreement.

10. Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally or by facsimile, or if mailed, three (3) business days after the date of mailing, to the addresses set forth below the signature of such party hereto or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

11. Terms.  As used in this Release, the term “or” shall be deemed to include the term “and/or” and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

12. Headings and Recitals.  The section headings and recitals used in this Release are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

13. Further Assurances.  Each party hereto agrees to execute and deliver to any other party hereto such additional agreements, instruments and writings as any of them may reasonably request in order to effect transactions contemplated by, and the intent and purposes of, this Release.

14. Severability.  In the event that any one or more of the provisions contained in this Release or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Release or any other such instrument.

15. Entire Agreement.  This Release sets forth the entire agreement among the parties hereto, and fully supersedes any and all prior agreements or understandings among the parties hereto, pertaining to the subject matter hereof.

PLEASE READ CAREFULLY. THIS GENERAL RELEASE INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, each of the parties hereto has executed this Release, or has caused this Release to be executed on its behalf, as of the date first above written.

MOBILE OFFICE ACQUISITION CORP.

By:
Theodore M. Mourouzis
Authorized Representative

Address for Notices:

2995 South Harding Street
Indianapolis, IN 46225
Attention: Theodore Mourouzis
Telephone: (317) 489-4778
Facsimile: (317) 791-2029

PAC-VAN, INC.

By:	/s/
Theodore M. Mourouzis
President

Address for Notices:

2995 South Harding Street
Indianapolis, IN 46225
Attention: Theodore Mourouzis
Telephone: (317) 489-4778
Facsimile: (317) 791-2029

PLEASE READ CAREFULLY. THIS GENERAL RELEASE INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

MOAC PARTY

Address for Notices:

Facsimile:

Address for Notices:

Facsimile:

[LETTERHEAD OF RBC CAPITAL MARKETS CORPORATION]

Annex B

Opinion of RBC Capital Markets

July 24, 2008

The Special Committee of the Board of Directors
General Finance Corporation
260 South Los Robles, Suite 217
Pasadena, California 91101

Members of the Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to General Finance Corporation, a Delaware corporation (“General Finance”), of the Aggregate Consideration (as defined below) provided for under the terms of the proposed Agreement and Plan of Merger (the “Agreement”) to be entered into among General Finance, GFN North America Corp., a Delaware corporation and wholly owned subsidiary of General Finance (“Merger Sub”), Mobile Office Acquisition Corp., a Delaware corporation (“MOAC”), Pac-Van, Inc., an Indiana Corporation and sole operating subsidiary of MOAC (“Pac-Van” and, together with MOAC, “MOAC/Pac-Van”), and the stockholders of MOAC named therein.

The Agreement provides, among other things, that MOAC will merge with and into Merger Sub (the “Merger”) and all outstanding shares (other than shares held by holders who exercise dissenter’s rights in connection with the Merger) of Class A Common Stock, par value $0.001 per share, of MOAC and Class B Common Stock, par value $0.001 per share, of MOAC (collectively, “MOAC Common Stock”) and vested or exercisable options to purchase MOAC Common Stock will be converted into the right to receive aggregate consideration of $158.8 million, subject to certain adjustments for, among other things, the purchase price and other costs of acquisitions, if any, completed by Pac-Van while the Merger is pending (such acquisitions, if any, “Interim Acquisitions”) and certain outstanding indebtedness of Pac-Van, which adjustments representatives of General Finance have advised us to assume will reduce such aggregate consideration to approximately $52.6 million (the “Aggregate Consideration”). The Agreement further provides that the Aggregate Consideration will be paid as follows: (i) $21.1 million in cash, (ii) 4,000,000 restricted shares of the common stock, par value $0.0001 per share, of General Finance (“General Finance Common Stock”) with a stated value of $7.50 per share and (iii) $1.5 million in the form of a subordinated, unsecured promissory note of Merger Sub due 20 months following the closing date of the Merger bearing interest at a rate of 8% per annum (the “Holdback Note”). The terms and conditions of the Merger are more fully set forth in the Agreement.

RBC Capital Markets Corporation (“RBC”), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

We are acting as a financial advisor to the Special Committee of the Board of Directors of General Finance (the “Special Committee”) in connection with the Merger and will receive a fee for our services which is not contingent upon the successful completion of the Merger, portions of which were payable upon our engagement and will be payable upon delivery of this opinion. In addition, for our services as financial advisor to the Special Committee in connection with the Merger, if the Merger is successfully completed we will receive an additional larger fee, against which the fees payable upon our engagement and delivery of this opinion will be credited. General Finance also will reimburse us for our reasonable expenses and indemnify us for certain liabilities that may arise out of our engagement.

The Special Committee of the Board of Directors

July 24, 2008

In the ordinary course of business, RBC may act as a market maker and broker in the publicly traded securities of General Finance and receive customary compensation, and may also actively trade securities of General Finance for our own account and the accounts of our customers, and, accordingly, RBC and its affiliates, may hold a long or short position in such securities.

For the purposes of rendering our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed financial terms of a draft dated July 24, 2008 of the Agreement (the “Latest Draft Agreement”); (ii) we reviewed and analyzed certain publicly available financial and other data with respect to General Finance and certain other relevant historical operating data relating to General Finance and MOAC/Pac-Van made available to us from published sources in the case of General Finance or from internal records of General Finance and MOAC/Pac-Van, respectively; (iii) we reviewed financial projections and forecasts of General Finance prepared by General Finance’s management and financial projections and forecasts of MOAC/Pac-Van prepared by MOAC/Pac-Van’s management (the “Forecasts”); (iv) we conducted discussions with members of the senior managements of General Finance and MOAC/Pac-Van with respect to the business prospects and financial outlook of General Finance and MOAC/Pac-Van as standalone entities as well as the strategic rationale and potential benefits of the Merger; (v) we reviewed the reported prices and trading activity for General Finance Common Stock; and (vi) we performed other studies and analyses as we deemed appropriate.

In arriving at our opinion, we performed the following analyses in addition to the review, inquiries and analyses referred to in the preceding paragraph: (i) we performed a financial analysis of each of General Finance and MOAC/Pac-Van as a standalone entity using selected companies analyses and, in the case of MOAC/Pac-Van, a selected precedent transactions analysis; and (ii) we performed a pro forma combination analysis, determining the potential financial impact of the Merger on the projected 2009 earnings per share, as well as other selected historical and projected metrics, of General Finance. We have been advised that financial projections and forecasts relating to General Finance and MOAC/Pac-Van for periods beyond June 30, 2009 have not been prepared by the managements of General Finance and MOAC/Pac-Van and, accordingly, we have not undertaken an analysis of the future financial performance of General Finance and MOAC/Pac-Van for periods beyond June 30, 2009. With respect to the Holdback Note to be issued in the Merger, we have assumed that the value of such Holdback Note will be equal to the face value thereof. Several analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions we have reached are based on all the analysis and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the analyses.

The Special Committee of the Board of Directors

July 24, 2008

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all the information that was publicly available to us and all of the financial, legal, tax, operating and other information provided to or discussed with us by General Finance or MOAC/Pac-Van (including, without limitation, the financial statements and related notes thereto of each of General Finance and MOAC/Pac-Van, respectively), and have not assumed responsibility for independently verifying and have not independently verified such information. We have assumed that the Forecasts provided to us by General Finance or MOAC/Pac-Van, as the case may be, were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of General Finance or MOAC/Pac-Van (as the case may be), respectively, and also have assumed that the Forecasts will be realized in the amounts and at the times projected. We express no opinion as to such Forecasts or the assumptions upon which they were based.

In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of General Finance or MOAC/Pac-Van, and except for a third party appraisal of certain assets of Pac-Van, we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of General Finance or MOAC/Pac-Van. We have not investigated, and make no assumption regarding, any litigation or other claims affecting General Finance or MOAC/Pac-Van.

We have assumed, in all respects material to our opinion, that all conditions to the consummation of the Merger will be satisfied, and all terms of the Agreement will be complied with, without waiver or modification thereof and that all governmental, third party or other consents and approvals necessary for the consummation of the Merger will be obtained without adverse effect on General Finance, MOAC/Pac-Van or the contemplated benefits of the Merger. We also have assumed that the executed version of the Agreement will not differ, in any respect material to our opinion, from the Latest Draft Agreement. We further have assumed that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the actual aggregate consideration payable by General Finance in the Merger will not differ from the Aggregate Consideration in any respect material to our opinion.

Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied or have reviewed as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion. We are not expressing any opinion herein as to the actual value of General Finance Common Stock or the Holdback Note to be issued in the Merger or prices at which General Finance Common Stock will trade following the announcement of the Merger or at which General Finance Common Stock or the Holdback Note may otherwise be transferable at any time.

The opinion expressed herein and any other advice and opinions (written and oral) rendered by RBC are provided for the information and assistance of the Special Committee in connection with the Merger. We express no opinion and make no recommendation to any stockholder as to how such stockholder should vote or act with respect to the Merger or any other matter in connection with the Merger.

Our opinion does not address the merits of the underlying decision by General Finance to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction in which General Finance might engage.

The Special Committee of the Board of Directors

July 24, 2008

Our opinion addresses solely the fairness of the Aggregate Consideration, from a financial point of view, to General Finance. Our opinion does not in any way address other terms of, or arrangements contemplated by, the Merger or the Agreement, including, without limitation, the form or structure of the Merger or the Aggregate Consideration (or adjustments thereto), the financial or other terms of the Holdback Note or any other agreement contemplated by, or to be entered into in connection with, the Agreement, nor does our opinion address, and we express no opinion or view with respect to, the solvency of General Finance or MOAC/Pac-Van. Further, in rendering our opinion we express no opinion about the fairness of the amount or nature of the compensation (if any) to any of General Finance’s officers, directors or employees, or class of such persons, relative to the Aggregate Consideration. Our opinion has been approved by RBC’s Fairness Opinion Committee.

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Aggregate Consideration is fair, from a financial point of view, to General Finance.

Very truly yours,

/s/ RBC Capital Markets Corporation
RBC CAPITAL MARKETS CORPORATION

Annex C

Extracts from Quarterly Report on Form 10-Q

C-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

☑	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

For the quarterly period ended March 31, 2008

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

For the transition period from to .

Commission file number 001-32845

GENERAL FINANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	32-0163571
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, CA 91103
(Address of Principal Executive Offices)

(626) 584-9722
(Registrant’s telephone number, including area code)

Indicate by check whether the registrant: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days:  Yes ☑     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐     Accelerated filer  ☐     Non-accelerated filer  ☑

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act):  Yes ☐     No ☑

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 9,690,099 shares issued and outstanding as of April 30, 2008.

GENERAL FINANCE CORPORATION

2

Part I. FINANCIAL INFORMATION

Item 1.	Financial Statements

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	Predecessor	Successor (Note 1)
	June 30,	June 30,	March 31,
	2007	2007	2008
			(Unaudited)

Assets
Cash and cash equivalents, including $68,218 held in trust account at June 30, 2007 (successor)	$886	$68,277	$1,169
Trade and other receivables, net of allowance for doubtful accounts of $237 and $452 at June 30, 2007 and March 31, 2008, respectively	13,322	—	20,088
Inventories	5,472	—	20,660
Prepaid expenses	—	111	—

Total current assets	19,680	68,388	41,917

Lease receivables	1,364	—	1,619
Property, plant and equipment, net	2,737	2	4,616
Container for lease fleet, net	40,928	—	71,986
Intangible assets, net	4,079	—	59,821
Deferred tax assets	—	132	—
Other assets (including $1,548 of deferred acquisition costs at June 30, 2007)	—	2,556	23

Total non-current assets	49,108	2,690	138,065

Total assets	$68,788	$71,078	$179,982

Current liabilities
Trade payables and accrued liabilities	$8,641	$893	$19,845
Current portion of long-term debt and obligations, including borrowings from related party of $2,350 at June 30, 2007 (successor)	10,359	2,350	9,079
Income tax payable	245	177	140
Employee benefits	1,614	12	1,095
Deferred underwriting fees	—	1,380	—

Total current liabilities	20,859	4,812	30,159

Non-current liabilities
Long-term debt and obligations, net of current portion	33,811	—	70,968
Deferred tax liabilities	881	—	1,032
Employee benefits and other non-current liabilities	197	—	206
Common stock, subject to possible conversion	—	13,339	—

Total non-current liabilities	34,889	13,339	72,206

Commitments and contingencies	—	—	—
Minority Interest	—	—	8,762
Stockholders’ equity
Preferred stock, $.0001 par value: 1,000,000 shares authorized; no shares outstanding (successor)	—	—	—
Common stock, $.0001 par value: 100,000,000 shares authorized; 10,500,000 shares and 9,690,099 shares outstanding at June 30, 2007 and March 31, 2008,
respectively (successor)	—	1	1
Class D and common stock (predecessor)	12,187	—	—
Additional paid-in capital	—	51,777	60,344
Accumulated other comprehensive income	862	—	3,808
Retained earnings (accumulated deficit)	(9)	1,149	4,702

Total stockholders’ equity	13,040	52,927	68,855

Total liabilities and stockholders’ equity	$68,788	$71,078	$179,982

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Predecessor	Successor (Note 1)
	Quarter Ended	Quarter Ended
	March 31,	March 31,
	2007	2008

Revenues
Sales of containers	$14,133	$19,801
Leasing of containers	5,761	8,849

	19,894	28,650

Costs and expenses
Cost of sales	12,713	16,356
Leasing, selling and general expenses	4,626	6,473
Depreciation and amortization	1,058	2,251

Operating income	1,497	3,570

Interest income	44	91
Interest expense	(1,254)	(2,426)
Foreign currency exchange gain and other	183	115

	(1,027)	(2,220)

Income before provision for income taxes and minority interest	470	1,350

Provision for income taxes	244	376
Minority interest	—	140

Net income	$226	$834

Net income per share:
Basic		$0.09
Diluted		0.08

Weighted average shares outstanding
Basic		9,690,099
Diluted		11,083,722

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

			Successor
	Predecessor		(Note 1)
	Nine Months	Period from	Nine Months
	Ended	July 1 to	Ended
	March 31,	September 13,	March 31,
	2007	2007	2008

Revenues
Sales of containers	$37,441	$10,944	$45,277
Leasing of containers	15,995	4,915	17,624

	53,436	15,859	62,901

Costs and expenses
Cost of sales	33,094	9,466	37,757
Leasing, selling and general expenses	16,066	4,210	13,595
Depreciation and amortization	2,582	653	4,834

Operating income	1,694	1,530	6,715
Interest income	83	14	1,194
Interest expense	(3,069)	(947)	(4,385)
Foreign currency exchange gain (loss) and other	230	(129)	2,220

	(2,756)	(1,062)	(971)

Income (loss) before provision for income taxes and minority interest	(1,062)	468	5,744
Provision for income taxes	861	180	1,837
Minority interest	—	—	354

Net income (loss)	$(1,923)	$288	$3,553

Net income per share:
Basic			$0.36
Diluted			0.31

Weighted average shares outstanding
Basic			9,910,981
Diluted			11,304,604

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Stockholders’ Equity
(In thousands, except share and per share data)
(Unaudited)

	Successor
				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Retained	Total Stockholders’
	Shares	Amount	Capital	Income	Earnings	Equity

Balance at June 30, 2007	10,500,000	$1	$51,777	$—	$1,149	$52,927
Reversal of common stock subject to possible conversion	—	—	12,858	—	—	12,858
Conversion of common stock into cash	(809,901)	—	(6,042)	—	—	(6,042)
Issuance of warrants	—	—	1,309	—	—	1,309
Share-based compensation	—	—	282	—	—	282
Contributed services	—	—	160	—	—	160
Net income	—	—	—	—	3,553	3,553
Cumulative translation adjustment	—	—	—	3,808	—	3,808

Balance at March 31, 2008	9,690,099	$1	$60,344	$3,808	$4,702	$68,855

The accompanying notes are an integral part of these condensed consolidated financial statements.

6

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

			Successor
	Predecessor		(Note 1)
	Nine Months	Period from	Nine Months
	Ended	July 1 to	Ended
	March 31,	September 13,	March 31,
	2007	2007	2008
	(In thousands)
	(Unaudited)

Net cash provided (used) by operating activities	$3,476	$4,294	$(6,889)

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	75	28	16
Acquisitions (including deferred financing costs ), net of cash acquired	—	—	(90,954)
Purchases of property, plant and equipment	(653)	—	(310)
Purchases of container lease fleet	(15,198)	(3,106)	(5,764)
Purchases of intangible assets	(508)	—	(285)
Payment of deferred purchase consideration	(151)	—	—

Net cash used by investing activities	(16,435)	(3,078)	(97,297)

Cash flows from financing activities:
Leasing activities	(216)	(7,921)	(282)
Proceeds from long-term borrowings	5,207	1,124	36,601
Proceeds from issuances of capital	8,923	4,990	—
Payments to converting stockholders, net	—	—	(6,426)
Minority interest capital contributions	—	—	8,278
Repayment of borrowings from related party	—	—	(2,350)

Net cash provided (used) by financing activities	13,914	(1,807)	35,821

Net decrease in cash	955	(591)	(68,365)
Cash at beginning of period	567	886	68,277
Translation adjustment	(983)	(5)	1,257

Cash at end of period	$539	$290	$1,169

The accompanying notes are an integral part of these condensed consolidated financial statements

7

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1.  Organization and Business Operations

Organization

General Finance Corporation (“GFN”) was incorporated in Delaware in 2005 to effect a business combination with one or more operating businesses. From inception through September 13, 2007, GFN had no business or operations. References to the Company in these Notes are to GFN and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN Australasia Holdings Pty Ltd., an Australian corporation (“GFN Holdings”); GFN Australasia Finance Pty Ltd, an Australian corporation (“GFN Finance”); and, as of September 13, 2007, RWA Holdings Pty Limited (“RWA”), an Australian corporation, and its subsidiaries (collectively, “Royal Wolf”). In September 2007, the Company changed its fiscal year to June 30 from December 31.

Acquisition of Royal Wolf

On September 13, 2007 (September 14 in Australia), the Company completed the acquisition of Royal Wolf through the acquisition of all of the outstanding shares of RWA. Based upon the actual exchange rate of one Australian dollar to $0.8407 U.S. dollar realized in connection with payments made upon completion of the acquisition, the purchase price paid to the sellers for the RWA shares was $64.3 million, including deposits of $1,005,000 previously paid by us in connection with the acquisition. The Company paid the purchase price, less the deposits, by a combination of cash in the amount of $44.7 million plus the issuance to Bison Capital Australia, L.P., (“Bison Capital”), one of the sellers, of shares of common stock of GFN U.S., constituting 13.8% of the outstanding capital stock of GFN U.S. following the issuance; and the issuance of a note to Bison Capital. As a result of this structure, the Company owns 86.2% of the outstanding capital stock of GFN U.S. and Bison Capital owns 13.8% of the outstanding capital stock on GFN U.S. GFN U.S. through its indirect subsidiary GFN Finance owns all of the outstanding capital stock of Royal Wolf.

The Company now leases and sells portable storage containers, portable container buildings and freight containers in Australia. All references to events or activities (other than equity-related) which occurred prior to the completion of the acquisition on September 13, 2007 (September 14 in Australia) relate to Royal Wolf, as the predecessor company (the “Predecessor”). All references to events or activities (other than equity-related) which occurred after the completion of the acquisition on September 13, 2007 (September 14 in Australia) relate to the Company, as the successor company (the “Successor”).

8

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

The total purchase consideration, including the Company’s transaction costs of approximately $1.7 million, deferred financing costs of $1.2 million and net long-term debt refinancing of $4.9 million, has been allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values as of September 13, 2007, as follows (in thousands):

	September 13, 2007

Fair value of the net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	$290
Trade and other receivables	11,203
Inventories (primarily containers)	9,224
Lease receivables	2,008
Property, plant and equipment	4,346
Container for lease fleet	51,362
Trade and other payables	(15,082)
Income tax payable	(85)
Other current liabilities	(3,712)
Long-term debt and obligations	(37,029)

Total net tangible assets acquired and liabilities assumed		$22,525
Fair value of intangible assets acquired:
Customer lists	21,722
Non-compete agreement	3,139
Software and other (including deferred financing costs of $1,187)	1,521
Goodwill	23,241

Total intangible assets acquired		49,623

Total purchase consideration		$72,148

The accompanying unaudited condensed consolidated statements of operations of “Successor” only reflect the operating results of the Company following the date of acquisition of Royal Wolf and do not reflect the operating results of Royal Wolf prior to the acquisition. The following pro forma unaudited information for the three and nine months ended March 31, 2007 and for the nine months ended March 31, 2008 assumes the acquisition of Royal Wolf occurred on January 1, 2007, July 1, 2006 and July 1, 2007, respectively (in thousands):

	Three Months Ended	Nine Months Ended
	March 31,	March 31,
	2007	2007	2008

Revenues	$19,894	$53,436	$78,760

Net income (loss)	$(349)	$(1,979)	$2,900

Pro forma net income (loss) per share —
Basic	$(0.04)	$(0.20)	$0.29
Diluted	(0.04)	(0.20)	0.26

The pro forma results are not necessarily indicative of the results that may have actually occurred had the acquisition taken place on the dates noted, or the future financial position or operating results of the Company or Royal Wolf. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. The pro forma adjustments include adjustments for reduced interest income and increased

9

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

interest expense, as well as increased depreciation and amortization expense as a result of the application of the purchase method of accounting based on the fair values set forth above.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applicable to interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (which include all significant normal and recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for all periods presented have been made. The accompanying results of operations are not necessarily indicative of the operating results that may be expected for the entire year ending June 30, 2008. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes thereto of the Company and Royal Wolf, which are included in the Company’s Transition Report on Form 10-K for the six months ended June 30, 2007 filed with the Securities and Exchange Commission (SEC).

Certain reclassifications have been made to conform to the current period presentation.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Foreign Currency Translation

The Company’s functional currency for its operations in Australia is the Australian (“AUS”) dollar. All adjustments resulting from the translation of the accompanying consolidated financial statements from the functional currency into the United States (“U.S.”) dollar reporting currency are recorded as a component of stockholders’ equity in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, Foreign Currency Translation . All assets and liabilities are translated at the rates in effect at the balance sheet dates; and revenues, expenses, gains and losses are translated using the average exchange rates during the periods. Transactions in foreign currencies are translated at the foreign exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated to the functional currency at the foreign exchange rate prevailing at that date. Foreign exchange differences arising on translation are recognized in the statement of operations. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated to the functional currency at foreign exchange rates prevailing at the dates the fair value was determined.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents.

Derivative Financial Instruments

Derivative financial instruments consist of warrants issued as part of the Initial Public Offering (“IPO”), a purchase option that was sold to the representative of the underwriters (Note 3) and warrants issued in connection with a senior subordinated promissory note with Bison Capital (Note 5). Based on Emerging Issues Task Force Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the issuance of the warrants and the sale of the purchase option were reported in stockholders’ equity and, accordingly, there is no impact on the Company’s financial position or results of operations; except for the $100 in proceeds from the sale of the purchase option and the discounting of the senior subordinated promissory note for the fair market value of the warrants issued to Bison Capital. Subsequent changes in the fair value will not be recognized as long as the warrants and purchase option continue to be classified as equity instruments. At the date of issuance, the Company determined the purchase option and the warrants issued to Bison Capital had a fair market value of approximately $641,000 and $1,309,000, respectively, using the Black-Scholes pricing model.

The Company may use derivative financial instruments to hedge its exposure to foreign exchange and interest rate risks arising from operating, financing and investing activities. The Company does not hold or issue derivative financial instruments for trading purposes. However, derivatives that do not qualify for hedge accounting are accounted for as trading instruments. Derivative financial instruments are recognized initially at fair value. Subsequent to initial recognition, derivative financial instruments are stated at fair value. The gain or loss on remeasurement to fair value is recognized immediately in the statement of operations.

Accounting for Stock Options

For the issuances of stock options, the Company follows the fair value provisions of SFAS No. 123R, Share-Based Payment (“No. 123R”). SFAS No. 123R requires recognition of employee share-based compensation expense in the statements of income over the vesting period based on the fair value of the stock option at the grant date.

Property, Plant and Equipment

Owned assets

Property, plant and equipment are stated at cost, less accumulated depreciation and impairment losses (see below). The cost of self-constructed assets includes the cost of materials, direct labor, the initial estimate, where relevant, of the costs of dismantling and removing the items and restoring the site on which they are located, and an appropriate allocation of production overhead, where applicable.

Capital leases

Leases under which the substantially all the risks and benefits incidental to ownership of the leased item are assumed by the Company are classified as capital leases. Other leases are classified as operating leases. A lease asset and a lease liability equal to the present value of the minimum lease payments, or the fair value of the leased item, whichever is the lower, are capitalized and recorded at the inception of the lease. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly to the statement of operations. Capitalized leased assets are depreciated over the shorter of the estimated useful life of the asset or the lease term.

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GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Operating leases

Payments made under operating leases are expensed on a straight-line basis over the term of the lease, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased property. Where leases have fixed rate increases, these increases are accrued and amortized over the entire lease period, yielding a constant periodic expense for the entire term of the lease.

Depreciation

Depreciation is charged to the statement of operations on a straight line basis over the estimated useful lives of each part of an item of property, plant and equipment. The residual value, the useful life and the depreciation method applied to an asset are reassessed at least annually.

Container for Lease Fleet

The Company has a lease fleet of storage containers that it leases to customers under operating lease agreements with varying terms. Depreciation is provided using the straight-line method over the respective unit’s estimated useful life, after the date the unit is put in service, and are depreciated down to their estimated residual values. In the opinion of management, estimated residual values do not cause carrying values to exceed net realizable value. The Company continues to evaluate these depreciation policies as more information becomes available from other comparable sources and its own historical experience.

Costs incurred on lease fleet containers subsequent to initial acquisition are capitalized when it is probable that future economic benefits in excess of the originally assessed performance of the asset will flow to the Company in future years; otherwise, they are expensed as incurred.

Containers in the lease fleet are available for sale, and are transferred to inventory prior to sale. Cost of sales of a container in the lease fleet is recognized at the carrying amount at the date of disposal.

Intangible Assets

Goodwill

All business combinations are accounted for by applying the purchase method. Goodwill represents the difference between the cost of the acquisition and the fair value of the net identifiable assets acquired. Goodwill is stated at cost less any accumulated impairment losses.

Other intangible assets

Other intangible assets that are acquired by the Company (primarily customer lists, which are amortized over 6 to 10 years) are stated at cost less accumulated amortization and impairment losses.

Subsequent expenditures

Subsequent expenditures on capitalized intangible assets are capitalized only when it increases the future economic benefits of the specific asset to which it relates. All other expenditures are expensed as incurred.

Amortization and impairment

Amortization is charged to the statement of operations on the straight-line basis over the estimated useful lives of intangible assets unless such lives are indefinite. Goodwill and intangible assets with an indefinite useful life are systematically tested for impairment annually at each balance sheet date. Impairment losses, if incurred, are recognized in the statement of operations.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Inventories

Inventories are stated at the lower of cost or market (net realizable value). Net realizable value is the estimated selling price in the ordinary course of business. Expenses of marketing, selling and distribution to customers, as well as costs of completion are estimated and are deducted from the estimated selling price to establish net realizable value. Costs are assigned to individual items of stock on the basis of specific identification and include expenditures incurred in acquiring the inventories and bringing them to their existing condition and location. Inventories consist of primarily containers held for sale or lease and are comprised of the following (in thousands):

	Predecessor	Successor
	June 30,	March 31,
	2007	2008

Finished goods	$4,113	$18,371
Work in progress	1,359	2,289

	$5,472	$20,660

Employee benefits

Defined contribution benefit plan

Obligations for contributions to a defined contribution benefit plan for Royal Wolf are recognized as an expense in the statement of operations as incurred.

Long-term service benefits

The Company’s net obligation in respect of long-term service benefits for Royal Wolf is the amount of future benefit that employees have earned in return for their service in the current and prior periods. The obligation is calculated using expected future increases in wage and salary rates including related costs and expected settlement dates, and is discounted using the rates attached to the Commonwealth of Australia Government bonds at the balance sheet date which have maturity dates approximating to the terms of the Company’s obligations.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Accordingly, the Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities at the balance sheet date multiplied by the applicable tax rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes , an interpretation of SFAS No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company adopted the provisions of FIN 48 on January 1, 2007. FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

The Company files U.S. Federal tax returns, California franchise tax returns and Australian tax returns. The Company has identified its U.S. Federal tax return as its “major” tax jurisdiction. For the U.S. Federal return, all periods are subject to tax examination by the U.S. Internal Revenue Service (“IRS”). The Company does not currently have any ongoing tax examinations with the IRS. The Company believes that its income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to FIN 48. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48 and does not anticipate that the total amount of unrecognized tax benefit related to any particular tax position will change significantly within the next 12 months.

The Company’s policy for recording interest and penalties, if any, associated with audits will be to record such items as a component of income before taxes.

Net Income per Common Share

Basic net income per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the periods. Diluted net income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. The potential dilutive securities the Company has outstanding are warrants and stock options (see Notes 3 and 9). The following is a reconciliation of weighted average shares outstanding used in calculating net income per share:

	Quarter Ended	Nine Months Ended
	March 31, 2008

Basic	9,690,099	9,910,981
Assumed exercise of warrants	1,393,623	1,393,623
Assumed exercise of stock options	—	—

Diluted	11,083,722	11,304,604

Interest

Interest expense consists of interest payable on borrowings (including capital lease obligations) calculated using the effective interest method, the amortization of deferred financing costs and gains and losses on hedging instruments that are recognized in the statement of operations.

Interest income is recognized in the statement of operations as it accrues and dividend income is recognized in the statement of operations on the date the Company’s right to receive payments is established.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective in fiscal years beginning after November 15, 2007. Management is currently evaluating the impact that the adoption of this statement may have on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. SFAS 158 addresses the recognition of over-funded or under-funded status of a defined

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

benefit plan as an asset or liability on an entity’s balance sheet. This requirement is effective for fiscal years beginning after December 15, 2006. The statement also requires the funded status of a plan be measured as of the employer’s fiscal year-end balance sheet. The requirement is effective as of the beginning of a fiscal year beginning after December 15, 2008. Management does not believe that the adoption of SFAS No. 158 will have a material effect on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements .  Management does not believe that the adoption of SFAS No. 159 will have a material effect on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS No. 141R improves reporting by creating greater consistency in the accounting and financial reporting of business combinations, resulting in more complete, comparable, and relevant information for investors and other users of financial statements. SFAS No. 141R requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAF No. 160 improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way — as equity in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. The two statements are effective for fiscal years beginning after December 15, 2008 and management is currently evaluating the impact that the adoption of these statements may have on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133. SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows and (d) encourages, but does not require, comparative disclosures for earlier periods at initial adoption. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. Management is currently evaluating the impact that the adoption of this statement may have on the Company’s consolidated financial statements.

Note 3.	Initial Public Offering (“IPO”)

On April 10, 2006, the Company issued and sold 7,500,000 units (“Units”) in its IPO, and on April 13, 2006, the Company issued and sold an additional 1,125,000 Units that were subject to the underwriters’ over-allotment option. Each Unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing at the later of the

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GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

completion of a business combination with a target business or one year from the effective date of the IPO (April 5, 2007) and expiring April 5, 2010 (“Warrants”), assuming there is an effective registration statement. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

The IPO price of each Unit was $8.00, and the gross proceeds of the IPO were $69,000,000 (including proceeds from the exercise of the over-allotment option). Of the gross proceeds: (i) $65,000,000 was deposited into a trust account (the “Trust Account”), which amount included $1,380,000 of deferred underwriting fees; (ii) the underwriters received $3,450,000 as underwriting fees (excluding the deferred underwriting fees); and (iii) the Company retained $550,000 for offering expenses. In addition, the Company deposited into the Trust Account the $700,000 that it received from a private placement of 583,333 warrants to two executive officers (one of whom is also a director) for $1.20 per warrant immediately prior to the closing of the IPO. These warrants are identical to the Warrants issued in the IPO.

The funds in the Trust Account were distributed at the closing of the acquisition of Royal Wolf. We received approximately $60.8 million, of which we used $44.7 million to pay the purchase price for the RWA shares. Approximately $6.4 million ($7.93482 per share) of the funds in the Trust Account was paid to Public Stockholders holding 809,901 shares that voted against the acquisition and, in accordance with our certificate of incorporation, elected to receive cash in exchange for their shares, which have been cancelled. The remaining $1.3 million was paid to our IPO underwriters as deferred underwriting fees.

In connection with the IPO, the Company sold to the representative of the underwriters for $100 an option to purchase 750,000 units for $10.00 per Unit. These units are identical to the Units issued in the IPO except that the warrants included in the units have an exercise price of $7.20. This option may be exercised on a cashless basis. This option expires April 5, 2011.

Note 4.	Acquisitions

On November 14, 2007, the Company, through GFN Finance and Royal Wolf, entered into a Business Sale Agreement dated November 14, 2007 (the “Business Sale Agreement”) with GE SeaCo Australia Pty Ltd. and GE SeaCo SRL. GE SeaCo Australia Pty Ltd. is owned by GE SeaCo SRL, which is a joint venture between Genstar Container Corporation (a subsidiary of General Electric) and Sea Containers Ltd. Sea Containers Ltd. is in bankruptcy reorganization (collectively “GE SeaCo”). Pursuant to the Business Sale Agreement, on November 15, 2007, the Company purchased the assets of GE SeaCo used in its dry and refrigerated container business in Australia and Papua New Guinea for $17,850,000, after adjustments. The Business Sale Agreement contains a three-year non-competition agreement from GE SeaCo and certain affiliates covering Australia and Papua New Guinea. The purchase price was paid at the closing, less a holdback of approximately $900,000 deposited into an escrow account for one year to provide for damages from breach of representations and warranties by GE SeaCo and any post-closing purchase price adjustments.

The total purchase price, including the Company’s transaction costs of approximately $37,000, a non-compete agreement of $2.0 million (prior to tax benefit) and deferred financing costs of $84,000 has been allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values as of November 14, 2007.

On February 29, 2008, the Company, through Royal Wolf, entered into an asset purchase agreement to acquire the dry and refrigerated container assets of Container Hire and Sales (“CHS”), located south of Perth, Australia for $3.8 million. The total purchase price has been allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values as of February 29, 2008.

16

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

The allocation for these acquisitions to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values were as follows (in thousands):

	GE SeaCo	CHS
	November 14, 2007	February 29, 2008

Fair value of the net tangible assets acquired and liabilities assumed:
Inventories (primarily containers)	$1,746	$—
Property, plant and equipment	28	108
Container for lease fleet	9,952	1,435
Trade and other payables	(229)	4

Total net tangible assets acquired and liabilities assumed	11,497	1,547
Fair value of intangible assets acquired:
Non-compete agreement	1,999	—
Deferred financing costs	84	472
Goodwill	4,270	1,753

Total intangible assets acquired	6,353	2,225

Total purchase consideration	$17,850	$3,772

Note 5.	Long-term Debt and Obligations

ANZ Senior Credit Facility

The Company has a credit facility with Australia and New Zealand Banking Group Limited (“ANZ”). The facility is subject to annual reviews by ANZ and is guaranteed and secured by the Company’s Australian subsidiaries. At the closing of the acquisition of the assets from CHS (see Note 4), this facility was amended to increase the total facility limit to $91.6 million (AUS$99.8 million) at March 31, 2008.

The aggregate ANZ facility comprises ten different sub-facilities. The largest of these sub-facilities are a receivables financing facility of up to $9.2 million (AUS$10.0 million), four interchangeable loan facilities under which the Company may borrow up to the lesser of $56.3 million (AUS$61.3 million) or 85% of the orderly liquidation value, as defined, of its container fleet, a special finance line for acquisitions of $19.3 million (AUS$21.0 million) and two multi option facilities for primarily yard construction of $2.8 million (AUS$3.0 million). The receivables financing facility bears interest at a variable rate equal to the bank bill swap reference rate plus 1.65% per annum and may not be terminated except on default prior to ANZ’s next review date of the facility. The secured loan facilities mature in five years following the initial drawdown on the facility, or September 2012, but there is currently a $138,000 (AUS$150,000) amortization per quarter under one of the interchangeable loan sub-facilities, which limit is $4.6 million (AUS$5.0 million). These loans bear interest at ANZ’s prime rate plus between 1.40% and 2.50% per annum, with interest payable quarterly.

The ANZ credit facility is subject to certain covenants, including compliance with specified consolidated interest cover and senior and total debt ratios, as defined, for each financial quarter on a year-to-date or trailing-twelve-month basis, and restrictions on the payment of dividends, loans and payments to affiliates, granting of new security interests on the assets of any of the secured entities. A change of control in any of GFN Holdings or its direct and indirect subsidiaries without the prior written consent of ANZ constitutes an event of default under the facility.

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GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Bison Note

On September 13, 2007, in conjunction with the closing of the acquisition of Royal Wolf, the Company entered into a securities purchase agreement with Bison Capital, pursuant to which the Company issued and sold to Bison Capital, at par, a secured senior subordinated promissory note in the principal amount of $16,816,000 (the “Bison Note”). Pursuant to the securities purchase agreement, the Company paid Bison Capital a closing fee of $336,000 and issued to Bison Capital warrants to purchase 500,000 shares of common stock of GFN.

The Bison Note bears interest at the annual rate of 13.5%, payable quarterly in arrears, commencing October 1, 2007, and matures on March 13, 2013. The Company may extend the maturity date by one year, provided that it is not then in default. The Company may not prepay the Bison Note prior to September 13, 2008, but may thereafter prepay the Bison Note at a declining price of 102% of par prior to September 13, 2009, 101% of par prior to September 13, 2010 and 100% of par thereafter. The maturity of the Bison Note may be accelerated upon an event of default or upon a change of control of GFN Finance or any of its subsidiaries. Payment under the Bison Note is secured by a lien on all or substantially all of the assets of GFN Finance and its subsidiaries, subordinated and subject to the inter-creditor agreement with ANZ. If, during the 66-month period ending on the scheduled maturity date, GFN’s common stock has not traded above $10 per share for any 20 consecutive trading days on which the average daily trading volume was at least 30,000 shares (ignoring any daily trading volume above 100,000 shares), upon demand by Bison Capital the Company will pay Bison Capital on the scheduled maturity date a premium of $1.1 million in cash, less any gains realized by Bison Capital from any prior sale of the warrants and warrant shares. This premium is also payable upon any acceleration of the Bison Note due to an event of default or change of control of GFN Finance or any of its subsidiaries. As a condition to receiving this premium, Bison Capital must surrender to us for cancellation any remaining warrants and warrants shares. The premium will be payable by us on the scheduled maturity date, whether or not the note has been paid by us on or before (or after) that date.

The Bison Note requires the maintenance of certain financial ratios based on earnings before income taxes, depreciation and amortization (EBITDA) and Royal Wolf’s debt levels (leverage), as well as restrictions on capital expenditures.

The warrants issued to Bison Capital represent the right to purchase 500,000 shares of GFN’s common stock at an initial exercise price of $8.00 per share, subject to adjustment for stock splits and stock dividends. The warrants will expire September 13, 2014 to the extent not previously exercised.

The Company was in compliance with all financial covenants pertaining to the ANZ credit facility and Bison Note as of March 31, 2008.

UBOC Credit Facility

On March 28, 2008, the Company entered into credit agreement with Union Bank of California, N.A. (“UBOC”) for a $1.0 million credit facility. Borrowings or advances under the facility will bear interest at UBOC’s “Reference Rate” (which approximates the prime rate) and are due and payable within 60 days. The facility is guaranteed by GFN U.S., requires (among other quarterly and yearend financial reporting covenants) that there is at least one dollar of combined net income for GFN and GFN U.S. for the year ended June 30, 2008 and expires on March 31, 2009. There were no outstanding borrowings under the UBOC credit facility at March 31, 2008.

18

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Capital Leases

Capital lease liabilities of the Company are payable as follows as of March 31, 2008 (in thousands):

	Minimum
	lease payments	Interest	Principal

Less than one year	$381	$27	$354
Between one and five years	141	17	124
More than five years	—	—	—

	$522	$44	$478

The Company has finance leases and lease purchase contracts for various motor vehicles, and other assets. These leases have no terms of renewal or purchase options or escalation clauses.

Note 6.	Financial Instruments

The carrying value of the Company’s financial instruments, which include cash and cash equivalents, receivables, trade and other payables, borrowings under the ANZ credit facility, the Bison Note, interest rate swaps, forward exchange contracts and commercial bills; approximate fair value due to current market conditions, maturity dates and other factors.

Exposure to credit, interest rate and currency risks arises in the normal course of the Company’s business. The Company may use derivative financial instruments to hedge exposure to fluctuations in foreign exchange rates and interest rates.

Credit Risk

It is the Company’s policy that all customers who wish to purchase or lease containers on credit terms are subject to credit verification procedures and the Company will agree to terms with customers believed to be creditworthy. In addition, receivable balances are monitored on an ongoing basis with the result that the Company’s exposure to bad debts is not significant. With respect to credit risk arising from the other significant financial assets of the Company, which comprise cash and cash equivalents, available-for-sale financial assets and certain derivative instruments, the Company’s exposure to credit risk arises from default of the counter party, with a maximum exposure equal to the carrying amount of these instruments. As the counter party for derivative instruments is nearly always a bank, the Company has assessed this as a low risk.

There are no significant concentrations of credit risk within the Company.

Interest Rate Risk

The Company’s exposure to market risk for changes in interest rates relates primarily to its long-term debt obligations. The Company’s policy is to manage its interest cost using a mix of fixed and variable rate debt.

To manage this mix in a cost-efficient manner, the Company enters into interest rate swaps, in which the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. These swaps are designated to hedge changes in the interest rate of its commercial bill liability. The secured ANZ loan and interest rate swap have the same critical terms, including expiration dates. The Company believes that financial instruments designated as interest rate hedges are highly effective. However, documentation of such as required by SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities does not exist. Therefore, all movements in the fair values of these hedges are taken directly to the statement of operations.

19

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Foreign Currency Risk

The Company has transactional currency exposures. Such exposure arises from sales or purchases in currencies other than the functional currency. The currency giving rise to this risk is primarily U.S. dollars. The Company has a bank account denominated in U.S. dollars into which a small number of customers pay their debts. This is a natural hedge against fluctuations in the exchange rate. The funds are then used to pay suppliers, avoiding the need to convert to Australian dollars.

The Company uses forward currency contracts and options to eliminate the currency exposures on the majority of its transactions denominated in foreign currencies, either by transaction if the amount is significant, or on a general cash flow hedge basis. The forward currency contracts and options are always in the same currency as the hedged item. The Company believes that financial instruments designated as foreign currency hedges are highly effective. However documentation of such as required by SFAS No. 133 does not exist. Therefore, all movements in the fair values of these hedges are taken directly to statement of operations. The Company also has certain U.S. dollar-denominated debt at Royal Wolf, including long-term intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations.

Note 7.	Limited Recourse Revolving Line of Credit

The Company had an unsecured limited recourse revolving line of credit from Ronald F. Valenta, a director and the chief executive officer of the Company, pursuant to which the Company could borrow up to $3,000,000 outstanding at one time. The line of credit terminated upon the completion of the acquisition of Royal Wolf and the outstanding principal and interest totaling $2,586,848 was repaid on September 14, 2007.

Note 8.	Related Party Transactions

The Company utilizes certain accounting, administrative and secretarial services from affiliates of officers; as well as certain limited office space provided by an affiliate of Mr. Valenta. Until the consummation of a business combination by the Company, the affiliates had agreed to make such services available to the Company free of charge, as may be required by the Company from time to time; with the exception of the reimbursement of certain out-of-pocket costs incurred on behalf of the Company. Effective September 14, 2007, the Company entered into a month-to-month arrangement that lasted until January 31, 2008 with an affiliate of Mr. Valenta for the rental of the office space at $1,148 per month. In addition, effective September 14, 2007, the Company commenced recording a charge to operating results (with an offsetting contribution to additional paid-in capital) for the estimated cost of contributed services rendered to the Company at no compensation by non-employee officers and administrative personnel of affiliates.

Effective January 31, 2008, the Company entered into a lease with an affiliate of Mr. Valenta for its new corporate headquarters in Pasadena, California. The rent is $7,779 per month, plus allocated charges for common area maintenance, real property taxes and insurance, for approximately 3,000 square feet of office space. The term of the lease is five years, with two five-year options, and the rent is adjusted yearly based on the consumer price index.

Note 9.	Stock Option Plans

On August 29, 2006, the Board of Directors of the Company adopted the General Finance Corporation 2006 Stock Option Plan (“2006 Plan”), which was approved by stockholders on June 14, 2007. Under the 2006 Plan, the Company may issue to directors, employees, consultants and advisers up to 1,500,000 shares of its common stock pursuant to options to be granted under the 2006 Plan. The options may be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or so-called non-qualified options that are not intended to meet

20

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

incentive stock option requirements. The options may not have a term in excess of ten years, and the exercise price of any option may not be less than the fair market value of the Company’s common stock on the date of grant of the option. Unless terminated earlier, the 2006 Plan will automatically terminate June 30, 2016.

On each of September 11, 2006 (“2006 Grant”) and December 14, 2007 (“2007 Grant”), the Company granted options to purchase 225,000 shares at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $7.30 and $9.05, respectively, with a vesting period of five years. Stock-based compensation expense of $263,950 related to these options has been recognized in the statements of operations through March 31, 2008, with a corresponding benefit to additional paid-in capital. As of March 31, 2008, there remains $1,267,250 of unrecognized compensation expense that will be recorded in the statement of operations on a straight-line basis over the remaining vesting period. Also, as of March 31, 2008, 45,000 of the 2006 Grant options are exercisable and no options of the 2007 Grant are exercisable.

On January 22, 2008 (“2008 Grant”), the Company granted options to certain key employees of Royal Wolf to purchase 489,000 shares at an exercise price equal to the closing market price of the Company’s common stock as of that date, or $8.80. The 2008 Grant consists of 243,000 options with a vesting period of five years and 246,000 options that vest subject to a performance condition based on Royal Wolf achieving a certain EBITDA (earnings before interest, income taxes, depreciation and amortization) target for the year ending June 30, 2008. The Company has assessed that it is probable that this EBITDA target will be achieved and has commenced recognizing compensation expense over the anticipated vesting period of 20 months. Total stock-based compensation expense of $129,900 related to the 2008 Grant has been recognized in the statement of operations through March 31, 2008, with a corresponding benefit to additional paid-in capital. As of March 31, 2008, there remains $1,247,800 of unrecognized compensation expense that will be recorded in the statement of operations on a straight-line basis over the remaining weighted-average vesting period of 3.3 years. There were no options exercisable under the 2008 Grant as of March 31, 2008.

A deduction is not allowed for U.S. income tax purposes with respect to non-qualified options granted in the United States until the stock options are exercised or, with respect to incentive stock options issued in the United States, unless the optionee makes a disqualifying disposition of the underlying shares. The amount of any deduction will be the difference between the fair value of the Company’s common stock and the exercise price at the date of exercise. Accordingly, there is a deferred tax asset recorded for the U.S. tax effect of the financial statement expense recorded related to stock option grants in the United States. The tax effect of the U.S. income tax deduction in excess of the financial statement expense, if any, will be recorded as an increase to additional paid-in capital.

The weighted-average fair value of the stock options granted was $3.06, $3.75 and $3.94 per option for the 2006 Grant, 2007 Grant and 2008 Grant, respectively, determined by using the Black-Scholes option-pricing model using the following assumptions: A risk-free interest rate of 4.8%, 3.27% and 3.01% (corresponding treasury bill rates) for the 2006 Grant, 2007 Grant and 2008 Grant, respectively; an expected life of 7.5 years; an expected volatility of 26.5%, 31.1% and 35.83% for the 2006 Grant, 2007 Grant and 2008 Grant, respectively; and no expected dividend.

Royal Wolf had an employee share option plan (ESOP) for the granting of non-transferable options to certain key management personnel and senior employees with more than twelve months’ service at the grant date. During the year ended June 30, 2007, $2,930,000 was paid to the employees relating to the ESOP with a remaining $759,000 being paid out and closed in July 2007.

21

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Note 10.	Commitments and Contingencies

Operating Leases

The Company leases various office equipment and other facilities under operating leases. The leases have maturities of between one and nine years, some with an option to renew the lease after that period. None of the leases includes contingent rentals. There are no restrictions placed upon the lessee by entering into these leases.

Non-cancellable operating lease rentals at March 31, 2008 are payable as follows (in thousands):

Less than one year	$2,774
One-two years	1,413
Two-three years	1,046
Three-four years	470
Four-five years	253
Thereafter	315

$6,271

In connection with the asset purchase from GE SeaCo, the Company entered in a preferred supply agreement with GE SeaCo. Under the preferred supply agreement, GE SeaCo has agreed sell to the Company, and the Company has agreed to purchase, all of GE SeaCo’s containers that GE SeaCo determines to sell, up to a maximum of 5,000 containers each year. The purchase price for the containers will be based on their condition and is specified in the agreement, subject to annual adjustment. In addition, the Company received a right of first refusal to purchase any additional containers that GE SeaCo desires to sell in Australia, New Zealand and Papua New Guinea. Either party may terminate the Agreement upon no less than 90 days’ prior notice at any time after November 15, 2012.

In January 2008, Royal Wolf was notified by a Department of the Australian government of an odor that might be caused by high levels of formaldehyde or volatile organic compounds that exceed national guidelines in some of its containers. Royal Wolf is working in cooperation with the Australian government in investigating the complaint and estimates that remediation to address the levels of formaldehyde and volatile organic compounds may be required for up to 640 units. Management of the Company believes that, based on their investigation to-date, the remediation of this matter would not have a material adverse effect on the consolidated results of operations or financial position of the Company. However, the outcome is not currently determinable and it is possible that the ultimate resolution with the Australian government may be materially adverse to the consolidated results of operations of the Company.

22

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

Note 11.	Cash Flows From Operating Activities

The following table provides a detail of cash flows from operating activities (in thousands):

	Predecessor		Successor
	Nine Months	Period from	Nine Months
	Ended	July 1 to	Ended
	March 31,	September 13,	March 31,
	2007	2007	2008

Cash flows from operating activities
Net income (loss)	$(1,923)	$288	$3,553
Loss (gain) on sales and disposals of fixed assets	(12)	11	3
Unrealized foreign exchange loss (gain)	(243)	58	(376)
Unrealized loss (gain) on forward exchange contracts	72	72	393
Unrealized loss on interest rate swaps	(85)	90	(13)
Depreciation and amortization	2,582	653	4,834
Amortization of deferred financing costs	—	—	125
Accretion of interest on subordinated debt	1,394	32	129
Share-based compensation expense	—	—	282
Contributed services	—	—	160
Interest deferred for common stock subject to possible conversion, net of income tax effect	—	—	(226)
Deferred income taxes	860	180	2,281
Minority interest	—	—	354
Changes in operating assets and liabilities:
Trade and other receivables, net	(4,706)	1,090	(7,814)
Inventories	1,129	(3,822)	(10,016)
Other	—	—	(993)
Accounts payable and accrued liabilities	4,408	5,642	827
Income taxes payable	—	—	(392)

Net cash provided (used) by operating activities	$3,476	$4,294	$(6,889)

12.	Subsequent Events

On April 30, 2008 (May 1, 2008 in New Zealand), the Company, through Royal Wolf, acquired RWNZ Acquisition Co. Limited and its wholly owned subsidiary, Royal Wolf Trading New Zealand (collectively “RWNZ”) for over $18.0 million (using an exchange rate of one New Zealand dollar to $0.7751 U.S. dollar). Among other things, the acquisition agreement contains a three-year non-compete covenant under which the sellers agree not to sell or lease storage containers to retail customers in an area that includes New Zealand. The transaction was primarily financed under the existing ANZ senior credit facility (see Note 5).

On May 1, 2008, the Company issued and sold to Bison Capital a second secured senior subordinated promissory note in the principal amount of $5,500,000 on terms comparable to the original Bison Note (see Note 5), except that the maturity of this second note is June 30, 2010.

23

GENERAL FINANCE CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)

On May 2, 2008, the Company offered the holders of its 8,625,000 outstanding, publicly-traded Warrants and the 583,333 warrants issued to two executive officers (one of whom is also a director) the opportunity to exercise those warrants for a limited time at a reduced exercise price of $5.10 per warrant. The offer commenced on May 2, 2008 and will continue through May 30, 2008, unless extended or withdrawn. Warrants must be tendered prior to the expiration of the offer, and tenders of existing warrants may be withdrawn at anytime on or prior to the expiration of the offer. Withdrawn warrants will be returned to the holder in accordance with the terms of the offer. Upon termination of the offer, the original terms of the warrants will be reinstituted and the warrants will expire on April 5, 2010, unless earlier redeemed according to their original terms (see Note 3).

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Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read together with the consolidated financial statements and the accompanying notes thereto for us and Royal Wolf, which are included in our Transition Report on Form 10-K for the six months ended June 30, 2007 and in our post-effective amendment on Form S-1, both filed with the Securities and Exchange Commission; as well as the condensed consolidated financial statements included in this Quarterly Report on form 10-Q. This Quarterly Report on Form 10-Q includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other Securities and Exchange Commission filings.

References in this Report to “we”, “us”, or the “Company” are to General Finance Corporation (“GFN”) and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN Australasia Holdings Pty Ltd., an Australian corporation (“GFN Holdings”); and GFN Australasia Finance Pty Ltd, an Australian corporation (“GFN Finance”); and, as of September 13, 2007, RWA Holdings Pty Limited (“RWA”), an Australian corporation, and its subsidiaries (collectively, “Royal Wolf”).

Business Overview

We were incorporated in Delaware on October 14, 2005 in order to serve as a vehicle to effect a business combination with one or more operating businesses. From inception through September 13, 2007, we did not have any business or operations and our activities were limited to raising capital in our initial public offering (the “IPO”) in April 2006, identifying an operating business to acquire, and negotiating and entering into an agreement to acquire Royal Wolf.

We issued 8,625,000 units in our IPO. Each unit consists of one share of our common stock and one warrant entitling the holder to purchase one share of our common stock at a price of $6.00. The public offering price of each unit was $8.00, and we generated gross proceeds of $69,000,000 in the IPO. Of the gross proceeds: (i) we deposited $65,000,000 into a trust account (the “Trust Account”), which amount included $1,380,000 of deferred underwriting fees; (ii) the underwriters received $3,450,000 as underwriting fees (excluding the deferred underwriting fees); and (iii) we retained $550,000 for offering expenses. In addition, we deposited into the Trust Account $700,000 that we received from the issuance and sale of 583,333 warrants to Ronald F. Valenta, a director and our Chief Executive Officer, and John O. Johnson, our Chief Operating Officer, prior to completion of the IPO. Stockholders holding the shares issued in connection with the IPO are referred to as “Public Stockholders.”

On September 13, 2007 (September 14 in Australia), we completed the acquisition of Royal Wolf through the acquisition of all of the outstanding shares of RWA. Based upon the actual exchange rate of one Australian dollar to $0.8407 U.S. dollar realized in connection with payments made upon completion of the acquisition, the purchase price paid to the sellers for the RWA shares was $64.3 million, including deposits of $1,005,000 previously paid by us in connection with the acquisition. We paid the purchase price, less the deposits, by a combination of cash in the amount of $44.7 million plus the issuance to Bison Capital Australia, L.P. (“Bison Capital”), one of the sellers, of shares of common stock of GFN U.S., constituting 13.8% of the outstanding capital stock of GFN U.S. following the issuance; and the issuance of a note to Bison Capital. As a result of this structure, we own 86.2% of the outstanding capital stock of GFN U.S. and Bison Capital owns 13.8% of the outstanding capital stock of GFN U.S, which through its indirect subsidiary GFN Finance owns all of the outstanding capital stock of Royal Wolf.

We accounted for the acquisition of Royal Wolf as a “purchase.” Under the purchase method of accounting, we allocated the total purchase price to the net tangible assets and intangible assets acquired and liabilities assumed based on their respective fair values as of the date of acquisition. The excess of the purchase price over the net fair

25

value of the assets acquired (including specifically identified intangible assets such as customer lists and non-compete covenants) was recorded as goodwill. See Note 1 of Notes to Condensed Consolidated Financial Statements.

The funds in the Trust Account were distributed at the closing of the acquisition of Royal Wolf. We received approximately $60.8 million, of which we used $44.7 million to pay the purchase price for the RWA shares. Approximately $6.4 million ($7.93482 per share) of the funds in the Trust Account was paid to Public Stockholders holding 809,901 shares that voted against the acquisition and, in accordance with our certificate of incorporation, elected to receive cash in exchange for their shares, which have been cancelled. The remaining $1.3 million was paid to our IPO underwriters as deferred underwriting fees.

All references to events or activities (other than equity-related) which occurred prior to the completion of the acquisition on September 13, 2007 (September 14 in Australia) relate to Royal Wolf, as the predecessor company (the “Predecessor”). All references to events or activities (other than equity-related) which occurred after the completion of the acquisition on September 13, 2007 (September 14 in Australia) relate to us, as the successor company (the “Successor”).

We lease and sell storage container products in Australia. We currently have approximately 200 employees and operate 18 customer service centers located in every state in Australia. We are the only portable container lease and sales company represented in all major business centers in Australia and, as such, we are the only storage container products company with a nationally integrated infrastructure and work force. We serve both small to mid-size retail customers and large corporate customers in the following sectors: road and rail; moving and storage; mining and defense; and portable buildings. Historically, our revenue mix has been over 67% sales and under 33% leasing. Generally, we consider sales and leasing in our customer service centers as retail operations.

Our products include the following.

Portable Storage Containers:  We lease and sell storage container products for on-site storage by retail outlets and manufacturers, local councils and government departments, farming and agricultural concerns, building and construction companies, clubs and sporting associations, mine operators and individual customers. Our portable storage products include general purpose dry storage containers, refrigerated containers and hazardous goods containers in a range of standard and modified sizes, designs and storage capacities.

Portable Container Buildings:  We lease and sell portable container buildings for use as site offices, housing accommodations and for other purposes. We entered the portable building market in August 2005 with 20’ and 40’ portable buildings manufactured from steel container platforms, which we market primarily to mine operators, construction companies and the general public.

Freight Containers:  We lease and sell freight containers specifically designed for transport of products by road and rail. Customers include national moving and storage companies, distribution and logistics companies, domestic freight forwarders, transport companies, rail freight operators and the Australian military. Our freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

On November 14, 2007, we, through GFN Finance and Royal Wolf, entered into a Business Sale Agreement dated November 14, 2007 (the “Business Sale Agreement”) with GE SeaCo Australia Pty Ltd. and GE SeaCo SRL. GE SeaCo Australia Pty Ltd is owned by GE SeaCo SRL, which is a joint venture between Genstar Container Corporation (a subsidiary of General Electric) and Sea Containers Ltd. Sea Containers Ltd. is in bankruptcy reorganization (collectively “GE SeaCo”). Pursuant to the Business Sale Agreement, on November 15, 2007, we purchased the assets of GE SeaCo used in its dry and refrigerated container business in Australia and Papua New Guinea for $17,850,000. With this purchase, we added 6,300 containers, of which approximately 4,600 units were leased. The Business Sale Agreement contains a three-year non-competition agreement from GE SeaCo and certain affiliates covering Australia and Papua New Guinea.

In connection with the asset purchase from GE SeaCo, we entered in a preferred supply agreement with GE SeaCo. Under the preferred supply agreement, GE SeaCo has agreed to sell to us, and we have agreed to purchase, all of GE SeaCo’s containers that GE SeaCo determines to sell, up to a maximum of 5,000 containers each year. The

26

purchase price for the containers will be based on their condition and is specified in the agreement, subject to annual adjustment. In addition, we received a right of first refusal to purchase any additional containers that GE SeaCo desires to sell in Australia, New Zealand and Papua New Guinea. Either party may terminate the Agreement upon no less than 90 days’ prior notice at any time after November 15, 2012.

On February 29, 2008, we, through Royal Wolf, entered into an asset purchase agreement to acquire the dry and refrigerated container assets of Container Hire and Sales (“CHS”), located south of Perth, Australia for approximately $3.8 million. With this purchase, we added 630 storage containers, of which approximately 570 units are leased in the mining dominated Western Australia marketplace.

On April 30, 2008 (May 1, 2008 in New Zealand), we, through Royal Wolf, acquired RWNZ Acquisition Co. Limited and its wholly owned subsidiary, Royal Wolf Trading New Zealand (collectively “RWNZ”) for approximately $18.6 million. Through this acquisition, we acquired more than 5,800 storage containers, of which approximately 5,000 storage containers are in the leasing fleet at an approximately 86% utilization rate. Among other things, the acquisition agreement contains a three-year non-compete covenant under which the sellers agree not to sell or lease storage containers to retail customers in an area that includes New Zealand.

Results of Operations

Quarter Ended March 31, 2008 (“QE FY 2008”) Compared to Quarter Ended March 31, 2007 (“QE FY 2007”)

The following discussion compares the QE FY 2007 results of operations of Royal Wolf, as Predecessor, to those of the Company, as Successor, for QE FY 2008.

Revenues.  Sales of containers during QE FY 2008 amounted to $19.8 million compared to $14.1 million during QE FY 2007; representing an increase of $5.7 million or 40.4%. This increase was mainly due to growth in revenues from sales of containers in our retail operations of $1.9 million, sales of $1.6 million in our national accounts group or non-retail operations and $2.1 million due to favorable foreign exchange rates. The $1.9 million increase in our retail operations consisted of $0.3 million due to higher unit sales and $1.6 million due to price increases. The $1.6 million increase in our national accounts group operations consisted of $4.4 million due to higher unit sales, offset somewhat by price reductions of $2.8 million.

Leasing of container revenues during QE FY 2008 amounted to $8.8 million compared to $5.8 million during QE FY 2007, representing an increase of $3.0 million, or 51.7%. This was driven by favorable foreign exchange rates of $0.9 million, an increase of $0.2 million in our average total number of units on lease per month in our portable container building business, which increased by 31.6% during QE FY 2008 compared to QE FY 2007; and an increase of $1.9 million in our average total number of units on lease per month in our portable storage container business, primarily as a result of our acquisition of the assets of GE SeaCo in November 2007 and CHS in February 2008. Average utilization in our retail operations was 80.3% during QE FY 2008, as compared to 82.0% during QE FY 2007; and our average utilization in our national accounts group operations was 87.7% during QE FY 2008, as compared to 79.3% during QE FY 2007. Overall our average utilization was 83.3% in QE FY 2008, as compared to 81.0% in QE FY 2007.

The average value of the United States (“U.S.”) dollar against the Australian dollar declined during QE FY 2008 as compared to QE FY 2007. The average currency exchange rate of one Australian dollar during QE FY 2007 was $0.78606 U.S. dollar compared to $0.90493 U.S. dollar during QE FY 2008. This fluctuation in foreign currency exchange rates resulted in an increase to our container sales and leasing revenues of $2.1 million and $0.9 million, respectively, during QE FY 2008 compared to QE FY 2007; representing 34.1% of the increase in total revenues; or 15.1% of total revenues in QE FY 2007.

Sales of containers and leasing of containers represented 69% and 31% and 71% and 29% of total revenues in QE FY 2008 and QE FY 2007, respectively.

Cost of Sales.  Cost of sales in our container sales business increased by $3.7 million to $16.4 million during QE FY 2008 compared to $12.7 million during QE FY 2007. The increase was due to foreign exchange translation effect of $1.9 million and cost increases of $1.2 million and $0.6 million in our retail and national operations,

27

respectively. Our gross profit margin from sales revenues improved during QE FY 2008 to 17.4% compared to 10.0% during QE FY 2007 as a result of price increases and favorable product mix.

Leasing, Selling and General Expenses.  Leasing, selling and general expenses increased by $1.9 million during QE FY 2008, or 41.3%, to $6.5 million from $4.6 million during QE FY 2007. This increase includes approximately $0.6 million, or 33.3% of the increase, incurred at GFN. The following table provides more detailed information about the Royal Wolf operating expenses of $5.9 million in QE FY 2008 as compared to $4.6 million in QE FY 2007:

	Quarter Ended
	March 31,
	2007	2008
	(In millions)

Salaries, wages and related	$2.8	$3.3
Rent	0.1	0.1
Customer service center (“CSC”) operating costs	0.7	1.1
Business promotion	0.2	0.2
Travel and meals	0.1	0.2
IT and telecommunications	0.1	0.2
Professional costs	0.4	0.4
Other	0.2	0.4

	$4.6	$5.9

The increase in QE FY 2008 from QE FY 2007 in salaries, wages and related expenses and CSC costs of $0.5 million and $0.4 million, respectively, were due primarily to the increase in number of sales and marketing personnel as we continue to expand our infrastructure for growth. As a percentage of revenues, operating expenses at Royal Wolf decreased to 20.6% in QE FY 2008 from 23.1% in QE FY 2007.

Depreciation and Amortization.  Depreciation and amortization expenses increased by $1.2 million to $2.3 million during QE FY 2008 compared to $1.1 million during QE FY 2007. The increase was primarily the result of adjustments to fair values of fixed assets and identifiable intangible assets as a result of acquisitions. The amortization of identifiable intangible assets (customer lists and non-compete agreements) represented approximately $1.0 million of this increase.

Interest Expense.  The increase in interest expense of $1.1 million in QE FY 2008 as compared to QE FY 2007was due principally to an increase in total long-term debt, which was $40.7 million at December 31, 2006, $39.8 million at March 31, 2007, $69.2 million at December 31, 2007 and $80.0 million at March 31, 2008. The increase in total debt in QE FY 2008 was due primarily to our acquisition of CHS at principally Royal Wolf’s credit facility with Australian and New Zealand Banking Group Limited (“ANZ”).

Foreign Currency Exchange.  As a result of the acquisition of Royal Wolf, we now have certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of income. The foreign exchange effect of the principal balance of the U.S. dollar-denominated intercompany borrowings are now included in accumulated other comprehensive income since we do not expect repayment in the foreseeable future.

Income Taxes.  Our effective income tax rate decreased to 27.9% during the QE FY 2008 as a result of certain non-deductible amounts included in the QE FY 2007 for Australian income tax purposes being extinguished and the amortization of goodwill for U.S. income tax reporting purposes being deductible in QE FY 2008.

Net Income.  We had net income of $0.8 million during QE FY 2008 compared to net income of $0.2 million during QE FY 2007 primarily as a result of increased revenues from the sales and leasing of containers in QE FY 2008, offset somewhat by additional interest expense.

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Nine Months Ended March 31, 2008 (“YTD FY 2008”) Compared to Nine Months Ended March 31, 2007 (“YTD FY 2007”)

We had no business or operations prior to our acquisition of Royal Wolf on September 13, 2007. Comparisons of our results of operations for YTD FY 2008 with YTD FY 2007 therefore are not particularly meaningful. We believe a more meaningful comparison is the results of operations of Royal Wolf for YTD FY 2007 with the combined results of our operations and Royal Wolf during YTD FY 2008. To assist in this comparison, the following table sets forth condensed statements of operations for the following: (i) Royal Wolf, as Predecessor, for YTD FY 2007 and for the period July 1, 2007 to September 13, 2007; (ii) the Company, as Successor, for YTD FY 2008, which reflects the results of operations of Royal Wolf and its subsidiaries for the period September 14, 2007 through March 31, 2008; and (iii) the combined results of operations of the Predecessor and Successor for YTD FY 2008.

	Predecessor		Successor	Combined
	Nine Months	Period from	Nine Months	Nine Months
	Ended	July 1 to	Ended	Ended
	March 31,	September 13,	March 31,	March 31,
	2007	2007	2008	2008
	(In thousands)

Revenues
Sale of containers	$37,441	$10,944	$45,277	$56,221
Leasing of containers	15,995	4,915	17,624	22,539

	53,436	15,859	62,901	78,760

Costs and expenses
Cost of sales	33,094	9,466	37,757	47,223
Leasing, selling and general expenses	16,066	4,210	13,595	17,805
Depreciation and amortization	2,582	653	4,834	5,487

Operating income	1,694	1,530	6,715	8,245
Interest income	83	14	1,194	1,208
Interest expense	(3,069)	(947)	(4,385)	(5,332)
Foreign currency exchange gain (loss) and other	230	(129)	2,220	2,091

	(2,756)	(1,062)	(971)	(2,033)

Income (loss) before provision for income taxes and minority interest	(1,062)	468	5,744	6,212
Provision for income taxes	861	180	1,837	2,017
Minority interest	—	—	354	354

Net income (loss)	$(1,923)	$288	$3,553	$3,841

Revenues.  Sales of containers during YTD FY 2008 amounted to $56.2 million compared to $37.4 million during YTD FY 2007; representing an increase of $18.8 million or 50.3% .This increase was mainly due to growth in revenues from sales of containers in our retail operations of $8.0 million, sales of $5.3 million in our national accounts group or non-retail operations and $5.3 million due to favorable foreign exchange rates. The $8.0 million increase in our retail operations consisted of $4.5 million due to higher unit sales and $3.5 million due to price increases. The $5.3 million increase in our national accounts group operations consisted of $6.9 million due to higher unit sales, offset somewhat by price reductions of $1.6 million.

Leasing of container revenues during YTD FY 2008 amounted to $22.5 million compared to $16.0 million during YTD FY 2007, representing an increase of $6.5 million, or 40.6%. This was driven by favorable foreign exchange rates of $2.3 million, an increase of $1.0 million in our average total number of units on lease per month in our portable container building business, which increased by 54.1% during YTD FY 2008 compared to YTD FY 2007; and an increase of $3.2 million in our average total number of units on lease per month in our portable storage container business, primarily as a result of our acquisition of the assets of GE SeaCo in November 2007 and

29

CHS in February 2008. Average utilization in our retail operations was 82.8% during YTD FY 2008, as compared to 83.6% during YTD FY 2007; and our average utilization in our national accounts group operations was 81.4% during YTD FY 2008, as compared to 77.0% during YTD FY 2007. Overall our average utilization was 82.6% in YTD FY 2008, as compared to 81.0% in YTD FY 2007.

The average value of the U.S. dollar against the Australian declined during YTD FY 2008 as compared to YTD FY 2007. The average currency exchange rate of one Australian dollar during YTD FY 2007 was $0.77101 U.S. dollar compared to $0.88084 U.S. dollar during YTD FY 2008. This fluctuation in foreign currency exchange rates resulted in an increase to our container sales and leasing revenues of $5.3 million and $2.3 million, respectively, during YTD FY 2008 compared to YTD FY 2007; representing 30.0% of the increase in total revenues; or 14.2% of total revenues in YTD FY 2007.

Sales of containers and leasing of containers represented 71% and 29% and 70% and 30% of total revenues in YTD FY 2008 and YTD FY 2007, respectively.

Cost of Sales.  Cost of sales in our container sales business increased by $14.1 million to $47.2 million during YTD FY 2008 compared to $33.1 million during YTD FY 2007. The increase was due to foreign exchange translation effect of $4.2 million and cost increases of $5.6 million and $4.3 million in our retail and national operations, respectively. Our gross profit margin from sales revenues improved during YTD FY 2008 to 16.0% compared to 11.6% during YTD FY 2007 as a result of price increases and favorable product mix.

Leasing, Selling and General Expenses.  Leasing, selling and general expenses increased by $1.7million, or 10.6%, during YTD FY 2008 to $17.8 million from $16.1 million during YTD FY 2007. This increase includes approximately $1.6 million, or 94.1% of the increase, incurred at GFN. The following table provides more detailed information about the Royal Wolf operating expenses of $16.2 million in YTD FY 2008 as compared to $16.1 million in YTD FY 2007:

	Nine Months Ended March 31,
	2007	2008
	(In millions)

Salaries, wages and related	$10.6	$9.2
Rent	0.3	0.3
CSC operating costs	1.9	2.8
Business promotion	0.6	0.7
Travel and meals	0.5	0.7
IT and telecommunications	0.3	0.6
Professional costs	1.1	1.2
Other	0.8	0.7

	$16.1	$16.2

YTD FY 2007 salaries, wages and related expenses include a shared-based payment expense of approximately $3.0 million to recognize the full vesting of options as a result of the realization event on the purchase of approximately 80% of RWA by Bison Capital in March 2007. The increase (not including the share-based payment expense) in YTD FY 2008 from YTD FY 2007 in salaries, wages and related expenses and CSC costs of $1.5 million and $0.9 million, respectively, were primarily due to the increase in number of sales and marketing personnel as we continue to expand our infrastructure for growth. As a percentage of revenues, operating expenses at Royal Wolf decreased to 20.6% in YTD FY 2008 from 30.1% (24.3% not including the share-based payment expense) in YTD FY 2007.

Depreciation and Amortization.  Depreciation and amortization expenses increased by $2.9 million to $5.5 million during YTD FY 2008 compared to $2.6 million during YTD FY 2007. The increase was primarily the result of adjustments to fair values of fixed assets and identifiable intangible assets as a result of acquisitions. The amortization of identifiable intangible assets (customer lists and non-compete agreements) represented approximately $2.2 million of this increase.

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Interest Income.  We had interest income earned on marketable securities held in the Trust Account of $1.0 million in YTD FY 2008.

Interest Expense.  The increase in interest expense of $2.2 million in YTD FY 2008 as compared to YTD FY 2007 was due principally to an increase in total long-term debt, which was $33.7 million at June 30, 2006, $39.8 million at March 31, 2007, $44.2 million at June 30, 2007 and $80.0 million at March 31, 2008. The increase in total debt in YTD FY 2008 was due primarily to our acquisitions of Royal Wolf, GE SeaCo and CHS at principally Royal Wolf’s credit facility with ANZ and the secured senior subordinated note in the amount of $16.8 million issued to Bison Capital.

Foreign Currency Exchange.  As a result of the acquisition of Royal Wolf, we now have certain U.S. dollar-denominated debt at Royal Wolf, including intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. We had foreign currency exchange gains of approximately $2.0 million in YTD FY 2008 because the Australian dollar strengthened against the U.S. dollar during YTD FY 2008 as compared to YTD FY 2007. Effective October 1, 2007, the foreign exchange effect of the principal balance of the U.S. dollar-denominated intercompany borrowings are now included in accumulated other comprehensive income since we do not expect repayment in the foreseeable future.

Income Taxes.  Our effective income tax rate decreased to 32.5% during the YTD FY 2008 as a result of certain non-deductible amounts included in the YTD FY 2007 for Australian income tax purposes being extinguished and the amortization of goodwill for U.S. income tax reporting purposes being deductible in YTD FY 2008.

Net Income.  We had net income of $3.8 million during YTD FY 2008 compared to a net loss of $1.9 million during YTD FY 2007 primarily as a result of increased revenues from the sales and leasing of containers in QE FY 2008, the fact that QE FY 2007 included share-based expense of $2.9 million and the favorable impact of the foreign currency exchange gain, offset somewhat by increased interest expense.

Measures not in Accordance with Generally Accepted Accounting Principles in the United States (“GAAP”)

Earnings before interest, income taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of liquidity.

EBITDA is a non-GAAP measure. We calculate adjusted EBITDA by adjusting EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations. You are encouraged to evaluate each adjustment and whether you consider each to be appropriate. In addition, in evaluating EBITDA and adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and adjusted EBITDA. Our presentation of EBITDA and adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present EBITDA and adjusted EBITDA because we consider them to be important supplemental measures of our performance and because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and adjusted EBITDA when reporting their results.

EBITDA and adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, EBITDA and adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business or to reduce our indebtedness. We compensate for these limitations by relying primarily on our

31

GAAP results and using EBITDA and adjusted EBITDA only supplementally. The following table shows our EBITDA and adjusted EBITDA, and the reconciliation from operating income (loss):

	Predecessor	Successor
	Quarter Ended	Quarter Ended
	March 31,	March 31,
	2007	2008
	(In thousands)

Operating income	$1,497	$3,570
Add — depreciation and amortization	1,058	2,251

EBITDA	2,555	5,821
Add —
Stock-based compensation	—	206
Contributed services	—	73

Adjusted EBITDA	$2,555	$6,100

	Predecessor		Successor	Combined
	Nine Months	Period from	Nine Months	Nine Months
	Ended	July 1 to	Ended	Ended
	March 31,	September 13,	March 31,	March 31,
	2007	2007	2008	2008
		(In thousands)

Operating income	$1,694	$1,530	$6,715	$8,245
Add — depreciation and amortization	2,582	653	4,834	5,487

EBITDA	4,276	2,183	11,549	13,732
Add —
Stock-based compensation	—	—	282	282
Contributed services	—	—	160	160

Adjusted EBITDA	$4,276	$2,183	$11,991	$14,174

Liquidity and Financial Condition

Our principal source of capital for operations consists of funds available from the secured credit facility with ANZ. We also finance a smaller portion of capital requirements through finance leases and lease-purchase contracts, have a $1.0 million line of credit with Union Bank of California, N.A and have outstanding senior subordinated notes with Bison Capital. Prior to September 2007, we had an unsecured limited recourse revolving line of credit from Ronald F. Valenta, our Chief Executive Officer. Supplemental information pertaining to our combined sources and uses of cash is presented in the table below.

	Predecessor		Successor	Combined
	Nine Months	Period from	Nine Months	Nine Months
	Ended	July 1 to	Ended	Ended
	March 31,	September 13,	March 31,	March 31,
	2007	2007	2008	2008
	(In thousands)

Net cash provided (used) by operating activities	$3,476	$4,294	$(6,889)	$(2,595)

Net cash used by investing activities	$(16,435)	$(3,078)	$(97,297)	$(100,375)

Net cash provided (used) by financing activities	$13,914	$(1,807)	$35,821	$34,014

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Operating activities.  Our operations used net cash flow of $2.6 million during YTD FY 2008, as compared to providing net cash flow of $3.5 million during YTD FY 2007, primarily as a result of the increase in our receivables and inventory levels to meet the anticipated growth in sales of our containers.

Investing Activities.  Net cash used by investing activities was $100.4 million for YTD FY 2008, as compared to $16.4 million for YTD FY 2007. The increase in the use of cash was primarily the result of the acquisitions of Royal Wolf, which used $69.3 million, GE SeaCo, which used $17.9 million, and CHS, which used $3.8 million. Net capital expenditures for our lease fleet were $8.9 million in YTD FY 2008 and 15.2 million in YTD FY 2007. Capital expenditures for our lease fleet are primarily due to continued demand for our products, requiring us to purchase and refurbish more containers and portable buildings with the growth of our business. The amount of cash that we use during any period in investing activities is almost entirely within management’s discretion. Other than the preferred supply agreement with GE SeaCo discussed in Note 10 of Notes to Condensed Consolidated Financial Statements, which has favorable pricing but does not have a minimum purchase commitment, we have no long-term contracts or other arrangements pursuant to which we are required to purchase at a predetermined price or a minimum amount of goods or services in connection with any portion of our business.

Financing Activities.  Net cash provided by financing activities was $34.0 million during YTD FY 2008, as compared to $13.9 million during YTD FY 2007. On September 14, 2007, we used $2.4 million to fully repay the line of credit with Mr. Valenta. In addition, in September 2007, we paid $6.4 million to stockholders electing to convert their shares of common stock into cash. Net borrowings under the ANZ credit facility, finance leasing activities and the Bison secured senior subordinated note totaled $29.5 million in YD FY 2008, as compared to net borrowings of $5.0 million in YTD FY 2007. These net borrowings were used together with cash flow generated from operations to primarily fund acquisitions and the expansion of our container lease fleet.

Financial Condition

Inventories increased from $5.5 million at June 30, 2007 to $20.7 million at March 31, 2008, primarily to meet the anticipated growth in sales of our containers and from the acquisition of GE SeaCo. In addition, during FY 2008, we commenced recording purchases of containers directly into inventory rather than initially into fixed assets; which increased the inventory balance by approximately $3.0 million at March 31, 2008 from June 30, 2007.

Property, plant and equipment increased from $2.7 million at June 30, 2007 to $4.6 million at March 31, 2008, primarily due to the step-up to fair value in the basis of the fixed assets as a result of the purchase accounting adjustments in connection with our acquisition of Royal Wolf.

Our total container for lease fleet increased from $40.9 million at June 30, 2007 to $72.0 million at March 31, 2008, primarily due to the step-up to fair value in the basis of the containers as a result of the purchase accounting adjustments in connection with our acquisition of Royal Wolf, to meet the demand of increased leasing utilization, and as a result of the acquisitions of GE SeaCo and CHS. At March 31, 2008, we had 24,271 units (14,921units in retail operations and 9,350 units in national account group operations) in our container lease fleet, as compared to 15,948 units (11,104 units in retail operations and 4,844 units in national account group operations) at June 30, 2007. At those dates, 19,680 units (11,771 in retail operations and 7,909 in national account group operations) and 13,055 units (9,180 in retail operations and 3,875 in national account group operations) were on lease, respectively.

Intangible assets increased from $4.1 million at June 30, 2007 to $59.8 million at March 31, 2008 as a result of the purchase accounting adjustments in connection with our acquisitions of Royal Wolf, GE SeaCo and CHS.

Long-term debt, including current portion, increased from $44.2 million at June 30, 2007 to $80.0 million at March 31, 2008 primarily due to the acquisitions of Royal Wolf, GE SeaCo and CHS. These acquisitions were funded in large part by borrowings on the Royal Wolf’s credit facility with ANZ and the issuance of the secured senior subordinated note in the amount of $16.8 million to Bison Capital. See Note 5 of Notes to Condensed Consolidated Financial Statements for further discussion of our long-term debt.

We believe that our cash on-hand and cash flow provided by operations will be adequate to cover our working capital and debt service requirements and a certain portion of our planned capital expenditures to the extent such items are known or are reasonably determinable based on current business and market conditions. We expect to finance our capital expenditure requirements primarily under our ANZ credit facility or through capital lease

33

agreements. We continually evaluate potential acquisitions. We expect that any future acquisitions will be funded through cash flow provided by operations, by additional borrowings under our ANZ credit facility and by proceeds received in our offering of a reduced exercise price to our publicly-traded and certain privately-placed warrants for conversion into common stock through May 30, 2008 (see Note 12 of Notes to Condensed Consolidated Financial Statements).

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet transactions, arrangements, obligations or other relationships with unconsolidated entities or others that are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Seasonality

Although demand from certain specific customer segments can be seasonal, our operations as a whole are not seasonal to any significant extent. We experience a reduction in sales volumes during Australia’s summer holiday break from mid-December to the end of January, followed by February being a short working day month. However, this reduction in sales typically is counterbalanced by the increased lease revenues derived from the relocations industry, which experiences its seasonal peak of personnel relocations during this same summer holiday break.

Impact of Inflation

We believe that inflation has not had a material effect on our business.

Critical Accounting Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an ongoing basis, we re-evaluate all of our estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may materially differ from these estimates under different assumptions or conditions as additional information becomes available in future periods. We believe the following are the more significant judgments and estimates used in the preparation of our condensed consolidated financial statements.

For the issuances of stock options, we follow the fair value provisions of Statement of Financial Accounting Standards (“SFAS”) SFAS No. 123R, Share-Based Payment. SFAS No. 123R requires recognition of employee share-based compensation expense in the statements of income over the vesting period based on the fair value of the stock option at the grant date. The pricing model we use for determining fair values of the purchase option and the embedded derivative is the Black Scholes Pricing Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates, market prices and volatilities. Selection of these inputs involves management’s judgment and may impact net income. In particular, the Company uses volatility rates based upon a sample of comparable companies in Royal Wolf’s industry and a risk-free interest rate, which is the rate on U.S. Treasury instruments, for a security with a maturity that approximates the estimated remaining expected term of the derivative.

In preparing our condensed consolidated financial statements, we recognize income taxes in each of the jurisdictions in which we operate. For each jurisdiction, we estimate the actual amount of taxes currently payable or receivable as well as deferred tax assets and liabilities attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance

34

is provided for those deferred tax assets for which it is more likely than not that the related benefits will not be realized. In determining the amount of the valuation allowance, we consider estimated future taxable income as well as feasible tax planning strategies in each jurisdiction. If we determine that we will not realize all or a portion of our deferred tax assets, we will increase our valuation allowance with a charge to income tax expense or offset goodwill if the deferred tax asset was acquired in a business combination. Conversely, if we determine that we will ultimately be able to realize all or a portion of the related benefits for which a valuation allowance has been provided, all or a portion of the related valuation allowance will be reduced with a credit to income tax expense except if the valuation allowance was created in conjunction with a tax asset in a business combination.

We adopted FASB Interpretation 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, effective January 1, 2007. For discussion of the impact of adoption of FIN 48, see Note 2 of Notes to the Condensed Consolidated Financial Statements.

There have been no other significant changes in our critical accounting policies, estimates and judgments during the quarter ended March 31, 2008.

Impact of Recently Issued Accounting Pronouncements

Reference is made to Note 2 of Notes to Condensed Consolidated Financial Statements for a discussion of recently issued accounting pronouncements that could potentially impact us.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk

Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices, and other market-driven rates or prices.

Credit Risk.  It is our policy that all customers who wish to purchase or lease containers on credit terms are subject to credit verification procedures and the Company will agree to terms with customers believed to be creditworthy. In addition, receivable balances are monitored on an ongoing basis with the result that our exposure to bad debts is not significant. For transactions that are not denominated in the measurement currency of the relevant operating unit, we do not offer credit terms without the specific approval of the Head of Credit in Australia. With respect to credit risk arising from the other financial assets, which comprise cash and cash equivalents, available-for-sale financial assets and certain derivative instruments, our exposure to credit risk arises from default of the counter party, with a maximum exposure equal to the carrying amount of these instruments. As the counter party for derivative instruments is nearly always a bank, we have assessed this as a low risk. In our opinion, we have no significant concentrations of credit risk.

Interest Rate Risk.  Our exposure to market risk for changes in interest rates relates primarily to long-term debt obligations. Our policy is to manage interest cost using a mix of fixed and variable rate debt. To manage this mix in a cost-efficient manner, we enter into interest rate swaps, in which we agree to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional principal amount. These swaps are designated to hedge changes in the interest rate of our commercial bill liability. The secured loan and interest rate swap have the same critical terms, including expiration dates. We believe that financial instruments designated as interest rate hedges are highly effective. However, documentation of such as required by SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities does not exist. Therefore, all movements in the fair values of these hedges are taken directly to statement of operations.

Foreign currency risk.  We have transactional currency exposure. Such exposure arises from sales or purchases in currencies other than the functional currency. The currency giving rise to this risk is primarily U.S. dollars. We have a bank account at ANZ denominated in U.S. dollars into which a small number of customers pay their debts. This is a natural hedge against fluctuations in the exchange rate. The funds are then used to pay suppliers, avoiding the need to convert to Australian dollars. We use forward currency contracts and options to eliminate the currency exposures on the majority of our transactions denominated in foreign currencies, either by transaction if the amount is significant, or on a general cash flow hedge basis. The forward currency contracts and options are always in the same currency as the hedged item. We believe that financial instruments designated as

35

foreign currency hedges are highly effective. However documentation of such as required by SFAS No. 133 does not exist. Therefore, all movements in the fair values of these hedges are taken directly to statement of operations.

We are exposed to market risks related to foreign currency translation caused by fluctuations in foreign currency exchange rates between the U.S. dollar and the Australian dollar. The assets and liabilities of Royal Wolf are translated from the Australian dollar into the U.S. dollar at the exchange rate in effect at each balance sheet date, while income statement amounts are translated at the average rate of exchange prevailing during the reporting period. A strengthening of the U.S. dollar against the Australian dollar could, therefore, reduce the amount of cash and income we receive and recognize from our Australian operations. We also now have certain U.S. dollar-denominated debt at Royal Wolf, including long-term intercompany borrowings, which are remeasured at each financial reporting date with the impact of the remeasurement being recorded in our consolidated statements of operations. As foreign exchange rates vary, our results of operations and profitability may be harmed. We cannot predict the effects of exchange rate fluctuations on our future operating results because of the potential volatility of currency exchange rates. To the extent we expand our business into other countries; we anticipate that we will face similar market risks related to foreign currency translations caused by exchange rate fluctuations between the U.S. dollar and the currencies of those countries.

Reference is made to Note 6 of Notes to Condensed Consolidated Financial Statements for a further discussion of financial instruments.

Item 4.	Controls and Procedures

Ronald F. Valenta (our principal executive officer) and Charles E. Barrantes (our principal financial officer) carried out an evaluation as of March 31, 2008 of the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”). Based upon that evaluation, they concluded that, as of March 31, 2008, our disclosure controls and procedures were (1) effective in that they were designed to ensure that material information relating to us is made known to our principal executive and principal financial officers, and (2) effective in that they provide reasonable assurance that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

There has not been any change in our internal control over financial reporting in connection with the evaluation required by Rule 13a-15(d) under the Exchange Act that occurred during the quarter ended March 31, 2008 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

36

PART II. OTHER INFORMATION

Item 1.	Legal Proceedings

None.

Item 1A.	Risk Factors

There have been no material changes to the risk factors disclosed in our Transition Report on Form 10-K for the six months ended June 30, 2007 and our post-effective amendment on Form S-1 filed on March 20, 2008.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

None that have not been previously reported.

Item. 3.	Defaults Upon Senior Securities

Not applicable

Item 4.	Submission of Matters to a Vote of Security Holders

None.

Item 5.	Other Information

None.

Item 6.	Exhibits

See Exhibit Index Attached.

37

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 14, 2008

GENERAL FINANCE CORPORATION

By:	/s/ Ronald F. Valenta
Ronald F. Valenta
Chief Executive Officer

By:	/s/ Charles E. Barrantes
Charles E. Barrantes
Chief Financial Officer

38

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.33	Variation Letter between Australia and New Zealand Banking Group Limited and Royal Wolf Australia Group (incorporated by reference to Exhibit 10.4 of Registrant’s Post-Effective Amendment No. 1 to Form S-1 filed March 20, 2008).
31.1	Certification of Chief Executive Officer Pursuant to SEC Rule 13a-14(a)/15d-14(a)
31.2	Certification of Chief Financial Officer Pursuant to SEC Rule 13a-14(a)/15d-14(a)
32.1	Certification of Chief Executive Officer Pursuant to 18 U.S.C. §1350
32.2	Certification of Chief Financial Officer Pursuant to 18 U.S.C. §1350

Exhibit 31.1

Certification Pursuant to SEC Rule 13a-14(a)/15d-14(a)

I, Ronald F. Valenta, certify that:

1. I have reviewed this Form 10-Q of General Finance Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 14, 2008

/s/  Ronald F. Valenta
Name: Ronald F. Valenta
Title: Chief Executive Officer

Exhibit 31.2

Certification Pursuant to SEC Rule 13a-14(a)/15d-14(a)

I, Charles E. Barrantes, certify that:

1. I have reviewed this Form 10-Q of General Finance Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(c) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(d) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(e) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(f) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(g) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 14, 2008

/s/  Charles E. Barrantes
Name: Charles E. Barrantes
Title: Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of General Finance Corp. (the “Company”) on Form 10-Q for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, Ronald F. Valenta, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Ronald F. Valenta
Chief Executive Officer

May 14, 2008

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of General Finance Corp. (the “Company”) on Form 10-Q for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, Charles E. Barrantes, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Charles E. Barrantes
Chief Financial Officer

May 14, 2008

PROXY
General Finance Corporation
39 East Union Street
Pasadena, California 91103
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF GENERAL FINANCE CORPORATION
          The undersigned hereby appoints Charles E. Barrantes, John O. Johnson and Christopher A. Wilson, and each of them with full power to act without the other, as proxies of the undersigned, each with the power to appoint a substitute, and to represent the undersigned at the Special Meeting of Stockholders to be held on September 30, 2008, and at any postponement or adjournment thereof and to vote thereat, as designated on the reverse side, all shares of common stock of General Finance Corporation that the undersigned, if personally present, would be entitled to vote.
          THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO APPROVE GENERAL FINANCE CORPORATION’S ACQUISITION OF MOBILE OFFICE ACQUISITION CORP. AND ITS SUBSIDIARY PAC-VAN, INC. AND THE ISSUANCE OF 4,000,000 SHARES OF COMMON STOCK IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.
          THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.
(Continued and to be signed on reverse side)

PROXY

1.	To authorize and approve the Merger Agreement, pursuant to which Mobile Office Acquisition Corp. will merge with and into GFN North America Corp., or GFNA, with GFNA as the surviving corporation, and to approve and adopt the Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve the issuance of 4,000,000 shares of restricted General Finance common stock pursuant to the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐
3.	If there are insufficient votes present at the special meeting for approval of the acquisition, to grant our board of directors discretionary authority to postpone or adjourn the special meeting to solicit additional votes for the acquisition.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT			☐
PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.
Proxies must be received prior to the voting at the special meeting. Any proxies or other votes received after this time will not be counted in determining whether the acquisition has been approved.